Exhibit 10.5

EXECUTION VERSION

CREDIT AGREEMENT

Dated as of May 2, 2006

Among

ALLEGHENY ENERGY SUPPLY COMPANY, LLC,

as Borrower,

and

THE INITIAL LENDERS, THE SWING LINE BANK AND INITIAL ISSUING BANK

NAMED HEREIN,

as Initial Lenders, Swing Line Bank and Initial Issuing Bank,

and

CITICORP USA, INC.,

as Administrative Agent

CITIGROUP GLOBAL MARKETS INC., as Joint Lead Arranger and Joint Book Runner	THE BANK OF NOVA SCOTIA, as Joint Lead Arranger, as Joint Book Runner and Co- Syndication Agent	BANC OF AMERICA SECURITIES LLC, as Joint Lead Arranger and Joint Book Runner BANK OF AMERICA, N.A., as Co-Syndication Agent

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(b)	Mandatory	53
(c)	Other Amounts	55
SECTION 2.07.	Interest	55
(a)	Optional	55
(b)	Default Interest	56
(c)	Notice of Interest Period and Interest Rate	56
SECTION 2.08.	Fees	56
(a)	Optional	56
(b)	Letter of Credit Fees	56
(c)	Fronting Fee and Documentary and Processing Charges Payable to Issuing Banks, Etc.	57
(d)	Agents’ Fees	57
SECTION 2.09.	Payments Generally; Pro Rata Treatment	57
SECTION 2.10.	Illegality	59
SECTION 2.11.	Interest Elections	60
(a)	Optional	60
(b)	Mandatory	61
SECTION 2.12.	Increased Costs, Etc.	61
SECTION 2.13.	Taxes	62
SECTION 2.14.	Evidence of Debt	65
SECTION 2.15.	Use of Proceeds	66
SECTION 2.16.	Request for Commitments	66

ARTICLE III

CONDITIONS OF EFFECTIVENESS

SECTION 3.01.	Conditions Precedent to Closing Date	69
SECTION 3.02.	Conditions Precedent to Each Borrowing and L/C Credit Extension	72
SECTION 3.03.	Determinations Under Sections 3.01 and 3.02	73

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.	Representations and Warranties	73

ARTICLE V

COVENANTS

SECTION 5.01.	Affirmative Covenants	78
(a)	Compliance with Laws	78
(b)	Compliance with Environmental Laws	78
(c)	Payment of Taxes, Etc.	79
(d)	Insurance	79

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(e)	Preservation of Corporate Existence, Etc.	79
(f)	Visitation Rights	79
(g)	Keeping of Books	80
(h)	Maintenance of Properties, Etc.	80
(i)	Transactions with Affiliates	80
(j)	Further Assurances	80
(k)	Preparation of Environmental Reports	81
(l)	Real Property	81
(m)	Additional Material Subsidiaries	82
SECTION 5.02.	Negative Covenants	83
(a)	Liens, Etc.	83
(b)	Debt	85
(c)	Mergers, Etc.	89
(d)	Sales, Etc., of Assets	89
(e)	Investments in Other Persons	93
(f)	Restricted Payments	95
(g)	Payment Restrictions Affecting the Borrower’s Subsidiaries	96
SECTION 5.03.	Financial Covenants	97
(a)	Interest Coverage Ratio	97
(b)	Leverage Ratio	98
SECTION 5.04.	Reporting Covenants	99
(a)	Default Notices	100
(b)	Annual Financials	100
(c)	Quarterly Financials	100
(d)	Real Property	101
(e)	Additional Material Subsidiaries	101
(f)	Other Information	101

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01.	Events of Default	101
SECTION 6.02.	Actions in Respect of Letters of Credit upon Default	104

ARTICLE VII

THE ADMINISTRATIVE AGENT

SECTION 7.01.	Authorization and Action	105
SECTION 7.02.	Reliance, Etc.	105
SECTION 7.03.	CUSA, CGMI, Citibank, Scotia Capital, BAS, BofA and Affiliates	106
SECTION 7.04.	Lender Party Credit Decision	106
SECTION 7.05.	Indemnification	106
SECTION 7.06.	Successor Administrative Agent	108

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SCHEDULES

Schedule I	-	Commitments, Pro Rata Shares and Applicable Lending Offices

Schedule 1.01(a)	-	Amended and Restated Mortgages
Schedule 3.01(a)	-	Jurisdictions
Schedule 4.01(b)	-	Subsidiaries
Schedule 4.01(d)	-	Governmental Approvals and Filings
Schedule 4.01(f)	-	Disclosed Litigation
Schedule 4.01(g)	-	Disclosed Information
Schedule 4.01(l)	-	Certain Environmental Matters
Schedule 4.01(n)	-	Owned Real Property
Schedule 4.01(r)	-	Material Debt for Borrowed Money
Schedule 5.01(i)	-	Affiliate Transactions
Schedule 5.02(a)	-	Liens

EXHIBITS

Exhibit A-1	-	Form of Revolving Note
Exhibit A-2	-	Form of Term Note
Exhibit B-1	-	Form of Notice of Borrowing
Exhibit B-2	-	Form of Notice of Swing Line Borrowing
Exhibit C	-	Form of Assignment and Acceptance
Exhibit D	-	Form of Security Agreement
Exhibit E	-	Intercreditor Terms
Exhibit F	-	Affiliate Subordination Terms
Exhibit G	-	Real Property Requirements
Exhibit H	-	Form of PNC Control Agreement

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CREDIT AGREEMENT

CREDIT AGREEMENT dated as of May 2, 2006 (as amended, modified or otherwise supplemented from time to time in accordance with its terms, this “Agreement”), among ALLEGHENY ENERGY SUPPLY COMPANY, LLC, a Delaware limited liability company (the “Borrower”), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the “Initial Lenders”), THE BANK OF NOVA SCOTIA (“Scotia Capital”), as the initial issuing bank for the letters of credit issued or to be issued pursuant to this Agreement (in such capacity, the “Initial Issuing Bank” and, together with the Initial Lenders, the “Initial Lender Parties”), CITICORP USA, INC. (“CUSA”), as the swing line bank (in such capacity, the “Swing Line Bank”), CITIGROUP GLOBAL MARKETS INC. (“CGMI”), as Joint Lead Arranger and Joint Book Runner, Scotia Capital, as Joint Lead Arranger, Joint Book Runner and Co-Syndication Agent, BANC OF AMERICA SECURITIES LLC (“BAS”), as Joint Lead Arranger and Joint Book Runner, BANK OF AMERICA, N.A. (“BofA”), as Co-Syndication Agent, and CUSA, not in its individual capacity except as expressly set forth herein but solely as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the “Administrative Agent”) for the Lender Parties (as hereinafter defined).

PRELIMINARY STATEMENTS

(1) The Borrower is indebted to certain banks and financial institutions (the “Existing Lenders”) pursuant to that certain Credit Agreement, dated as of July 21, 2005 (as amended through the date hereof, the “Existing Credit Agreement”), among the Borrower, the other persons referred to therein as loan parties, the financial institutions party thereto as lenders, Citicorp North America, Inc., as administrative agent, and Citibank, N.A., as collateral agent and intercreditor agent.

(2) The Borrower has requested that the Initial Lender Parties establish a senior secured term credit facility in the aggregate principal amount of $767,000,000 in favor of the Borrower. The Initial Lender Parties have indicated their willingness to provide such financing to the Borrower on the terms and conditions of this Agreement and the other Financing Documents (as hereinafter defined).

(3) The Borrower has also requested that the Initial Lender Parties establish a senior secured revolving credit facility in the aggregate amount of $200,000,000 in favor of the Borrower, with up to (a) the full amount thereof to be made available in the form of Revolving Advances (as hereinafter defined) or one or more Letters of Credit (as hereinafter defined) issued at the request of the Borrower on behalf of itself or any of its Subsidiaries (as hereinafter defined) and (b) $10,000,000 thereof to be available in the form of Swing Line Advances (as hereinafter defined). The Initial Lender Parties have indicated their willingness to provide such financing to the Borrower on the terms and conditions of this Agreement and the other Financing Documents.

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(4) The proceeds of the Term Facility (as hereinafter defined), together with proceeds of the Revolving Facility made available on the Closing Date (as hereinafter defined), shall be used to refinance amounts outstanding under the Existing Credit Agreement.

(5) The proceeds of the Revolving Facility (as hereinafter defined) shall be used (a) on the Closing Date, to refinance amounts outstanding under the Existing Credit Agreement and (b) after the Closing Date, to provide working capital for the Borrower and its Subsidiaries.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Definitions. As used in this Agreement, unless otherwise indicated the following terms shall have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended.

“Account Control Agreement” has the meaning set forth in the Security Agreement.

“Acquired Material Property” has the meaning specified in Section 5.04(d).

“Act” has the meaning specified in Section 8.17.

“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.

“Administrative Agent’s Account” means the account of the Administrative Agent maintained by the Administrative Agent with Citibank, at its office at 2 Penns Way, New Castle, Delaware (ABA No. 021000089), Account No. 36852248, Reference: Allegheny Energy Supply Company, LLC, or such other account as the Administrative Agent shall specify in writing to the Lender Parties and the Borrower.

“Advance” means a Revolving Advance, a Swing Line Advance or a Term Advance, as the context may require.

“AE Capital” means Allegheny Energy Supply Capital, LLC, a Delaware limited liability company.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the

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terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

“Affiliate Subordination Terms” means, with respect to any Debt or other Obligations owed by the Borrower or any Material Subsidiary to any Affiliate thereof, that such Debt is subject to an agreement which subordinates such Debt to the Obligations owed in respect of the Advances on identical terms to those set forth in Exhibit F hereto.

“AGC” means Allegheny Generating Company, a Virginia corporation.

“AGC Transmission Line” means, collectively, (a) the 500 kilovolt interconnection and transmission facilities for the power generation station owned by AGC, including transmission lines, substations, transformers, breakers, relays, switches, switchyards, synchronizing equipment, metering equipment and other equipment relating thereto (and, in each case, is not required for the generation of electric energy by the power generation station owned by AGC), (b) the land owned by AGC, if any, on which any such facilities are situated (to the extent the power generation station owned by AGC is not also situated on such land) and (c) all easements, licenses and rights-of-way of AGC in respect of such interconnection and transmission facilities.

“Agent Parties” has the meaning set forth in Section 8.02(d).

“Agents” means the Administrative Agent and the Collateral Agent.

“Agreement” has the meaning set forth in the recital of the parties to this agreement.

“Agreement Value” means, for each Hedge Agreement, on any date of determination, an amount determined by the Borrower in good faith equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (as defined in the definition of a “Hedge Agreement”), the amount, if any, that would be payable by the Borrower or any of its Subsidiaries to its counterparty to such Hedge Agreement pursuant to the terms of such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) the Borrower or such Subsidiary was the sole “Affected Party”, and (iii) the Borrower or such Subsidiary was the sole party determining such payment amount (with the Borrower making such determination pursuant to the provisions of the Master Agreement or the Hedge Agreement (whichever is applicable)); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement (after any netting permitted pursuant to the terms of such Hedge Agreement (including any netting across different Hedge Agreements and Master

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Agreements to the extent permitted by contract)) to the Borrower or any of its Subsidiaries party to such Hedge Agreement, if any, determined by the Borrower in good faith based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement (after any netting permitted pursuant to the terms of such Hedge Agreement (including any netting across different Hedge Agreements and Master Agreements to the extent permitted by contract)) to the Borrower or any of its Subsidiaries party to such Hedge Agreement, if any, as determined by the Borrower in good faith in accordance with the terms of such Hedge Agreement or, if such Hedge Agreement does not provide a methodology for such determination, the amount, if any, by which (i) the present value of the future cash flows to be paid by the Borrower or any of its Subsidiaries party thereto, as the case may be, exceeds (ii) the present value of the future cash flows to be received by the Borrower or such Subsidiary, as the case may be, pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

“ALTA Survey” means a fully paid American Land Title Association/American Congress on Surveying and Mapping form survey.

“Amended and Restated Mortgages” means the deeds of trust, trust deeds and mortgages set forth on Schedule 1.01(a).

“Amendment Fee” means any fee offered, paid or payable to any Lender Party by the Borrower or any Affiliate of the Borrower (whether directly or through any Agent or any other Person) in consideration for any waiver of, or agreement to amend or modify any provision of, any of the Financing Documents.

“Amendments” has the meaning specified in Section 3.01(a)(iv).

“Applicable Law” means, with respect to any Person, any and all laws, statutes, regulations or rules, or orders, injunctions, decrees, judgments, writs, determinations or awards having the force or effect of binding such Person at law issued by any Governmental Authority, applicable to such Person, including all Environmental Laws.

“Applicable Lending Office” means, with respect to each Lender Party, such Lender Party’s Domestic Lending Office in the case of a Base Rate Advance and such Lender Party’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

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“Applicable Margin” means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody’s	Applicable Margin for Base Rate Advances	Applicable Margin for Eurodollar Rate Advances
Level 1 BBB+/Baa1 or above	0.00%	0.45%
Level 2 BBB/Baa2	0.00%	0.55%
Level 3 BBB-/Baa3	0.00%	0.75%
Level 4 BB+/Ba1	0.00%	0.875%
Level 5 BB/Ba2	0.25%	1.25%
Level 6 Below BB/Ba2	0.50%	1.50%

“Appropriate Lender” means, at any time, with respect to (a) the Revolving Facility, a Revolving Lender, (b) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Revolving Lenders have made Swing Line Advances pursuant to Section 2.02(c) that are outstanding at such time, each such other Revolving Lender and (c) the Term Facility, a Term Lender.

“Approved Fund” means a Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person or an Affiliate of a Person that administers or manages a Lender.

“Armstrong Facility” means the Armstrong generating facility located near Adrian, Pennsylvania in Armstrong County, Pennsylvania and owned by the Borrower.

“Arranger Parties” means CGMI, as Joint Lead Arranger and Joint Book Runner, Scotia Capital, as Joint Lead Arranger, as Joint Book Runner and Co-Syndication Agent, BAS, as Joint Lead Arranger and Joint Book Runner, and BofA, as Co-Syndication Agent.

“Asset Sale” means any Sale of any Asset (including Emissions Credits) by the Borrower or any Material Subsidiary to any Person other than the Borrower or a Material Subsidiary, other than (a) Sales of Emissions Credits in the ordinary course of business to the extent that the Net Cash Proceeds received by the Borrower and its Subsidiaries therefrom are less than or equal to $100,000,000 in the aggregate in any Fiscal Year and such Sale does not contravene the terms of Section 5.02(d)(i)(B) and (b) Sales pursuant to clause (A), (C), (D), (G), (H), (I), (J), (K) or (L) of Section 5.02(d)(i).

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“Assets” means, with respect to any Person, all or any part of its business, property, rights, interests and assets, both tangible and intangible (including Equity Interests in any other Person), wherever situated.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C.

“Authorized Signatory” means, with respect to any Person, the individual, or any of the individuals, authorized to sign any Financing Document, as well as any other agreements, to which such Person is or is to be a party and give written instructions on behalf of such Person with regard to any matters pertaining to any Financing Document to which such Person is or is to be a party (as identified on an incumbency certificate submitted to the Administrative Agent (and, prior to the Collateral Release Date, the Collateral Agent) from time to time prior to the receipt of any instructions from such Authorized Signatory).

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(a)(iii).

“AYE Money Pool” means the internal financing facility of the Parent and certain of its Subsidiaries in which the excess funds of certain participants are used to satisfy the short-term borrowing needs of other participants.

“BAS” has the meaning specified in the recital of parties to this Agreement.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

(a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate; and

(b) the Federal Funds Rate plus 0.5% per annum.

“Base Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(i).

“Bath County” means the undivided forty percent (40%) interest (constituting 1035 MW of pumped storage) owned by a Subsidiary of the Parent in the hydroelectric power generating station located in Bath County, Virginia.

“Bingamon Creek Property” means the 34-acre property located in Harrison County, West Virginia and owned by the Borrower and MPC, but excluding any related personal property the creation, granting or perfection of a Lien upon or in which is governed by the UCC.

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“BofA” has the meaning specified in the recital of parties to this Agreement.

“Borrower” has the meaning specified in the recital of parties to this Agreement.

“Borrowing” means a Revolving Borrowing, a Swing Line Borrowing or a Term Borrowing.

“Borrowing Account” means such account as the Borrower shall specify in writing to the Administrative Agent from time to time.

“Buffalo Reserve Project” means the development of property and mineral and other natural resources rights in Washington County and adjoining counties in the Commonwealth of Pennsylvania and the State of West Virginia, including (a) the formation of a legal entity to pursue the development of such property and mineral rights, and (b) entering into operating agreements, joint venture agreements, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, contracts for sale, transportation or exchange agreements, unitization agreements, pooling agreements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, interests or arrangements, and Investments and expenditures in connection with the development of such property and mineral rights.

“Business Day” means a day of the year on which banks are not required or not authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

“Capital Expenditures” means, for any Person for any period, the sum of, without duplication, all expenditures made, directly or indirectly, by such Person during such period (whether financed by cash or by Debt (including Obligations under Capitalized Leases) assumed or incurred to fund, directly or indirectly, such expenditures) for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a balance sheet of such Person. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the excess (if any) of the gross amount of such purchase price over the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

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“Cash Collateral Account” means a non-interest bearing securities account opened, or to be opened, by the Administrative Agent and in which a Lien has been granted to the Administrative Agent for the benefit of each Revolving Lender and each Issuing Bank pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each Issuing Bank (which documents are hereby consented to by the Revolving Lenders) to the extent that any Letter of Credit is required to be Cash Collateralized in accordance with this Agreement.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of each Issuing Bank and each Revolving Lender, as collateral for the L/C Obligations, cash or deposit account balances, and “Cash Collateral” shall refer to such cash or deposit account balances.

“Cash Equivalents” means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than, Liens permitted under the Financing Documents) and, except in the case of clause (d) below, having a maturity of not greater than one year from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) certificates of deposit, time deposits, eurodollar deposits and bankers’ acceptances with any commercial bank that is an Agent or a Lender Party or a member of the Federal Reserve System, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $500,000,000; provided that the aggregate principal amount of certificates of deposit, time deposits, eurodollar time deposits and bankers acceptances of any one bank shall not exceed $50,000,000 at any one time, (c) commercial paper in an aggregate amount of no more than $50,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, or (d) investments in mutual funds the sole investments of which are the cash equivalents identified in clauses (a) through (c) above (but with a remaining maturity of not greater than 13 months while being held by the applicable mutual fund) and repurchase obligations for any of the cash equivalents identified in clause (a) above.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CGMI” has the meaning specified in the recital of parties to this Agreement.

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“Change of Control” means the occurrence of any of the following: (a) the Parent shall cease to own all issued and outstanding Equity Interests in the Borrower other than the ML Interests; (b) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of Voting Interests of the Parent (or other securities convertible into such Voting Interests) representing 40% or more of the combined voting power of all Voting Interests of the Parent; (c) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Parent (the “Original Directors”) shall cease for any reason to constitute a majority of the board of directors of the Parent (unless replaced by individuals nominated or proposed by the Original Directors); or (d) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent.

“Chief Financial Officer” of any Person means such Person’s chief financial officer or such other natural person who is principally responsible for such Person’s financial matters.

“Citibank” means Citibank, N.A.

“Closing Date” has the meaning specified in Section 3.01(a).

“Closing Date Transactions” has the meaning specified in Section 3.01(a)(xiii).

“CNAI” means Citicorp North America, Inc.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Collateral” has the meaning specified in the Security Agreement.

“Collateral Agent” means Citibank, N.A. (or any successor collateral agent appointed pursuant to Article VII of the Security Agreement), solely in its capacity as collateral agent for the Secured Parties.

“Collateral Documents” means the Security Agreement, the Mortgages, the Account Control Agreements and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Release Date” means the date when (a) the non-credit enhanced long-term senior unsecured debt of the Borrower shall be rated not worse than BBB- and Baa3 by S&P and Moody’s, respectively, in each case with stable outlook, and (b) the Administrative Agent shall have received a certificate from the Borrower certifying as to such ratings and requesting the termination of all Collateral Documents and the release of all Liens created thereunder in respect of the Collateral.

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“Commitment” means, as to each Lender, such Lender’s Revolving Commitment or Term Commitment, as the context may require.

“Commitment Effective Date” has the meaning specified in Section 2.16(b).

“Commitment Fee Rate” means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody’s	Commitment Fee Rate
Level 1 BBB+/Baa1 or above	0.080%
Level 2 BBB/Baa2	0.100%
Level 3 BBB-/Baa3	0.125%
Level 4 BB+/Ba1	0.200%
Level 5 BB/Ba2	0.250%
Level 6 Below BB/Ba2	0.300%

“Commodity Hedge Agreement” means any swap, cap, collar, floor, future, option, spot, forward, power purchase agreement, power sale agreement, electric power generation capacity purchase and sale agreement, fuel purchase agreement, fuel sale agreement, power transmission agreement, regional transmission organization agreements, fuel transportation agreement, fuel storage agreement, netting agreement or similar agreement (including each confirmation entered into pursuant to any master agreement) entered into in the ordinary course of business in order to manage fluctuations in the price or availability to the Borrower or any of its Subsidiaries of any energy-related commodity including Emissions Credits and energy attributes. For purposes of this definition “commodity” means any tangible or intangible commodity of any type or description, including electric power, electric power capacity, petroleum, coal, urea, financial transmission rights, natural gas and by-products thereof.

“Communications” has the meaning specified in Section 8.02(b).

“Confidential Information” has the meaning specified in Section 8.12(a).

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

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“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to minority interests and to depreciation and amortization for such period (including amortization of Debt issuance costs), (iv) any extraordinary or non-recurring non-cash charges (including the write-down of non-current assets) for such period, (v) any non-cash goodwill or other intangible asset impairment charges resulting from the application of Statement Number 142 or Statement Number 144 of the Financial Accounting Standards Board, (vi) any non-recurring expenses or non-cash charges incurred in connection with the Transactions and (vii) any non-cash compensation charges, including any such charges arising from stock options, restricted stock grants and other equity incentive programs; provided that to the extent that all or any portion of the net income of any Subsidiary of the Borrower or any other Person is excluded from Consolidated Net Income pursuant to the definition thereof for all or any portion of such period any amounts set forth in the preceding clauses (i) through (vii) that are attributable to such Subsidiary or other Person shall not be included for purposes of this clause (a) for such period or portion thereof, and minus (b) without duplication, (i) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to clause (a) above after the Closing Date and (ii) to the extent included in determining such Consolidated Net Income, any extraordinary gains and all non-recurring non-cash items of income for such period, all determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating Consolidated EBITDA for any period for purposes of the covenants set forth in Section 5.03, (A) the Consolidated EBITDA of any Investment made or Subsidiary acquired by the Borrower or any Subsidiary in accordance with the terms of this Agreement during such period for which aggregate consideration paid by the Borrower or any of its Subsidiaries shall be equal to or greater than $25,000,000 shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Debt in connection therewith occurred as of the first day of such period), and (B) the Consolidated EBITDA of any Person or line of business sold or otherwise disposed of by the Borrower or any of its Subsidiaries during such period for which the aggregate consideration received by the Borrower or any of its Subsidiaries shall be equal to or greater than $25,000,000 shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Debt in connection therewith occurred as of the first day of such period).

“Consolidated Interest Expense” means, for any period, (a) the sum of, without duplication, (i) the interest expenses (including imputed interest expense in respect of Capitalized Leases) of the Borrower and its Subsidiaries for such period (including all commissions, discounts and other fees and charges owed by the Borrower and its Subsidiaries with respect to letters of credit and bankers’ acceptance financing), net of interest income, in each case determined on a consolidated basis in accordance with GAAP, plus (ii) any interest accrued during such period in respect of Debt of the

11	AESC Credit Agreement

Borrower or any of its Subsidiaries that is required to be capitalized rather than included in consolidated interest expenses for such period in accordance with GAAP, minus (b) to the extent included in such consolidated interest expense for such period, amounts attributable to the amortization of financing costs and non-cash amounts attributable to the amortization of debt discounts. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any of its Subsidiaries with respect to interest rate Hedge Agreements which are included as interest expense in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income or loss before cumulative effect in change of accounting principles of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not, as a result of any Subsidiary Debt Default, at the time permitted by operation of the terms of the agreement or other documents governing the Debt under which such Subsidiary Debt Default shall have occurred; provided that such income of such Subsidiary shall only be so excluded for that portion of such period during which the condition described in this clause (a) shall so exist; (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged or Consolidated with the Borrower or any Subsidiary on the date such Person’s Assets are acquired by the Borrower or any Subsidiary; (c) the income or loss of any Person (other than a Subsidiary) in which any other Person (other than the Borrower or a wholly owned Subsidiary of the Borrower) has an interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or a wholly owned Subsidiary by such Person during such period; (d) any gain or loss in excess of $1,000,000 attributable to any individual sale of an Asset, or series of related sales of Assets, out of the ordinary course of business; and (e) any gains or losses attributable to interest rate Hedge Agreements which are not included as interest expense in accordance with GAAP.

“Consolidated Net Tangible Assets” means, as of any date of determination, an amount equal to (a) Consolidated total Assets of the Borrower and its Subsidiaries, minus (b) all Assets of the Borrower and its Subsidiaries on that date that are considered to be intangible assets under GAAP, including goodwill.

“Constituent Documents” means, with respect to any Person, (a) the articles or certificate of incorporation, charter or other similar organizational document of such Person, (b) the by-laws or other similar document of such Person, (c) any certificate of designation or instrument relating to the rights of holders (including preferred shareholders) of Equity Interests in such Person and (d) any shareholder rights agreement or other similar agreement.

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“Contest” means, with respect to the payment of Taxes or any other claims or liabilities by any Person, to contest the validity or amount thereof in good faith by appropriate proceedings timely instituted and diligently pursued within the applicable statutory period and in accordance with Applicable Law; provided that the following conditions are satisfied: (a) such Person has posted a bond or other security in accordance with Applicable Law (if required) or has established adequate reserves with respect to the contested items in accordance with, and to the extent required by, GAAP; (b) during the period of such contest, the enforcement of any contested item is effectively stayed; (c) neither such Person nor any of its officers, directors or employees nor any Secured Party or any of its respective officers, directors or employees is, or could reasonably be expected to become, subject to any criminal liability or sanction in connection with such contested items; and (d) no Lien relating to such contest attaches to any Assets of such Person and becomes enforceable against other creditors of such Person.

“Contingent Obligation” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Continuation”, “Continue” and “Continued” each refer to a continuation of Eurodollar Rate Advances upon the expiration of the Interest Period therefor as Eurodollar Rate Advances of the same or a different Interest Period pursuant to Section 2.11.

“Controlled Account” has the meaning specified in the Security Agreement.

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“Conversion”, “Convert” and “Converted” each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.11 or 2.12.

“Covered Taxes” has the meaning specified in Section 2.13(a).

“CUSA” has the meaning specified in the recital of parties to this Agreement.

“Debt” of any Person (the “obligor”) means, without duplication, (a) all Obligations of such obligor for or in respect of moneys borrowed or raised (whether or not for cash) by whatever means (including acceptances, deposits, discounting, letters of credit, factoring (other than on a non-recourse basis), and any other form of financing that is recognized in accordance with GAAP in the obligor’s financial statements as being in the nature of a borrowing or is treated as “off-balance” sheet financing; (b) all Obligations of the obligor evidenced by notes, bonds, debentures or other similar instruments issued in connection with accounts payable excluded pursuant to the parenthetical in clause (c) below; (c) all Obligations of the obligor for the deferred purchase price of property or services (other than accounts (i) payable within 90 days of being incurred arising in the ordinary course of such obligor’s business and not more than 90 days past due, or (ii) subject to a Contest); (d) all Obligations of such obligor under conditional sale or other title retention agreements relating to Assets acquired by such obligor (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all Obligations of such obligor under any securitization or monetization arrangement; (f) all Obligations of such obligor as lessee under Capitalized Leases; (g) all Obligations of the obligor, contingent or otherwise, of the obligor under acceptance, letter of credit or similar facilities other than as issued (i) in connection with Obligations excluded pursuant to clause (b) above or the parenthetical in clause (c) above or (ii) as credit support for leases other than Capitalized Leases; (h) all Obligations of the obligor to purchase, redeem, retire, defease or otherwise make any payments in respect of any Equity Interests in the obligor or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (i) all Obligations of the obligor in respect of Hedge Agreements; (j) all Contingent Obligations of the obligor with respect to Debt; and (k) all indebtedness and other payment Obligations referred to in clauses (a) through (j) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights owned by the obligor), even though the obligor has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

“Debt for Borrowed Money” means Debt of the types specified in (i) clauses (a), (b), (d), (e) and (f) of the definition of “Debt” and (ii) to the extent relating to Debt of the types specified in one or more of clauses (a), (b), (d), (e) and (f) of the definition of “Debt”, clauses (j) and (k) thereof.

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“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Disclosed Litigation” has the meaning specified in Section 4.01(f).

“Disclosed Matters” means the occurrence of any event in respect of, or effect upon, the business, condition (financial or otherwise), operations, performance, properties, assets, liabilities (actual or contingent), results of operations or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole, which has been disclosed (a) pursuant to a public filing by the Parent with the SEC or (b) in writing to the Administrative Agent.

“Dollars” and “$” mean the lawful currency of the United States of America.

“Domestic Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Domestic Lending Office” opposite its name on Schedule I or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

“Eligible Assignee” means (a) with respect to any Lender, (i) any other Lender; (ii) an Affiliate of a Lender; (iii) an Approved Fund; (iv) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (v) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (vi) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (vi); (vii) the central bank of any country that is a member of the OECD; (viii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $500,000,000; or (ix) any other Person approved by (A) to the extent such Person is to become an Eligible Assignee in respect of any assignment of any Revolving Commitment, any Revolving Advance, any L/C Credit Extension or any L/C Borrowing, the Issuing Bank(s) (each acting in its sole discretion) and the Administrative Agent (such consent not to be unreasonably withheld or delayed) and, so long as no Specified Default shall have occurred and be continuing, the Borrower (such approval not to be unreasonably withheld or delayed), (B) to the extent such Person is to become an Eligible Assignee in respect of any assignment of any Revolving Commitment or any Revolving Advance, the Swing Line Bank and (C) to the extent such Person is to become an Eligible

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Assignee in respect of any assignment of any Term Commitment or any Term Advance, the Administrative Agent (such consent not to be unreasonably withheld) and, so long as no Specified Default shall have occurred and be continuing, the Borrower (such approval not to be unreasonably withheld or delayed), and (b) with respect to any Issuing Bank, a Person that is an Eligible Assignee under subclause (iv) or (vi) (so long as such bank is acting through a branch or agency located in the United States) of clause (a) of this definition and is approved by the Administrative Agent and, so long as no Specified Default shall have occurred and be continuing, the Borrower, such approval, not to be unreasonably withheld or delayed; provided that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee under this definition; and provided further that, for the avoidance of doubt, notwithstanding whether any Person constitutes an “Eligible Assignee”, the consent of (x) the Issuing Bank(s) under Section 8.07(a) shall be required with respect to any assignment of any Revolving Commitment, any Revolving Advance, any L/C Credit Extension or any L/C Borrowing and (y) the Swing Line Bank under Section 8.07(a) shall be required with respect to any assignment of any Revolving Commitment or any Revolving Advance.

“Emissions Credits” means the emissions limitations which: (a) are issued by environmental Governmental Authorities; (b) authorize the emission of a fixed amount of pollutants; and (c) are utilized as a market-based mechanism for reducing pollution.

“Environmental Action” means any action, suit, demand letter, claim by any Governmental Authority, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating to any Environmental Law, Environmental Permit or Hazardous Material or arising from alleged injury or threat to health and safety or the environment relating to any Environmental Law, including (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or legally binding judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health and safety as it relates to Hazardous Materials or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, non-Debt securities convertible into or

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exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person, warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Borrower or any of its Subsidiaries, or under common control, within the meaning of Section 414 of the Code, with the Borrower or any of its Subsidiaries.

“ERISA Event” means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043(c) of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver in accordance with Section 412(d) of the Code with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any of its Subsidiaries or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) a lien has been imposed under Section 302(f) of ERISA with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan, provided, however, that the occurrence of the event or condition described in Section 4042(a)(4) of ERISA shall be an ERISA Event only if the PBGC has notified the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate that it intends to institute proceedings to terminate a Plan pursuant to such Section.

“Eurocurrency Liabilities” has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

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“Eurodollar Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Eurodollar Lending Office” opposite its name on Schedule I or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

“Eurodollar Rate” means, with respect to any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1.00 minus the Eurodollar Rate Reserve Percentage.

“Eurodollar Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(ii).

“Eurodollar Rate Reserve Percentage” for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

“Event of Default” has the meaning specified in Section 6.01.

“Excluded Assets” means (a) with respect to the security interests created by the Mortgages and the Security Agreement, the Smith Facility and the real and personal properties located in La Paz County, Arizona, Maricopa County, Arizona, and St. Joseph County, Indiana, (b) with respect to the security interests created by the Mortgages and the Security Agreement, the Bingamon Creek Property (so long as the Fair Market Value of such property does not exceed $10,000,000) and (c) the Equity Interests in each Subsidiary or other entity owned by the Borrower other than a Material Subsidiary.

“Existing Credit Agreement” has the meaning specified in Preliminary Statement (1) of this Agreement.

“Existing Debt” means all Debt of the Borrower and its Subsidiaries outstanding under the Existing Credit Agreement.

“Existing Lenders” has the meaning specified in Preliminary Statement (1) of this Agreement.

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“Facility” means the Term Facility, the Revolving Facility or the Swing Line Facility, as the context may require.

“Fair Market Value” means with respect to any Asset the price at which a willing buyer would purchase such Asset from a willing seller, assuming that both buyer and seller are rational and have reasonable knowledge of all relevant facts.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letters” means, collectively, (a) each fee letter, if any, between the Borrower and the Administrative Agent, (b) each fee letter, if any, between the Borrower and the Collateral Agent and (c) the fee letter, if any, between the Borrower and CGMI.

“FERC” means the Federal Energy Regulatory Commission.

“Final Maturity Date” means the earlier of (a) the date of termination in whole of the Commitments, the Incremental Commitments and the L/C Obligations pursuant to Section 2.05 or 6.01, and (b) the fifth anniversary of the Closing Date.

“Financing Documents” means this Agreement, the Notes, the Fee Letters, the Collateral Documents, the Issuer Documents, each intercreditor agreement (if any) among the Collateral Agent, the Administrative Agent, the Borrower and the counterparty of any Commodity Hedge Agreement in respect of Permitted Second Priority Liens and each subordination agreement (if any) entered into in respect of Debt referred to in Section 5.02(b)(v).

“Fiscal Year” means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

“Form 10-K” has the meaning set forth in Section 4.01(h).

“Fort Martin Facility” means the Fort Martin generating facility located near Maidsville, West Virginia and owned by the Borrower and MPC.

“Fronting Fee” has the meaning specified in Section 2.08(c).

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“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” has the meaning specified in Section 1.02(c).

“Governmental Approvals” has the meaning specified in Section 4.01(d).

“Governmental Authority” means any national, state, county, city, town, village, municipal or other de jure or de facto government department, commission, board, bureau, agency, authority or instrumentality of a country or any political subdivision thereof or any regional transmission authority organized pursuant to federal law, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing entities, including all commissions, boards, bureaus, arbitrators and arbitration panels, and any authority or other Person controlled by any of the foregoing.

“Granting Lender” has the meaning specified in Section 8.07(h).

“Hatfield’s Ferry Facility” means the Hatfield’s Ferry generation facility located near Masontown, Pennsylvania and owned by the Borrower and MPC.

“Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Hedge Agreements” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, any other Commodity Hedge Agreements, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of the foregoing (including any option to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or are governed by, any form of master agreement published by the International Swaps and Derivative Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (including such master agreement, together with any related schedules, a “Master Agreement”) including any such obligations or liabilities under any Master Agreement.

“Honor Date” has the meaning specified in Section 2.03(b)(i).

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“Incremental Commitments” has the meaning specified in Section 2.16(a).

“Indemnified Costs” has the meaning specified in Section 7.05(a).

“Indemnified Party” has the meaning specified in Section 8.04(b).

“Information Memorandum” means the information memorandum dated April 2006 used by the Joint Lead Arrangers in connection with the syndication of the Facilities.

“Initial Borrowing” means the initial Borrowing to be made on the Closing Date which shall be or is comprised of (a) Term Advances, (b) Revolving Advances and/or (c) L/C Credit Extensions.

“Initial Issuing Bank” has the meaning specified in the recital of parties to this Agreement.

“Initial Lender Parties” has the meaning specified in the recital of parties to this Agreement.

“Initial Lenders” has the meaning specified in the recital of parties to this Agreement.

“Insolvency Proceeding” means, with respect to any Person, (a) any proceeding which shall be instituted against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and either such proceeding shall remain undismissed or unstayed for a period of 60 consecutive days or the entry by any competent Governmental Authority of any jurisdiction or a court having jurisdiction in the premises of a decree or order approving or ordering any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property); or (b) commencement by such Person of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by such Person to the entry of a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against such Person, or the filing by such Person of a petition or answer or consent seeking reorganization or relief under any Applicable Law; or consent by such Person to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or of any substantial part of the property of such Person, or

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the making by such Person of an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of such Person, or the admission by such Person in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by such Person in furtherance of any such action.

“Interest Coverage Ratio” means, at any date of determination, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period, to (b) the Consolidated Interest Expense for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period.

“Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months or, if available at the time of selection to all Lenders owed any of the relevant Advances, nine or twelve months, as the Borrower may, upon notice received by the Administrative Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the first day of such Interest Period (or in the case of any Conversion of any Base Rate Advance into a Eurodollar Rate Advance requested to occur within three Business Days after the Closing Date in accordance with Section 2.11(a)(ii), upon notice received by the Administrative Agent by such time and with such shorter prior notice as may be agreed by the Administrative Agent); provided, however, that:

(a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance that ends after the date specified in clause (b) of the definition of “Final Maturity Date”;

(b) the Borrower may not select any Interest Period if, after giving effect to such selection, there are more than fifteen different Interest Periods applicable to all Eurodollar Rate Advances then outstanding;

(c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

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(d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“Intralinks” means the digital internet workspace located at http://www.intralinks.com.

“Investment” in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the Assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (j) or (k) of the definition of “Debt” in respect of such Person.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument entered into by any Issuing Bank and the Borrower or in favor of any Issuing Bank and relating to any such Letter of Credit.

“Issuing Bank” means the Initial Issuing Bank, any Revolving Lender issuing Letters of Credit hereunder and each Person that shall become an Issuing Bank hereunder pursuant to Section 8.07.

“Joint Lead Arrangers” means CGMI, Scotia Capital and BAS, not in their respective individual capacities except as expressly set forth herein but solely as joint lead arrangers.

“Joint Venture” means, with respect to any Person, at any date, any other Person in whom such Person directly or indirectly holds an Investment consisting of an Equity Interest and whose financial results would not be considered under GAAP with the financial results of such Person on the Consolidated financial statements of such Person, if such statements were prepared in accordance with GAAP as of such date.

“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

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“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” means each Initial Lender and each other Person that shall become a Lender hereunder pursuant to Section 8.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

“Lender Parties” means the Lenders and the Issuing Banks.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit to be issued hereunder by any Issuing Bank in the form from time to time in use by such Issuing Bank.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the date specified in clause (b) of the definition of “Final Maturity Date” (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.08(b).

“Letters of Credit” means letters of credit issued by any Issuing Bank pursuant to Section 2.01(d).

“Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Debt for Borrowed Money of the Borrower as at such date, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period.

“LIBOR” means, for any applicable Interest Period with respect to all Eurodollar Rate Advances comprising part of the same Borrowing, the British Bankers’ Association Interest Settlement Rate per annum for deposits in Dollars for a period equal to such Interest Period appearing on the display designated as Page 3750 on the Dow Jones Markets Service (or such other page on that service or such other service designated by the British Bankers’ Association for the display of such Association’s Interest Settlement Rates for Dollar deposits) as of 11:00 a.m. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period or, if such Page 3750 is unavailable for any reason at such time, the rate which appears on the Reuters Screen LIBOR 01 Page as of such date and such time; provided that if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Interest

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Period, LIBOR shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/1,000th of 1%) of the rates per annum at which deposits in Dollars are offered to the Administrative Agent two Business Days preceding the first day of such Interest Period by leading banks in the London interbank market as of 10:00 a.m. (New York City time) for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Advance of CUSA (in its capacity as a Lender).

“Lien” means any lien, mortgage, deed of trust, pledge, security interest or other charge or encumbrance of any kind, including the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Material Adverse Change” means any material adverse change in the business, financial condition, operations or properties of the Borrower and its Subsidiaries, taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, operations or properties of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Secured Party under any Financing Document or (c) the ability of the Borrower to perform its Obligations under the Financing Documents.

“Material Property” means such real property of the Borrower (other than Excluded Assets), which real property (a) has a book value greater than or equal to $10,000,000 (including any such real property acquired in connection with a Permitted Asset Swap), (b) is subject to a Mortgage or (c) is otherwise material to the value of any real property of the Borrower which is subject to a Lien under the Mortgages.

“Material Subsidiary” means, collectively, (a) AE Capital, (b) any Subsidiary (other than AE Capital) of the Borrower existing as of the Closing Date which, after the Closing Date, acquires Assets, including any deposit or securities accounts, with a book value in excess of $250,000,000 in the aggregate, (c) any Subsidiary of the Borrower incorporated or formed after the Closing Date, or any Person that becomes a Subsidiary of the Borrower after the Closing Date, in each case, that holds Assets, including any deposit or securities accounts, with a book value in excess of $250,000,000 in the aggregate and (d) any other Subsidiary of the Borrower designated as a “Material Subsidiary” by the Borrower to the Administrative Agent in writing.

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“Merrill Lynch Litigation” means that litigation arising out of that complaint filed under the caption Merrill Lynch & Co., Inc., et al. v. Allegheny Energy, Inc., and Allegheny Energy, Inc., et al. v. Merrill Lynch & Co., Inc., et al. (02 CV 7689 (HB)).

“ML Interests” means the up to 2% of all issued and outstanding Equity Interests in the Borrower which are owned by ML IBK Positions, Inc, a Delaware corporation.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Policies” means the title insurance policies insuring the Amended and Restated Mortgages marked on Schedule 1.01(a) as having been insured.

“Mortgages” means the Amended and Restated Mortgages (as amended by the Amendments), the New Mortgages and any other mortgage, deed of trust, trust deed, leasehold mortgage or leasehold deed of trust recorded and filed with any necessary recording office from time to time in order to create a valid Lien over the Collateral in favor of the Secured Parties in respect of the Secured Obligations owed to such Secured Parties pursuant to the terms of this Agreement or the Security Agreement.

“MPC” means Monongahela Power Company, a corporation incorporated under the laws of the State of Ohio.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any of its Subsidiaries or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate and at least one Person other than the Borrower, its Subsidiaries and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower and any of its Subsidiaries or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Cash Proceeds” means, with respect to any sale, lease, transfer or other disposition of any Assets, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration or received from escrow) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) the following (to the extent directly and primarily relating to such transaction): (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal, consultant and advisor fees, finder’s fees and other similar fees and commissions, (b) the amount of Taxes (or amounts owing pursuant to the Tax Allocation Agreement) payable in connection with or as a result of such transaction, (c) the amount of (i) any Debt secured by a prior Lien on the Asset which is the subject of such sale, lease, transfer or other

26	AESC Credit Agreement

disposition or (ii) Debt outstanding under the Pollution Control Bonds that is, in either case, repaid, redeemed or defeased upon such disposition as required pursuant to the terms of (1) the agreement or instrument governing such Debt or (2) any undertaking or agreement of the Borrower made on or prior to February 21, 2003 in favor of the issuer of any guaranty, surety bond or insurance policy issued for the benefit of the holders of such Debt, including each of the consents, dated February 21, 2003, entered into among (A) the Borrower, PEC and MBIA Insurance Corporation and (B) the Borrower, WPPC and MBIA Insurance Corporation, (d) the costs associated (in the Borrower’s best estimate) with terminating all Hedge Agreements, if any, entered into in connection with such Asset, which Hedge Agreements are not being transferred as part of such sale, lease, transfer or other disposition, but only to the extent that the amounts so deducted are, at the time or within a reasonable time (not to exceed ten days) of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Affiliate of the Borrower and are properly attributable to such transaction or to the Asset that is the subject thereof, and (e) any amounts received from funds that were held in escrow as of the Closing Date with respect to any sale, lease, transfer or other disposition of any Asset consummated prior to the Closing Date; provided that, in the case of Taxes or termination costs that are deductible under clause (b) or (c)(ii) above but for the fact that, at the time of receipt of such cash, such amounts have not been actually paid or are not then payable, such Person may deduct an amount (the “Reserved Amount”) equal to the amount reserved in accordance with GAAP for such Person’s reasonable estimate of such amounts, other than Taxes for which such Person is indemnified; provided further that, at the time such amounts are paid, an amount equal to the amount, if any, by which the Reserved Amount for such amounts exceeds the amount of such amounts actually paid shall constitute “Net Cash Proceeds” of the type for which such amounts were reserved for all purposes hereunder.

“New Mortgages” has the meaning specified in Section 5.01(l).

“Non-Extension Notice Date” has the meaning specified in Section 2.03(a)(iii).

“Non-UCC Property” means any of the Collateral consisting of personal property the creation, granting or perfection of a Lien upon or in which is governed by Applicable Law other than the UCC and Applicable Law under, or relating to, the UCC.

“Note” means a Revolving Note or a Term Note, as the context may require.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Notice of Conversion/Continuation” has the meaning specified in Section 2.11(a)(ii).

“Notice of Swing Line Borrowing” has the meaning specified in Section 2.02(c).

“NPL” means the National Priorities List under CERCLA.

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“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(g). Without limiting the generality of the foregoing, the Obligations of the Borrower under the Financing Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys’ and consultants’ fees and disbursements, indemnities and other amounts payable by the Borrower under any Financing Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that any Secured Party, in its sole discretion, may elect to pay or advance on behalf of the Borrower.

“OECD” means the Organization for Economic Cooperation and Development.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by a Responsible Officer of such Person.

“Other Perfection Requirements” means (a) the giving of notice to any Person (other than an Affiliate of the Borrower) of the Liens created by the Borrower under the Collateral Documents and (b) any recording, notice, filing, registration, instrument or act required to be undertaken, made or executed in order to grant or perfect any Lien over Non-UCC Property.

“Other Taxes” has the meaning specified in Section 2.13(b).

“Outstanding Amount” means (a) with respect to the Revolving Facility on any date, the aggregate outstanding principal amount thereof after giving effect to any Revolving Borrowings, Swing Line Borrowings and prepayments of the Revolving Facility and Swing Line Facility occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any relevant L/C Credit Extension occurring on such date and any other changes in the aggregate amount of such L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any relevant Letters of Credit or any reductions in the maximum amount available for drawing under any relevant Letters of Credit taking effect on such date.

“PA Report” means the Independent Market Expert’s Report for the PJM, MISO, and SERC-TVA Regions, dated June 24, 2005, prepared by PA Consulting Group.

“Parent” means Allegheny Energy, Inc., the parent company of the Borrower.

“Parent Credit Agreement” means that certain Credit Agreement, dated as of June 16, 2005, among the Parent, the Borrower, the lenders and issuing bank party thereto, and CNAI, as administrative agent.

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“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“PEC” means The Potomac Edison Company, a Maryland and Virginia corporation.

“PEC Service Agreement” means that certain Service Agreement, dated as of August 1, 2000, between the Borrower and PEC (d/b/a Allegheny Power).

“Permitted Asset Swap” has the meaning specified in Section 5.02(d)(i)(I).

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(d); (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days, or which are subject to Contest; (c) Liens or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) deposits to secure the performance of bids, leases (other than Capitalized Leases), trade contracts, public or statutory obligations (including environmental, municipal and public utility commission obligations under Applicable Laws), surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(h) or securing appeal or other surety bonds related to such judgments; (f) zoning restrictions, easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (g) Liens securing reimbursement obligations with respect to letters of credit (which reimbursement obligations relate to Debt which has not been incurred in contravention of the terms of this Agreement and the other Financing Documents) that encumber documents and other property relating to such letters of credit and the proceeds and products thereof, including such Liens arising in connection with the issuance of letters of credit on behalf of the Parent to support obligations of the Borrower and its Subsidiaries under Hedge Agreements to the extent that such Hedge Agreements are entered into in accordance with the terms of this Agreement; (h) Liens on cash deposits in the nature of a right of setoff, banker’s lien, counterclaim or netting of cash amounts owed arising in the ordinary course of business on deposit accounts, commodity accounts or securities accounts; (i) financing statements filed on a precautionary basis in respect of operating leases to the extent such lease is otherwise permitted under the terms of this Agreement; provided that no such financing statement extends to or refers to as collateral any Assets which are not subject to such operating lease; and (j) rights of first refusal, options or other contractual rights or obligations to sell, assign or otherwise dispose of any Asset or interest therein which rights of first refusal, option or contractual right is in connection with a sale, transfer or other disposition of Assets permitted under Section 5.02(c) or 5.02(d).

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“Permitted Refinancing Debt” means Debt issued or incurred (including by means of the extension or renewal of existing Debt) to refinance, refund, extend, renew or replace existing Debt (“Refinanced Debt”) concurrently with, or within 90 days after, the issuance or incurrence of such Debt; provided that (a) the principal amount of such refinancing, refunding, extending, renewing or replacing Debt is not greater than the principal amount of such Refinanced Debt plus the amount of any premiums or penalties and accrued and unpaid interest paid thereon and reasonable fees and expenses, in each case associated with such refinancing, refunding, extension, renewal or replacement, (b) such refinancing, refunding, extending, renewing or replacing Debt has a final maturity date that is no sooner than, and a weighted average life to maturity that is no shorter than, such Refinanced Debt, (c) if such Refinanced Debt is subordinated to the Secured Obligations hereunder, such refinancing, refunding, extending, renewing or replacing Debt remains so subordinated on terms no less favorable to the Lenders, (d) the obligors in respect of such Refinanced Debt immediately prior to such refinancing, refunding, extending, renewing or replacing and any additional person (other than the Borrower and the Material Subsidiaries) are the only obligors on such refinancing, refunding, extending, renewing or replacing Debt and (e) such refinancing, refunding, extending, renewing or replacing Debt contains covenants and events of default which, taken as a whole, are determined in good faith by a Responsible Officer of the Borrower to be customary for similar issuances of Debt by issuers of a similar credit rating or standing as the credit rating then applicable to the Borrower.

“Permitted Second Priority Liens” means second priority Liens (a) securing Obligations of the Borrower or any of its Subsidiaries under Commodity Hedge Agreements, (b) which are junior only to the Liens securing the Senior Debt Obligations and (c) the holders of which have entered into an intercreditor agreement with the Borrower, the Collateral Agent and the Administrative Agent on terms and conditions (i) specified in (or substantially similar to the terms and conditions specified in) Exhibit E or (ii) to the extent not materially adverse to the rights of the Secured Parties, as such rights are set forth in Exhibit E, on such other terms and conditions which are (A) customary for intercreditor agreements with parties to Commodity Hedge Agreements or (B) reasonably acceptable to the Administrative Agent.

“Person” means an individual, partnership, corporation (including a business or statutory trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single-Employer Plan or a Multiple Employer Plan.

“Platform” has the meaning specified in Section 8.02(c).

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“Pledged Account” means any deposit or securities account maintained in the name of the Collateral Agent and under the sole control and dominion of the Collateral Agent pursuant to the terms of the Security Agreement.

“Pledged Debt” has the meaning set forth in the Security Agreement.

“Pledged Equity Interest” has the meaning set forth in the Security Agreement.

“PNC Control Agreement” has the meaning set forth in Section 3.01(a)(v).

“Pollution Control Bond Indentures” means (a) the Trust Indenture dated as of April 15, 1992 between the County Commission of Harrison County, West Virginia and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Solid Waste Disposal Revenue Bonds (West Penn Power Company Harrison Station Project), (b) the Trust Indenture dated as of November 1, 1977 between Pleasants County, West Virginia and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (West Penn Power Company Pleasants Station Project), (c) the Trust Indenture dated as of December 1, 1980 between Washington County Industrial Development Authority and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (West Penn Power Company Mitchell Station Project), (d) the Trust Indenture dated as of April 15, 1983 between the County Commission of Monongalia County, West Virginia and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (West Penn Power Company Fort Martin Station Project), (e) the Trust Indenture dated as of February 1, 1977 between Greene County Industrial Development Authority and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (West Penn Power Company Hatfield’s Ferry Project), (f) the Trust Indenture dated as of April 15, 1992 between the County Commission of Harrison County, West Virginia and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Solid Waste Disposal Revenue Bonds (The Potomac Edison Company Harrison Station Project), (g) the Trust Indenture dated as of November 1, 1977 between Pleasants County, West Virginia and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (The Potomac Edison Company Pleasants Station Project), (h) the Trust Indenture dated as of April 15, 1983 between the County Commission of Monongalia County, West Virginia and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust

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Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (The Potomac Edison Company Fort Martin Station Project), (i) the Trust Indenture dated as of February 1, 1977 between Greene County Industrial Development Authority and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (Monongahela Power Company Hatfield’s Ferry Project), (j) the Trust Indenture dated as of November 1, 1977 between Pleasants County, West Virginia and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (Monongahela Power Company Pleasants Station Project), (k) the Trust Indenture dated as of April 15, 1983 between the County Commission of Monongalia County, West Virginia and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Pollution Control Revenue Bonds (Monongahela Power Company Fort Martin Station Project), and (l) Trust Indenture dated as of April 15, 1992 between the County Commission of Harrison County, West Virginia and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, successor trustee to Mellon Bank, N.A.), as Trustee, providing for Solid Waste Disposal Revenue Bonds (Monongahela Power Company Harrison Station Project).

“Pollution Control Bonds” means all notes, bonds and other instruments evidencing Debt issued pursuant to the Pollution Control Bond Indentures.

“Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s Assets, whether by dividend or upon liquidation.

“Pro Rata Share” means, with respect to each Revolving Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitment of such Revolving Lender and the denominator of which is the amount of the Revolving Facility; provided that if the commitment of each Revolving Lender to make Revolving Advances and the obligation of each Issuing Bank to make L/C Credit Extensions have been terminated pursuant to Section 2.05 or 6.01, then the Pro Rata Share of each Revolving Lender shall be determined based on the Pro Rata Share of such Revolving Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Revolving Lender is set forth opposite the name of such Revolving Lender on Schedule I or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

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“Public Debt Rating” means, as of any date, the higher rating that has been most recently announced by either S&P or Moody’s, as the case may be (i) if prior to the Collateral Release Date, for any class of non-credit enhanced long-term senior secured debt issued by the Borrower or (ii) if on or after the Collateral Release Date, the non-credit enhanced long-term senior unsecured debt issued by the Borrower; provided that (a) if only one of S&P and Moody’s shall have in effect a Public Debt Rating or if neither S&P nor Moody’s shall have in effect a Public Debt Rating, the Applicable Margin and Commitment Fee Rate will be determined in accordance with Level 6 under the definition of “Applicable Margin” and “Commitment Fee Rate”, respectively; (b) if such ratings established by S&P and Moody’s shall differ by one level, the Applicable Margin and Commitment Fee Rate shall be determined in accordance with the higher rating; (c) if such ratings established by S&P and Moody’s shall differ by two or more levels, the Applicable Margin and Commitment Fee Rate shall be based upon the rating which is one rating level higher than the lower of the ratings established by S&P and Moody’s; (d) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be. If the rating system of Moody’s or S&P applicable to any class of non-credit enhanced long-term senior secured or unsecured debt shall change in any material respect, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Required Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and pending the effectiveness of any such amendment, the Applicable Margin and the Commitment Fee Rate shall be determined by reference to the ratings most recently in effect prior to such change or cessation.

“Quarterly Date” means the last Business Day of March, June, September and December, commencing with June 30, 2006.

“Real Property Requirements” means the requirements contained in Exhibit G with respect to the creation and perfection of any Lien over any of the real property of the Borrower which is subject to a prior Mortgage.

“Recorded Term Mortgages” has the meaning specified in Section 5.01(l).

“Recovery Event” means (a) any act, series of acts, omissions or series of omissions of any Governmental Authority for the confiscation, condemnation, expropriation, nationalization, seizure or other taking of any Asset of the Borrower or any Material Subsidiary or (b) any event that causes any Asset (or portion thereof) of the Borrower or any Material Subsidiary to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever.

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“Recovery Event Proceeds” means the amount of cash proceeds paid to the Borrower or any Material Subsidiary in respect of any Recovery Event but excluding any such proceeds paid under any advance loss of profit insurance, delayed start-up insurance, liability, business interruption or similar types of insurance.

“Redeemable” means, with respect to any Preferred Interests, any such Preferred Interests that the issuer is required, pursuant to the terms and conditions thereof, to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer.

“Reduction Amount” has the meaning specified in Section 2.06(b)(iii).

“Register” has the meaning specified in Section 8.07(e).

“Related Fund” means, with respect to any Lender or Eligible Assignee that is a Fund, any other Fund that is administered or managed by the same Person as such Lender or Eligible Assignee or by an Affiliate of such Person.

“Representatives” has the meaning specified in Section 8.12(a).

“Required Lenders” means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the Total Revolving Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Advances made by the L/C Issuer or Swing Line Bank, as applicable being deemed “held” by such Lender for purposes of this definition) (if any) at such time, plus (b) the aggregate Unused Commitments at such time, plus (c) the aggregate outstanding principal amount of the Term Advances (if any) at such time, plus (d) the aggregate amount of the Term Commitments (if any) at such time, plus (d) the aggregate amount of the Incremental Commitments (if any) at such time.

“Required Revolving Lenders” means, at any time, Revolving Lenders owed or holding at least a majority in interest of the sum of (a) the Total Revolving Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Advances made by the L/C Issuer or Swing Line Bank, as applicable being deemed “held” by such Lender for purposes of this definition) (if any) at such time, plus (b) the aggregate Unused Commitments (if any) at such time.

“Responsible Officer” means, with respect to any Person, the president, any vice-president, the treasurer, the chief financial officer or an Authorized Signatory of such Person.

“Revolving Advance” has the meaning specified in Section 2.01(a).

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Advances of the same Type, made by the Revolving Lenders.

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“Revolving Commitment” means, as to each Revolving Lender, its obligation to: (a) make a Revolving Advance pursuant to Section 2.01(a); and (b) purchase participations in L/C Obligations pursuant to Section 2.01(d) and Swing Line Advances pursuant to Section 2.02(c), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule I under the caption “Revolving Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Facility” means, at any time, the aggregate of the Revolving Commitments at such time.

“Revolving Lender” means any Lender that has a Revolving Commitment.

“Revolving Note” means a promissory note of the Borrower payable to the order of a Revolving Lender in substantially the form of Exhibit A-1, evidencing the aggregate indebtedness of the Borrower to such Revolving Lender resulting from Revolving Advances and Swing Line Advances made by such Revolving Lender hereunder to the Borrower.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sale” means any sale (including by way of sale/leaseback), lease, assignment, transfer or other disposition.

“Scotia Capital” has the meaning specified in the recital of parties to this Agreement.

“SEC” means the Securities and Exchange Commission.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Party” has the meaning specified in the Security Agreement.

“Security Agreement” has the meaning specified in Section 3.01(a)(iii).

“Senior Debt Obligations” means, without duplication, (a) the Obligations of the Borrower to pay principal and interest on the Advances (including any interest accruing after the filing of a petition with respect to, or the commencement of, any Insolvency Proceeding, whether or not a claim for post-petition interest is allowed in such proceeding); and (b) any and all commissions, fees, indemnities, prepayment premiums, costs and expenses and other amounts payable to any Secured Party under any Financing Document, including all renewals or extensions thereof (including any reimbursement obligations for costs and expenses incurred by any Secured Party in preserving any rights, interests and remedies with respect to the Collateral and/or the Liens granted in favor of the Secured Parties); provided that notwithstanding anything to the contrary in any Financing Document, “Senior Debt Obligations” shall not include any Obligations of the Borrower owed to any of its Affiliates.

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“Single-Employer Plan” means a single-employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate and no Person other than the Borrower, its Subsidiaries and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower, any of its Subsidiaries or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Smith Facility” means the R. Paul Smith generation facility located in Williamsport, Maryland owned by the Borrower, but excluding any related personal property the creation, granting or perfection of a Lien upon or in which is governed by the UCC.

“Specified Default” means (a) any Event of Default or (b) any event that would constitute an Event of Default under clause (a) or (g) of Section 6.01 but for the requirement that notice be given or time elapse or both.

“SPV” has the meaning provided in Section 8.07(h).

“Standby Letter of Credit” means any Letter of Credit issued under this Agreement, other than a Trade Letter of Credit.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time, directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Subsidiary Debt Default” means, with respect to any Subsidiary of the Borrower, the failure of such Subsidiary to pay any principal or interest or other amounts due in respect of Debt, when and as the same shall become due and payable, or the occurrence of any other event or condition that results in any Debt of such Subsidiary becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, lapse of time or both) the holder or holders of such Debt or any trustee or agent on its or their behalf to cause such Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.

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“Surviving Debt” means Debt of the Borrower and its Subsidiaries outstanding immediately before and after giving effect to the Transactions.

“Swing Line Advance” means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(c) or (b) any Revolving Lender pursuant to Section 2.02(c).

“Swing Line Bank” has the meaning specified in the recital of parties to this Agreement.

“Swing Line Borrowing” means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(c) or the Revolving Lenders pursuant to Section 2.02(c).

“Swing Line Facility” has the meaning specified in Section 2.01(c).

“Tax Allocation Agreement” means the Tax Allocation Agreement, dated as of July 1, 2003, by and among the Parent and its Subsidiaries.

“Taxes” means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, excise, franchise, employment, value added, real estate, withholding or similar taxes, assessments, fees, liabilities or other charges, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Term Advance” means any advance made by a Term Lender pursuant to Section 2.01(b) or, after the Commitment Effective Date, Section 2.16, as the context may require.

“Term Borrowing” means the borrowing consisting of simultaneous Term Advances of the same Type, made by the Term Lenders.

“Term Commitment” means, as to each Term Lender, its obligation to make a Term Advance pursuant to Section 2.01(b), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule I under the caption “Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term Commitment Termination Date” has the meaning specified in Section 2.05(b)(i).

“Term Facility” means, at any time, the aggregate of the Term Commitments at such time.

“Term Lender” means any Lender that has a Term Commitment.

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“Term Note” means a promissory note of the Borrower payable to the order of a Term Lender in substantially the form of Exhibit A-2, evidencing the aggregate indebtedness of the Borrower to such Term Lender resulting from Term Advances made by such Term Lender hereunder, as amended.

“Termination Event” means an event described in Section 4042(a) of ERISA.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Advances, all Swing Line Advances and all L/C Obligations.

“Trade Letter of Credit” means any Letter of Credit that is issued under this Agreement for the benefit of a supplier of goods or services to the Borrower or any of its Subsidiaries to effect payment for such goods or services, the conditions to drawing under which include the presentation to an Issuing Bank.

“Transactions” means the refinancing of Debt outstanding under the Existing Credit Agreement with the proceeds of the Term Advances and Revolving Advances.

“Type” refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unreimbursed Amount” has the meaning specified in Section 2.03(b)(i).

“Unused Commitment” means, with respect to any Revolving Lender at any time, (a) such Revolving Lender’s Revolving Commitment at such time minus (b) such Revolving Lender’s Pro Rata Share of the Total Revolving Outstandings.

“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

“WPPC” means West Penn Power Company, a Pennsylvania corporation.

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SECTION 1.02. Principles of Interpretation. (a) Except to the extent expressly provided to the contrary in this Agreement or to the extent that the context otherwise requires, in this Agreement and the other Financing Documents:

(i) the table of contents and Article and Section headings are for convenience only and shall not affect the interpretation of any Financing Document;

(ii) references to any document, instrument or agreement, including any Financing Document, shall include (A) all exhibits, annexes, schedules, appendices or other attachments thereto and (B) all documents, instruments or agreements issued or executed in replacement thereof;

(iii) references to a document or agreement, including any Financing Document, shall be deemed to include any amendment, restatement, modification, supplement or replacement thereto entered into in accordance with the terms thereof and the terms of the Financing Documents;

(iv) the words “include”, “includes” and “including” are not limiting;

(v) references to any Person shall include such Person’s successors and permitted assigns (and, in the case of any Governmental Authority, any Person succeeding to such Governmental Authority’s functions and capacities);

(vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in any Financing Document shall refer to such Financing Document as a whole and not to any particular provision of such Financing Document;

(vii) references to “days” shall mean calendar days;

(viii) the singular includes the plural and the plural includes the singular;

(ix) references to Applicable Law, generally, shall mean Applicable Law as in effect from time to time, and references to any specific Applicable Law shall mean such Applicable Law, as amended, modified or supplemented from time to time, and any Applicable Law successor thereto;

(x) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; and

(xi) any reference in this Agreement or any other Financing Document to an Article, Section, Schedule, Appendix or Exhibit is to the article or section of, or a schedule, appendix or exhibit to, this Agreement or such other Financing Document, as the case may be, unless otherwise indicated.

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(b) This Agreement and the other Financing Documents are the result of negotiations among the parties hereto and their respective counsel. Accordingly, this Agreement and the other Financing Documents shall be deemed the product of all parties hereto or thereto, as the case may be, and no ambiguity in this Agreement, or any Financing Document shall be construed in favor of or against the Borrower, any Agent, any Arranger Party or any Lender Party that is a party hereto.

(c) All accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders (“GAAP”); provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Section 5.03 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 5.03 for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

SECTION 1.03. Letter of Credit. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the stated face amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed the maximum stated amount of such Letter of Credit after giving effect to all increases thereof, whether or not such maximum face amount is in effect at such time.

SECTION 1.04. Determination of Material Adverse Change and Material Adverse Effect, Etc. Determinations of materiality generally and determinations as to whether any fact, event, circumstance, condition or occurrence constitutes (or could reasonably be expected to constitute) a Material Adverse Effect or a Material Adverse Change to the extent such determination is made by reference to the audited financial statements of the Borrower which are subject to a “going concern” qualification by the Borrower’s auditors shall be made without taking into account or giving effect to such “going concern” opinion.

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ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

AND LETTERS OF CREDIT

SECTION 2.01. The Advances. (a) Revolving Advance. Each Revolving Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a “Revolving Advance”) to the Borrower from time to time on any Business Day during the period from the Closing Date until the Final Maturity Date in an amount for each such Revolving Advance not to exceed such Revolving Lender’s Unused Commitment at such time; provided that after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Revolving Facility, and (ii) the aggregate Outstanding Amount of the Revolving Advances of any Revolving Lender plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Advances made by the Swing Line Bank shall not exceed such Revolving Lender’s Revolving Commitment. Each Revolving Borrowing shall be in an aggregate amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof (other than a Revolving Borrowing the proceeds of which shall be used solely to repay or prepay in full any Swing Line Advances made by the Swing Line Bank or any L/C Borrowing) and shall consist of Revolving Advances of the same Type made simultaneously by the Revolving Lenders ratably according to their Revolving Commitments. Within the limits of each Revolving Lender’s Unused Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a).

(b) Term Advance. Each Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance to the Borrower on any one Business Day during the period from the Closing Date until the Term Commitment Termination Date in an amount not to exceed such Term Lender’s Term Commitment. The Term Borrowing shall consist of Term Advances of the same Type made simultaneously by the Term Lenders on such Business Day ratably according to their Term Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

(c) Swing Line Advance. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank agrees to make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the Closing Date until the Final Maturity Date (i) in an aggregate amount not to exceed at any time outstanding $10,000,000 (the “Swing Line Facility”) and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Commitments of the Revolving Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $500,000 or an integral multiple of $100,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the Borrower may borrow under this Section 2.01(c), repay pursuant to Section 2.04 or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c).

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(d) Letters of Credit. Subject to the terms and conditions set forth herein, (i) each Issuing Bank agrees, in reliance upon the agreements of the other Revolving Lenders set forth in Section 2.03, (A) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to make L/C Credit Extensions for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(a)(i) and (ii), and (B) to honor drawings under the Letters of Credit issued by it; and (ii) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any L/C Borrowings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Revolving Facility and (y) the aggregate Outstanding Amount of the Revolving Advances of any Revolving Lender, plus such Revolving Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, shall not exceed such Revolving Lender’s Revolving Commitment. Each request by the Borrower for the issuance of, or an amendment to increase the amount of, any Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(e) Letters of Credit Generally. (i) No Issuing Bank shall issue any Letter of Credit if the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date; provided that in no event shall the expiry date of any requested Letter of Credit occur on or after the Business Day next preceding the fifth anniversary of the Closing Date.

(ii) No Issuing Bank shall be under any Obligation to make any L/C Credit Extension if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Applicable Law to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of Letters of Credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it;

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(B) the making of such L/C Credit Extension would violate any Applicable Laws;

(C) except as otherwise agreed by the Administrative Agent and such Issuing Bank, such Letter of Credit is in an initial face amount less than $100,000;

(D) such L/C Credit Extension is to be denominated in a currency other than Dollars;

(E) such L/C Credit Extension contains any provisions for automatic reinstatement of the stated amount after any L/C Borrowing thereunder; or

(F) a default of any Revolving Lender’s obligations to fund under Section 2.03 exists, unless such Issuing Bank has entered into satisfactory arrangements with the Borrower or such Revolving Lender to eliminate such Issuing Bank’s risk with respect to such Revolving Lender.

(iii) No Issuing Bank shall amend any Letter of Credit if such Issuing Bank would not be permitted at such time to make such L/C Credit Extension in its amended form under the terms hereof.

(iv) No Issuing Bank shall be under the obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.02(c) or 2.03, each Borrowing shall be made on notice, given by the Borrower not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telecopier or electronic mail. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing, or telecopier or electronic mail, in substantially the form of Exhibit B, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 12:00 noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in immediately available funds, such Lender’s ratable portion of such Borrowing in accordance with the respective Commitment of such Lender under the applicable Facility and the other Appropriate Lenders. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent shall (x) with respect to the Initial Borrowing, directly apply (1) the Revolving Advances (or such portion thereof as may

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be specified in writing to the Administrative Agent by the Borrower) to the repayment of the Existing Debt, and (2) the Term Advances to the repayment of the Existing Debt and (y) with respect to subsequent Revolving Borrowings, make such funds available to the Borrower, by crediting the Borrowing Account; provided, however, that, in the case of any subsequent Revolving Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and L/C Borrowing made by the Swing Line Bank or any Issuing Bank and by any other Revolving Lender, as the case may be, and outstanding on the date of such Revolving Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or such Issuing Bank or such other Revolving Lender, as the case may be, for repayment of such Swing Line Advances and L/C Borrowing.

(b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $2,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.11 or 2.12 and (ii) the Advances may not be outstanding as part of more than fifteen separate Borrowings.

(c) Each Swing Line Borrowing shall be made on notice, given not later than 3:00 p.m. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a “Notice of Swing Line Borrowing”) shall be by telephone, confirmed immediately in writing, or telecopier or electronic mail, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). The Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent’s Account, in same day funds. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrowing Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Revolving Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Revolving Lender, such other Revolving Lender’s Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Revolving Lender. The Borrower hereby agrees to each such sale and assignment. Each Revolving Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank; provided that notice of such demand is given not later than 12:00 noon (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Revolving Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being

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assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Financing Documents or the Borrower. If and to the extent that any Revolving Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Revolving Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Revolving Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Revolving Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

(d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the Borrower has specified in the related Notice of Borrowing is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(e) Subject to the Administrative Agent giving prompt notice of the relevant Notice of Borrowing received by the Administrative Agent to the Term Lenders or the Revolving Lenders, as the case may be, unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of the Borrowing requested under such Notice of Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance as part of such Borrowing for all purposes.

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(f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

SECTION 2.03. Issuance of Letters of Credit; Drawings and Reimbursements; Auto-Extension Letters of Credit; Funding of Participations. (a) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by such Issuing Bank and the Administrative Agent not later than 12:00 noon (New York City time) at least one (1) Business Day (or such later date and time as the Administrative Agent and the Issuing Bank may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the respective Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof (which date shall be not later than the earlier of (1) the date which is twelve (12) months after the proposed issuance date and (2) the Letter of Credit Expiration Date (or such later date as may be agreed by the Revolving Lenders in accordance with Section 2.01(e)(i)); (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such Issuing Bank may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the respective Issuing Bank (w) the Letter of Credit to be amended; (x) the proposed date of amendment thereof (which shall be a Business Day); (y) the nature of the proposed amendment; and (z) such other matters as such Issuing Bank may require. Additionally, the Borrower shall furnish to each Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as each such Issuing Bank or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Unless such Issuing Bank has received written notice from any Revolving Lender, the Administrative Agent or the Borrower, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article III shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, make an L/C Credit Extension for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Bank’s usual and customary business practices. Immediately upon the making of each L/C Credit Extension, each Revolving Lender shall be

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deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuing Bank a risk participation in such L/C Credit Extension in an amount equal to the product of such Revolving Lender’s Pro Rata Share times the amount of such L/C Credit Extension.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the Issuing Bank may, in its sole and absolute discretion, agree to make an L/C Credit Extension that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) or upon notice to such Issuing Bank by the Administrative Agent or the Borrower of an Insolvency Proceeding with respect to the Borrower or any Material Subsidiary, by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) such Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date (or such later date as may be agreed by the Revolving Lenders in accordance with Section 2.01(e)(i)); provided, however, that such Issuing Bank shall not permit any such extension if (A) such Issuing Bank has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.01(d), or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent or any Revolving Lender that one or more of the applicable conditions specified in Section 3.02 is not then satisfied, and in each such case directing such Issuing Bank not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, such Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment thereof.

(b) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Administrative Agent and the Borrower thereof. Not later than 11:00 a.m. (New York City time) on the date of any payment by such Issuing Bank under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse such Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse such Issuing Bank by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Advances to be disbursed on the Honor

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Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.01 for the principal amount of Base Rate Advances, but subject to the other conditions set forth in Section 2.01 and the conditions set forth in Section 3.02 (other than the delivery of a Notice of Borrowing). Any notice given by such Issuing Bank or the Administrative Agent pursuant to this Section 2.03(b) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Lender (including the Revolving Lender acting as Issuing Bank) shall upon any notice pursuant to Section 2.03(b)(i) make funds available to the Administrative Agent for the account of such Issuing Bank at the Administrative Agent’s Account in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. (New York City time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(b)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Advance to the Borrower in such amount. The Administrative Agent shall remit the funds so received to such Issuing Bank.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Advances because the conditions set forth in Section 3.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate equal to the sum of (A) the Base Rate in effect from time to time, plus (B) the Applicable Margin in effect from time to time, plus (C) 2% per annum. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of such Issuing Bank pursuant to Section 2.03(b)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Lender funds its Revolving Advance or L/C Advance pursuant to this Section 2.03(b) to reimburse such Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Pro Rata Share of such drawing shall be solely for the account of such Issuing Bank.

(v) Each Revolving Lender’s obligation to make Revolving Advances or L/C Advances to reimburse any Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(b), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse any Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit, together with interest as provided herein.

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(vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of any Issuing Bank any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(b) by the time specified in Section 2.03(b)(ii), such Issuing Bank shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of such Issuing Bank submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(b)(vi) shall be conclusive absent manifest error.

(c) Repayment of Participations. (i) At any time after an Issuing Bank has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(b), if the Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an Issuing Bank pursuant to Section 2.03(b)(i) is required to be returned under any of the circumstances described in Section 2.12 (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of such Issuing Bank its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(d) Role of Issuing Bank. Each Revolving Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, each Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by any Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Bank, the Administrative Agent nor any of the respective correspondents, participants or assignees of such Issuing Bank shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from

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pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Bank, the Administrative Agent, nor any of the respective correspondents, participants or assignees of such Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(j); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an Issuing Bank, and such Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence or such Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(e) Cash Collateral. Upon the occurrence and during the continuance of any Event of Default, at the request of the Administrative Agent, (i) if an Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date (or, if the expiry date of such Letter of Credit is after the Letter of Credit Expiration Date (as may be agreed by the Revolving Lenders in accordance with Section 2.01(e)(i)), as of such later expiry date), any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date (or such later date as may be agreed by the Revolving Lenders in accordance with Section 2.01(e)(i)), as the case may be). The Borrower hereby grants to the Administrative Agent, for the benefit of each Issuing Bank and the Revolving Lenders, a security interest in all such cash, deposit accounts and all balances held in the Cash Collateral Account and all proceeds of the foregoing. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under Applicable Law, to reimburse each Issuing Bank.

(f) Applicability of ISP and UCP. Unless otherwise expressly agreed by an Issuing Bank and the Borrower upon issuing an L/C Credit Extension, (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each Trade Letter of Credit.

(g) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

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(h) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any Obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the L/C Credit Extensions for the account of Subsidiaries inure to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(i) Letter of Credit Reports. Each Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each month a written report summarizing issuance and expiration dates of L/C Credit Extensions issued during the preceding month and drawings during such month under each Letter of Credit and (B) to the Administrative Agent and each Revolving Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate L/C Obligations during the preceding calendar quarter of all Letters of Credit.

(j) Obligations Absolute. The obligation of the Borrower to reimburse each Issuing Bank for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Financing Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by such Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit (so long as such draft or certificate substantially complies with such terms); or any payment made by such Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit; or

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(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it pursuant to Section 2.03(a)(iv) and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the Issuing Bank. The Borrower shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid.

(k) Liability. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank, any of its Affiliates, nor any of its respective officers, directors, agents, employees, attorneys and advisors shall be liable or responsible for: (i) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by such Issuing Bank against presentation of documents that do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to any Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were primarily caused by (A) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms thereof or (B) such Issuing Bank’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of any Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

SECTION 2.04. Repayment of Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Final Maturity Date the aggregate principal amount of all Advances which are then outstanding. Without prejudice to the foregoing, the Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Revolving Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Final Maturity Date.

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SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least three Business Days’ notice to the Administrative Agent, terminate in whole or reduce in part the unused portion of the Revolving Commitments and the Term Commitments; provided that (i) each partial reduction of a Facility shall be in an aggregate amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) each partial reduction of a Facility shall be made ratably among the Appropriate Lenders in accordance with their respective Commitments with respect to such Facility.

(b) Mandatory. (i) The Term Facility shall be automatically and permanently reduced on each date on which cancellation of Term Commitments is required to be made pursuant to Section 2.06(b) by an amount equal to the Reduction Amount (or portion thereof) applied to prepay Term Advances or reduce Term Commitments, as applicable, pursuant to Section 2.06(b)(iii). In addition, all unused Term Commitments shall terminate on the earliest to occur of (A) 5:00 p.m. (New York City time) on May 9, 2006, (B) the termination of the Term Commitments pursuant to Section 2.05(a), or (C) the termination in full of the Term Commitments in accordance with Section 6.01 (such date, the “Term Commitment Termination Date”).

(ii) The Revolving Commitments shall terminate on the earlier to occur of (A) 5:00 p.m. (New York City time) on the Final Maturity Date, (B) the termination in full of the Revolving Commitments pursuant to Section 2.05(a), or (C) the termination of the Revolving Commitments in accordance with Section 6.01.

SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon at least one Business Day’s notice in the case of Base Rate Advances and three Business Days’ notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if the notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided that (i) each partial prepayment shall be in an aggregate principal amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for the Advance, the Borrower shall also pay any amounts owing pursuant to Section 8.04(d).

(b) Mandatory. Prior to the Collateral Release Date, the Borrower shall prepay the Advances at the following times and the following amounts:

(i) Within 10 Business Days after receipt by the Borrower or any of its Subsidiaries of cash proceeds in respect of any Asset Sale, in an aggregate principal amount equal to 50% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection with such Asset Sale; provided that the foregoing shall not apply to Asset Sales, the proceeds of which (1) are used, were used or are committed to be used by the Borrower or any of its Subsidiaries for the financing of fixed or capital assets to be used in the business of the Borrower and its Subsidiaries or purchase of

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Emissions Credits, in each case, prior to or within 12 months after any such Asset Sale or (2) individually or in the aggregate for any Asset Sales in any Fiscal Year less than $20,000,000.

(ii) (A) Subject to clause (B) below, upon receipt of Recovery Event Proceeds by the Borrower or the Material Subsidiaries in respect of any Recovery Event or any series of related Recovery Events in excess of $25,000,000, in an aggregate principal amount equal to such Recovery Event Proceeds.

(B) Notwithstanding the foregoing, if the Borrower reasonably believes, based on reasonable estimates of loss, that Recovery Event Proceeds in respect of any Recovery Event or any series of related Recovery Events will be in excess of $25,000,000, the Borrower may elect to restore or replace the Asset (or portion thereof) affected by such Recovery Event if the Borrower has delivered to the Administrative Agent, within 180 days from the occurrence of such Recovery Event, each of the following: (1) (x) a detailed breakdown of the nature and extent of such Recovery Event and (y) a bona fide assessment of the estimated cost and time needed to restore or replace the Asset (or relevant portion thereof) in order for such Asset (or relevant portion thereof) to operate at substantially the same level as prior to the Recovery Event; (2) satisfactory evidence that such Recovery Event Proceeds, together with any cash proceeds that have been or are expected to be paid to the Borrower or the Material Subsidiaries in respect of such Recovery Event, and any other cash expected to be made available by or on behalf of the Borrower or the Material Subsidiaries with respect to whose Asset the Recovery Event occurred, are or are expected to be sufficient to make the necessary restorations or replacements to such Asset (or relevant portion thereof); and (3) an Officer’s Certificate of the Borrower certifying that (x) the Asset (other than any Excluded Asset) subject to restoration/replacement will, if such restoration/replacement is to occur prior to the Collateral Release Date, be subject to the Liens of the Collateral Documents (whether by amendment to the Collateral Documents or otherwise); (y) all material Governmental Approvals necessary to perform the work necessary to restore or replace the Asset (or relevant portion thereof) affected by the relevant Recovery Event (or series of related Recovery Events) have been obtained (or are reasonably expected to be obtained without undue delay or as needed); and (z) the Asset (or relevant portion thereof) once repaired/restored will be of similar value and general utility as immediately prior to the loss; provided that, if the Borrower does not deliver the information and Officer’s Certificate set forth in this clause (B) within such 180-day period, the Borrower shall, as soon as reasonably practicable after such 180-day period, prepay the Advances in an aggregate principal amount equal to such Recovery Event Proceeds in accordance with clause (A) above; and

(C) Upon completion of the restoration and replacement in respect of any Asset (or the relevant portion thereof) with respect to which the Borrower delivered the information and Officer’s Certificate set forth in clause (B)(3) above, if (1) either (x) such restoration and replacement is completed before the Collateral Release Date or (y) the Borrower did not diligently pursue such restoration and replacement and such

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restoration and replacement is completed after the Collateral Release Date, and (2) the Recovery Event Proceeds in respect of the relevant Recovery Event (or series of related Recovery Events) exceed the cost of such restoration and replacement by more than $1,000,000, in an aggregate principal amount equal to such amount over $1,000,000; it being understood that the Borrower shall not be required to use any Recovery Event Proceeds in respect of a Recovery Event or series of related Recovery Events, which it believes, based on reasonable estimates of loss, will be $25,000,000 or less in the aggregate, to pay or as reimbursement for the costs of the necessary repairs to or replacement of Assets affected by the relevant Recovery Event pursuant to clause (B) above and this clause (C).

(iii) Prepayments pursuant to this Section 2.06(b) shall be applied, first, to repay Term Advances outstanding at such time until all such Term Advances are paid in full or, if the Net Cash Proceeds arising from such sale, transfer or other disposition of Assets occurs prior to the Initial Borrowing, to permanently reduce the Term Commitments, second, to repay Swing Line Advances and L/C Borrowings outstanding at such time, pro rata, until all such Swing Line Advances and L/C Borrowings are paid in full, third, to repay Revolving Advances outstanding at such time until all such Revolving Advances are paid in full, and fourth, to Cash Collateralize the L/C Obligations (the sum of such prepayment amounts, cancellation of Term Commitments and Cash Collateralization amounts being the “Reduction Amount”).

(c) Other Amounts. Concurrently with any prepayment of Advances under this Section 2.06, the Borrower shall pay to the applicable Lender or Issuing Bank all accrued fees, costs and expenses, accrued interest thereon, if any, and any other amounts due under the Financing Documents in respect of the principal amount of the Advances or L/C Borrowings so prepaid, including pursuant to Section 8.04(e).

SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears each Quarterly Date during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

(ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the date of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

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(b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on (i) the unpaid and overdue principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by Applicable Law, the amount of any interest, fee or other amount payable by the Borrower hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

(c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a Notice of Conversion/Continuation pursuant to Section 2.11(a)(ii) or a notice of selection of an Interest Period pursuant to the terms of the definition of “Interest Period”, in each case from the Borrower, the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Revolving Lenders a commitment fee from the date hereof in the case of each Initial Lender holding a Revolving Commitment and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Revolving Lender in the case of each other Revolving Lender until the Final Maturity Date, commencing on the Closing Date, and payable quarterly in arrears on the first Business Day after the end of each Quarterly Date and on the Final Maturity Date, at the Commitment Fee Rate on the sum of (i) the average daily Unused Commitment of such Revolving Lender during such fiscal quarter plus (ii) its Pro Rata Share of the average daily outstanding Swing Line Advances made by the Swing Line Bank during such fiscal quarter.

(b) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Pro Rata Share a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin for Eurodollar Rate Advances in effect from time to time multiplied by the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each Quarterly Date, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any payment-related Default exists, all Letter of Credit Fees shall accrue at the Applicable Margin for Eurodollar Rate Advances plus 2%.

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(c) Fronting Fee and Documentary and Processing Charges Payable to Issuing Banks, Etc. The Borrower shall pay directly to the relevant Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued hereunder in the amount equal to 0.10% of the L/C Obligations (whether or not such maximum amount is then in effect under such Letter of Credit) (the “Fronting Fee”). The Fronting Fee shall be computed on a quarterly basis in arrears and shall be due and payable on each Quarterly Date, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall, with respect to all Letters of Credit issued at its request, pay directly to each Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(d) Agents’ Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between the Borrower and such Agent.

SECTION 2.09. Payments Generally; Pro Rata Treatment. (a) The Borrower shall make each payment hereunder, under the Notes and under any Financing Document owing to any Lender Party, in full, and without condition or deduction for any counterclaim, defense, recoupment or setoff, not later than 12:00 noon (New York City time) on the day when due in Dollars to the Administrative Agent at the Administrative Agent’s Account in immediately available funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if the payment by (or for the account of) the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(e), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) All payments under this Agreement and the other Financing Documents to any Agent (whether for its own account or for the account of any Lender Party shall be made to such Agent.

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(c) The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party by the Borrower is not made when due hereunder or, in the case of a Lender, under its Note or Notes, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower’s accounts (other than any Pledged Account or the Controlled Accounts) with such Lender Party or such Affiliate any amount so due.

(d) All computations of interest based on the Base Rate or the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

(e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

(g) If the Administrative Agent receives funds for application to the Obligations under the Financing Documents under circumstances for which the Financing Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party’s proportionate share of the principal amount of all outstanding Advances and the L/C Obligations then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct; provided that the Borrower shall not be liable to any Lender Party with respect to any such distribution by the Administrative Agent.

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(h) If any Lender Party shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise), other than pursuant to Section 2.10, 2.12 or 2.13, as a result of an assignment pursuant to Section 8.07 or as a result of the payment of an Amendment Fee which has been offered to or is available to all Lender Parties on the same terms, (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party’s ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party’s ratable share (according to the proportion of (i) the amount of such other Lender Party’s required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.09 may, to the fullest extent permitted by Applicable Law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

SECTION 2.10. Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of such Lender to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that

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the circumstances causing such suspension no longer exist; provided that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

SECTION 2.11. Interest Elections. (a) Optional. (i) The Borrower may on any Business Day elect to Convert all or any portion of the Advances comprising the same Borrowing (other than a Swing Line Borrowing) from one Type into Advances of the other Type, and in the case of Eurodollar Rate Advances, may elect Interest Periods therefor, all as provided in this Section 2.11. The Borrower may elect different options with respect to different portions of any Borrowing (other than a Swing Line Borrowing), in which case each such portion shall be allocated ratably among the Appropriate Lenders in accordance with their Commitments. At no time shall the total number of different Interest Periods for all Eurodollar Rate Advances outstanding exceed ten.

(ii) To make an election pursuant to this Section 2.11(a), the Borrower shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) by telecopier or electronic mail (a “Notice of Conversion/Continuation”) of the Conversion or Continuation, as the case may be, (i) by 1:00 p.m. (New York City time) on the requested date of a Conversion into Base Rate Advances and (ii) by 12:00 noon (New York City time) three Business Days prior to a Continuation of or Conversion into Eurodollar Rate Advances; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and each Conversion of Advances comprising part of the same Borrowing shall be made ratably among the Appropriate Lenders in accordance with their Commitments. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (A) if different options are being elected with respect to different portions of the relevant Borrowing, the portions thereof that are to be allocated to each resulting election (in which case the information to be specified pursuant to clauses (C) and (D) shall be specified for each resulting portion); (B) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day; (C) whether the resulting Borrowings are to be comprised of Base Rate Advances or Eurodollar Rate Advances; and (D) if the resulting Borrowings are to be comprised of Eurodollar Rate Advances, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”. If any such Notice of Conversion/Continuation requests that the relevant Borrowing be comprised of Eurodollar Rate Advances but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month. Each Notice of Conversion/Continuation shall be irrevocable and binding on the Borrower.

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(iii) If, on the expiration of any Interest Period in respect of any Eurodollar Rate Advances, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Advances are repaid as provided herein, the Borrower shall be deemed to have elected to Convert such Advances to Base Rate Advances. No Advances may be Converted into, or Continued as, Eurodollar Rate Advances if an Event of Default has occurred and is continuing, unless the Administrative Agent and the Required Lenders shall have otherwise consented in writing.

(iv) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Appropriate Lender of the details thereof and of such Lender’s ratable share of each election.

(b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $2,000,000, such Advances shall automatically Convert into Base Rate Advances.

(ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances to be made to it in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance shall automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

(iii) Upon the occurrence and during the continuance of any Event of Default, (A) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (B) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

SECTION 2.12. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to maintain or participate in the L/C Credit Extensions or of agreeing to make or of making or funding or maintaining L/C Credit Extensions (excluding, for purposes of this Section 2.12, any such increased costs resulting from (A) Taxes or Other Taxes (as to which Section 2.13 shall govern) and (B) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party

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claiming additional amounts under this Section 2.12(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

(b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party’s commitment to lend or to participate in the making of L/C Credit Extensions hereunder and other commitments of such type or the maintenance of or participation in the L/C Credit Extensions (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party’s commitment to lend or to participate in the L/C Credit Extensions or to the issuance or maintenance of or participation in L/C Credit Extensions. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

(c) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Required Lenders have determined that the circumstances causing such suspension no longer exist.

SECTION 2.13. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.09, free and clear of and without deduction for any and all present or future withholding taxes, including levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, (i) taxes imposed on (or measured by) its overall net income, or any franchise taxes or similar taxes imposed for the privilege of carrying on a business in corporate form (other than taxes imposed as a result of entering into this Agreement or any other Financing Document and the transactions contemplated hereby or thereby), or taxes measured by its net worth or shareholder’s capital, by the United States, or by

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the jurisdiction under the laws of which such recipient is organized or in which its Applicable Lending Office is located, (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Applicable Lending Office of any Lender Party is located and (iii) withholding taxes excluded pursuant to clause (e) of this Section 2.13 (all such non-excluded taxes, including levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as “Covered Taxes”). If the Borrower shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Administrative Agent, (A) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender Party or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower shall make all such deductions and (C) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

(b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or any other Financing Document, but excluding all other U.S. federal taxes other than withholding taxes (hereinafter referred to as “Other Taxes”). If revised disclosure regulations under Section 6011 of the Code are issued which modify the definition of a “reportable transaction” so that it does not include a transaction where the issuer of a debt instrument provides an indemnity for taxes, in addition to withholding taxes imposed on interest paid on the debt instrument, for purposes of subsections (a) and (b) of this Section 2.13, the terms “Covered Taxes” and “Other Taxes” shall include all such taxes (other than any taxes described in clauses (i), (ii) and (iii) of Section 2.13(a) above), whether or not collected by way of withholding.

(c) The Borrower shall indemnify each Lender Party and the Administrative Agent for and hold them harmless against the full amount of Covered Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.13, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Administrative Agent (as the case may be) makes written demand therefor.

(d) As soon as practicable (but in no event later than 90 days) after the date of any payment of Covered Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment. Excluding payments made by the Administrative Agent, in the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Covered Taxes are payable in respect thereof, the

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Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Covered Taxes. For purposes of subsections (d) and (e) of this Section 2.13, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Code.

(e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two duly completed copies of (i) Internal Revenue Service Form W-8ECI, or any successor form thereto, certifying that the payments received from the Borrower hereunder are effectively connected with such Lender Party’s conduct of a trade or business in the United States; or (ii) Internal Revenue Service Form W-8BEN, or any successor form thereto, certifying that such Lender Party is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest; or (iii) Internal Revenue Service Form W-8BEN or any successor form thereto, together with a certificate stating that (1) the Lender Party is not a bank for purposes of Code Section 881(c)(3)(A), or the obligation of the Borrower hereunder is not, with respect to such Lender Party, pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of that Section; (2) the Lender Party is not a 10% shareholder of the Borrower within the meaning of Code Section 871(h)(3) or 881(c)(3)(B); and (3) the Lender Party is not a controlled foreign corporation that is related to the Borrower within the meaning of Code Section 881(c)(3)(C); or (iv) such other governmental forms as may be applicable to the Lender Party, including Forms W-8IMY or W-8EXP, which will reduce the rate of withholding tax on payments of interest. Each Lender Party organized under the laws of the United States that is not a corporation shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time as requested in writing by the Borrower, provide each of the Administrative Agent and the Borrower with two duly completed copies of Internal Revenue Service Form W-9. Each Lender Party shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender Party (but only to the extent such Lender Party is lawfully able to do so). Each such Lender Party shall promptly notify the Borrower at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the Internal Revenue Service for such purpose). If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Covered Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Covered Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes

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a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.13 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term “Covered Taxes” shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Covered Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required by the applicable Internal Revenue Service form (or related certificate described above), that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

(f) Notwithstanding the foregoing, for any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.13 with respect to Covered Taxes imposed by the United States by reason of such failure; provided that should a Lender Party become subject to Covered Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Covered Taxes.

(g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.13 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office or Domestic Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

(h) If any Lender Party determines, in its sole discretion, that it has actually and finally realized, by reason of a refund, deduction or credit of any Covered Taxes paid or reimbursed by the Borrower pursuant to subsection (a) or (c) above in respect of payments under the Financing Documents, a current monetary benefit that it would otherwise not have obtained, and that would result in the total payments under this Section 2.13 exceeding the amount needed to make such Lender Party whole, such Lender Party shall pay to the Borrower, with reasonable promptness following the date on which it actually realizes such benefit, an amount equal to the lesser of the amount of such benefit or the amount of such excess, in each case net of all out-of-pocket expenses in securing such refund, deduction or credit.

SECTION 2.14. Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender Party resulting from the Advances or L/C Credit Extensions and/or L/C Borrowings owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender Party from time to time hereunder. The Borrower

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agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of enforcement or otherwise) the Advances or L/C Borrowings owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Note, in substantially the form of Exhibit A-1 or Exhibit A-2 hereto, as applicable, payable to the order of such Lender Party in a principal amount equal to the Advances and/or L/C Borrowings owing to, or to be made by, such Lender Party. All references to Notes in the Financing Documents shall mean Notes, if any, issued hereunder.

(b) The Register maintained by the Administrative Agent pursuant to Section 8.07(e) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Advance or L/C Advance or L/C Borrowing made hereunder (or deemed to be made hereunder), whether such Advance or L/C Borrowing bears interest at the Base Rate or the Eurodollar Rate, and, if appropriate, the Interest Period applicable thereto; (ii) the terms of each Assignment and Acceptance delivered to and accepted by it; (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party; and (iv) the amount of any sums received by the Administrative Agent from the Borrower hereunder and each Lender Party’s share thereof.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

SECTION 2.15. Use of Proceeds. The proceeds of the Advances and issuances of any Letter of Credit shall be available (and the Borrower agrees that it shall use proceeds of Advances made to it and each Letter of Credit issued at its request) solely (a) in the case of the Term Borrowing and, to the extent proceeds of such Revolving Borrowing are not applied in accordance with clause (b) below, each Revolving Borrowing on the Closing Date, to repay in full the Existing Debt, (b) in the case of each subsequent Revolving Borrowing (and each Revolving Borrowing comprising the Initial Borrowing that is not required to pay the Existing Debt) and Letter of Credit, for working capital for the Borrower and its Subsidiaries and (c) in the case of any additional borrowing made pursuant to Section 2.16, for general corporate purposes.

SECTION 2.16. Request for Commitments. (a) Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may, from time to time, request from the Lenders commitments to make new loans (to

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be Advances for all purposes under this Agreement and the other Financing Documents) in an aggregate amount (for all such requests) not exceeding $200,000,000 (the “Incremental Commitments”); provided that (i) any such request for a commitment shall be in a minimum amount of $50,000,000, (ii) the Borrower may make a maximum of three such requests and (iii) the advances made pursuant to this Section 2.16 in connection with such request shall initially be Base Rate Advances. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to provide any such commitment and, if so, whether in an amount equal to, greater than, or less than its ratable share of such requested commitment. Any Lender not responding within such time period shall be deemed to have declined to make any commitment pursuant to this Section 2.16. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested commitment, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(b) If any Incremental Commitments are made in accordance with this Section 2.16, the Administrative Agent and the Borrower shall determine the effective date (the “Commitment Effective Date”) and the final allocation of such commitments. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such commitments and the Commitment Effective Date. As a condition precedent to such commitments, the Borrower shall deliver to the Administrative Agent a certificate dated as of the Commitment Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such commitments, and (ii) certifying that: (A) before and after giving effect to such commitments, the representations and warranties of the Borrower contained in Article IV of this Agreement and the other Financing Documents are true and correct on and as of the Commitment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in Section 4.01(g) shall be deemed to refer to the most recent financial statements furnished pursuant to Section 5.04, (B) before and after giving effect to such commitments, no Default exists, (C) the Borrower is in pro forma compliance with the covenants set forth in Section 5.03 for the period of four consecutive fiscal quarters ending on the last date of the last fiscal quarter for which financial statements are available immediately preceding the proposed date of incurrence of Debt pursuant to this Section 2.16(b) (on the assumption that such incurrence of Debt under this provision occurred on the first day of such four fiscal quarter period and using historical results of the Borrower and its Subsidiary for such period), (D) all Governmental Approvals necessary for the Borrower to incur the Debt to be incurred under this Section 2.16 have been obtained, are in full force and effect and (E) with respect to any Debt to be incurred under this Section 2.16 prior to the Collateral Release Date, the Borrower has complied with the Real Property Requirements.

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(c) On each Commitment Effective Date, upon fulfillment of the conditions set forth in clause (b) above, the Administrative Agent shall notify the Lenders and the Borrower, on or before 12:00 p.m. (New York City time) on the Business Day immediately preceding the proposed Commitment Effective Date by facsimile of the new commitments to be made on such Commitment Effective Date and the amount and final allocation of such commitments applicable to each Lender. Each existing Lender making a commitment as set forth above, and each Eligible Assignee becoming a Lender in accordance with clause (a) above shall, before 2:00 p.m. (New York City time) on the applicable Commitment Effective Date, make available to the Administrative Agent in immediately available funds (i) in the case of any existing Lender, an amount equal to such Lender’s commitment and (ii) in the case of any such Eligible Assignee, an amount equal to such Eligible Assignee’s commitment. The Administrative Agent shall promptly make such funds available to the Borrower.

(d) Each loan advanced by a Lender as a result of such Lender making a commitment pursuant to this Section 2.16, and each loan advanced by any Eligible Assignee becoming a Lender in accordance with clause (a) above, shall be an “Term Advance” for all purposes hereunder. Each Eligible Assignee becoming a Lender in accordance with clause (a) above shall be deemed to be a “Lender” for all purposes hereunder.

(e) To the extent any Lender that makes an Advance pursuant to this Section 2.16 already holds a Note or Notes, upon request the Borrower shall promptly execute and deliver to such Lender, with a copy to the Administrative Agent, a new Note, in substantially the form of Exhibit A-2 hereto, payable to the order of such Lender in a principal amount equal to the Advance made by such Lender pursuant to this Section 2.16.

(f) The failure of any Lender that has agreed to an Incremental Commitment pursuant to this Section 2.16 to make an Advance with respect thereto shall not relieve any other Lender that has agreed to an Incremental Commitment pursuant to this Section 2.16 of its obligation to make an Advance under Section 2.16 but no Lender shall be responsible for the failure of any other Lender to make any Advance under this Section 2.16 on any Commitment Effective Date.

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ARTICLE III

CONDITIONS OF EFFECTIVENESS

SECTION 3.01. Conditions Precedent to Closing Date. No Lender shall be required or obligated on the Closing Date to make any Advance, and no Issuing Bank shall be required or obligated to make L/C Credit Extensions, in each case until the first Business Day on which the following conditions precedent have been satisfied (or waived, as evidenced by an “effective date” notice to the Borrower from each Issuing Bank and the Administrative Agent), as determined by each Lender and each such Issuing Bank (provided that if the Closing Date does not occur on or before May 31, 2006, the Commitments of the Lender Parties shall terminate on such date):

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) (unless otherwise specified), each properly executed by a Responsible Officer of the Borrower, each dated the date of the Initial Borrowing (the “Closing Date”) (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Lender Parties (unless otherwise specified) and in sufficient copies for each Agent and the Borrower (unless otherwise specified):

(i) five (5) executed counterparts of this Agreement;

(ii) to the extent requested, duly executed Notes of the Borrower for the account of each Lender that has so requested complying with the provisions of Section 2.14;

(iii) a security agreement in substantially the form of Exhibit D hereto (the “Security Agreement”), duly executed by the Borrower, together with:

(A) proper financing statements, duly completed for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or reasonably desirable in order to perfect and protect the liens and security interests created under the Collateral Documents in favor of the Secured Parties, covering the Collateral described in the Collateral Documents;

(B) results of lien searches, dated on or no earlier than 45 days before the Closing Date, for existing financing statements filed in the jurisdictions referred to in Section 3.01(a)(iii)(A) that name the Borrower as debtor, together with copies of all such financing statements; and

(C) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens and security interests in favor of the Secured Parties created under the Security Agreement and the Account Control Agreements (both before and after giving effect to the Closing Date Transactions), other than the Other Perfection Requirements, has been taken;

(iv) an amendment to each Amended and Restated Mortgage (in recordable form and otherwise in form and substance satisfactory to the Administrative Agent) (collectively, the “Amendments”), duly executed and delivered by the Borrower, so as to create or ensure the continued effectiveness of the Liens created thereby, all as determined by the Administrative Agent and its counsel, together with:

(A) confirmation from Chicago Title Insurance Company or such other title insurers acceptable to the Administrative Agent recording the Amendments that duly executed counterparts of such Amendments that are sufficient for recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create or continue valid and subsisting

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Liens on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties have been delivered to Chicago Title Insurance Company or such other title insurer, and evidence reasonably satisfactory to the Administrative Agent that all filing and recording taxes and fees have been paid;

(B) a fully paid “date down” endorsement to each Mortgage Policy for the properties encumbered by the Amended and Restated Mortgages, as amended by the Amendments, in form and substance acceptable to the Administrative Agent, dated the Closing Date and issued by Chicago Title Insurance Company, which (1) states, among other things, that since the effective date of the applicable Mortgage Policy, there have been no changes in the state of title, including no new Liens that do not constitute Permitted Encumbrances (as defined in the applicable Amended and Restated Mortgage, as amended by the Amendment thereto) and (2) shall reduce the liability amounts under the Mortgage Policies to an amount equal to $500,000,000 in the aggregate, which amount shall be allocated among the Mortgage Policies as determined by the Administrative Agent.

(C) at the Administrative Agent’s option, affidavits of the Borrower, dated as of the Closing Date, certifying to the Administrative Agent, the Collateral Agent, the Lender Parties and the title insurance company recording the Amendments that there have been no changes, replacements or additions to the improvements on the properties described in the Amended and Restated Mortgages as amended by the Amendments, which encroach upon the property or rights of others, which violate any setback or other zoning requirements or which violate any agreements of the Borrower, and otherwise in form and substance satisfactory to the Administrative Agent; and

(D) evidence that all action (including payment by the Borrower of all title search expenses, title insurance premiums, recording fees, mortgage recording taxes and like taxes) that the Administrative Agent may deem necessary or desirable in order to preserve, perfect and protect the liens and security interests created under the Collateral Documents (other than the Other Perfection Requirements) securing all Obligations of the Borrower under the Financing Documents have been taken;

(v) a Deposit Account Control Agreement in substantially the form of Exhibit H hereto (as amended, the “PNC Control Agreement”), duly executed by the Borrower and PNC Bank, National Association;

(vi) certified copies of resolutions of the board of directors of the Borrower approving the Transactions and the execution, delivery and performance of each Financing Document to which the Borrower is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transactions and each Financing Document to which the Borrower is or is to be a party;

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(vii) copies of a certificate of the Secretary of State of Delaware, certifying (A) as to a true and correct copy of the certificate of formation of the Borrower and each amendment thereto on file in such Secretary’s office and (B) that (1) such amendments are the only amendments to such certificate on file in such Secretary’s office, (2) the Borrower has paid all franchise taxes to the date of such certificate and (3) the Borrower is duly formed and in good standing or presently subsisting under the laws of the State of Delaware;

(viii) copies of a certificate of the Secretary of State of each jurisdiction (other than the jurisdiction of its formation) set forth in Schedule 3.01(a) which shall be each jurisdiction where the Borrower conducts a material portion of its business stating that the Borrower is duly qualified to do business and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate, as applicable;

(ix) a certificate signed on behalf of the Borrower by its secretary or any assistant secretary (the statements made in which certificate shall be true on and as of the Closing Date), certifying (A) as to a true and correct copy of the Constituent Documents of the Borrower as of the Closing Date and each amendment to its Constituent Documents, if any, from the date on which the resolutions referred to in Section 3.01(a)(vi) were adopted to the Closing Date, (B) the absence of any proceeding for the dissolution or liquidation of the Borrower and (C) the names and true signatures of the officers of the Borrower authorized to sign each Financing Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

(x) forecasts prepared by management of the Borrower of balance sheets, income statements and cash flow statements of the Borrower reasonably acceptable to the Administrative Agent on a consolidated basis for each fiscal quarter commencing with the fiscal quarter ending March 31, 2006 through the fiscal quarter ending December 31, 2010;

(xi) legal opinions of appropriate counsel for the Borrower, as to such matters as any Lender may reasonably request;

(xii) a legal opinion of Shearman & Sterling LLP, counsel to the Administrative Agent, as to such matters as the Administrative Agent may reasonably request;

(xiii) certificates signed by a Responsible Officer of the Borrower to the effect that (A) the representations and warranties contained in Article IV are true and correct on and as of the Closing Date as though made on and as of such date both immediately before and immediately after giving effect to the consummation of that portion of the

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Transactions being effected on the Closing Date (the “Closing Date Transactions”); and (B) no Default has occurred and is continuing or would result from the Initial Borrowing or would result from the consummation of the Closing Date Transactions; and

(xiv) audited Consolidated financial statements for the Borrower and its Subsidiaries for the fiscal year ending December 31, 2005.

(b) All Governmental Approvals and third party consents and approvals necessary in connection with the Transactions shall have been obtained and be in full force and effect; and the Administrative Agent shall have received evidence satisfactory to it that the foregoing have been accomplished.

(c) Except for Disclosed Matters as of the date hereof, since December 31, 2005, there shall not have occurred any Material Adverse Change.

(d) All required stamp duties, registration fees, filing costs and other charges in connection with the execution, delivery, filing, recording, perfection, priority or admissibility in evidence of the Financing Documents, and the security interests purported to be granted by the Financing Documents, required to be paid on or prior to the Closing Date shall have been paid in full or an appropriate exemption therefrom shall have been obtained.

(e) All Taxes (i) due and payable on or prior to the Closing Date in connection with the execution, delivery, filing, recording or admissibility in evidence of the Financing Documents or to ensure the legality, validity, enforceability, perfection or admissibility in evidence of the Financing Documents and (ii) due and payable on or prior to the Closing Date by the Borrower or any of its Subsidiaries in connection with the consummation of the transactions contemplated by, and the performance of, the Financing Documents shall, in the case of clauses (i) and (ii) of this Section 3.01(f), have been duly paid in full.

(f) The Borrower shall have paid all accrued fees of the Agents, the Lender Parties and the Arranger Parties and all accrued expenses of the Agents to the extent invoiced at least three Business Days prior to the Closing Date.

SECTION 3.02. Conditions Precedent to Each Borrowing and L/C Credit Extension. The obligation of each Lender to make an Advance (other than an L/C Advance made by an Issuing Bank or a Revolving Lender pursuant to Section 2.03(a) and a Swing Line Advance made by a Revolving Lender pursuant to Section 2.02(c)) on the occasion of each Borrowing (including the Initial Borrowing) to the Borrower, and the obligation of the Issuing Bank to issue, amend to increase the principal amount thereof or extend any Letter of Credit (other than an extension pursuant to an Automatic Extension Letter of Credit in accordance with the original terms thereof) and the right of the Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing or L/C Credit Extension, the following statements shall be true (and each of (x) the giving of the applicable Notice of Borrowing or Notice of Swing Line Borrowing and (y) the acceptance by the Borrower of the proceeds of such Borrowing or Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance such statements are true):

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(a) the representations and warranties of the Borrower contained in Article IV (except, in the case of a Borrowing other than the Initial Borrowing, clause (f), clause (g)(ii) and the final sentence in clause (g)(i) of Section 4.01) and, prior to the Collateral Release Date, Article III of the Security Agreement are true and correct on and as of such date, before and after giving effect to such Borrowing or L/C Credit Extension and to the application of the proceeds therefrom, as though made on and as of such date (other than as to any such representations or warranties that, by their terms, refer to a specific date other than the date of the Borrowing or L/C Credit Extension, in which case they shall be true and correct as of such specific date);

(b) no Default has occurred and is continuing, or would result from such Borrowing or L/C Credit Extension or from the application of the proceeds therefrom; and

(c) in the case of any Advance or issuance of any Letter of Credit, in each case, made after the Closing Date, the Closing Date has occurred.

SECTION 3.03. Determinations Under Sections 3.01 and 3.02. For purposes of determining compliance with the conditions specified in Sections 3.01 and 3.02, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to it unless an officer of the Administrative Agent responsible for the transactions contemplated by the Financing Documents shall have received notice from such Lender Party prior to the date of the Borrowing or issuance of any Letter of Credit (as applicable) specifying its objection thereto and, in the case of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party’s ratable portion of such Borrowing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties. The Borrower represents and warrants to each Lender Party and each Agent as of the date hereof, as of the Closing Date and as of the date of any Borrowing or issuance of an L/C Credit Extension, as follows:

(a) The Borrower (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite limited liability company power and authority (including all Governmental Approvals) to carry on its business as now conducted, except, in the case of clause (ii) only, where the failure to so qualify or be so licensed, or to have such power and authority, could not reasonably be expected to have a Material Adverse Effect.

(b) Set forth on Schedule 4.01(b) is a complete and accurate list of all Subsidiaries of the Borrower as of the Closing Date, showing (as to each such Subsidiary) the jurisdiction of its formation, the number of shares of each class of its Equity Interests authorized,

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and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests, the identity of each owner thereof and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof.

(c) The execution, delivery and performance by it of each Financing Document to which it is or is to be a party, and the consummation of the Transactions, are within its limited liability company powers, have been duly authorized by all necessary limited liability company action, and do not and will not (i) contravene its Constituent Documents, (ii) violate any law, rule, regulation (including Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting it or any of its properties or (iv) except for the Liens created under the Financing Documents, result in or require the creation or imposition of any Lien upon or with respect to any of its Assets, except where, in the case of clauses (i) through (iv), the violation of any such Constituent Documents, law, rule, regulation, permit, order, writ, judgment, injunction, decree, determination or award, breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, or creation or imposition of such Lien, could not be reasonably expected to have a Material Adverse Effect.

(d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by the Borrower of any Financing Document to which it is or is to be a party, or for the consummation of the Transactions, (ii) prior to the Collateral Release Date, the grant by the Borrower of the Liens granted by it pursuant to the Collateral Documents, or (iii) prior to the Collateral Release Date, the perfection or maintenance of the Liens created under the Collateral Documents (including the priority nature thereof as stated in the Security Agreement) other than (A) filing of the financing statements duly completed for filing under the UCC covering the Collateral described in the Collateral Documents, (B) the filing of the Amendments (and, upon the filing of such financing statements in the relevant jurisdictions and the filing of the Amendments, all authorizations, approvals, actions by, and notices to or filings with, any Governmental Authority required for the perfection of the Liens created by the Collateral Documents (including the priority nature thereof as stated in the Security Agreement), other than the Other Perfection Requirements, shall have been duly obtained, taken and filed) and (C) the Other Perfection Requirements, except (1) for the authorizations, approvals, actions, notices and filings (the “Governmental Approvals”), all of which have been duly obtained, taken, given or made, are in full force and effect, are held in the name of the Borrower and are free from any conditions or requirements that have not been satisfied, and are required to be satisfied, on or prior to the dates as of which this representation and warranty is made or reaffirmed and (2) as disclosed on Schedule 4.01(d).

(e) This Agreement has been, and each other Financing Document when delivered hereunder will have been, duly executed and delivered by it. This Agreement is, and each other Financing Document when delivered hereunder will be, its legal, valid and binding

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obligation, enforceable against it in accordance with its terms, except to the extent limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(f) There is no action, suit, investigation, litigation or proceeding, including any Environmental Action, which has commenced against it or any of its Subsidiaries or any of their respective properties or to its knowledge, pending (but not yet commenced) or, to the knowledge of the Borrower, threatened against it or any of its Subsidiaries or any of their respective properties before any Governmental Authority that (i) except for Disclosed Matters, if adversely determined, could reasonably be expected to have a Material Adverse Effect (other than the matters described on Schedule 4.01(f) (the “Disclosed Litigation”)) or (ii) affects or could reasonably be expected to affect the legality, validity or enforceability of any Financing Document or the consummation of the Transactions.

(g) (i) Each of the financial statements of the Borrower delivered to the Administrative Agent pursuant to Sections 5.04(b) and 5.04(c) is true, complete and correct in all material respects as of the date of such statement, has been prepared in accordance with GAAP (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes), and fairly presents in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries as of the date thereof. Except (A) for Disclosed Matters or (B) as set forth in Schedule 4.01(g), since the date of the most recent financial statements delivered under this Agreement, no event, condition, occurrence or circumstance has existed or has occurred and is continuing which could reasonably be expected to have a Material Adverse Effect.

(ii) Since December 31, 2005, no Material Adverse Change has occurred, except for Disclosed Matters as of the date hereof.

(h) Neither the Information Memorandum, taken as a whole, nor any other information, exhibit or report furnished by the Borrower to any Agent, any Arranger Party or any other Lender Party in connection with the negotiation and syndication of the Financing Documents or the consummation of the Transactions or pursuant to the terms of the Financing Documents, when taken together with the information contained in the Parent’s most recent annual report on Form 10-K (the “Form 10-K”) and in Parent’s reports filed with the SEC under the Securities Exchange Act of 1934 subsequent to the filing of the Form 10-K and the Borrower’s financial statements delivered pursuant to Section 3.01(a)(xiv), taken as a whole, contains (as of the date on which such information is or was provided to any Agent, any Arranger Party or any Lender Party, as modified or otherwise supplemented by information so provided) any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, exhibit or report was based upon or constitutes a forecast or projection, the Borrower represents only that such information was prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the Borrower to be reasonable at the time (it being understood that such forecasts or projections are subject to significant uncertainties and contingencies, many of

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which are beyond the Borrower’s control, and that the Borrower makes no representation as to the attainability of such forecasts or projections or as to whether such forecasts or projections will be achieved or will materialize).

(i) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and such Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1, as applicable, referred to in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

(j) Neither the Borrower nor any of its Subsidiaries is an “investment company”, as such term is defined in the 1940 Act.

(k) Prior to the Collateral Release Date, all filings and other actions (other than the Other Perfection Requirements) necessary or reasonably desirable (and requested by the Administrative Agent) to perfect and protect the security interest in favor of the Lenders and the Agents in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations owed to the Secured Parties hereunder. Prior to the Collateral Release Date, the Borrower is the legal and beneficial owner of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Financing Documents.

(l) (i) Except as disclosed on Schedule 4.01(l) or in the Parent’s filings with the SEC or as could not reasonably be expected to have a Material Adverse Effect, (A) the operations and properties of the Borrower and each of its Subsidiaries comply in all respects with all applicable Environmental Laws and Environmental Permits, (B) all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without material ongoing obligations or costs and (C) no circumstances exist that could reasonably be expected to (I) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their properties or (II) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

(ii) Except as disclosed on Schedule 4.01(l) or in the Parent’s filings with the SEC or as could not reasonably be expected to have a Material Adverse Effect, (A) none of the properties currently or formerly owned or operated by the Borrower or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list, (B) to its knowledge, there are no and never have been any unlawful underground or aboveground storage tanks or any unlawful surface impoundments, septic tanks, pits, sumps or

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lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any property currently owned or operated by the Borrower or any of its Subsidiaries or on any property formerly owned or operated by the Borrower or any of its Subsidiaries, and (C) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries.

(iii) Except as disclosed on Schedule 4.01(l) or in the Parent’s filings with the SEC or as could not reasonably be expected to have a Material Adverse Effect, (A) neither the Borrower nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law, and (B) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries have been used, sold or disposed of in a manner not reasonably expected to result in material liability to the Borrower or any of its Subsidiaries.

(m) (i) Neither the Borrower nor any of its Subsidiaries is party to any tax sharing agreement other than the Tax Allocation Agreement. Insofar as then required thereunder, all amounts due and payable by the Borrower or any of its Subsidiaries under the Tax Allocation Agreement have been paid, and all amounts due and payable to the Borrower or any of its Subsidiaries under any tax sharing agreement have been received (including amounts by way of compensation for the use of tax benefits), except as could not reasonably be expected to have a Material Adverse Effect.

(ii) The Borrower has, and each of its Subsidiaries has, filed, caused to be filed or been included in all tax returns (federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, except (A) to the extent that the aggregate amount of any unpaid taxes due, together with applicable interest and penalties, does not exceed $25,000,000 or (B) to the extent such unpaid taxes are subject to Contest.

(n) Set forth on Part I of Schedule 4.01(n) is a complete and accurate list of all real property with a book value, as of the date hereof, in excess of $10,000,000 owned by the Borrower or any of its Subsidiaries, showing, as of the Closing Date, the street address, county or other relevant jurisdiction, state, and record owner thereof, and showing, as of December 31, 2005, the book value thereof. The Borrower or such Subsidiary has, as of the Closing Date, good, marketable and insurable fee simple title to all real property on such Schedule, free and clear of all Liens, other than Liens permitted under the Financing Documents or, prior to the Collateral Release Date, created under the Financing Documents. As of the date hereof, and prior to the Collateral Release Date, there have been (A) no changes, replacements or additions to the improvements on the properties described in the Mortgages that are not the subject of mortgagee title insurance which encroach upon the property or rights of others, which violate any setback or other zoning requirements or which violate any agreements of the Borrower,

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except as disclosed in Part II of Schedule 4.01(n), and (B) no Liens or encumbrances affecting the properties described in the Mortgages that are not the subject of mortgagee title insurance, except Liens permitted under the Financing Documents and except as disclosed on Part III of Schedule 4.01(n).

(o) All property and general liability insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Closing Date is in full force and effect and all premiums that are due and owed have been duly paid, except where the failure to pay could not reasonably be expected to have a Material Adverse Effect. None of the Borrower or any of its Subsidiaries has any reason to believe that it will not be able to renew its existing coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a substantially similar cost as available to companies of a similar size operating in the same or similar businesses.

(p) As of the Closing Date, none of the Subsidiaries of the Borrower (other than AGC, Buchanan Generation, LLC, each Material Subsidiary, Allegheny Energy Supply Gleason, LLC, Allegheny Energy Supply Wheatland, LLC, Acadia Bay Energy Company, LLC, and Buchanan Energy Company of Virginia, LLC) individually holds any Assets, including any deposit or securities accounts, with a book value in excess of $10,000,000.

(q) No Default has occurred and is continuing.

(r) Set forth on Schedule 4.01(r) is a complete and accurate list as of the Closing Date (except, solely with respect to the amount thereof, as otherwise indicated thereon) of outstanding Debt for Borrowed Money owed by the Borrower or any of its Subsidiaries with an aggregate principal amount in excess of $10,000,000, showing the amount, obligor or issuer, creditor and maturity thereof.

ARTICLE V

COVENANTS

SECTION 5.01. Affirmative Covenants. The Borrower covenants and agrees that on and after the date hereof and until the Notes, together with all accrued interest thereon, fees and all other Senior Debt Obligations (other than contingent indemnification obligations not yet due and payable) are paid in full and all Commitments and each Letter of Credit shall have terminated, it will:

(a) Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, with all Applicable Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Compliance with Environmental Laws. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (i) comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits, (ii) obtain and

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renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties and (iii) conduct, and cause each of its Subsidiaries to conduct, any required investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action, necessary to remove and clean up all Hazardous Materials from any of its properties required under any Environmental Law.

(c) Payment of Taxes, Etc. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, will by law become a Lien upon its property not permitted by Section 5.02(a); provided that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is the subject of a Contest.

(d) Insurance. (i) Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

(ii) Within 30 Business Days after the Closing Date, deliver evidence to the Administrative Agent that the Collateral Agent has been named as an additional insured (and, in the case of all property and general liability insurance, as loss payee) with respect to all property damage and liability insurance required under this Section 5.01(d).

(e) Preservation of Corporate Existence, Etc. Except as could not reasonably be expected to have a Material Adverse Effect, preserve and maintain, and cause each Material Subsidiary to preserve and maintain, its existence, legal structure, rights (charter or statutory), permits, licenses, approvals, franchises and privileges in the jurisdiction of its formation and in each other jurisdiction in which the conduct of its business requires it to so qualify; provided, however, that the Borrower and any Subsidiary may consummate any merger or consolidation permitted under Section 5.02(d).

(f) Visitation Rights. At any reasonable time during normal business hours and from time to time as may be reasonably desired by any of the Agents or Lender Parties (provided that unless a Default shall have occurred and be continuing, such visits should be limited to twice per year), at the Borrower’s reasonable cost and expense, permit any Agent or any Lender Party, or any agents or representatives thereof, to examine and make copies of and abstracts from its records and books of account of, and visit the properties of, the Borrower and its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants; provided that in the case of any discussion or meeting with the independent public accountants, only if the Borrower has been given the opportunity to participate in such discussion.

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(g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account in accordance with GAAP in effect from time to time.

(h) Maintenance of Properties, Etc. Other than as mandatorily required by Applicable Law, operate, maintain and preserve, and cause each Material Subsidiary to operate, maintain and preserve, all of its properties (other than any such properties as are immaterial or non-essential to the conduct of business by the Borrower and the Material Subsidiaries, taken as a whole) that are used or useful in the conduct of its business in good working order and condition (ordinary wear and tear excepted) in accordance with prudent practices then being utilized in the merchant, non-regulated power generation industry and in accordance with Applicable Laws (including Environmental Laws) in all material respects.

(i) Transactions with Affiliates. Other than as may be required by the Federal Power Act, as amended, or any rule or regulation issued by the FERC, conduct, and cause each of its Subsidiaries to conduct, (i) all transactions with any of the Affiliates of the Borrower on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate of the Borrower and (ii) all transactions with a Person other than an Affiliate of the Borrower on terms that are without regard to any benefit or detriment to any Affiliate of the Borrower (other than any Subsidiary); provided that this Section 5.01(i) shall not be deemed to permit any transaction otherwise prohibited by the terms of this Agreement. Without prejudice to the foregoing, the following transactions shall be deemed to be in compliance with this Section 5.01(i): (A) any agreements made by the Borrower or any of its Subsidiaries with a utility to provide provider of last resort requirements, as such agreements are amended from time to time, so long as such provider of last resort agreements are with an Affiliate of the Borrower and approved by all applicable Governmental Authorities, (B) any transaction authorized under a tariff or rate schedule which has been approved by the FERC or performed in accordance with FERC orders and (C) any Asset sales, leases, transfers, swaps, exchanges or other dispositions (including in respect of full or partial ownership percentages of transmission lines (including the AGC Transmission Line), generating facilities, generating equipment and related contract rights in power purchase agreements, leases, licenses, permits and other Assets) as contemplated (1) under Section 5.02(d)(i)(F) in respect of up to $10,000,000 in the aggregate of such Assets and (2) under Sections 5.02(d)(i)(I) and (L). For the avoidance of doubt, any contracts or arrangements listed on Schedule 5.01(i) to which the Borrower or any Subsidiary is a party (and any amendments thereto, renewals or replacements thereof on substantially the same terms as determined in good faith by a Responsible Officer of the Borrower or any Subsidiary of the Borrower that is a party thereto) shall be deemed to comply with this Section 5.01(i) except to the extent that any Governmental Authority determines that any such contract is not in conformance with Applicable Law and such non-conforming contract is not on terms described in the first sentence of this Section 5.01(i).

(j) Further Assurances. Prior to the Collateral Release Date, promptly upon request by any Agent or any Lender Party, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and

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continuations thereof, termination statements, notices of assignments, transfers, certificates, assurances and other instruments as any Agent or any Lender may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Financing Documents, (B) to the full extent permitted by Applicable Law, subject the Borrower’s properties, assets, rights or interests (other than the Excluded Assets) to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Financing Document or under any other instrument executed in connection with any Financing Document to which the Borrower is or is to be a party.

(k) Preparation of Environmental Reports. If prior to the Collateral Release Date any Agent shall reasonably believe that a material environmental event has occurred on any parcel of real property owned or leased by the Borrower or any of its Subsidiaries after the date hereof, provide to each Agent within 90 days after receipt of a written request from such Agent in which the Agent describes in reasonable detail the basis of such belief, at the expense of the Borrower, a Phase I environmental site assessment report for the properties described in such request prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any legally required compliance, removal or remedial action in connection with any Hazardous Materials on such properties. Without limiting the generality of the foregoing, if any Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may, at the time following the 45th day after the request of such Agent, retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Administrative Agent, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

(l) Real Property. Prior to the Collateral Release Date, promptly upon the request of the Administrative Agent (but in any event within 75 days of such request) deliver to the Collateral Agent (with copies to the Administrative Agent) the following: (i) mortgages, deeds of trust, trust deeds, leasehold mortgages and leasehold deeds of trust (the “New Mortgages”) duly executed by the Borrower in respect of the Acquired Material Property, each such New Mortgage to be substantially in the form of the most relevant Amended and Restated Mortgage (based on, for example, the state and county in which such New Mortgage will be recorded) recorded on or about July 21, 2005 (the “Recorded Term Mortgages”), with such changes to account for (A) local law matters as advised by the Administrative Agent’s local counsel, (B) property/transaction specific matters that are necessary or desirable in the opinion of the Administrative Agent and (C) any other matters that are necessary or desirable in the opinion of the Administrative Agent; provided that the starting form for such New Mortgage shall be a Recorded Term Mortgage; and provided further that if the property to be encumbered by a New Mortgage is in a state in which no Recorded Term Mortgage exists, the starting form to be used

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shall be the most suitable form from among the Recorded Term Mortgages, as determined by the Administrative Agent; (ii) confirmations from the title insurance company recording the New Mortgages that duly executed counterparts of such New Mortgages that are sufficient for recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create valid and subsisting Liens on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties have been delivered to such title insurance company, and evidence reasonably satisfactory to the Administrative Agent that all filing and recording taxes and fees have been paid; (iii) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies in form and substance, with endorsements and in amounts acceptable to the Administrative Agent, issued by title insurers acceptable to the Administrative Agent, insuring the New Mortgages to be valid and subsisting Liens on the properties described therein, free and clear of all defects (including mechanics’ Liens and materialmen’s Liens) and encumbrances, excepting only Permitted Liens (other than mechanics’ liens and materialmen’s liens to be insured against under said policies), and providing for such other affirmative insurance as the Administrative Agent may deem necessary or desirable; (iv) ALTA Surveys (for which all necessary fees (where applicable) have been paid) of the Material Acquired Property dated reasonably near the date of such delivery; (v) confirmation from the title insurance company recording such New Mortgages with respect to the validity and (subject to the exceptions and encumbrances permitted therein) the priorities of such New Mortgages; and (vi) evidence that all action (including payment by the Borrower to the title insurance company recording such New Mortgages of the amount previously notified by such title insurance company to the Borrower as necessary for it to record such New Mortgages) that the Administrative Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created under the Collateral Documents (other than the Other Perfection Requirements) securing all Obligations of the Borrower under the Financing Documents have been taken; provided that in the case of any Acquired Material Property acquired by or otherwise transferred to the Borrower in connection with a Permitted Asset Swap, the Borrower shall comply with the requirements of the first sentence of this Section 5.01(l) no later than five days after such acquisition or transfer, whether or not the Administrative Agent shall have made a request therefor. In the event that any additional Advances are made hereunder pursuant to Section 2.16 prior to the Collateral Release Date, the Borrower shall, within twenty (20) days of each such Advance, obtain from each title insurance company that has issued a mortgagee title insurance policy, a “date down” endorsement (in form and substance reasonably satisfactory to the Administrative Agent) at the time of each such additional Advance, without increase to the aggregate insured amount of the coverage provided to the Administrative Agent under the Mortgage Policies.

(m) Additional Material Subsidiaries. Promptly (but in any event no later than 45 Business Days or, if any of the following occurs in connection with a Permitted Asset Swap, no later than five days after such occurrence) after the incorporation or formation of a Material Subsidiary (other than AE Capital) or after any Subsidiary (other than AE Capital) becomes a Material Subsidiary, in each case, to the extent the same occurs prior to the Collateral Release Date, deliver to the Collateral Agent (with a copy to the Administrative Agent) the following: (i) certificate(s) representing Equity Interests in such Material Subsidiary, if any, owned by the Borrower and its other Subsidiaries, accompanied by undated stock powers (or an equivalent

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instrument) executed in blank, (ii) if such Material Subsidiary is not a direct Subsidiary of the Borrower, a security or pledge agreement (substantially in the form of the Security Agreement insofar as the provisions thereof relate to the granting of a security interest in Equity Interests or rights with respect to the Equity Interests pledged thereunder), duly executed by the parent of such Material Subsidiary, securing the Senior Debt Obligations, (iii) evidence that all other action that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority Liens and security interests created under the Security Agreement (with respect to the Equity Interests in such Material Subsidiary owned by the Borrower, if any) or, if such Material Subsidiary is not a direct Subsidiary of the Borrower, under the pledge or security agreement referred to in clause (ii) above (with respect to the Equity Interests in such Material Subsidiary owned by each other Subsidiary of the Borrower) and (iv) in respect of any pledge or security agreement referred to in clause (ii) above only, customary legal opinions in respect thereof, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 5.02. Negative Covenants. The Borrower covenants and agrees that on and after the date hereof and until the Notes, together with all accrued interest thereon, fees and all other Senior Debt Obligations (other than contingent indemnification obligations not yet due and payable) are paid in full and all Commitments and each Letter of Credit shall have terminated, the Borrower will not, at any time:

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any Material Subsidiary to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any Material Subsidiary to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any Material Subsidiary as debtor, or sign or suffer to exist, or permit any Material Subsidiary to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any Material Subsidiary to assign, any accounts or other right to receive income, except:

(i) any Liens (A) created pursuant to the Financing Documents (including Section 2.03(e)) and Permitted Refinancing Debt with respect to all Senior Debt Obligations or (B) securing Debt permitted pursuant to (1) Section 5.02(b)(ii) (to the extent such Debt is outstanding under Pollution Control Bonds), (2) Section 5.02(b)(iii), (3) Section 5.02(b)(iv), (4) Section 5.02(b)(xxi) or (5) Section 5.02(b)(xvii) (to the extent such Permitted Refinancing Debt is incurred in respect of any of the foregoing);

(ii) Permitted Liens;

(iii) Liens existing on the date hereof and described on Schedule 5.02(a);

(iv) purchase money Liens upon or in real property, physical assets or equipment acquired or held by the Borrower or any Material Subsidiary in the ordinary course of business to secure the purchase price of such real property, physical assets or

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equipment or to secure Debt permitted to be incurred pursuant to Section 5.02(b)(vii) incurred solely for the purpose of financing the acquisition, construction or improvement of any such real property, physical assets or equipment to be subject to such Liens, or Liens existing on any such real property, physical assets or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that (A) such Lien is incurred and the Debt secured thereby is created within 90 days after the acquisition, completion of construction or completion of improvement thereof (as applicable), and (B) no such Lien shall extend to or cover any property, physical assets or equipment other than the real property, physical assets or equipment being acquired, constructed or improved; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(vii) at any time outstanding;

(v) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(viii); provided that no such Lien shall extend to or cover any Assets (or, prior to the Collateral Release Date, any Collateral) other than the Assets subject to such Capitalized Leases;

(vi) Liens on cash or Cash Equivalents (A) deposited in margin accounts with or on behalf of futures contract brokers or paid over to other contract counterparties or (B) pledged or deposited as collateral to a contract counterparty to secure obligations with respect to (1) contracts (other than for Debt) for commercial and trading activities in the ordinary course of business for the purchase, transmission, distribution, sale, storage, lease or hedge of any energy related commodity or (2) Hedge Agreements representing commodity price contracts, transmission agreements or derivatives or interest rate derivatives to the extent that the Borrower or any Material Subsidiary is permitted to enter into any such Hedge Agreement pursuant to Section 5.02(b)(vi);

(vii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Material Subsidiary; provided that such Liens were not created in contemplation of such merger or consolidation and do not extend to any Assets other than those of the Person merged into or consolidated with the Borrower or such Material Subsidiary;

(viii) Liens granted by the Borrower or any Material Subsidiary in favor of a commercial trading counterparty, a futures contract broker or other contract counterparty on accounts receivable arising under, commodities covered by, other obligations owed to, and other rights of the Borrower or such Material Subsidiary, in each case, under any contract (other than for Debt) entered into in the ordinary course of business in connection with commercial and trading activities (including any netting agreement) to secure the Borrower’s or such Material Subsidiary’s obligations under such contract; provided that such Liens are granted in the ordinary course of business and, when granted, do not secure obligations which are past due;

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(ix) Liens granted on cash or Cash Equivalents to defease Debt of the Borrower or any of its Subsidiaries that is not prohibited by Section 5.02(b);

(x) Liens granted on cash or Cash Equivalents constituting proceeds from any sale or disposition of Assets that is not prohibited by Section 5.02(d) deposited in escrow accounts to secure Debt permitted to be incurred under Section 5.02(b)(xii) in respect of such sale or disposition;

(xi) other Liens affecting property with an aggregate fair market value not to exceed 15% of Consolidated Net Tangible Assets;

(xii) the replacement, extension or renewal of any Lien permitted by clause (iii), (iv), (v), (vii) or (xi) above upon or in the same property theretofore subject thereto and, if such Lien secured Debt, upon the incurrence of any Permitted Refinancing Debt in respect of such Debt secured to the extent such Permitted Refinancing Debt is incurred in accordance with Section 5.02(b);

(xiii) subject to the PNC Control Agreement, Liens granted in favor of PNC Bank, National Association on cash, checks, deposit accounts, securities accounts and Cash Equivalents of the Borrower or its Subsidiaries held by PNC Bank, National Association from time to time to secure Debt permitted to be incurred under Section 5.02(b)(xx);

(xiv) Liens upon or in pollution control equipment at the Hatfield’s Ferry Facility, the Armstrong Facility or the Fort Martin Facility to secure Debt permitted to be incurred pursuant to Section 5.02(b)(xxiv) incurred solely to finance the acquisition and installation of such pollution control equipment, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that (A) such Lien is incurred and the Debt secured thereby is created within 90 days after the completion of the installation thereof, and (B) no such Lien shall extend to or cover any property, physical asset or equipment other than such pollution control equipment and other immaterial related Assets; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (xiv) shall not exceed the amount permitted under Section 5.02(b)(xxiv) at any time outstanding;

(xv) prior to the Collateral Release Date, Permitted Second Priority Liens; and

(xvi) on or after the Collateral Release Date, Liens securing Commodity Hedge Agreements.

(b) Debt. Create, incur, assume or suffer to exist, or permit any Material Subsidiary to create, incur, assume or suffer to exist, any Debt, except:

(i) Debt of the Borrower under the Financing Documents;

(ii) Surviving Debt;

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(iii) prior to the Initial Borrowing, the Existing Debt;

(iv) unsecured or secured Debt of the Borrower in an aggregate amount principal amount, when combined with the aggregate principal amount of Debt incurred pursuant to Section 2.16, not to exceed $200,000,000 at any time outstanding;

(v) unsecured Debt owed to the Parent, the Borrower or any Subsidiary of the Borrower so long as such Debt is subordinated to the Advances in accordance with the Affiliate Subordination Terms;

(vi) Debt in respect of Hedge Agreements (including Commodity Hedge Agreements) as may be entered into in the ordinary course of business and consistent with prudent business practice to hedge or mitigate (A) risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities as a result of fluctuations in the prices of transmission, capacity or energy (or of any fuel required for the generation thereof), Emissions Credits, or energy attributes or (B) risks in respect of interest rate fluctuations; provided that in each case such Hedge Agreement shall not have been entered into for speculative purposes;

(vii) Debt incurred by the Borrower or any Material Subsidiary to finance all or any part of the acquisition, construction or improvement of any real property, physical assets or equipment (including Capital Expenditures) of the Borrower and any Subsidiary; provided that such Debt is incurred prior to or within 90 days after such acquisition or the completion of construction or completion of improvement or such Capital Expenditures; provided further that the aggregate principal amount of Debt permitted under this Section 5.02(b)(vii), when combined with the aggregate principal amount of Debt incurred in connection with Capitalized Leases permitted under Section 5.02(b)(viii) shall not exceed (A) prior to the Collateral Release Date, $100,000,000 and (B) on or after the Collateral Release Date, $500,000,000, in each case, at any time outstanding;

(viii) Capitalized Leases in an aggregate principal amount, when combined with the aggregate principal amount of all Debt incurred pursuant to Section 5.02(b)(vii), not in excess of (A) prior to the Collateral Release Date, $100,000,000 and (B) on or after the Collateral Release Date, $500,000,000, in each case, at any time outstanding;

(ix) Debt of any Person that is merged into or consolidated with the Borrower or any Material Subsidiary; provided that (A) such Debt is existing at the time of such merger or consolidation (other than Debt incurred solely in contemplation of such merger or consolidation), and (B) immediately after giving effect to such merger or consolidation, no Default shall have occurred and be continuing;

(x) Debt arising from the honoring by a bank or financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Debt is covered within five Business Days;

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(xi) Debt in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptance and performance and surety bonds provided by the Borrower or any of its Subsidiaries in the ordinary course of business;

(xii) Debt that may be deemed to arise as a result of agreements of the Borrower or any Material Subsidiary providing for indemnification, adjustment of purchase price or any similar obligations, in each case, incurred in connection with the sale or disposition of any business, Assets or Equity Interests in any Subsidiary of the Borrower consummated not in contravention of the terms of Section 5.02(d) in an amount not to exceed with respect to any such sale or disposition the amount of gross proceeds received by the Borrower in connection with such sale or disposition;

(xiii) Debt of the Borrower represented by letters of credit, surety bonds, Contingent Obligations and performance bonds supporting obligations of the Borrower or any of its Subsidiaries in the ordinary course of business;

(xiv) reimbursement obligations owed to Affiliates for amounts paid on behalf of the Borrower or any of its Subsidiaries by the Parent or any of the Parent’s Subsidiaries in accordance with Applicable Laws with respect to the provision of goods or services to the Borrower or any such Subsidiary;

(xv) unsecured Debt of the Borrower and the Material Subsidiaries not to exceed $100,000,000 at any time outstanding;

(xvi) unsecured Debt in respect of obligations of the Borrower or any of its Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that with respect to any material invoice, such obligations are (A) incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 90 days of the incurrence of the related Debt) in the ordinary course of business and not in connection with the borrowing of money and (B) (I) not more than 90 days past due or (II) subject to any Contest, provided that the aggregate principal amount of such Debt subject to Contest shall not exceed $15,000,000;

(xvii) Permitted Refinancing Debt incurred in respect of any Debt permitted under clauses (i), (ii), (iii), (iv), (vii), (viii), (ix), (xv), (xxi) and (xxiv) or this clause (xvii);

(xviii) unsecured Debt for Borrowed Money of the Borrower and the Material Subsidiaries incurred in the ordinary course of business, maturing within one year from the date incurred, and aggregating not more than $20,000,000 at any one time outstanding;

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(xix) additional unsecured Debt for Borrowed Money issued or incurred the proceeds of which are used to make Capital Expenditures required to be made in order to comply with Applicable Law regarding the environment or the transmission of electricity or natural gas; provided that (A) the scheduled maturity date for such Debt is a date that is at least six calendar months after the Final Maturity Date and does not require any scheduled amortization or mandatory prepayments thereof prior to such date, (B) such Debt contains covenants and events of default which, taken as a whole, are determined in good faith by a Responsible Officer of the Borrower to be no less favorable to the Borrower or any Material Subsidiary in any material respect than the covenants and Events of Default applicable under this Agreement, (C) no Default shall have occurred and be continuing, and (D) prior to the incurrence or issuance of such Debt, the Borrower shall have delivered to the Administrative Agent a certificate demonstrating pro forma compliance with the covenants set forth in Section 5.03 for the period of four consecutive fiscal quarters ending on the last date of the last completed fiscal quarter immediately preceding the proposed date of incurrence of such Debt (on the assumption that such incurrence of Debt under this clause occurred on the first day of such four fiscal quarter period and using historical results of the Borrower and its Subsidiaries for such period);

(xx) secured or unsecured Debt owed to PNC Bank, National Association from time to time in connection with the extension of credit to the Borrower or the Material Subsidiaries for the account of one or more employees or departments of the Borrower or its Affiliates in respect of costs and expenses incurred by such employees or departments in connection with the conduct of business on behalf of the Borrower or its Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

(xxi) Debt of the Borrower or the Material Subsidiaries in an aggregate principal amount not to exceed $86,000,000 at any one time outstanding incurred in connection with the assumption or refinancing of Pollution Control Bonds in connection with a Permitted Asset Swap;

(xxii) unsecured Debt incurred by the Borrower or the Material Subsidiaries in connection with the Buffalo Reserve Project or any Joint Ventures in an aggregate principal amount not to exceed $75,000,000 at any time outstanding; provided that such Debt has a scheduled maturity date that is at least six calendar months later than the Final Maturity Date and does not require any scheduled amortization or mandatory prepayments thereof prior to such date;

(xxiii) unsecured Debt of the Borrower or the Material Subsidiaries under the Parent Credit Agreement; and

(xxiv) Debt incurred to finance all or any part of the acquisition and installation of pollution control equipment at the Hatfield’s Ferry Facility or the Armstrong Facility or the Fort Martin Facility; provided that such Debt is incurred prior to or within 90 days after the completion of installation of such pollution control equipment; provided further that the aggregate principal amount of Debt permitted under this Section 5.02(b)(xxiv)

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with respect to (A) the Hatfield’s Ferry Facility shall not exceed $400,000,000 at any time outstanding and (B) the Armstrong Facility shall not exceed $100,000,000 at any time outstanding and (C) the Fort Martin Facility shall not exceed $350,000,000 at any time outstanding.

(c) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

(i) any Subsidiary of the Borrower may merge into or consolidate with the Borrower so long as the Borrower is the surviving Person following such merger or consolidation;

(ii) any Subsidiary of the Borrower may merge into or consolidate with another Subsidiary of the Borrower; provided that if any such Subsidiary is a Material Subsidiary or a direct or indirect wholly owned Subsidiary of the Borrower, the surviving Person following such merger or consolidation shall be a Material Subsidiary or a direct or indirect wholly owned Subsidiary of the Borrower, as the case may be;

(iii) in connection with any sale, transfer or other disposition permitted under Section 5.02(d) (other than Section 5.02(d)(i)(C)), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

(iv) in connection with any acquisition permitted under Section 5.02(e), any Subsidiary may merge into the Borrower;

(v) the Borrower may merge into or otherwise consolidate with another Person if either (A) the Borrower is the surviving entity or (B) (1) the surviving entity is organized or existing under the laws of the United States, any state thereof or the District of Columbia, (2) the surviving entity assumes all of the Borrower’s Obligations under the Financing Documents pursuant to agreements reasonably satisfactory to the Administrative Agent and (3) the Public Debt Ratings of the surviving entity immediately following such merger or consolidation shall be no worse than the Public Debt Ratings of the Borrower immediately prior to such merger or consolidation;

provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

(d) Sales, Etc., of Assets. (i) Prior to the Collateral Release Date, sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any Assets or grant any option or other right to purchase, lease or otherwise acquire any Assets other than:

(A) the sale, transfer, lease or other disposition of or grant of any option or other right to purchase, lease or otherwise acquire power, capacity, the right to transmit electricity or natural gas, fuel, fuel storage and processing,

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energy attributes and other products and services and Cash Equivalents in the ordinary course of business and any sale, lease or other disposition of or grant of any option or other right to purchase, lease or otherwise acquire damaged, surplus, worn-out or obsolete Assets in the ordinary course of business;

(B) the sale, transfer or other disposition of or grant of any option or other right to purchase, lease or otherwise acquire any Emissions Credits; provided that to the extent such sale, transfer or other disposition of or grant of any option or other right to purchase, lease or otherwise acquire Emissions Credits (1) is other than in the ordinary course of business or (2) is in the ordinary course of business but results in Net Cash Proceeds to the Borrower or the Material Subsidiaries in excess of $100,000,000 in the aggregate from all such sales, transfers or other dispositions of or grant of any option or other right to purchase, lease or otherwise acquire Emission Credits in any Fiscal Year, the Net Cash Proceeds therefrom shall be required to be applied to prepay the Advances in accordance with the provisions of Section 2.06(b);

(C) transactions permitted under Section 5.02(c);

(D) sales, transfers, leases or other dispositions of Assets or Equity Interests among the Borrower and its Subsidiaries; provided, however that, prior to the Collateral Release Date, the Borrower shall not sell, transfer, lease or otherwise dispose of generating facilities in excess of $500,000,000 in book value in the aggregate (which amount shall not include any sales, transfers, leases or other dispositions of Assets or Equity Interests in a Permitted Asset Swap permitted under Section 5.02(d)(i)(I)) to Subsidiaries that are not Material Subsidiaries;

(E) sales, transfers, leases or other dispositions of or grant of any option or other right to purchase, lease or otherwise acquire Assets; provided that (1) the consideration received by the Borrower and its Subsidiaries for such Asset shall have been determined on the basis of an arm’s-length negotiation with non-Affiliates, (2) with respect to any Asset or property for which consideration received by the Borrower or any Subsidiary is in excess of $25,000,000, the consideration received shall be at least the Fair Market Value for such Asset or property and, if the consideration to be received with respect to such Asset or property is equal to or greater than $100,000,000, the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate certifying that such sale, transfer, lease or other disposition or grant of any option or other right to purchase, lease or otherwise acquire is for Fair Market Value, accompanied by a resolution of the Board of Directors of the Borrower pursuant to which the Board of Directors of the Borrower shall have concluded that such sale, transfer, lease or other disposition is for Fair Market Value which conclusion shall be supported by an appraisal or fairness opinion addressed to the Board of Directors from a Person other than an Affiliate of the Borrower which supports the conclusion that such

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sale, transfer or other disposition is for Fair Market Value, (3) no less than 75% of the purchase price (excluding the amount of any Debt assumed in connection with any such sale or other disposition by a Person other than the Borrower or such Subsidiary ) for such Asset shall be paid to the Borrower and the Subsidiaries solely in cash or Cash Equivalents, (4) no portion of the non-cash proceeds received by the Borrower and the Subsidiaries shall consist of Debt of, or Equity Interests in, the Borrower or any of its Subsidiaries, (5) no Default shall have occurred and be continuing, (6) on or prior to such sale, transfer or disposition, (I) all Debt (other than under this Agreement) of the Borrower and its Subsidiaries secured by such Asset required by the terms thereof to be prepaid or repaid upon such sale, transfer or disposition shall have been so paid and (II) the relevant portion of the proceeds thereof required to be applied to the prepayment of Advances shall have been applied in accordance with the terms contained in the proviso at the end of this Section 5.02(d)(i), and (7) the Borrower would be in compliance with the covenants set forth in Section 5.03 as of the most recently completed period ending prior to such transaction for which financial statements and certificates required by Section 5.04(b) or 5.04(c) were required to have been delivered, in each case after giving effect to such transaction and to any other event occurring during such period as to which pro forma recalculation is reasonably appropriate (including any other transaction described in this clause occurring after such period) as if such transaction (and the repayment of any Debt in connection therewith) had occurred as of the first day of such period;

(F) sales, transfers, leases or other dispositions of, or grant of any option or other right to purchase, lease or otherwise acquire, other immaterial Assets (other than Equity Interests in, or Debt or other Obligations of, any Subsidiary) in the ordinary course of business and on reasonable terms, if no Default exists at the time of such sale, transfer or other disposition or grant of any option or other right to purchase, lease or otherwise acquire;

(G) sales, transfers, leases or other dispositions of, or grant of any option or other right to purchase, lease or otherwise acquire, Excluded Asset and so long as any entity the Equity Interests of which constitutes any Excluded Assets, the dissolution or liquidation of any such entity;

(H) sales or transfers of Equity Interests in the Parent to any Plan;

(I) sale, transfer, lease, swap, exchange or other disposition of, or grant of any option or other right to purchase, lease or otherwise acquire, Assets, including full or partial ownership percentages of the Borrower and its Subsidiaries’ various generating facilities (including AGC and Bath County) or any Assets used in connection with or related to such generating facilities, including generating equipment, power, contract rights, permits, licenses and other intangibles, between the Borrower or any of its Subsidiaries and MPC or any of its Subsidiaries; provided that (1) such any such sale, transfer, lease, swap,

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exchange or other disposition shall be such that the fair market value (as determined by reference to the PA Report, if applicable) and cash flow characteristics of the generating facilities or ownership percentages therein, together with related Assets, sold, transferred, leased, swapped, exchanged or disposed of by the Borrower and its Subsidiaries shall be no less than the fair market value (as determined by reference to the PA Report, if applicable) and cash flow characteristics of the generating facilities or ownership percentages therein, together with related Assets, sold, transferred, leased or disposed of by MPC and its Subsidiaries or (2) if the Borrower and its Subsidiaries receive less than equivalent fair market value (as determined by reference to the PA Report, if applicable) for any Assets sold, transferred, leased, swapped, exchanged or otherwise disposed of, then (x) as a result of all such Asset sales, transfers, leases, swaps, exchanges or other dispositions, taken as a whole, the Borrower and its Subsidiaries shall receive Assets with a fair market value (as determined by reference to the PA Report, if applicable) in an amount not less than the fair market value (as determined by reference to the PA Report, if applicable) less $500,000,000 of all Assets sold, transferred, leased, swapped, exchanged, or otherwise disposed of out of the Borrower and its Subsidiary, (y) the PEC Service Agreement shall have been either terminated, amended to reflect market rates or assigned by the Borrower to a third party (other than a Subsidiary of the Borrower) that assumes the entirety of the Borrower’s obligations thereunder and (z) the Borrower shall have delivered to the Administrative Agent (I) a certificate signed by the Chief Financial Officer of the Borrower certifying that (aa) after giving effect to such sales, transfers, leases, swaps, exchanges or other dispositions, any decrease in the fair market value of the Assets (determined at the time thereof) held by the Borrower and its Subsidiaries as a result of such sales, transfers, leases, swaps, exchanges or other dispositions will be offset by the net present value of the impact of the termination, amendment or assignment of the PEC Service Agreement (except for any de minimis loss of value to the Borrower and its Subsidiaries) and (bb) the cumulative cash flow effect on the Borrower and its Subsidiaries of all such sales, transfers, leases, swaps, exchanges or other dispositions (determined at the time thereof) over the period from the date of any such sale, transfer, lease, swap, exchange or other disposition, as applicable, until June 30, 2011 shall not be negative and (II) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by the Chief Financial Officer in support of the statements contained in such certificate (each such sale, transfer, lease, swap, exchange or other disposition, a “Permitted Asset Swap”);

(J) sales, transfers or other dispositions of Assets to any Joint Venture to the extent permitted by Section 5.02(e);

(K) the issuance of any Equity Interests by (1) the Borrower to any Person or (2) any Subsidiary of the Borrower; and

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(L) the sale, transfer, lease or other disposition of the AGC Transmission Line;

provided that in the case of sales, transfers or other dispositions of Assets pursuant to clause (B) (but only to the extent contemplated thereby), (E) or (F) above prior to the Collateral Release Date, the Net Cash Proceeds from such sale, transfer or disposition due to the Borrower and its Subsidiaries shall be received by the Borrower and its Subsidiaries in one or more Controlled Accounts, and the Borrower shall prepay the Advances in accordance with Section 2.06(b).

(ii) On or after the Collateral Release Date, the Borrower will not, at any time, sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any Assets to any Person other than the Borrower and its Subsidiaries, or grant any option or other right to purchase, lease or otherwise acquire any Assets to any Person other than the Borrower and its Subsidiaries, other than (A) in an amount not to exceed (1) 10% of the value of all Assets of the Borrower and its Subsidiaries in any Fiscal Year and (2) 25% of such value in the aggregate or (B) sales, leases, transfers and other dispositions permitted under clause (i) above.

(e) Investments in Other Persons. Prior to the Collateral Release Date, make or hold, or permit any Material Subsidiary to make or hold, any Investment in any Person, except:

(i) (A) equity Investments outstanding as of the date hereof by the Borrower and the Material Subsidiaries in their Subsidiaries or Affiliates, (B) equity Investments after the date hereof by the Borrower and Material Subsidiaries in any Subsidiary of the Borrower or Affiliates, and (C) Investments after the date hereof in direct or indirect Subsidiaries of the Borrower consisting of intercompany Debt permitted under Section 5.02(b)(v);

(ii) loans and advances to employees in the ordinary course of business of the Borrower and its Subsidiaries as presently conducted in an aggregate amount not to exceed $2,000,000 at any time outstanding;

(iii) Investments in Cash Equivalents;

(iv) Investments in Hedge Agreements and Commodity Hedge Agreements permitted pursuant to Section 5.02(b)(vi);

(v) Investments in Subsidiaries of the Borrower resulting from drawings under, or renewals or extensions of, letters of credit, surety bonds, Contingent Obligations or performance bonds supporting obligations of Subsidiaries incurred in the ordinary course of business but in any event not for speculative obligations of such Subsidiary;

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(vi) Investments in any non-cash proceeds received by the Borrower or any of its Subsidiaries in connection with any sale, transfer or other disposition of any Asset to the extent permitted under Section 5.02(d);

(vii) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(viii) Investments not otherwise permitted under this Section 5.02(e) in an aggregate amount not to exceed $100,000,000 plus an amount equal to (A) the Net Cash Proceeds in respect of any sale or issuance, after the Closing Date, of any Equity Interests by the Borrower or sale, transfer or other disposition, after the Closing Date, of Assets retained by the Borrower or the Material Subsidiaries in accordance with Section 2.06 and not applied to prepay Debt plus (B) the Net Cash Proceeds in respect of any sale or issuance of any Equity Interests by the Borrower or any sale, transfer or other disposition of Assets applied by the Borrower to voluntarily prepay the Advances pursuant to Section 2.06(a); provided that with respect to each Investment made pursuant to this Section 5.02(e)(viii): (1) to the extent any such Investment constitutes Equity Interests in, or Debt of, any Material Subsidiary held by the Borrower or any of its Subsidiaries, the Borrower shall have complied with its obligations under Section 5.01(m) and such Equity Interests or Debt, as the case may be, shall be subject to the terms of the Security Agreement and the pledge or security agreement referred to in Section 5.01(m)(ii), as applicable; (2) such Investment shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Borrower and its Subsidiaries, taken as a whole (as determined in good faith by the Board of Directors (or persons performing similar functions) of the Borrower or such Subsidiary if the Board of Directors is otherwise approving such transaction and, in each other case, by a Responsible Officer); (3) such Investment shall be in Assets which are part of, or in lines of business which are in or reasonably related to, the electric power generation, transmission, distribution and/or energy trading businesses; (4) any determination of the amount of such Investment shall include all cash and noncash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of Assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Borrower and its Subsidiaries in connection with such Investment; and (5) (I) immediately before and giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (II) immediately after giving effect to such purchase or other acquisition, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 5.03, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 5.04(b) or 5.04(c) as though such Investment had been consummated as of the first day of the fiscal period covered thereby;

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(ix) Investments not otherwise permitted under this Section 5.02(f) existing on the Closing Date;

(x) Investments in the Buffalo Reserve Project or any Joint Venture in an aggregate amount not to exceed $75,000,000;

(xi) Investments consisting of Debt owed to the Borrower or its Subsidiaries under the AYE Money Pool; and

(xii) Investments consisting of any repurchase, redemption, cancellation, termination or other acquisition or extinguishment of Debt of the Borrower or its Subsidiaries, by the Borrower or by the Material Subsidiaries, in an aggregate amount not to exceed $50,000,000 provided that after giving effect thereof, the Borrower is in pro forma compliance with the covenants set forth in Section 5.03;

provided that this Section 5.02(e) shall not prohibit (A) any repurchase of Debt of the Borrower by the Borrower or Debt of any Material Subsidiary by such Material Subsidiary to the extent such repurchase is not otherwise prohibited by the other provisions in this Agreement and (B) any purchase or acquisition of Assets in a Permitted Asset Swap in accordance with Section 5.02(d)(i)(I).

(f) Restricted Payments. Declare or pay any dividend, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of Assets, Equity Interests (other than Equity Interests in the Borrower issued to the Parent) or obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests in it other than to the Parent or accept any capital contributions other than capital contributions made by the Parent to the Borrower or made with respect to the ML Interest, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interest in the Borrower or to issue or sell any Equity Interests therein, except that so long as no Default shall have occurred and be continuing at the time of any action described in clause (i), (ii), (iii) or (iv) below or would result therefrom:

(i) the Borrower may (A) declare and pay cash dividends and distributions with respect to the ML Interests to the extent required under the Constituent Documents of the Borrower as in effect on the Closing Date, (B) make payments to the Parent in respect of reimbursement obligations under any drawn letter of credit posted by the Parent on behalf of the Borrower or any of its Subsidiaries to support Obligations of the Borrower or such Subsidiary undertaken in the ordinary course of business and not for speculative purposes, (C) issue and sell shares of its Equity Interests, (D) commencing

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with the Fiscal Year ending December 31, 2006, declare and pay cash dividends to the Parent in an aggregate amount in any Fiscal Year not to exceed the greater of (1) $25,000,000 or (2) if the Borrower’s Leverage Ratio as of the last day of the Fiscal Year immediately preceding the Fiscal Year in which such dividend is paid was less than (I) 4.50:1.00, 25% of the Borrower’s Consolidated Net Income for the Fiscal Year immediately preceding the Fiscal Year in which such dividend is paid or (II) 3.50:1.00, 50% of the Borrower’s Consolidated Net Income for the Fiscal Year immediately preceding the Fiscal Year in which such dividend is paid, and (E) make any equity Investment in any of its Subsidiaries permitted under Section 5.02(e);

(ii) any Subsidiary of the Borrower may (A) declare and pay cash dividends or distributions ratably to the holders of its Equity Interests, including the Borrower or any other Subsidiary of the Borrower, (B) accept capital contributions from its parent to the extent not in contravention of Section 5.02(e)(i) or 5.02(e)(vi) and (C) make any equity Investment in any of its Subsidiaries not in contravention of Section 5.02(e);

(iii) the Borrower or any Subsidiary of the Borrower may sell, transfer or contribute any Equity Interests in the Parent to any Plan; and

(iv) the Borrower or any Subsidiary of the Borrower may sell, transfer or contribute any Equity Interests in any of its respective Subsidiaries in connection with a Permitted Asset Swap.

(g) Payment Restrictions Affecting the Borrower’s Subsidiaries. Enter into, incur or permit to exist any agreement or other arrangement that prohibits or restricts the ability of any of its Subsidiaries to declare or pay any dividend or other distribution in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise invest in, the Borrower or any of its Subsidiaries; provided that the foregoing shall not apply to restrictions and conditions imposed by (A) Applicable Law, (B) the Financing Documents, (C) the terms of any Surviving Debt as in effect on the date hereof or any Permitted Refinancing Debt incurred in connection therewith, (D) any agreement in effect with respect to any Subsidiary at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (E) any negative pledge incurred or provided in favor of any holder of Debt permitted under Section 5.02(b)(vii) solely to the extent any such negative pledge relates to the property financed by or subject of such Debt or any Permitted Refinancing Debt incurred in connection therewith, (F) any agreement for the sale or disposition of Assets permitted under Section 5.02(d), provided that such restrictions and conditions apply only to the Asset that is to be sold or the proceeds thereof, (G) any trading, netting, operating, construction, service, supply, purchase, sale or similar agreement to which the Borrower or any of its Subsidiaries is a party, entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the Assets of the Borrower or such Subsidiary that are the subject of that agreement, the payment rights arising thereunder and/or the proceeds thereof and not of any other Asset of the Borrower or such Subsidiary or the Assets of any other Subsidiary, (H) customary provisions restricting subletting or assignment of leases or customary provisions in

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other agreements that restrict assignment of such agreements or rights thereunder, which restrictions, when taken as a whole, as determined in good faith by a Responsible Officer of the Borrower, are no more restrictive than any similar restrictions in effect on the Closing Date, (I) any negative pledge provided for in any Joint Venture agreements, stockholder or partnership agreements or organizational documents relating to Joint Ventures or partnerships or agreements including the Buffalo Reserve Project, (J) any such restrictions or limitations contained in any other agreement in effect on the Closing Date and any amendments, modifications, restatements, renewals or replacements thereof that are not materially more restrictive, taken as a whole, as determined in good faith by a Responsible Officer of the Borrower, than the restrictions or limitations in effect on the Closing Date, (K) any such restrictions or limitations contained in any agreement evidencing Debt permitted under Section 5.02(b)(xxiii) or any Permitted Refinancing Debt incurred in connection therewith but solely to the extent that such restrictions or limitations are contained in the agreement evidencing the relevant Pollution Control Bonds as of the date hereof and (J) any negative pledge incurred or provided in favor of any holder of Debt permitted under Section 5.02(b)(xxiv) but solely to the extent such negative pledge relates to the property financed by or subject of such Debt and any other such restrictions or limitations contained in any agreement evidencing such Debt and applicable solely to the relevant Subsidiary of the Borrower obtaining such Debt, so long as such negative pledge or other such restrictions or limitations are customary for similar transactions as of the date of such financing as determined in good faith by a Responsible Officer of the Borrower.

SECTION 5.03. Financial Covenants. The Borrower covenants and agrees that on and after the date hereof and until the Notes, together with all accrued interest thereon, fees and all other Senior Debt Obligations (other than contingent indemnification obligations not yet due and payable) are paid in full and all Commitments and each Letter of Credit shall have terminated, it will not:

(a) Interest Coverage Ratio. Permit the Interest Coverage Ratio at the end of any fiscal quarter to be less than the ratio set forth for such fiscal quarter below:

Four Fiscal Quarters Ending	Ratio
June 30, 2006	1.75:100
September 30, 2006	2.00:1.00
December 31, 2006	2.00:1.00
March 31, 2007	2.10:1.00
June 30, 2007	2.10:1.00
September 30, 2007	2.10:1.00

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Four Fiscal Quarters Ending	Ratio
December 31, 2007	2.25:1.00
March 31, 2008	2.50:1.00
June 30, 2008	2.60:1.00
September 30, 2008	2.70:1.00
December 31, 2008	2.80:1.00
March 31, 2009	3.00:1.00
June 30, 2009	3.00:1.00
September 30, 2009	3.00:1.00
December 31, 2009	3.00:1.00
March 31, 2010	3.00:1.00
June 30, 2010	3.00:1.00
September 30, 2010	3.00:1.00
December 31, 2010	3.00:1.00
March 31, 2011	3.00:1.00

(b) Leverage Ratio. Permit the Leverage Ratio as of any fiscal quarter to be greater than the ratio set forth below for each fiscal quarter set forth below:

Four Fiscal Quarters Ending	Ratio
June 30, 2006	7.50:1.00
September 30, 2006	7.25:1.00
December 31, 2006	7.00:1.00
March 31, 2007	6.50:1.00

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Four Fiscal Quarters Ending	Ratio
June 30, 2007	6.25:1.00
September 30, 2007	6:00:1.00
December 31, 2007	6:00:1.00
March 31, 2008	5.50:1.00
June 30, 2008	5.25:1.00
September 30, 2008	5.00:1.00
December 31, 2008	4.50:1.00
March 31, 2009	4.50:1.00
June 30, 2009	4.50:1.00
September 30, 2009	4.50:1.00
December 31, 2009	4.50:1.00
March 31, 2010	4.00:1.00
June 30, 2010	4.00:1.00
September 30, 2010	4.00:1.00
December 31, 2010	4.00:1.00
March 31, 2011	4.00:1.00

SECTION 5.04. Reporting Covenants. The Borrower covenants and agrees that until the Notes, together with all accrued interest thereon, fees and all other Senior Debt Obligations are paid in full and all Commitments and each Letter of Credit shall have terminated, the Borrower will furnish to the Administrative Agent and each Lender Party (it being understood that delivery to the Administrative Agent for posting by the Administrative Agent of each of the following items on a electronic website shall constitute delivery to each Lender Party by the Borrower, and the Administrative Agent hereby agrees to post on an electronic website or otherwise distribute to the Lender Parties any such item delivered by the Borrower to the Administrative Agent):

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(a) Default Notices. As soon as possible and in any event within five Business Days after any Responsible Officer of the Borrower becomes aware of the occurrence of any Default continuing on the date of such statement, a statement of a Responsible Officer of the Borrower setting forth the details of such Default or event, development or occurrence and, in each case, the actions, if any, which the Borrower has taken and proposes to take with respect thereto.

(b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by a report that is unqualified or is otherwise reasonably acceptable to the Required Lenders of Pricewaterhouse Coopers (or such other independent public accountants of recognized standing acceptable to the Required Lenders), together with (i) a certificate of such accounting firm stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, nothing has come to such accounting firm’s attention that would cause it to believe that the Borrower has failed to comply with the covenants set forth in Section 5.03, (ii) a schedule in form satisfactory to the Administrative Agent of the computations prepared by the Borrower and used by such accounting firm in determining, as to the fourth quarter of such Fiscal Year, compliance with the covenants contained in Section 5.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP as in effect as of the Closing Date and (iii) a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

(c) Quarterly Financials. As soon as available and in any event within 60 days after the end of each of the first three quarters of each Fiscal Year, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP as in effect as of the Closing Date.

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(d) Real Property. Prior to the Collateral Release Date, within 45 days after the end of each fiscal quarter, a report supplementing Schedule 4.01(n), identifying all Material Property disposed of by the Borrower during such fiscal quarter, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all Material Property acquired or leased by the Borrower during such fiscal quarter (“Acquired Material Property”) and a description of such other changes in the information included in such Schedule as may be necessary for such Schedule to be accurate and complete in respect of such Acquired Material Property.

(e) Additional Material Subsidiaries. As soon as available, but in no event later than five Business Days after any Responsible Officer of the Borrower becomes aware of the same, any Subsidiary (other than AE Capital) becoming a Material Subsidiary.

(f) Other Information. Such other information respecting the business or properties, or the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Agent or any Lender Party acting through the Administrative Agent may from time to time reasonably request.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default. If any of the following events, conditions or occurrences (each, an “Event of Default”) shall occur and be continuing:

(a) (i) the Borrower shall fail to pay any principal of any Advance or any L/C Obligation when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance or any L/C Obligation, or the Borrower shall fail to make any other payment under any Financing Document, in each case under this clause (ii) within three Business Days after the same becomes due and payable hereunder or under any other Financing Document; or

(b) any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower herein, in any other Financing Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in any of Section 5.01(e), 5.02, 5.03 or 5.04(a); or

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(d) prior to the Collateral Release Date, the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(l) in connection with a Permitted Asset Swap and such failure shall remain unremedied for five days after the date on which a Responsible Officer of the Borrower becomes aware of such failure; or

(e) the Borrower shall fail to perform or observe any other covenant or agreement (not specified in Section 6.01(a), 6.01(c) or 6.01(d) above) contained in any Financing Document on its part to be performed or observed and such failure shall remain unremedied for (i) prior to the Collateral Release Date, 60 days after the date on which a Responsible Officer of the Borrower becomes aware of such failure or (ii) on or after the Collateral Release Date, 30 days after the date on which a Responsible Officer of the Borrower becomes aware of such failure; or

(f) (i) the Borrower or any Material Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt (other than Debt under the Financing Documents or Debt which is subject to Contest) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) or with respect to any Hedge Agreement with an Agreement Value of more than $40,000,000 either individually or in the aggregate or (B) fails to observe or perform any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause (1) such Debt to have been demanded, become due, repurchased, prepaid, defeased or redeemed (automatically or otherwise), (2) an offer to repurchase, prepay, defease or redeem such Debt to have been made, prior to its stated maturity, or (3) cash collateral in respect thereof to have been demanded; or (ii) there occurs under any Hedge Agreement an Early Termination Date (as defined in such Hedge Agreement) resulting from (A) any event of default under such Hedge Agreement as to which the Borrower or any Material Subsidiary is the Defaulting Party (as defined in such Hedge Agreement) or (B) any Termination Event (as so defined) under such Hedge Agreement as to which the Borrower or any Material Subsidiary is an Affected Party (as defined in such Hedge Agreement) and, in either event, the termination value owed by the Borrower or any Material Subsidiary as a result thereof is greater than the $40,000,000 either individually or in the aggregate; or

(g) any Insolvency Proceeding shall occur with respect to the Borrower or any Material Subsidiary; or

(h) there is entered against the Borrower or any Material Subsidiary (i) any final judgment or order for the payment of money in an amount exceeding $40,000,000 either individually or in the aggregate other than in respect of the Merrill Lynch Litigation (to the extent not covered by independent third-party insurance by an insurer that is rated at least “A” by A.M. Best Company and such coverage is not the subject of a bona fide dispute), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in the case of (i) or (ii), (y) enforcement proceedings are commenced by any creditor upon such judgment or order and such

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proceedings are not stayed within 10 Business Days, or (z) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) there occurs any Change of Control; or

(j) prior to the Collateral Release Date, any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create solely for the benefit of the Secured Parties (or the enforceability thereof shall be contested by the Borrower) with respect to any portion of the Collateral, a valid and, but for the giving of notices of Liens thereunder to Persons other than Affiliates of the Borrower, perfected first priority Lien on and security interest in such Collateral and in the case of any invalidity or non-perfection of any such Lien with respect to an immaterial portion of the Collateral as a result of administrative or ministerial errors, such occurrence shall remain unremedied for 60 days after the earlier of the date on which (i) a Responsible Officer of the Borrower becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

(k) any material provision of any Financing Document shall be canceled, terminated, declared to be null and void or shall otherwise cease to be valid and binding on the Borrower, in each case, as determined in a final, non-appealable judgment of a court of competent jurisdiction, or the Borrower shall deny in writing any further liability or obligation under any provision of any Financing Document; provided that the foregoing provisions of this clause (k) shall not apply to any Financing Document that is canceled, terminated, declared to be null and void or which ceases to be valid or binding on the Borrower in accordance with its terms or by agreement of the requisite parties thereto; or

(l) as a result of or in connection with an ERISA Event with respect to a Plan, the Borrower or any of its Subsidiaries or any ERISA Affiliate has incurred or is reasonably expected to incur liability in an amount exceeding, in the aggregate with any amounts applicable under clauses (l) and (m) of this Section 6.01, $25,000,000; or

(m) the Borrower or any of its Subsidiaries or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower, its Subsidiaries and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds, in the aggregate with any amounts applicable under clauses (l) and (m) of this Section 6.01, $25,000,000, or requires payments exceeding $25,000,000 per annum; or

(n) the Borrower or any of its Subsidiaries or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower, its Subsidiaries and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization

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or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding, in the aggregate with any amounts applicable under clauses (l) and (m) of this Section 6.01, $25,000,000; or

(o) prior to the Collateral Release Date, the Borrower shall at any time deliver or cause to be delivered to the Collateral Agent without prior written consent of the Administrative Agent a notice pursuant to 42 Pa. C.S.A. § 8143 electing to limit the indebtedness secured by any Mortgage;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare all or any part of the Commitments and the Incremental Commitments (if any) of each Lender Party and the obligation of each Lender Party to make Advances (other than a Revolving Advance by the Revolving Lenders pursuant to Section 2.03(b) and Swing Line Advances by the Revolving Lenders pursuant to Section 2.02(c)) and of the Issuing Banks to make L/C Credit Extensions to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) (I) by notice to the Borrower, declare all or any part of the Notes, all interest thereon and all other amounts payable under this Agreement and the other Financing Documents owing to the Lenders to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that upon the occurrence of any Event of Default described in Section 6.01(g), (1) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than a Revolving Advance by the Revolving Lenders pursuant to Section 2.03(b) and Swing Line Advances by the Revolving Lenders pursuant to Section 2.02(c)) and of the Issuing Banks to make L/C Credit Extensions shall automatically be terminated and (2) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case, without further act of the Administrative Agent or any Lender.

SECTION 6.02. Actions in Respect of Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon demand the Borrower will, Cash Collateralize, for deposit in the Cash Collateral Account, an amount equal to the Outstanding Amount of all L/C Obligations. If at any time the Administrative Agent determines that any Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the Cash Collateral is less than the Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent additional Cash Collateral to be deposited and held in the Cash Collateral Account, in an amount equal to the excess of (a) such aggregate Outstanding Amount of all L/C Obligations over (b) the total amount of Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim.

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ARTICLE VII

THE ADMINISTRATIVE AGENT

SECTION 7.01. Authorization and Action. (a) Each Lender Party hereby appoints and authorizes the Administrative Agent to (i) take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Financing Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto, and (ii) take such actions under the Security Agreement on behalf of the Lender Parties as provided therein. As to any matters not expressly provided for by the Financing Documents (including enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or Applicable Law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower or any other Person pursuant to the terms of this Agreement or any other Financing Documents.

(b) Each Lender Party hereby appoints and authorizes the Collateral Agent to take such action as agent on its behalf in accordance with the provisions of Article VII of the Security Agreement and agrees to be bound by the provisions of Section 7.17 of the Security Agreement.

SECTION 7.02. Reliance, Etc. Neither any Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Financing Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing: (a) the Administrative Agent may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender Party that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (b) each Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected in good faith by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) each Agent makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Financing Documents; (d) each Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Financing

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Document on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (e) each Agent shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Financing Document or any other instrument or document furnished pursuant thereto; and (f) each Agent shall incur no liability under or in respect of any Financing Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 7.03. CUSA, CGMI, Citibank, Scotia Capital, BAS, BofA and Affiliates. With respect to its commitments, if any, to make loans pursuant to its Commitment or Incremental Commitment, if any, the Advances made by it, the L/C Credit Extensions and the Notes issued to it, CUSA, CGMI, Citibank, Scotia Capital, BAS, and BofA shall have the same rights and powers under the Financing Documents as any other Lender and may exercise the same as though it were not the Administrative Agent or an Arranger Party, as applicable; and the terms “Lender”, “Lenders”, “Revolving Lender”, “Revolving Lenders”, “Swing Line Bank”, “Term Lender” or “Term Lenders” shall, unless otherwise expressly indicated, include each of CUSA, CGMI, Citibank, Scotia Capital, BAS, and BofA, in its individual capacity, as applicable. CUSA, CGMI, Citibank, Scotia Capital, BAS, and BofA, and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any Subsidiary of the Borrower and any Person that may do business with or own securities of the Borrower or any such Subsidiary, all as if CUSA, CGMI, Citibank, Scotia Capital, BAS, and BofA, were not the Administrative Agent or an Arranger Party, as applicable, and without any duty to account therefor to the Lender Parties.

SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent, any Arranger Party or any other Lender Party, and based on the financial statements referred to in Sections 3.01 and 5.04 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Financing Documents to which it is a party. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent, any Arranger Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Documents to which it is a party.

SECTION 7.05. Indemnification. (a) Each Lender severally agrees to indemnify the Administrative Agent and the Arranger Parties (in each case to the extent not promptly reimbursed by the Borrower) from and against such Lender ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent or any Arranger Party, as the case may be, in any way relating to or arising out of the Financing Documents or any action

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taken or omitted by the Administrative Agent or any Arranger Party under the Financing Documents (collectively, the “Indemnified Costs”); provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting directly and primarily from the Administrative Agent’s or such Arranger Party’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent and each Arranger Party promptly upon demand for its ratable share of any costs and expenses (including fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Administrative Agent or such Arranger Party is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.

(b) Each Revolving Lender severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Revolving Lender’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Financing Documents or any action taken or omitted by such Issuing Bank under the Financing Documents (including the issuance or transfer of, or payment or failure to pay under, any Letter of Credit); provided that no Revolving Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting directly and primarily from such Issuing Bank’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Revolving Lender agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

(c) For purposes of this Section 7.05, the Lenders’ respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders and (ii) their respective Pro Rata Shares of the L/C Obligations outstanding at such time; provided that the aggregate principal amount of L/C Credit Extensions owing to any Issuing Bank and the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank shall each be considered to be owed to the Revolving Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender to reimburse the Administrative Agent, any Arranger Party or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent, any Arranger Party or any Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Administrative Agent, any Arranger Party or any Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the

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Administrative Agent, any Arranger Party or any Issuing Bank, as the case may be, for such other Lender Party’s ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Financing Documents.

SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Financing Documents. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Financing Documents.

SECTION 7.07. Liability. Neither any Agent nor any Arranger Party shall be liable for any error of judgment or for any act done or omitted to be done by it in good faith or for any mistake of fact or law, or for anything it may do or refrain from doing, except to the extent that any such liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from its gross negligence or willful misconduct.

SECTION 7.08. Compensation of Agents. The Administrative Agent shall be entitled to reasonable compensation as may be agreed from time to time between the Borrower and the Administrative Agent, for all services rendered under this Agreement and the other Financing Documents to which it is a party and such compensation, together with reimbursement of the Administrative Agent in its individual capacity (and its agency capacity) for its advances, disbursements and reasonable expenses in connection with the performance of the trust and activities provided for herein (including the reasonable fees and expenses of its agents and of counsel, accountants and other experts), shall be paid in full by the Borrower promptly following demand from the Administrative Agent from time to time as services are rendered and expenses are incurred. All such payments made by the Borrower to the Administrative Agent shall be made free and clear of all present and future income, stamp or other taxes, levies and withholdings imposed, assessed, levied or collected by the government of the United States of America

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or any political subdivision or taxing authority thereof. Except as otherwise expressly provided herein, no Lender Party shall have any liability for any fees, expenses or disbursements of the Administrative Agent. Upon its resignation or removal, the Administrative Agent shall be entitled to the prompt payment by the Borrower of its compensation and indemnification for the services rendered under this Agreement and the other Financing Documents to which it is a party and to reimbursement of all reasonable out-of-pocket expenses up to the date of resignation or removal (including the reasonable fees and expenses of counsel, if any) incurred in connection with the performance of such services. The agreements in this Section 7.08 shall survive any resignation or removal of the Administrative Agent and the termination of the other provisions of this Agreement.

SECTION 7.09. Exculpatory Provisions. No Agent makes any representation as to the value or condition of the security interests created under the Collateral Documents or any part thereof, or as to the title of the Borrower or as to the rights and interests granted or the security afforded by this Agreement or any other Financing Document, or as to the validity, execution (except by itself), enforceability, legality or sufficiency of this Agreement, any other Financing Document or the Obligations secured under the Collateral Documents, and no Agent (in its individual and agency capacities) shall incur any liability or responsibility in respect of any such matters.

SECTION 7.10. Treatment of Lenders. Each of the Agents may treat the Lender Parties as the holders of Commitments or L/C Credit Extensions and as the absolute owners thereof for all purposes under this Agreement and the other Financing Documents unless such Agent shall receive notice to the contrary from such Lender Party.

SECTION 7.11. Miscellaneous. (a) Instructions. Each Agent shall have the right at any time to seek instructions concerning the administration of its duties and obligations hereunder or under any other Financing Documents from the Lenders or any court of competent jurisdiction. In the event there is any disagreement between the parties to this Agreement and the terms of this Agreement or any other applicable Financing Document do not unambiguously mandate the action any Agent is to take or not to take in connection therewith under the circumstances then existing, or any Agent is in doubt as to what action it is required to take or not to take, such Agent (other than with respect to the Administrative Agent’s actions required under the final sentence of Section 7.01(a)) shall be entitled to refrain from taking any action until directed otherwise in writing by a request signed jointly by the Required Lenders or by order of a court of competent jurisdiction.

(b) No Obligation. None of the provisions of this Agreement or the other Financing Documents shall be construed to require any Agent to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or thereunder. No Agent shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement or the other Financing Documents, at the request or direction of the Borrower, or any Lender Party, (i) if any action it has been requested or directed to take would be contrary to Applicable Law, or (ii) unless such Agent shall have been offered security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction (including interest thereon from the time incurred until reimbursed).

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SECTION 7.12. Arranger Parties. Except as set forth in Sections 7.03 and 8.12, none of the Lenders or other Persons identified on the cover page or signature pages of this Agreement as a “joint lead arranger”, “joint book runner” or “co-syndication agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Financing Document other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01. Amendments, Etc. (a) Amendments. No amendment or waiver of any provision of this Agreement and the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and, in the case of an amendment only, the Borrower, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment waiver or consent shall, unless in writing and signed by: (i) all of the Lenders at any time (A) amend (1) this Section 8.01, (2) the term “Required Lenders” or (3) any other provision or definition of this Agreement relating to the percentage of consent required for any amendment, waiver or consent under this Agreement (other than pursuant to clause (b)), (B) waive any condition set forth in Section 3.01 or 3.02, or (C) prior to the Collateral Release Date release all or a substantial portion of, or impair the priority of or the perfection of the security interest on, the Collateral; (ii) all of the Revolving Lenders amend the term “Required Revolving Lenders”; and (iii) all of the Lenders affected thereby, at any time (A) reduce the principal of, or rate of interest on, the Advances or Notes or any fees or other amounts payable hereunder or extend or postpone any date scheduled for any payment required to be made hereunder (including pursuant to Section 2.05, 2.06 or 2.07), (B) extend the Final Maturity Date, (C) increase any Commitment or subject any Lender Party to any additional obligation, (D) increase the amount of any Letter of Credit Commitment that, in each case, shall be required for the Required Lenders or any of them to take any action hereunder, (E) alter any provision of this Agreement requiring the pro rata sharing of payments among the Lender Parties, (F) change the order of application of any payments or prepayments of Advances from the application thereof contemplated by Section 2.05 or 2.06 of this Agreement, (G) amend the definition of “Interest Period” so as to allow the durations of Interest Periods to be in excess of six months without regard to the availability to all Lenders of such duration, and (H) limit the liability of the Borrower hereunder or under any of the Notes; provided further that (x) no amendment, waiver or consent shall, unless in writing and signed by the relevant Agent, the Swing Line Bank or the Issuing Banks, as the case may be, in addition to the Lenders required above to take such action, affect the rights or duties of such Agent, the Swing Line Bank or any

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Issuing Bank under this Agreement, and (y) Section 8.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Advances are being funded by any SPV at the time of such amendment, waiver or other modification.

(b) Clarifications. No consent of any Lender shall be required in connection with any amendment, modification or waiver of any provision of any Collateral Document entered into by the Administrative Agent or the Collateral Agent solely to (i) cure any ambiguity in any of the Collateral Documents or to correct or supplement any provision of any of the Collateral Documents which is manifestly inconsistent with any other provision of the Financing Documents; provided that such action shall not adversely affect the interest of any Secured Party in any respect or (ii) make any change that would provide any additional benefits or rights to (but not impose any further obligations on) the Secured Parties, so long as, prior to the execution of any such amendment, modification or waiver referred to in this clause (b), the Borrower shall have delivered to the Administrative Agent and the Collateral Agent an Officer’s Certificate to the effect that such amendment, modification or waiver complies with the requirements of this clause (b). Neither the Administrative Agent nor the Collateral Agent shall incur any liability by relying upon such Officer’s Certificate, except to the extent that such reliance shall constitute gross negligence or willful misconduct.

(c) Other Financing Documents. Except as otherwise specifically provided in this Agreement or any other Financing Document, the Lenders may amend, modify, terminate, change or waive, or consent or agree to any amendment, modification, termination, change or waiver of, any provision of any other Financing Document to which they are a party in accordance with the terms thereof.

SECTION 8.02. Notices, Etc. (a) Notices and other communications provided for hereunder shall be either (i) in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied or otherwise delivered or (ii) as and to the extent set forth in Section 8.02(b) and in the proviso to this Section 8.02(a), if to the Borrower, at its address at Allegheny Energy Supply Company, LLC, 800 Cabin Hill Drive, Greensburg, PA 15601, Fax: (724) 830-5151, Attention: General Counsel and Chief Financial Officer; if to any Initial Lender, the Initial Issuing Bank, any Lender or any Issuing Bank, at its Domestic Lending Office; and if to the Administrative Agent, at its address at Two Penns Way, New Castle, DE 19720, Attention: Bank Loan Syndications Department; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by the Borrower or the Administrative Agent, as the case may be, in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent, provided that materials required to be delivered pursuant to Section 5.04 shall be delivered to the Administrative Agent as specified in Section 8.02(b) or as otherwise specified to the Borrower by the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or e-mailed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by e-mail, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, Article III or Article VII shall not be effective until received by the Administrative

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Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

(b) So long as CUSA is the Administrative Agent, the Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Financing Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Financing Documents but only to the extent requested by the Administrative Agent.

(c) The Borrower further agrees that the Administrative Agent may make the Communications available to the Lender Parties by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).

(d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

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(e) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Financing Documents. Each Lender Party agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender Party for purposes of the Financing Documents. Each Lender Party agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender Party’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

(f) Nothing herein shall prejudice the right of the Administrative Agent or any Lender Party to give any notice or other communication pursuant to any Financing Document in any other manner specified in such Financing Document.

SECTION 8.03. No Waiver, Remedies. No failure by any Lender Party or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Financing Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 8.04. Indemnity and Expenses. (a) The Borrower agrees to pay within 30 days (or earlier if, and to the extent, required under Article III) after the presentation of an invoice all reasonable third-party costs and expenses of (i) the Administrative Agent in connection with the administration of this Agreement and the other Financing Documents and the transactions contemplated hereby and thereby (but without duplication of such obligation under any other Financing Document) and (ii) the Administrative Agent and the Arranger Parties in connection with the preparation, negotiation, execution and delivery of this Agreement, the Notes, the other Financing Documents and the other documents to be delivered hereunder or thereunder, including (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, audit expenses and, where appropriate, registration of all Financing Documents and (B) the reasonable fees and expenses of counsel for the Administrative Agent. The Borrower further agrees to pay on demand all costs and expenses of the Administrative Agent, each Arranger Party and each Lender Party, if any (including reasonable counsel fees and expenses), in connection with (1) the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes, the other Financing Documents and the other documents to be delivered hereunder or thereunder, including reasonable fees and expenses of counsel for the Administrative Agent, each Arranger Party and each Lender Party; (2) the custody, preservation, use or operation of, or the sale of,

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collection from or other realization upon, any of the Collateral; (3) the exercise or enforcement of any of the rights of any Agent, any Arranger Party or any Lender Party under any Financing Document; (4) the failure by the Borrower to perform or observe any of the provisions hereof; and (5) any amendments, modifications, waivers or consents required or requested under the Financing Documents.

(b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Arranger Party and each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents, trustees, attorneys and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) or relating to (i) execution, amendment or administration of this Agreement, the other Financing Documents, any Letter of Credit, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances or any L/C Borrowings, (ii) the issuance or transfer of, or payment or failure to pay under, any Letter of Credit or (iii) the actual or alleged presence of Hazardous Materials requiring remediation or other response pursuant to Environmental Law on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents, attorneys and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or any Letter of Credit, the Financing Documents or any of the transactions contemplated by the Financing Documents.

(c) The indemnities provided by the Borrower pursuant to this Agreement shall survive the expiration, cancellation, termination or modification of this Agreement or the other Financing Documents, the resignation or removal of the Administrative Agent, and the provision of any subsequent or additional indemnity by any Person.

(d) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.11(b) or 2.12(c), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or if the Borrower fails to make any payment or prepayment of an

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Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advances.

(e) If the Borrower fails to pay when due any costs, expenses or other amounts payable by it under any Financing Document, including fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Borrower by the Administrative Agent or any Lender Party, in its sole discretion.

SECTION 8.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.02 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.02, the Administrative Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final), other than any Pledged Account or the Controlled Accounts, at any time held and other indebtedness at any time owing by the Administrative Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Financing Documents, irrespective of whether the Administrative Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. The Administrative Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender Party and their respective Affiliates under this Section 8.05 are in addition to other rights and remedies (including other rights of set-off) that the Administrative Agent, such Lender Party and their respective Affiliates may have.

SECTION 8.06. Binding Effect. This Agreement shall become effective at such time as it shall have been executed by the Borrower and the Administrative Agent and the Administrative Agent shall have been notified by each Initial Lender Party that such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

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SECTION 8.07. Assignments and Participations. (a) Each Lender Party may and, if requested by the Borrower (following (i) a demand by such Lender Party for the payment of additional compensation pursuant to Section 2.12 or 2.13, (ii) an assertion by such Lender Party pursuant to Section 2.10 that it is unlawful for such Lender Party to make Eurodollar Rate Advances or (iii) a failure by such Lender Party to approve any amendment or waiver pursuant to Section 8.01, provided that such amendment or waiver would otherwise have been effective but for such Lender Party’s failure, together with the failure of any other Lender Party to which the Borrower has made a similar request under this clause (a), to approve such amendment or waiver, provided further that, with respect to clause (iii), such failure to approve shall have continued for a period of not less than five Business Days following written notice by the Borrower to such Lender Party of such request by the Borrower), shall assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including (y) all or a portion of its Revolving Commitment, the Revolving Advances owing to it, L/C Credit Extensions and the Revolving Note or Revolving Notes held by it, and/or (z) all or a portion of its Term Commitment, the Term Advances owing to it, and the Term Note or Term Notes held by it), including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations of such Lender under and in respect of and shall be made on a pro rata basis with respect to each of the Term Advances or the Revolving Advances, as applicable, held by such Lender, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender Party, an Affiliate of any Lender Party or an Approved Fund or an assignment of all of a Lender Party’s rights and obligations under this Agreement, the aggregate amount of (A) any Term Commitment or Term Advance being assigned to such Person pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 (or such lesser amount as shall be approved by the Administrative Agent) and shall be in increments of $1,000,000 in excess thereof; provided that Related Funds shall be combined for purposes of determining compliance with such minimum assignment amounts, or (B) any Revolving Commitment or Revolving Advance being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 (or such lesser amount as shall be approved by the Administrative Agent) and shall be in increments of $1,000,000 in excess thereof, (iii) (A) with respect to any Term Commitment or any Term Advance, no such assignments shall be permitted without the consent of the Administrative Agent (such consent not to be unreasonably withheld) and, so long as no Specified Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld), except assignments to any other Lender Party, an Affiliate of any Lender, an Approved Fund or to any Federal Reserve Bank, and (B) with respect to any Revolving Commitment, Revolving Advance, L/C Credit Extension or L/C Borrowing, no such assignments shall be permitted without the consent of the Swing Line Bank and each Issuing Bank (in each case, acting in its sole discretion), the Administrative Agent (such consent not to be unreasonably withheld or delayed) and, so long as no Specified Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld), except, with respect to the Borrower’s consent only, assignments to any other Lender Party, an Affiliate of any Lender, any Approved Fund or to any Federal Reserve Bank, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a

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processing and recordation fee of $3,500 (such fee to be paid by the Borrower if such assignment is being made pursuant to a request of the Borrower therefor under this Section 8.07(a)); provided that only one such fee shall be payable in the case of contemporaneous assignments to or by two or more Approved Funds and (v) with respect to Revolving Commitment or Revolving Advance, each such assignment thereof shall be made on a pro rata basis with respect to each of (A) such Revolving Lender’s Revolving Advances and L/C Credit Extensions and (B) such Revolving Lender’s Revolving Commitment; provided further that (I) each such assignment made as a result of a request by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower with the approval of the Administrative Agent, which approval shall not be unreasonably withheld or delayed, and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that, in the aggregate, cover all of the rights and obligations of the assigning Lender under this Agreement and (II) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount, and from the Borrower and/or one or more Eligible Assignees in an aggregate amount equal to all other amounts payable to such Lender under this Agreement and the other Financing Documents (including, without limitation, any amounts owing under Section 2.12, 2.13 or 8.04).

(b) Any Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its commitment hereunder to issue Letters of Credit at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee, (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iii) so long as no Specified Default has occurred and is continuing, the Borrower has consented to the assignment (such consent not to be unreasonably withheld).

(c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.12, 2.13 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender’s or Issuing Bank’s rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

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(d) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Financing Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with any Financing Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Financing Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement and each other Financing Document, together with copies of the financial statements referred to in Sections 4.01(f), 5.04(b) and 5.04(c) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any other Financing Document; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Financing Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement and the other Financing Documents are required to be performed by it as a Lender or Issuing Bank, as the case may be.

(e) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitments of, and principal amount of the Advances and L/C Borrowings owing to, each Lender Party from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or the Administrative Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

(f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five Business

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Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Revolving Commitment or Term Commitment, as the case may be, assumed by it pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Revolving Commitment or Term Commitment, as the case may be, hereunder, a new Note to the order of such assigning Lender in an amount equal to the Revolving Commitment or Term Commitment, as the case may be, retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or Exhibit A-2, as applicable.

(g) Each Lender Party may sell participations to one or more Persons (other than the Borrower or any Affiliate of the Borrower) in or to all or a portion of its rights and obligations under this Agreement (including (i) all or a portion of its Revolving Commitment, the Revolving Advances owing to it, L/C Credit Extensions and the Revolving Note or Revolving Notes (if any) held by it, and/or (ii) all or a portion of its Term Commitment, the Term Advances owing to it, and the Term Note or Term Notes (if any) held by it); provided, however, that (i) any such sale shall be of a uniform and not varying percentage of all of its rights and obligations in respect of such Advances and/or all or a portion of its Term Commitment, the Term Advances owing to it, and the Term Notes (if any) held by it, (ii) such Lender Party’s obligations under this Agreement (including its Revolving Commitment and L/C Credit Extensions or Term Commitment, as the case may be) shall remain unchanged, (iii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (v) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party’s rights and obligations under this Agreement and (vi) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Financing Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

(h) Notwithstanding anything in this Agreement to the contrary (including any other provision regarding assignments, participations, transfers or novations), any Lender (a “Granting Lender”) may, without the consent of any other party hereto, grant to a special purpose vehicle (whether a corporation, partnership, limited liability company, trust or otherwise, an “SPV”) sponsored or managed by the Granting Lender or any Affiliate thereof, a participation in all or any part of any Advance (including the Commitment therefor) that such Granting Lender has made or will make pursuant to this Agreement; provided that (i) such Granting Lender’s obligations under this Agreement (including its Commitment) shall remain unchanged; (ii) such Granting Lender shall remain the holder of its Note for all purposes under

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this Agreement; and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender’s rights and obligations under the Financing Documents. Each party hereto hereby agrees that (A) no SPV will be entitled to any rights or benefits that a Lender would not otherwise be entitled to under this Agreement or any other Financing Document; and (B) an SPV may assign its interest in any Advance under this Agreement to any Person that would constitute a Lender subject to the satisfaction of all requirements for an assignment by any Lender set forth in this Section 8.07. Notwithstanding anything in this Agreement to the contrary, the Granting Lender and any SPV may, without the consent of any other party to this Agreement, and without limiting any other rights of disclosure of the Granting Lender under this Agreement, disclose on a confidential basis any non-public information relating to its funding of its Advances to (1) (in the case of the Granting Lender) any actual or prospective SPV, (2) (in the case of an SPV) its lenders, sureties, reinsurers, guarantors or credit liquidity enhancers, (3) their respective directors, officers, and advisors, and (4) any rating agency.

(i) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower, subject to the requirements set forth in Section 8.12.

(j) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including the Advances owing to it and the Note or Notes held by it) to secure the obligations of such Lender Party, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender Party from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender Party as a party hereto.

SECTION 8.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 8.09. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such

120	AESC Credit Agreement

action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Financing Documents in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 8.10. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 8.11. Waiver of Jury Trial. The Borrower, the Administrative Agent and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Financing Documents, the Advances, any Letter of Credit or the actions of the Administrative Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

SECTION 8.12. Confidentiality. (a) Neither the Administrative Agent, any Arranger Party nor any Lender Party may, without the prior written consent of the Borrower, disclose to any Person (i) any confidential, proprietary or non-public information of the Borrower furnished to the Administrative Agent, the Arranger Parties or the Lender Parties by the Borrower (such information being referred to collectively herein as the “Confidential Information”) or (ii) the fact that the Confidential Information has been made available or any of the terms, conditions or other facts with respect to the Confidential Information, in each case except as permitted by Section 8.07 or this Section 8.12 and except that the Administrative Agent, each of the Arranger Parties and each of the Lender Parties may disclose Confidential Information (i) to its and its Affiliates’ employees, officers, directors, agents and advisors (collectively, “Representatives”) who need to know the Confidential Information for the purpose of administering or enforcing its rights under this Agreement and the other Financing Documents and the transactions contemplated hereby and thereby or for the discharge of their duties (it being understood that the Representatives to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority having jurisdiction over it or to the extent necessary for purposes of enforcing this Agreement or any other Financing Document, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Financing Document or any suit, action or proceeding relating to this Agreement or any other Financing Document or the enforcement of rights hereunder or

121	AESC Credit Agreement

thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 8.12, to any assignee or pledgee of or participant in, or any prospective assignee or pledgee of or participant in, any of its rights or obligations under this Agreement, including in the case of any securitization or collateralization of, or other similar transaction relating to the rights and obligations of any Lender or Lenders hereunder, disclosure to any necessary Person in connection with such securitization, collateralization or other transaction (including any funding vehicle organized to undertake or effectuate such securitization, collateralization or other transaction, its lenders, sureties, reinsurers, swap counterparties, guarantors or credit liquidity enhancers, their respective directors, officers, and advisors, and any rating agency), so long as the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and such Persons have agreed in writing (or with respect to any rating agency, in writing or otherwise) to keep such Confidential Information confidential on substantially the same terms as provided herein, (vii) to the extent such Confidential Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 8.12 by the Administrative Agent, such Arranger Party or such Lender Party, or (B) is or becomes available to the Administrative Agent, such Arranger Party or such Lender Party on a nonconfidential basis from a source other than a Borrower and (viii) with the consent of the Borrower.

(b) Neither the Administrative Agent, any Arranger Party nor any Lender Party shall, without the prior written consent of the Borrower, use, either directly or indirectly, any of the Confidential Information except in connection with this Agreement and the other Financing Documents and the transactions contemplated hereby and thereby.

(c) Notwithstanding the foregoing, any of the parties hereto may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated by this Agreement and the other Financing Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such parties relating to such U.S. tax treatment and U.S. tax structure.

(d) In the event that the Administrative Agent, any Arranger Party or any Lender Party becomes legally compelled to disclose any of the Confidential Information otherwise than as contemplated by Section 8.12(a), the Administrative Agent, such Arranger Party or such Lender Party shall provide the Borrower with notice of such event promptly upon its obtaining knowledge thereof (provided that it is not otherwise prohibited by Applicable Law from giving such notice) so that the Borrower may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the Administrative Agent, such Arranger Party or such Lender Party shall furnish only that portion of the Confidential Information that it is legally required to furnish and shall cooperate with the Borrower’s counsel to enable the Borrower to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

(e) In the event of any breach of this Section 8.12, the Borrower shall be entitled to equitable relief (including injunction and specific performance) in addition to all other remedies available to it at law or in equity.

122	AESC Credit Agreement

(f) Neither the Administrative Agent, any Arranger Party nor any Lender Party shall make any public announcement, advertisement, statement or communication regarding the Borrower, its Affiliates (insofar as such announcement, advertisement, statement or communication relates to the Borrower or the transactions contemplated hereby) or this Agreement or the transactions contemplated hereby without the prior consent of the Borrower (such consent not to be unreasonably withheld or delayed).

(g) The obligations of the Administrative Agent, each Arranger Party and each Lender under this Section 8.12 shall survive for a period of one year following the termination or expiration of this Agreement.

SECTION 8.13. Benefits of Agreement. Nothing in this Agreement or any other Financing Document, express or implied, shall give to any Person, other than the parties hereto, each Indemnified Party and each of their successors and permitted assigns under this Agreement or any other Financing Document, any benefit or any legal or equitable right or remedy under this Agreement; provided that each Indemnified Party and its successors and assigns shall not have any benefit or any legal or equitable right or remedy under this Agreement other than as provided by Section 8.04(b).

SECTION 8.14. Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, then to the extent permitted by law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 8.15. Limitations. (a) The obligations, liabilities or responsibilities of any party hereunder shall be limited to those obligations, liabilities or responsibilities expressly set forth and attributed to such party pursuant to this Agreement or otherwise applicable under Applicable Law.

(b) In no event shall any Indemnified Party be liable for, and the Borrower hereby agrees not to assert any claim against any Indemnified Party, on any theory of liability, for, consequential, incidental, indirect, punitive or special damages arising out of or otherwise relating to the Notes, this Agreement, the other Financing Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances or L/C Credit Extensions.

SECTION 8.16. Survival. Notwithstanding anything in this Agreement to the contrary, Sections 7.05, 7.08, 7.12, 8.04, 8.09, 8.10, 8.11, 8.12 8.15 and 8.16 shall survive any termination of this Agreement. In addition, each representation and warranty made or deemed to be made hereunder shall survive the making of such representation and warranty, and no Lender Party shall be deemed to have waived, by reason of making any Advance or making any payment pursuant thereto, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender Party may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Advance or L/C Credit Extension was made.

123	AESC Credit Agreement

SECTION 8.17. USA Patriot Act Notice. Each of the Lender Parties and the Administrative Agent (for itself and not on behalf of any Lender Party) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender Party or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

124	AESC Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ALLEGHENY ENERGY SUPPLY COMPANY, LLC,
as Borrower

By	/s/ Suzanne C. Lewis
	Name:	Suzanne C. Lewis
	Title:	Treasurer

125	AESC Credit Agreement

SCHEDULE 1

TO THE CREDIT AGREEMENT

CITICORP USA, INC., as Administrative Agent

By	/s/ Carolyn A. Kee
	Name:	Carolyn A. Kee
	Title:	Vice President

SCHEDULE 1

TO THE CREDIT AGREEMENT

THE BANK OF NOVA SCOTIA, as Co-Syndication Agent and as Initial Lender

By	/s/ Thane Rattew
	Name:	Thane Rattew
	Title:	Managing Director

SCHEDULE 1

TO THE CREDIT AGREEMENT

BANK OF AMERICA, N.A., as Co-Syndication Agent and as Initial Lender

By	/s/ Kevin Wagley
	Name:	Kevin Wagley
	Title:	Senior Vice President

SCHEDULE 1

TO THE CREDIT AGREEMENT

CITICORP USA, INC., as Initial Lender

By	/s/ Carolyn A. Kee
	Name:	Carolyn A. Kee
	Title:	Vice President

SCHEDULE 1

TO THE CREDIT AGREEMENT

SCOTIABANC, INC., as Initial Lender

By	/s/ William E. Zarrett
	Name:	William E. Zarrett
	Title:	Managing Director

SCHEDULE 1

TO THE CREDIT AGREEMENT

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By	/s/ Brian Caldwell
	Name:	Brian Caldwell
	Title:	Director

By	/s/ Gregory S. Richards
	Name:	Gregory S Richards
	Title:	Associate

SCHEDULE 1

TO THE CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as Initial Lender

By	/s/ Michael J. DeForge
	Name:	Michael J. DeForge
	Title:	Vice President

SCHEDULE 1

TO THE CREDIT AGREEMENT

BNP PARIBAS, as Initial Lender

By	/s/ Mark A. Renaud
	Name:	Mark A. Renaud
	Title:	Managing Director

By	/s/ Leonardo Osorio
	Name:	Leonardo Osorio
	Title:	Director

SCHEDULE 1

TO THE CREDIT AGREEMENT

GOLDMAN SACHS CREDIT PARTNERS, L.P., as Initial Lender

By	/s/ William W. Archer
	Name:	Willilam W. Archer
	Title:	Managing Director

SCHEDULE 1

TO THE CREDIT AGREEMENT

BARCLAYS BANK PLC, as Initial Lender

By	/s/ Sydney G. Dennis
	Name:	Sydney G. Dennis
	Title:	Director

SCHEDULE 1

TO THE CREDIT AGREEMENT

BAYERISCHE LANDESBANK, as Initial Lender

By	/s/ Stuart Schulman
	Name:	Stuart Schulman
	Title:	Senior Vice President

By	/s/ Norman McClave
	Name:	Norman McClave
	Title:	First Vice President

SCHEDULE 1

TO THE CREDIT AGREEMENT

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as Initial Lender

By	/s/ Andrew Campbell
	Name:	Andrew Campbell
	Title:	Senior Vice President

By	/s/ Andrew Kjoller
	Name:	Andrew Kjoller
	Title:	Vice President

SCHEDULE 1

TO THE CREDIT AGREEMENT

Commitments and Applicable Lending Offices

Lender	Revolving Credit Commitment US$ Dollars	Term Commitment US$ Dollars	Euro Lending Office	U.S. Lending Office
Citicorp USA, Inc.	22,130,299.90	84,869,700.10

Citicorp USA, Inc.

c/o Citigroup Global Markets

388 Greenwich Street, 21st Floor

New York, NY 10013

ATTN: Stuart J. Murray

Telephone: 212-816-8597

Fax: 212-816-8098

E-mail: stuart.j.murray@citigroup.com

Citicorp USA, Inc.

c/o: Citigroup Global Markets

388 Greenwich Street, 21st Floor

New York, NY 10013

ATTN: Stuart J. Murray

Telephone: 212-816-8597

Fax: 212-816-8098

E-mail: stuart.j.murray@citigroup.com

Bank of America, N.A.	22,130,299.90	84,869,700.10

Bank of America, N.A.

100 North Tryon Street

Charlotte, NC 28255

ATTN: Kevin R. Wagley /Jacob Dowden Telephone: 704-388-6006 or 704-386-5784 Fax: 704-409-0097 or 704-602-5741

E-mail: kevin.r.wagley@bankofamerica.com

jacob.dowden@bankofamerica.com

Operations Contact:

Bank of America, N.A.

901 Main Street, 14th Floor

Dallas, TX 75202

ATTN: Jacqueline Archuleta

Telephone: 214-209-2135

Fax: 214-290-8372

E-mail: jacqueline.archuleta@bankofamerica.com

Bank of America, N.A.

100 North Tryon Street

Charlotte, NC 28255

ATTN: Kevin R. Wagley / Jacob Dowden

Telephone: 704-388-6006 or 704-386-5784

Fax: 704-409-0097 or 704-602-5741

E-mail: kevin.r.wagley@bankofamerica.com

jacob.dowden@bankofamerica.com

Operations Contact:

Bank of America, N.A.

901 Main Street, 14th Floor

Dallas, TX 75202

ATTN: Jacqueline Archuleta

Telephone: 214-209-2135

Fax: 214-290-8372

E-mail:jacqueline.archuleta@bankofamerica.com

SCHEDULE 1

TO THE CREDIT AGREEMENT

The Bank of Nova Scotia	22,130,299.90	44,869,700.11

The Bank of Nova Scotia

26/F One Liberty Plaza

New York, NY 10006

ATTN:Isabel Abella / Tim Finneran

Tel: 212-225-5305

Fax: 212-225-5480

E-mail:
isabel_abella@scotiacapital.com tim_finneran@scotiacapital.com

Operations Contact:

The Bank of Nova Scotia

720 King Street West, 2 nd Floor

Toronto, Ontario M5V 2T3

ATTN: Karen Lam / Clement Yu / Tamara Mohan

Telephone: 212-225-5706 / 5705

E-mail:
karen_lam@scotiacapital.com

clement_yu@scotiacapital.com

tamara_mohan@scotiacapital.com

The Bank of Nova Scotia

26/F One Liberty Plaza

New York, NY 10006

ATTN:Isabel Abella / Tim

Finneran

Tel: 212-225-5305

Fax: 212-225-5480

E-mail:
isabel_abella@scotiacapital.com tim_finneran@scotiacapital.com

Operations Contact:

The Bank of Nova Scotia

720 King Street West, 2nd Floor Toronto, Ontario M5V 2T3

ATTN: Karen Lam / Clement Yu / Tamara Mohan

Telephone: 212-225-5706 / 5705 E-mail:
karen_lam@scotiacapital.com clement_yu@scotiacapital.com tamara_mohan@scotiacapital.com

SCHEDULE 1

TO THE CREDIT AGREEMENT

Scotiabanc, Inc.	0	40,000,000.00	Scotiabanc, Inc.

Suite 2700, 600 Peachtree St. N.E.

Atlanta, GA 30308

ATTN: William E. Zarrett or

Jay Willson

Telephone: 404-877-1504 or 404-877-1515
Fax: 404-888-8998

E-mail:
william_zarrett@scotiacapital.com
james_willson@scotiacapital.com

Administrative Contact:

Scotiabanc, Inc.

Suite 2700, 600 Peachtree St. N.E.

Atlanta, GA 30308

ATTN: Anthony Millington or Phyllis
Walker Telephone: 404-877-1579 or
404-877-1552

Fax: 404-888-8998

E-mail:
anthony_millington@scotiacapital.com

Scotiabanc, Inc.

Suite 2700, 600 Peachtree St. N.E.

Atlanta, GA 30308

ATTN: William E. Zarrett or

Jay Willson

Telephone: 404-877-1504
or 404-877-1515 Fax: 404-888-8998

E-mail:
william_zarrett@scotiacapital.com
james_willson@scotiacapital.com

Administrative Contact:

Scotiabanc, Inc.

Suite 2700, 600 Peachtree St. N.E.

Atlanta, GA 30308

ATTN: Anthony Millington or Phyllis
Walker

Telephone: 404-877-1579 or
404-877-1552

Fax: 404-888-8998

E-mail:
anthony_millington@scotiacapital.com

SCHEDULE 1

TO THE CREDIT AGREEMENT

Credit Suisse, Cayman Islands Branch	17,373,319.54	66,626,680.48

Credit Suisse, Cayman Islands Branch

Eleven Madison Avenue

New York, NY 10010

ATTN: Tom Cantello / Greg Richards

Telephone: 212-325-6865 or 212-538-1244

Fax: 212-325-8321 or 917-326-8522

E-mail:
thomas.cantello@credit-suisse.com gregory.richards@credit-suisse.com

Credit Suisse, Cayman Islands Branch

Eleven Madison Avenue

New York, NY 10010

ATTN: Tom Cantello / Greg Richards Telephone: 212-325-6865 or 212-538-1244

Fax: 212-325-8321 or 917-326-8522

E-mail:
thomas.cantello@credit-suisse.com gregory.richards@credit-suisse.com

JPMorgan Chase Bank, N.A.	17,373,319.54	66,626,680.46

JPMorgan Chase Bank, N.A.

1111 Fannin 10th Floor

Houston, TX 77002

Primary Credit Contact:

JPMorgan Chase

270 Park Avenue, 4th Floor

New York City, NY 10017

ATTN: Michael J. DeForge

Telephone: 212-270-1656

Fax: 212-270-3089

E-mail:
michael.j.deforge@jpmorgan.com

Operations Contact:

JPMorgan Chase Bank, N.A.

1111 Fannin 10th Floor

Houston, TX 77002

ATTN: Marshella Williams Telephone: 713-427-5309

Fax: 713-427-6307

E-mail:
marshella.b.williams@chase.com

JPMorgan Chase Bank, N.A.

1111 Fannin 10th Floor

Houston, TX 77002

Primary Credit Contact:

JPMorgan Chase

270 Park Avenue, 4th Floor New York City, NY 10017

ATTN: Michael J. DeForge

Telephone: 212-270-1656

Fax: 212-270-3089

E-mail:
michael.j.deforge@jpmorgan.com

Operations Contact:

JPMorgan Chase Bank, N.A.

1111 Fannin 10th Floor

Houston, TX 77002

ATTN: Marshella Williams

Telephone: 713-427-5309

Fax: 713-427-6307

E-mail:
marshella.b.williams@chase.com

SCHEDULE 1

TO THE CREDIT AGREEMENT

BNP Paribas	15,511,892.45	59,488,107.55

BNP Paribas

787 Seventh Avenue, 3rd Floor

New York, NY 10019

ATTN: Project Finance & Utilities

Telephone: 212-841-2845 / 2922

Fax: 212-841-2146

E-mail:
francis.delaney@americas.bnpparibas.com

manoj.khatri@americas.bnpparibas.com

Operations Contact:

BNP Paribas

919 Third Avenue

New York, NY 10019

ATTN: Project Finance & Utilities

Telephone: 212-471-6635

Fax: 212-471-6697 E-mail:
gabriel.candamo@americas.bnpparibas.com

BNP Paribas

787 Seventh Avenue, 3rd Floor

New York, NY 10019

ATTN: Project Finance & Utilities

Telephone: 212-841-2845 / 2922

Fax: 212-841-2146

E-mail:
francis.delaney@americas.bnpparibas.com manoj.khatri@americas.bnpparibas.com

Operations Contact:

BNP Paribas

919 Third Avenue

New York, NY 10019

ATTN: Project Finance & Utilities

Telephone: 212-471-6635

Fax: 212-471-6697

E-mail:
gabriel.candamo@americas.bnpparibas.com

Goldman Sachs Credit Partners L.P.	10,341,261.63	39,658,738.37

Goldman Sachs Credit Partners L.P.

1 New York Plaza, 42nd Floor

New York, NY 10014

Primary Contact:

Goldman Sachs Credit Partners L.P.

30 Hudson Street, 17th Floor

Jersey City, NJ 07302

ATTN: Phillip Green / Kristen Renzulli

Telephone: 212-357-7570 / 9345

Fax: 212-357-4597

E-mail:
phillip.f.green@gs.com kristen.renzulli@gs.com

Goldman Sachs Credit Partners L.P.

1 New York Plaza, 42nd Floor

New York, NY 10014

Primary Contact:

Goldman Sachs Credit Partners L.P.

30 Hudson Street, 17th Floor

Jersey City, NJ 07302

ATTN: Phillip Green or Kristen Renzulli

Telephone: 212-357-7570 / 9345

Fax: 212-357-4597

E-mail:
phillip.f.green@gs.com kristen.renzulli@gs.com

SCHEDULE 1

TO THE CREDIT AGREEMENT

Barclays Bank PLC	10,341,261.63	39,658,738.37

Barclays Bank PLC

200 Park Avenue, 4th Floor

New York, NY 10166

ATTN: Nicholas Bell

Telephone: 212-412-4029

Fax: 212-412-7600

E-mail:
nicholas.bell@barcap.com

Administrative Contact:

Barclays Capital Services LLC

200 Cedar Knolls Road

Whippany, NJ 07981

ATTN: Erik Hoffman

Telephone: 973-576-3709

Fax: 973-576-3014

E-mail:
erik.hoffman@barcap.com

Barclays Bank PLC

200 Park Avenue, 4th Floor

New York, NY 10166

ATTN: Nicholas Bell

Telephone: 212-412-4029

Fax: 212-412-7600

E-mail:
nicholas.bell@barcap.com

Administrative Contact:

Barclays Capital Services LLC

200 Cedar Knolls Road

Whippany, NJ 07981

ATTN: Erik Hoffman

Telephone: 973-576-3709

Fax: 973-576-3014

E-mail:
erik.hoffman@barcap.com

Bayerische Landesbank	10,341,261.63	39,658,738.37

Bayerische Landesbank – New York Branch

560 Lexington Avenue

New York, NY 10022

ATTN: Stuart Schulman / Oliver Hildenbrand

Telephone: 212-230-9130 or 212-310-9855

Fax: 212-310-9995

E-mail:
sschulman@bayernlbny@.com ohildenbrand@bayernlbny.com

Operations Contact:

Bayerische Landesbank – New York Branch

560 Lexington Avenue

New York, NY 10022

ATTN: Patricia Sanchez

Telephone: 212-310-9810

Fax: 212-310-9930

E-mail:
psanchez@bayernlbny.com

Bayerische Landesbank – New York Branch

560 Lexington Avenue

New York, NY 10022

ATTN: Stuart Schulman / Oliver Hildenbrand

Telephone: 212-230-9130 or 212-310-9855

Fax: 212-310-9995

E-mail:
sschulman@bayernlbny@.com ohildenbrand@bayernlbny.com

Operations Contact:

Bayerische Landesbank – New York Branch

560 Lexington Avenue

New York, NY 10022

ATTN: Patricia Sanchez

Telephone: 212-310-9810

Fax: 212-310-9930

E-mail:
psanchez@bayernlbny.com

SCHEDULE 1

TO THE CREDIT AGREEMENT

Commerzbank AG, New York and Grand Cayman Branches	8,273,009.31	31,726,990.69

Commerzbank AG, New York and Grand Cayman Branches

2 World Financial Center

New York, NY 10281

ATTN: Andrew Kjoller / Andrew Campbell

Telephone: 212-266-7287 / 7528

Fax: 212-266-7530

E-mail:
akjoller@cbkna.com acampbell@cbkna.com

Operations Contact:

Commerzbank AG, New York and Grand Cayman Branches

2 World Financial Center

New York, NY 10281

ATTN: Arun Gopal / Marsha Thomas

Telephone: 212-266-7774 / 7694

Fax: 212-298-8111

E-mail:
agopal@cbkna.com mthomas@cbkna.com

Commerzbank AG, New York and Grand Cayman Branches

2 World Financial Center

New York, NY 10281

ATTN: Andrew Kjoller / Andrew Campbell

Telephone: 212-266-7287 / 7528

Fax: 212-266-7530

E-mail:
akjoller@cbkna.com acampbell@cbkna.com

Operations Contact:

Commerzbank AG, New York and Grand Cayman Branches

2 World Financial Center

New York, NY 10281

ATTN: Arun Gopal / Marsha Thomas

Telephone: 212-266-7774 / 7694

Fax: 212-298-8111

E-mail:
agopal@cbkna.com mthomas@cbkna.com

SCHEDULE 1

TO THE CREDIT AGREEMENT

Bayerische Hypo- und Vereinsbank AG, New York Branch	7,238,883.14	27,761,116.86

Bayerische Hypo-und Vereinsbank AG

New York Branch

150 East 42nd Street

New York, NY 10017

ATTN: Elizabeth A. Donahue / Joseph Geraghty

Telephone: 212-672-6132 / 5694

Fax: 212-672-5523

E-mail:
beth_donahue@hvbamericas.com joseph_geraghty@hvbamericas.com

Operations Contact:

Bayerische Hypo-und Vereinsbank AG

New York Branch

150 East 42nd Street

New York, NY 10017

ATTN: Marguerite Gomes

Telephone: 212-672-6031 or 212-671-7596

Fax: 212-672-6024

E-mail: N/A

Bayerische Hypo-und Vereinsbank AG New York Branch

150 East 42nd Street

New York, NY 10017

ATTN: Elizabeth A. Donahue / Joseph Geraghty

Telephone: 212-672-6132 / 5694

Fax: 212-672-5523

E-mail:
beth_donahue@hvbamericas.com joseph_geraghty@hvbamericas.com

Operations Contact:

Bayerische Hypo-und Vereinsbank AG New York Branch

150 East 42nd Street

New York, NY 10017

ATTN: Marguerite Gomes

Telephone: 212-672-6031 or 212-671-7596

Fax: 212-672-6024

E-mail: N/A

Bear Stearns Corporate Lending Inc.	6,204,756.98	23,795,243.02

Bear Stearns Corporate Lending Inc.

c/o: Bear, Stearns & Co. Inc.

383 Madison Avenue, 8th Floor

New York, NY 10179

ATTN: Evan Kaufman / Randall Trombley

Telephone: 212-272-0920 / 8871

Fax: 917-849-0792 or 212-272-9184 E-mail:
ekaufman@bear.com rtrombley@bear.com

Bear Stearns Corporate Lending Inc.

c/o: Bear, Stearns & Co. Inc.

383 Madison Avenue, 8th Floor

New York, NY 10179

ATTN: Evan Kaufman / Randall Trombley

Telephone: 212-272-0920 / 8871

Fax: 917-849-0792 or 212-272-9184 E-mail:
ekaufman@bear.com rtrombley@bear.com

SCHEDULE 1

TO THE CREDIT AGREEMENT

Union Bank of California, N.A.	5,170,630.82	19,829,369.18

Union Bank of California, N.A.
445 South Figueroa Street, 15th Floor
Los Angeles, CA 90071
ATTN: David Musicant / Chad Canfield / Susan Johnson
Telephone: 213-236-5023 / 6175 / 4125
Fax: 213-236-4096 / 5095
E-mail: david.musicant@uboc.com
chad.canfield@uboc.com
susan.johnson@uboc.com

Operations Contact:
Union Bank of California, N.A.
1980 Saturn Street
Monterey Park, CA 91754
ATTN: Silvia Crux / Ruby Gonzales
Telephone: 323-720-2870 / 7055
Fax: 323-720-2252
E-mail: silvia.crux@uboc.com
ruby.gonzales@uboc.com

Union Bank of California, N.A.
445 South Figueroa Street, 15th Floor
Los Angeles, CA 90071
ATTN: David Musicant / Chad Canfield / Susan Johnson
Telephone: 213-236-5023 / 6175 / 4125
Fax: 213-236-4096 / 5095
E-mail: david.musicant@uboc.com
chad.canfield@uboc.com
susan.johnson@uboc.com

Operations Contact:
Union Bank of California, N.A.
1980 Saturn Street
Monterey Park, CA 91754
ATTN: Silvia Crux / Ruby Gonzales
Telephone: 323-720-2870 / 7055
Fax: 323-720-2252
E-mail: silvia.crux@uboc.com
ruby.gonzales@uboc.com

SCHEDULE 1

TO THE CREDIT AGREEMENT

National City Bank of PA	5,170,630.82	19,829,369.18

National City Bank of PA
20 Stanwix Street [IDC] 25-193
Pittsburgh, PA 15222
ATTN: Susan B. Dimick / Brian V. Ciaverella
Telephone: 412-644-7726 / 8007
Fax: 412-644-6224
E-mail:
susan.dimmick@nationalcity.com
brian.ciaverella@nationalcity.com

Operations Contact:
National City Bank of PA
20 Stanwix Street IDC 25-191
Pittsburgh, PA 15222
ATTN: Coletta Gravener
Telephone: 412-644-8219
Fax: 412-644-7555
E-mail:
coletta.gravener@nationalcity.com

National City Bank of PA
20 Stanwix Street [IDC] 25-193
Pittsburgh, PA 15222
ATTN: Susan B. Dimick / Brian V. Ciaverella
Telephone: 412-644-7726 / 8007
Fax: 412-644-6224
E-mail: susan.dimmick@nationalcity.com
brian.ciaverella@nationalcity.com

Operations Contact:
National City Bank of PA
20 Stanwix Street IDC 25-191
Pittsburgh, PA 15222
ATTN: Coletta Gravener
Telephone: 412-644-8219
Fax: 412-644-7555
E-mail:
coletta.gravener@nationalcity.com

SCHEDULE 1

TO THE CREDIT AGREEMENT

Swiss Re Financial Products Corporation	5,170,630.82	19,829,369.18

Swiss Re Financial Products Corporation
55 East 52nd Street
New York, NY 10055
ATTN: Mark McCarthy / Bill Kramer
Telephone: 212-317-5272 / 5582
Fax: 212-317-5533
E-mail: mark_mccarthy@swissre.com
bill_kramer@swissre.com

Operations Contact:
Swiss Re Financial Products Corporation
55 East 52nd Street
New York, NY 10055
ATTN: Dave Starr
Telephone: 212-317-5308
Fax: 212-317-5533
E-mail: dave_starr@swissre.com

Swiss Re Financial Products Corporation
55 East 52nd Street
New York, NY 10055
ATTN: Mark McCarthy / Bill Kramer
Telephone: 212-317-5272 / 5582 Fax: 212-317-5533
E-mail: mark_mccarthy@swissre.com
bill_kramer@swissre.com

Operations Contact:
Swiss Re Financial Products Corporation
55 East 52nd Street
New York, NY 10055
ATTN: Dave Starr
Telephone: 212-317-5308
Fax: 212-317-5533
E-mail: dave_starr@swissre.com

The Norinchukin Bank New York Branch	4,136,504.65	15,863,495.35

The Norinchukin Bank, New York Branch
245 Park Avenue, 29th Floor
New York, NY 10167
ATTN: Yuichiro Hara
Telephone: 212-808-4195
Fax: 212-697-5754
E-mail: nycf2@nochubank.or.jp

Operations Contact:
The Norinchukin Bank, New York Branch
245 Park Avenue, 29th Floor
New York, NY 10167
ATTN: Irene Xu
Telephone: 212-949-7188
Fax: 212-6808-4188
E-mail: nyop@nochubank.or.jp

The Norinchukin Bank, New York Branch
245 Park Avenue, 29th Floor
New York, NY 10167
ATTN: Yuichiro Hara
Telephone: 212-808-4195
Fax: 212-697-5754
E-mail: nycf2@nochubank.or.jp

Operations Contact:
The Norinchukin Bank, New York Branch
245 Park Avenue, 29th Floor
New York, NY 10167
ATTN: Irene Xu
Telephone: 212-949-7188
Fax: 212-6808-4188
E-mail: nyop@nochubank.or.jp

SCHEDULE 1

TO THE CREDIT AGREEMENT

Sovereign Bank	4,136,504.65	15,863,495.35

Sovereign Bank
75 State Street, MA1 SST 04-10
Boston, MA 02109
ATTN: Robert Lanigan
Telephone: 617-346-7384
Fax: 617-346-7350
E-mail: rlanigan@sovereignbank.com

Operations Contact:
Roxaine Ellison – Reading, PA
Telephone: 610-378-6677

Anna Cibenko
Telephone: 610-520-7096

Sovereign Bank
75 State Street, MA1 SST 04-10
Boston, MA 02109
ATTN: Robert Lanigan
Telephone: 617-346-7384
Fax: 617-346-7350
E-mail: rlanigan@sovereignbank.com

Operations Contact:
Roxaine Ellison – Reading, PA
Telephone: 610-378-6677

Anna Cibenko

Telephone: 610-520-7096

PNC Bank, National Association	3,102,378.49	11,897,621.51

PNC Bank, National Association
One PNC Plaza, 249 Fifth Avenue
Pittsburgh, PA 15222
ATTN: Dorothy Brailer / Dale Stan
Telephone: 412-762-3440 / 7867
Fax: 412-762-2571
E-mail: dorothy.brailer@pnc.com
dale.stan@pnc.com

Operations Contact:
PNC Bank, National Association
500 First Avenue
Pittsburgh, PA 15222
ATTN: Courtnay Wilson
Telephone: 412-768-7236
Fax: 412-768-4586
E-mail: courtnay.wilson@pnc.com

PNC Bank, National Association
One PNC Plaza, 249 Fifth Avenue
Pittsburgh, PA 15222
ATTN: Dorothy Brailer / Dale Stan
Telephone: 412-762-3440 / 7867
Fax: 412-762-2571
E-mail: dorothy.brailer@pnc.com
dale.stan@pnc.com

Operations Contact:
PNC Bank, National Association
500 First Avenue
Pittsburgh, PA 15222
ATTN: Courtnay Wilson
Telephone: 412-768-7236
Fax: 412-768-4586
E-mail: courtnay.wilson@pnc.com

First Commercial Bank New York Agency	2,068,252.33	7,931,747.67	First Commercial Bank New York Agency 750 Third Avenue, 34th Floor New York, NY 10017 ATTN: Wayne Lu / June Won Telephone: 212-599-6868 Fax: 212-599-6133 E-mail: fcbloan@aol.com	First Commercial Bank New York Agency 750 Third Avenue, 34th Floor New York, NY 10017 ATTN: Wayne Lu / June Won Telephone: 212-599-6868 Fax: 212-599-6133 E-mail: fcbloan@aol.com

The Sumitomo Trust and Banking Co., Ltd., New York Branch	1,654,601.86	6,345,398.14	The Sumitomo Trust and Banking Co., Ltd.,
New York Branch
527 Madison Avenue
New York, NY 10022
ATTN: Lindsay Drogin / Elizabeth Quirk
Telephone: 212-418-4881 or 212-326-0553
Fax: 212-326-0564
E-mail: lindsay.drogin@sumitomotrust.co.jp
elizabeth.quirk@sumitomotrust.co.jp	The Sumitomo Trust and Banking Co., Ltd.,
New York Branch
527 Madison Avenue
New York, NY 10022
ATTN: Lindsay Drogin / Elizabeth Quirk
Telephone: 212-418-4881 or 212-326-0553
Fax: 212-326-0564
E-mail: lindsay.drogin@sumitomotrust.co.jp
				elizabeth.quirk@sumitomotrust.co.jp
TOTAL:	200,000,000.00	767,000,000.00

150

SCHEDULE 1.01(a)

CREDIT AGREEMENT

AMENDED AND RESTATED MORTGAGES

PROPERTY	RECORDING DOCUMENTS	MORTGAGE POLICIES
Harrison Power Station, West Virginia	Land Records of Harrison County, WV	Yes

Harrison Power Station, West Virginia	Land Records of Lewis County, WV	Yes

Harrison Power Station, West Virginia	Land Records of Upshur County, WV	Yes

Albright Power Station, West Virginia	Land Records of Preston County, WV	No

Hatfield’s Ferry, Pennsylvania	Land Records of Greene County, PA	Yes

Willow Island Power Station, West Virginia	Land Records of Pleasants County, WV	Yes

Fort Martin Power Station, Pennsylvania	Land Records of Greene County, PA	Yes

Fort Martin Power Station, West Virginia	Land Records of Monongalia County, WV	Yes

Armstrong Facility, Pennsylvania	Land Records of Armstrong County, PA	Yes

Mitchell Power Station, Pennsylvania	Land Records of Washington County, PA	Yes

Rivesville Power Station, West Virginia	Land Records of Marion County, West Virginia	No

151

PROPERTY	RECORDING DOCUMENTS	MORTGAGE POLICIES
AE 8&9 (Gans), Pennsylvania	Land Records of Fayette County, PA	No

Springdale, Pennsylvania	Land Records of Allegheny County, PA	Yes

AE 12&13 (Chambersburg), Pennsylvania	Land Records of Franklin County, PA	No

Lake Lynn Facility, Pennsylvania	Land Records of Fayette County, PA	No

Lake Lynn Power Station, West Virginia	Land Records of Monongalia County, WV	No

Millville Power Plant (PE Hydro Jefferson), West Virginia	Land Records of Jefferson County, WV	No

Millville Power Plant (PE Hydro Opequon-Berkeley), West Virginia	Land Records of Berkeley County, WV	No

Millville Power Plant (PE Hydro Falling Waters-Berkeley), West Virginia	Land Records of Berkeley County, WV	No

Windsor Power Station, West Virginia	Land Records of Brooke County, WV	No

152

SCHEDULE 3.01(a)

CREDIT AGREEMENT

JURISDICTIONS

Delaware

Arizona

California

District of Columbia

Illinois

Indiana

Maryland

Nevada

New Jersey

Ohio

Pennsylvania

Virginia

West Virginia

153

SCHEDULE 4.01(b)

CREDIT AGREEMENT

SUBSIDIARIES

	Subsidiary	Jurisdiction of Formation	Equity Interests Authorized (# of shares)	Equity Interests Outstanding (# of shares)	Number of shares covered by all outstanding options, warrants, rights of conversion or purchaser and similar rights	Percentage of each class of Equity Interests (%)	Owner of such Interests
1.	Acadia Bay Energy Company, LLC	DE	N/A	N/A	N/A	100	Allegheny Energy Supply Company, LLC

2.	Allegheny Energy Supply Capital, LLC	DE	N/A	N/A	N/A	100	Allegheny Energy Supply Company, LLC

3.	Allegheny Energy Supply Development Services, LLC	DE	N/A	N/A	N/A	100	Allegheny Energy Supply Company, LLC

4.	Allegheny Energy Supply Gleason Generating Facility, LLC	DE	N/A	N/A	N/A	100	Allegheny Energy Supply Company, LLC

154

	Subsidiary	Jurisdiction of Formation	Equity Interests Authorized (# of shares)	Equity Interests Outstanding (# of shares)	Number of shares covered by all outstanding options, warrants, rights of conversion or purchaser and similar rights	Percentage of each class of Equity Interests (%)	Owner of such Interests
5.	Allegheny Energy Supply Southwest, LLC	DE	N/A	N/A	N/A	100	Allegheny Energy Supply Company, LLC

6.	Allegheny Energy Supply Units 3, 4 and 5, LLC	DE	N/A	N/A	N/A	100	Allegheny Energy Supply Company, LLC

7.	Allegheny Energy Supply Wheatland Generating Facility, LLC	DE	N/A	N/A	N/A	100	Allegheny Energy Supply Company, LLC

8.	Allegheny Generating Company	VA	5000	1000	0	77.03	Allegheny Energy Supply Company, LLC

9.	Buchanan Energy Company of Virginia, LLC	VA	N/A	N/A	N/A	100	Allegheny Energy Supply Company, LLC

10.	Lake Acquisition Company, L.L.C.	DE	N/A	N/A	N/A	100	Allegheny Energy Supply Company, LLC

155

SCHEDULE 4.01(d)

CREDIT AGREEMENT

GOVERNMENTAL APPROVALS AND FILINGS

Company	Government Granting Approval	Entity Granting Approval	Order Number	Date of Issuance	Brief Description
Allegheny Energy Supply Company, LLC	United States	Federal Energy Regulatory Commission	88 FERC 61,303	September 30, 1999. As succeeded by letter order dated Jan. 20, 2000 in Docket No. ER00-814-000	Granting blanket authorization for issuance of securities and assumption of liabilities under section 204 of Federal Power Act

SCHEDULE 4.01(f)

CREDIT AGREEMENT

DISCLOSED LITIGATION

For a description of the cases included herein, see Item 1. Environmental Matters and Item 3. Legal Proceedings, in Allegheny Energy, Inc.’s Form 10-K for the fiscal year-ended December 31, 2005.

This schedule incorporates by reference, and reference should be made to, Schedule 4.01(l) Certain Environmental Matters of this Credit Agreement and Item 1. Environmental Matters and Item 3. Legal Proceedings in Allegheny Energy, Inc.’s Form 10-K for the fiscal year-ended December 31, 2005 referenced above.

Nevada Power Contracts

Federal Energy Regulatory Commission U.S. Court of Appeals for the 9th Circuit – Federal Docket No. 03-74208 Nevada Power Company and Sierra Pacific Resources, Inc., Plaintiffs v. Duke Energy Trading and Marketing, LLC, Enron Power Marketing, Inc., El Paso Merchant Energy, American Electric Power Services Corp., Morgan Stanley Capital Group, Inc., Calpine Energy Services L.P., Mirant Americas Energy Marketing, L.P., Reliant Energy Services, Inc., BP Energy Company, Allegheny Energy Supply Company, LLC, Defendants

Sierra/Nevada

U.S. District Court for the District of Nevada – Docket No. CV-S-03-0357-KJD-LRL Sierra Pacific Resources, Inc., Nevada Power Company and Sierra Pacific Power Company, Plaintiffs v. Merrill Lynch Company, Inc., Merrill Lynch Capital Services, Inc., Allegheny Energy, Inc. Allegheny Energy Supply Company, Inc., Defendants

Litigation Involving Merrill Lynch

U.S. District Court for the Southern District of New York – Docket No. 02-CV-7689 Merril Lynch & Co., Inc., Merrill Lynch Capital Services, Inc., ML IBK Positions, Inc., Plaintiffs v. Allegheny Energy, Inc. and Allegheny Energy Supply Company, LLC, Defendants

Suits Related to the Gleason Generating Facility

Circuit Court for Weakley County, Tennessee – Docket No. 3872 Danny Joe Melton and Justin Melton, David Andrews, etux, Lisa Andrews, Norman Dotson, etux, Linda Dotson, Brent Griffin, etux, Denise Griffin, Kevin Johnson and Doug Johnson, Kevin Johnson, etux, Cynthia Johnson, Danny Joe Melton and Linda McMackin, Justin Melton, etux, Wendy Melton, Leora Robison, etux, Bobbye Robison, Coy Segraves, etux, Martha Segraves, John M. Trevathan etux,, Dixie A. Trevathan, David Vaughn, etux, Peggy Vaughn, Terry Wainscott, etux, Cathy Wainscott, Floyd Lee Bell, etux, Beverly C. Bell, Donald Lawrence, etux, Patsy Lawrence, John Burroughs, etux, Carolyn Burroughs,

John Burroughs III, a minor, By next of friend and natural guardians John Burroughs, etux, Carolyn Burroughs, Cory Borroughs, a minor, By next of friend and natural guardians John Burroughs, etux, Carolyn Burroughs, Northwest Tennessee Motorsports Park LLC, Justin Melton and Danny Joe Melton, A partnership, dba, M & M Race Cars, James Hoskins, etux, Betty Hoskins, Nancy Boyd, Plaintiffs,

v. Allegheny Energy Supply Gleason Generating Facility, Co, LLC, Industrial Development Board of Weakley County, Tennessee, James Twyman, individually, 15 John Does and 15 Jane Does, Defendants.

Litigation with Mobotec

Court of Common Pleas of Greene County, Pennsylvania – Docket No. AD 606 of 2004

MobotecUSA, Plaintiff

v. Allegheny Energy Supply Company, LLC, Allegheny Energy, Inc., Mark Scaccia and Does 1 through 20, inclusive, Defendants

Ordinary Course of Business

Allegheny Energy Supply Company, LLC, and its Subsidiaries are from time to time involved in litigation and other legal disputes in the ordinary course of business. AE Supply is of the belief that there are no other legal proceedings that could have a material adverse effect on its business or financial condition.

ARTICLE IX SCHEDULE 4.01(G)

CREDIT AGREEMENT

DISCLOSED INFORMATION

None.

SCHEDULE 4.01(l)

CREDIT AGREEMENT

CERTAIN ENVIRONMENTAL MATTERS

This Schedule incorporates by reference, and reference should be made to, Item 1. Environmental Matters and Item 3. Legal Proceedings, in Allegheny Energy, Inc.’s Form 10-K for the fiscal year-ended December 31, 2005.

Clean Air Act Matters

Allegheny Energy, Inc. (“AYE”) and all of its subsidiaries (collectively “Allegheny”), including Allegheny Energy Supply Company, LLC (“AE Supply”) currently meet applicable standards for particulate matter emissions at their generation facilities through the use of high-efficiency electrostatic precipitators, cleaned coal, flue-gas conditioning, optimization software, fuel combustion modifications and, at times, through reduction of output. From time to time, minor excursions of stack emission opacity that are normal to fossil fuel operations are experienced and are accommodated by the regulatory process. Allegheny meets current emission standards for sulfur dioxide (“SO2”) by using emission controls, burning low-sulfur coal, purchasing cleaned coal (which has lower sulfur content), blending low-sulfur coal with higher sulfur coal and utilizing emission allowances.

Allegheny’s compliance with the Clean Air Act of 1970 (the “Clean Air Act”) has required, and may require in the future, that Allegheny install post-combustion control technologies on many of its generation facilities. The Clean Air Interstate Rule (“CAIR”) promulgated by the U.S. Environmental Protection Agency (the “EPA”) on March 10, 2005, may accelerate the need to install this equipment by phasing out a portion of currently available allowances.

The Clean Air Act mandates annual reductions of SO2 and created a SO2 emission allowance trading program. AE Supply and Monongahela Power Company (“Mon Power”) comply with current SO 2 emission standards through a system-wide plan combining the use of emission controls, low sulfur fuel and emission allowances. Based on current forecasts, Allegheny estimates that it may have an SO2 allowance market exposure of less than 10,000 tons in 2006 and approximately 20,000 tons and 75,000 tons in 2007 and 2008, respectively. Allegheny’s allowance needs, to a large extent, are affected at any given time by the amount of output produced and the types of fuel used by its generation facilities, as well as the implementation of environmental controls. Therefore, there can be no assurance that Allegheny’s need to purchase SO2 allowances for these periods will not vary from current estimates. Allegheny continues to evaluate options for continuing compliance, and current plans include the installation of scrubbers at its Fort Martin generation facility by 2010, the elimination of a scrubber bypass at its Pleasants generation facility by 2008 and consideration of scrubbers at its Hatfield generation facility.

Allegheny meets current emission standards for nitrogen oxides (“NOX”) by using low NOX burners, Selective Catalytic Reduction, Selective Non-Catalytic Reduction and over-fire air and optimization software, as well as through the use of emission allowances. Allegheny is currently evaluating its options for CAIR compliance. In 1998, the EPA finalized its NOx State Implementation Plan (“SIP”) call rule (known as the “NOx SIP call”), which addressed the regional transport of ground-level ozone and required the equivalent of a uniform 0.15 lb/mmBtu emission rate throughout a 22-state region, including Pennsylvania, Maryland and West Virginia.

AE Supply and Mon Power are completing installation of NOx controls to meet the Pennsylvania, Maryland and West Virginia SIP calls. The NOx compliance plan functions on a system-wide basis, similar to the SO2 compliance plan. AE Supply and Mon Power also have the option, in some cases, to purchase alternate fuels or NOx allowances, if needed, to supplement their compliance strategies. AE Supply estimates that its emission control activities, in concert with its inventory of banked allowances, will facilitate its compliance with NOx limits established by the SIP through 2008. Allegheny’s current capital expenditure forecast includes the expenditure of $2 million of capital costs during 2007 for additional NOX emission controls. Allegheny’s allowance needs, to a large extent, are affected at any given time by the amount of output produced and the types of fuel used by its generation facilities. Therefore, there can be no assurance that Allegheny’s need to purchase NOX allowances for these periods will not vary from current estimates.

On March 15, 2005, the EPA issued the Clean Air Mercury Rule (“CAMR”) establishing a cap and trade system designed to reduce mercury emissions from coal-fired power plants in two phases during 2010 and 2018. This rule will be implemented through state implementation plans currently under development. The rule has been challenged by several parties. Allegheny is currently assessing CAMR and its strategy for compliance. The Pennsylvania Department of Environmental Protection (the “PA DEP”) has announced plans to propose a more aggressive mercury control rule in the summer of 2006. Allegheny is assessing the draft rule to determine what, if any, effect it would have on Allegheny’s Pennsylvania operations that may be above and beyond the requirements of CAMR.

Additionally, Maryland passed the Healthy Air Act in early 2006. This legislation imposes state-wide emission caps on SO 2 and NOX, requires mercury requires that greater reductions in mercury emissions be made more quickly than would be required by CAMR and mandates that Maryland join the Regional Greenhouse Gas Initiative and participate in that coalition’s regional efforts to reduce carbon dioxide emissions. The Act does provide a conditional exemption for the R. Paul Smith power station, provided that PJM declares the station vital to reliability in the Baltimore/Washington DC metropolitan area. The Maryland Department of the Environment is now charged with developing regulations to implement the requirements of this legislation. Allegheny is assessing the new legislation to determine what, if any, effect it could have on Allegheny’s Maryland operations.

In August 2000, AYE received a letter from the EPA requesting that it provide information and documentation relevant to the operation and maintenance of the following ten electric generation facilities, which collectively include 22 generation units: Albright, Armstrong, Fort Martin, Harrison, Hatfield’s Ferry, Mitchell, Pleasants, Rivesville, R. Paul Smith and Willow Island. AE Supply and Mon Power own these generation facilities. The letter requested information under Section 114 of the Clean Air Act to determine compliance with the Clean Air Act and related requirements, including potential application of the new source review (“NSR”) standards of the Clean Air Act, which can require the installation of additional air pollution control equipment when the major modification of an existing facility results in an increase in emissions. AYE has provided responsive information to this and a subsequent request. At this time, AYE is engaged in discussions with the EPA with respect to environmental matters, including NSR issues.

If NSR requirements are imposed on Allegheny’s generation facilities, in addition to the possible imposition of fines, compliance would entail significant capital investments in pollution control technology. There are three recent, significant federal court decisions that have addressed the application of NSR requirements to electric utility generation facilities: the Ohio Edison decision, the Duke Energy decision and the Alabama Power decision. The Ohio Edison decision is favorable to the EPA. The Duke Energy and Alabama Power decisions support the industry’s understanding of NSR requirements. The U.S. Court of Appeals for the Fourth Circuit affirmed the Duke Energy decision on June 15, 2005.

On May 20, 2004, AYE, AE Supply, Mon Power and West Penn Power Company (“West Penn”) received a Notice of Intent to Sue Pursuant to Clean Air Act §7604 (the “Notice”) from the Attorneys General of New York, New Jersey and Connecticut and from PA DEP. The Notice alleged that Allegheny made major modifications to some of its West Virginia facilities in violation of the Prevention of Significant Deterioration (“PSD”) provisions of the Clean Air Act at the following coal-fired facilities: Albright Unit No. 3; Fort Martin Units No. 1 and 2; Harrison Units No. 1, 2 and 3; Pleasants Units No. 1 and 2 and Willow Island Unit No. 2. The Notice also alleged PSD violations at the Armstrong, Hatfield’s Ferry and Mitchell generation facilities in Pennsylvania and identifies PA

DEP as the lead agency regarding those facilities. On September 8, 2004, AYE, AE Supply, Mon Power and West Penn received a separate Notice of Intent to Sue from the Maryland Attorney General that essentially mirrored the previous Notice.

On January 6, 2005, AE Supply and Mon Power filed a declaratory judgment action against the Attorneys General of New York, Connecticut and New Jersey in federal District Court in West Virginia (“West Virginia DJ Action”). This action requests that the Court declare that AE Supply’s and Mon Power’s coal-fired generation facilities in Pennsylvania and West Virginia comply with the Clean Air Act. The Attorneys General filed a motion to dismiss the West Virginia DJ Action. It is possible that the EPA and other state authorities may join or move to transfer the West Virginia DJ Action.

On June 28, 2005, the PA DEP and the Attorneys General of New York, New Jersey, Connecticut and Maryland filed suit against AYE, AE Supply and Mon Power, The Potomac Edison Company and West Penn (collectively, the “Distribution Companies”) in the U.S. District Court for the Western District of Pennsylvania (the “PA Enforcement Action”). This action alleges NSR violations under the federal Clean Air Act and the Pennsylvania Air Pollution Control Act at the Hatfield’s Ferry, Armstrong and Mitchell facilities in Pennsylvania. The PA Enforcement Action appears to raise the same issues regarding Allegheny’s Pennsylvania generation facilities that are before the federal District Court in the West Virginia DJ Action, except that the PA Enforcement Action also includes the PA DEP and the Maryland Attorney General. Allegheny’s motion to stay the PA Enforcement Action was denied on November 21, 2005. On January 17, 2006, the PA DEP and the Attorneys General filed an amended complaint. On February 15, 2006, Allegheny filed a motion to dismiss the amended complaint.

In 2003, the EPA issued the Equipment Replacement Rule, which sets forth a clearer set of rules for projects that may be undertaken without triggering NSR requirement. This rule would apply the Routine Maintenance, Repair and Replacement (“RMRR”) exception to the NSR requirement in a manner that is more consistent with the energy industry’s historical compliance approach. That rule was challenged by some states and environmental groups and, on December 24, 2003, the U.S. Court of Appeals for the District of Columbia Circuit issued an order to stay the implementation of that rule. On March 17, 2006, the Court issued a final decision declaring the rule unauthorized under the Clean Air Act. NSR requirements will continue to be interpreted under the pre-rule regulations and case law. Allegheny had established an NSR review process under the original regulatory program and does not expect the March 2006 circuit court decision in this matter to have any significant impact on its operations. At this time, AYE and its subsidiaries are not able to determine the effect that these actions may have on them.

On February 16, 2005, Citizens for Pennsylvania’s Future, an environmental group, sued Allegheny in the U.S. District Court for the Western District of Pennsylvania. The action alleges violations of opacity limits and particulate matter emission limits at the Hatfield’s Ferry generation facility.

Allegheny intends to vigorously pursue and defend against the environmental matters described above but cannot predict their outcomes.

Canadian Toxic-Tort Class Action

On June 30, 2005, AE Supply, Mon Power and Allegheny Generating Company (“AGC”), along with 18 other companies with coal-fired generation facilities, were named as defendants in a toxic-tort, purported class action lawsuit filed in the Ontario Superior Court of Justice. On behalf of a purported class comprised of all persons residing in Ontario within the past six years (and/or their family members or heirs), the named plaintiffs allege that the defendants negligently failed to prevent their generation facilities from emitting air pollutants in such a manner as to cause death and multiple adverse health effects, as well as economic damages, to the plaintiff class. The plaintiffs seek damages in the approximate amount of Canadian $49.1 billion (approximately US $41.6 billion, assuming an exchange rate of 1.18 Canadian dollars per US dollar), along with continuing damages in the amount of Canadian $4.1 billion per year and punitive damages of Canadian $1.0 billion (approximately US $3.5 billion and US $850 million, respectively, assuming an exchange rate of 1.18 Canadian dollars per US dollar) along with such other relief as the Court deems just. Allegheny has not yet been served with this lawsuit. Allegheny intends to vigorously defend against this action but cannot predict its outcome.

Claims Related to Alleged Asbestos Exposure

The Distribution Companies have been named as defendants, along with multiple other defendants, in pending asbestos cases alleging bodily injury involving multiple plaintiffs and multiple sites. These suits have been brought mostly by seasonal contractors’ employees and do not involve allegations of either the manufacture, sale or distribution of asbestos-containing products by Allegheny. These asbestos suits arise out of historical operations and are related to the installation and removal of asbestos-containing materials at Allegheny’s generation facilities. Allegheny’s historical operations were insured by various foreign and domestic insurers, including Lloyd’s of London. Asbestos-related litigation expenses have to date been reimbursed in full by recoveries from these historical insurers, and Allegheny believes that it has sufficient insurance to respond fully to the asbestos suits. Certain insurers, however, have contested their obligations to pay for the future defense and settlement costs relating to the asbestos suits. Allegheny is currently involved in two asbestos insurance-related actions, Certain Underwriters at Lloyd’s, London et al. v. Allegheny Energy, Inc. et al., Case No. 21-C-03-16733 (Washington County, Md.), and Monongahela Power Company et al. v. Certain Underwriters at Lloyd’s London and London Market Companies, et al., Civil Action No. 03-C-281 (Monongalia County, W.Va.). The parties in these actions are seeking an allocation of responsibility for historic and potential future asbestos liability.

Allegheny and numerous others are plaintiffs in a similar action filed against Zurich Insurance Company in California, Fuller-Austin Asbestos Settlement Trust, et al. v. Zurich-American Insurance Co., et al., Case No. CGC 04 431719 (Superior Court of California, County of San Francisco).

In connection with a settlement, Allegheny received payment from one of its insurance companies in the amount of $625,000 on July 5, 2005, with the next payment of $625,000 due July 1, 2006. As part of the settlement, Allegheny released this insurance company from potential liabilities associated with claims against Allegheny alleging asbestos exposure.

Allegheny does not believe that the existence or pendency of either the asbestos suits or the actions involving its insurance will have a material impact on its consolidated financial position, results of operations or cash flows. Allegheny believes that it has established adequate reserves, net of insurance receivables and recoveries, to cover existing and future asbestos claims. As of December 31, 2005, Allegheny had 930 open cases remaining in West Virginia and five open cases remaining in Pennsylvania.

Allegheny intends to vigorously pursue these matters but cannot predict their outcomes.

Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”) Claim

On March 4, 1994, Mon Power and certain affiliated companies received notice that the EPA had identified them as potentially responsible parties (“PRPs”) with respect to the Jack’s Creek/Sitkin Smelting Superfund Site in Pennsylvania. Initially, approximately 175 PRPs were involved; however, the current number of active PRPs has been reduced as a result of settlements with de minimis contributors and other contributors to the site. The costs of remediation will be shared by all past and active responsible parties. In 1999, a PRP group that included Mon Power and certain affiliated companies entered into a consent order with the EPA to remediate the site. It is currently estimated that the total remediation costs to be borne by all of the responsible parties will not exceed $30.0 million. Allegheny has an accrued liability representing its estimated share of the remediation costs as of March 31, 2006.

PADEP Administrative Order – Forward Township Landslide

On March 7, 2005, The Pennsylvania Department of Environmental Protection (PADEP) issued an Administrative Order to Allegheny requesting records pertaining to coal supply and ash management practices at Mitchell Power Station for the period 1945-1955. PADEP is conducting an investigation of a landslide in Forward Township, Allegheny County, PA believed to contain combustion materials. Allegheny is fully cooperating with the investigation and has provided responsive material. Nothing found to date indicates that coal combustion by-products from the Mitchell Power Station were used for fill in the area in question. At this time, Allegheny is not able to determine the effect that this action may have on it.

ARTICLE X

ARTICLE XI OWNED REAL PROPERTY – SCHEDULE 4.01(N)

Name	Address	County	NERC Region	AE Supply, LLC[1] Book Value of Plant In Service (as of 12/31/05)	AE Supply, LLC[1] CWIP (as of 12/31/05)	AE Supply, LLC[1] Total Plant Investment (as of 12/31/05)	Owner	Ownership Percentages
Armstrong	River Road, RD #1 Adrian, PA 16201 OR P.O. Box 729 Kittanning, PA 16201	Armstrong	PJM-West	$123,918,658.55	$10,329,761.43	$134,248,419.98	AESC	100.00%

Fort Martin	P.O. Box 247 Fort Martin Road Maidsville, WV 26541	Monongalia (WV) / Greene (PA)	PJM-West	$175,071,582.65	$3,578,213.39	$178,649,796.04	AESC	78.73% - Item 1 (Unit 1) 82.984% - Item 2 (Unit 2) 14.92% - Item 3 (Landfill) 80.86% - Items 4-13 & Greene County parcels

Harrison	P.O. Box 600 Route 20 Haywood, WV 26366	Harrison / Lewis / Upshur	PJM-West	$579,015,052.71	$921,392.47	$579,936,445.18	AESC	78.73% 14.92% - a few parcels 11.19% - Two parcels in Upshur

Hatfield’s Ferry	R.D. 1, Box 100 PA Route 21 Masontown, PA 15461	Greene	PJM-West	$208,162,084.75	$7,572,067.03	$215,734,151.78	AESC	76.60%

Mitchell	50 Electric Way (Route 837) Courtney, PA 15067	Washington	PJM-West	$56,988,332.15	$437,585.02	$57,425,917.17	AESC	100.00%

Pleasants	No. 1 Power Station Blvd. Willow Island, WV 26134	Pleasants	PJM-West	$435,452,686.22	$19,271,731.21	$454,724,417.43	AESC	78.73%

Gleason a/k/a Gleason Generating Facility, LLC	P.O. Box 512 1166 Janes Mill Road Gleason, TN 38229	Weakley	SERC-TVA	$282,466,158.17	$1,598,015.25	$284,064,173.42	Allegheny Energy Supply Gleason Generating Facility, LLC	100.00%

Wheatland a/k/a/ Wheatland Generating Facility, LLC	480 North Hall Road Wheatland, IN 47597	Knox	ECAR	$263,969,662.04	$0.00	$263,969,662.04	Allegheny Energy Supply Wheatland Generating Facility, LLC	100.00%

Albright	P.O. Box 125 Route 26 North Albright, WV 26519	Preston	PJM-West	$7,941,801.99	$348,333.73	$8,290,135.72	AESC	14.92% - Items 1-29 (Units 2 & 3) 100% - Items 30 & 31 (Units 1) 57.46% - Items 32-49 (Common Facilities)

165

Name	Address	County	NERC Region	AE Supply, LLC[1] Book Value of Plant In Service (as of 12/31/05)	AE Supply, LLC[1] CWIP (as of 12/31/05)	AE Supply, LLC Total Plant Investment (as of 12/31/05)[1]	Owner	Ownership Percentages
Bath County a/k/a AGC	HCR-01 Box 280 Warm Springs, VA 24484	Bath	PJM-West	$531,995,743.20	$3,004,351.00	$535,000,094.20	Allegheny Generating Company	30.81%

Chambersburg (SC) a/k/a AE 12 & 13	225 Alleman Road Chambersburg, PA 17201	Franklin	PJM-West	$48,180,423.30	$0.00	$48,180,423.30	AESC	100.00%

Gans (SC) a/k/a AE 8 & 9	Gans Road (State Rt. 3002) Gans, PA 15439	Fayette	PJM-West	$44,574,897.02	$0.00	$44,574,897.02	AESC	100.00%

Lake Lynn	P.O. Box 97 Lake Lynn Road Lake Lynn, PA 15451	Fayette (PA) / Monongalia (WV)	PJM-West	$20,301,968.83	$0.00	$20,301,968.83	AESC	100.00%

R. Paul Smith	P.O. Box 168 15952 Lockwood Road Williamsport, MD 21795	Washington (MD) / Berkeley (WV)	PJM-West	20,549,710.12	$19,500.13	$20,569,210.25	AESC	100.00%

Springdale (AE Units 1, 2, 3, 4 & 5)	Butler Street Ext. Springdale, PA 15144	Allegheny	PJM-West	384,971,978.28	$0.00	$384,971,978.28	AESC	100.00%

166

ARTICLE XII SCHEDULE 4.01(R)

CREDIT AGREEMENT

MATERIAL DEBT FOR BORROWED MONEY

Amounts as of April 28, 2006

Allegheny Energy Supply Company, LLC

	Instrument	Obligor/Issuer	Creditor/Trustee	Amount	Maturity
1	Reimbursement and Indemnity Agreement dated December 22, 2000	PEC, AESC	MBIA Insurance Corporation	$101,000,000 *contingent liability	Obligation terminates upon termination of all Pollution Control Notes assumed from PEC

2	Release and Guarantee Agreement dated December 22, 2000	PEC, AESC	J.P. Morgan Trust Company, N.A.	$101,000,000 *contingent liability	Obligation terminates upon termination of all Pollution Control Notes assumed from PEC

3	Reimbursement and Indemnity Agreement dated December 22, 2000	WPPC, AESC	MBIA Insurance Corporation	$169,315,000 *contingent liability	Obligation terminates upon termination of all Pollution Control Notes assumed from WPPC

	Instrument	Obligor/Issuer	Creditor/Trustee	Amount	Maturity
4	Release and Guarantee Agreement dated December 22, 2000	WPPC, AESC	J.P. Morgan Trust Company, N.A.	$169,315,000 *contingent liability	Obligation terminates upon termination of all Pollution Control Notes assumed from WPPC

5	Pollution Control Note 4.75% Hatfield B	AESC (formerly WPPC)	J.P. Morgan Trust Company, N.A., as Trustee	$14,435,000	February 1, 2007

6	Pollution Control Note 6.15% Pleasants C	AESC (formerly WPPC)	J.P. Morgan Trust Company, N.A., as Trustee	$31,500,000	May 1, 2015

7	Pollution Control Note 6.15% Pleasants C	AESC (formerly PEC)	J.P. Morgan Trust Company, N.A., as Trustee	$21,000,000	May 1, 2015

8	Pollution Control Note 6.05% Mitchell G	AESC (formerly WPPC)	J.P. Morgan Trust Company, N.A., as Trustee	$15,400,000	April 1, 2014

9	Pollution Control Note 4.70% Pleasants D	AESC (formerly PEC)	J.P. Morgan Trust Company, N.A., as Trustee	$30,000,000	November 1, 2007

10	Pollution Control Note 4.70% Pleasants D	AESC (formerly WPPC)	J.P. Morgan Trust Company, N.A., as Trustee	$45,000,000	November 1, 2007

11	Pollution Control Note 6.30% Harrison B	AESC (formerly WPPC)	J.P. Morgan Trust Company, N.A., as Trustee	$18,040,000	May 1, 2023

12	Pollution Control Note 6.25% Harrison B	AESC (formerly MPC and PEC)	J.P. Morgan Trust Company, N.A., as Trustee	$15,582,710	May 1, 2023

13	Pollution Control Note 6.75% Harrison C	AESC (formerly PEC)	J.P. Morgan Trust Company, N.A., as Trustee	$11,560,000	August 1, 2024

14	Pollution Control Note 6.75% Harrison C	AESC (formerly WPPC)	J.P. Morgan Trust Company, N.A., as Trustee	$14,910,000	August 1, 2024

15	Pollution Control Note 5.50% Pleasants E	AESC (formerly WPPC)	J.P. Morgan Trust Company, N.A., as Trustee	$13,830,000	April 1, 2029

16	7.80% Notes	AESC	Wells Fargo Bank Minnesota, National Association	$400,000,000	March 15, 2011

	Instrument	Obligor/Issuer	Creditor/Trustee	Amount	Maturity
17	8.25% Notes	AESC	Wells Fargo Bank Minnesota, National Association	$650,000,000	April 15, 2012

18	Guarantee Agreement dated May 31, 2001	AYE, AESC	MD Workers’ Compensation Commission	Variable amount. Covers defaults with respect to MD workers’ compensation costs.	Comes due upon default by AESC.

19	Purchasing Card	MPC, PE, WPPC, Mountaineer Gas, AESC	US Bank	Variable

20	Credit Agreement	AYE and AESC	Citicorp North America, Inc.	$50,000,000	June 16, 2010

21	Letter of Credit (Bank Letter of Credit Reference No. 91153/80085)	AESC	The Bank of Nova Scotia Beneficiary: PA DEP Bureau of Land Recycling and Waste Management	$1,588,180.00	Amount Drawn: $0

22	AE Supply Capital Loan - Affiliated	AESC	AE Supply Capital LLC	$1,050,000,00.00	May 1, 2011

23	AE Supply Capital Loan - Affiliated	AESC	AE Supply Capital LLC	$731,754,488.00	April 10, 2012

Allegheny Generating Company

	ARTICLE XIII Instrument	Obligor/Issuer	Creditor/Trustee	Amount	Maturity
1	6.875% Debentures	AGC	US Bank	$100,000,000	September 1, 2023

Allegheny Energy Supply Development Services, LLC

None

Allegheny Energy Supply Wheatland Generating Facility, LLC

None

Allegheny Energy Supply Capital, LLC

None

Acadia Bay Energy Company, LLC

None

Lake Acquisition Company, LLC

None

Allegheny Energy Supply Gleason Generating Facility, LLC

None

Buchanan Energy Company of Virginia, LLC

None

Allegheny Energy Supply Units 3, 4 & 5, LLC

None

Allegheny Energy Supply Southwest, LLC

None

SCHEDULE 5.01(i)

CREDIT AGREEMENT

SECTION 13.01. TRANSACTIONS WITH AFFILIATES

I. Affiliate Energy Contracts

(a) Power Sales Agreement between The Potomac Edison Company and Allegheny Energy Supply Company, LLC for Maryland dated January 1, 2001, as supplemented by the Memorandum of the Operating Committee dated October 1, 2001, Amendment No. 1 to the Memorandum of the Operating Committee effective January 1, 2002, Amendment No. 2 to the Memorandum of the Operating Committee effective January 1, 2003, Amendment No. 3 to the Memorandum of the Operating Committee effective January 1, 2004, Amendment No. 4 to the Memorandum of the Operating Committee effective August 1, 2004, Amendment No. 5 to the Memorandum of the Operating Committee effective January 1, 2005, and Amendment No. 6 to the Memorandum of the Operating Committee effective January 1, 2006; and

2006 Full Requirements Service Agreement between The Potomac Edison Company dba Allegheny Power and Allegheny Energy Supply Company, LLC for Maryland dated December 7, 2005.

(b) Power Sales Agreement between The Potomac Edison Company and Allegheny Energy Supply Company, LLC for Virginia dated January 1, 2001, as supplemented by the Memorandum of the Operating Committee dated October 1, 2001, Amendment No. 1 to the Memorandum of the Operating Committee effective January 1, 2002, Amendment No. 2 to the Memorandum of the Operating Committee effective January 1, 2003, Amendment No. 3 to the Memorandum of the Operating Committee effective January 1, 2004, and Amendment No. 4 to the Memorandum of the Operating Committee effective August 1, 2004;

(c) Facilities Lease Agreement between The Potomac Edison Company and Allegheny Energy Supply Company, LLC for West Virginia dated August 1, 2000, the Lease Agreement extension dated March 14, 2003, and the Service Agreement between The Potomac Edison Company and Allegheny Energy Supply Company, LLC for West Virginia dated August 1, 2000;

(d) Power Sales Agreement between West Penn Power Company and Allegheny Energy Supply Company, LLC for Pennsylvania dated January 1, 2001, as supplemented by the Memorandum of the Operating Committee dated August 1, 2001, Amendment No. 1 to the Memorandum of the Operating Committee effective January 1, 2002, Amendment No. 2 to the Memorandum of the Operating Committee effective January 1, 2003, Amendment No. 3 to the Memorandum of the Operating Committee effective January 1, 2004, Amendment No. 4 to the Memorandum of the Operating Committee

172

effective August 1, 2004 and Amendment No. 5 to the Memorandum of the Operating Committee effective January 1, 2005, and Amendment No. 6 to the Memorandum of the Operating Committee effective January 1, 2006; and

Full Requirements Service Agreement between Allegheny Energy Supply Company, LLC and West Penn Power Company, dba Allegheny Power for Pennsylvania dated July 21, 2005.

(e) Coal Sales Agreement, dated as of the 30th of July, 2004, by and between Consol Pennsylvania Coal Company, Consolidation Coal Company and Eighty-Four Mining Company, and Allegheny Energy Supply Company, LLC, and Monongahela Power Company (Ft. Martin);

(f) Coal Sales Agreement, dated as of the 30th of July, 2004, by and between Consol Pennsylvania Coal Company, Consolidation Coal Company and Eighty-Four Mining Company, and Allegheny Energy Supply Company, LLC, and Monongahela Power Company (Hatfield);

(g) Amended and Restated Lime Sales Agreement between Allegheny Energy Supply Company, LLC and Monongahela Power Company and Chemical Lime Company of Missouri, Inc. dba Chemical Lime Company, effective August 1, 2004;

(h) Sales Agreement Under Emission Allowance Management Agreement for SO2 Emission Allowances, dated as of December 21, 2004, between Monongahela Power Company d/b/a Allegheny Power and Allegheny Energy Supply Company, LLC.

(i) Sales Agreement Under Emission Allowance Management Agreement for SO2 Emission Allowances, dated December 21, 2005, between Monongahela Power Company d/b/a Allegheny Power and Allegheny Energy Supply Company, LLC.

(j) Agency Agreement for the Administration of Auction Revenue Rights/Fixed Transmission Rights dated March 30, 2005, between Monongahela Power d/b/a Allegheny Power and Allegheny Energy Supply Company, LLC; and Transaction Confirmation for Short-Term Purchase and Sale of West Virginia Next-Day and Real-Time Energy and Capacity, dated March 31, 2005, between Monongahela Power d/b/a Allegheny Power and Allegheny Energy Supply Company, LLC;

(k) Agency Agreement for the Procurement of PJM Services, dated December 19, 2005, between The Potomac Edison Company d/b/a Allegheny Power and Allegheny Energy Supply Company, LLC

173

(l) Agency Agreement for Administrative Functions, dated December 16, 2004, between The Potomac Edison Company d/b/a Allegheny Power and Allegheny Energy Supply Company, LLC;

(m) Declaration of Authority (West Virginia), dated December 20, 2004, between Monongahela Power Company d/b/a Allegheny Power and Allegheny Energy Supply Company, LLC;

(n) Declaration of Authority (Ohio), dated December 17, 2004, between Monongahela Power Company d/b/a Allegheny Power and Allegheny Energy Supply Company, LLC;

(o) Declaration of Authority (Maryland), dated December 17, 2004, between The Potomac Edison Company d/b/a Allegheny Power and Allegheny Energy Supply Company, LLC;

(p) Operating Procedure dated September 22, 2004, between Buchanan Generation, LLC and Allegheny Energy Supply Company, LLC;

(q) Amended Interim Energy Services Agreement dated October 25, 2004 between Buchanan Generation, LLC and Allegheny Energy Supply Company, LLC, amending Interim Energy Services Agreement dated June 14, 2002;

(r) Amended and Restated Lime Sales Agreement between Carmeuse Lime & Stone, Inc. and Allegheny Energy Supply Company, LLC and Monongahela Power Company, effective January 1, 2005;

(s) Coal Sales Agreement, dated as of the 10th of January 2005, between American Energy Corporation and Allegheny Energy Supply Company, LLC and Monongahela Power Company.

(t) Coal Sales Agreement, dated as of the 17th of February 2005, between Anker West Virginia Mining Company, Inc. and Allegheny Energy Supply Company, LLC and Monongahela Power Company.

(u) Coal Sales Agreement, dated as of the 3rd of May 2005, between United Coals Inc. and Allegheny Energy Supply Company, LLC and Monongahela Power Company.

(v) Coal Sales Agreement, dated as of the 8th of June 2005, by and between Consolidation Coal Company and Allegheny Energy Supply Company, LLC and Monongahela Power Company.

(w) Credit Agreement dated as of June 16, 2005, among Allegheny Energy, Inc. and Allegheny Energy Supply Company, LLC (Borrowers) and The Initial Lenders and Initial Issuing Bank and Citicorp North America, Inc., as Administrative Agent, et al.

(x) Contract for Flue Gas Ducts and Structural Steel pursuant to Purchase Order Nos. S-05-16211 and S-05-16212, among Foster Wheeler Zack, Inc. (Seller) and Allegheny Energy Supply Company, LLC and Monongahela Power Company (Buyer), dated September 1, 2005, for Pleasants Power Station, and Addendums thereto issued June 2, 2005, June 20, 2005 and August 18, 2005.

(y) Coal Lease and Sales Agreement dated as of the 28th day of December 2005, among Penn Ridge Coal, LLC, Allegheny Energy Supply Company, LLC, Monongahela Power Company, Allegheny Pittsburgh Coal Company and Alliance Coal, LLC (as limited guarantor).

(z) Barge Towing Services Agreement dated as of the 6th day of December 2005, among Twin Rivers Towing Company, Allegheny Energy Supply Company, LLC and Monongahela Power Company.

(aa) Barge Towing Services Agreement dated as of the 18th day of January 2006, among Mon River Towing, Inc., Allegheny Energy Supply Company, LLC and Monongahela Power Company.

(bb) Declaration of Authority dated January 10, 2006 between Allegheny Energy Supply Company, LLC and Buchanan Generation, LLC

II. Operating Agreements

See attached schedule of Operating Agreements.

III. Tax Allocation Agreement

Tax Allocation Agreement, dated as of July 1, 2003, by and between Allegheny Energy, Inc. and its Subsidiaries, as amended by Amendment No. 1, dated December 21, 2005 by and between Allegheny Energy, Inc. and its Subsidiaries.

IV. Amendments, Renewals and Replacements

Any amendments modifications or supplements to any agreement or arrangement listed on this schedule 5.01(i) entered into in accordance with the terms of such agreement or arrangement, and any replacements or renewals of any agreement or arrangement listed herein on substantially similar terms, as determined in good faith by a responsible officer of Allegheny Energy Supply Company, LLC.

OPERATING AGREEMENTS

	Title of Agreement	Parties	Location
1.	Operating Agreement for Bath County Pumped Storage Project dated June 17, 1981	Allegheny Generating Company Monongahela Power Company The Potomac Edison Company West Penn Power Company Virginia Electric and Power Company	Bath County Pumped Storage Project

2.	Assignment of Operating Agreement dated August 1, 2000	The Potomac Edison Company PE Transferring Agent, LLC	Bath County Pumped Storage Project

3.	Assignment of Operating Agreement dated August 1, 2000	PE Transferring Agent, LLC PE Generating Company, LLC	Bath County Pumped Storage Project

4.	Assignment of Operating Agreement dated August 1, 2000	PE Generating Company, LLC Allegheny Energy Supply Company, LLC	Bath County Pumped Storage Project

5.	Assignment of Operating Agreement dated November 17, 1999	West Penn Power Company West Penn Transferring Agent LLC	Bath County Pumped Storage Project

6.	Assignment of Operating Agreement dated November 17, 1999	West Penn Transferring Agent LLC Allegheny Energy Supply Company, LLC	Bath County Pumped Storage Project

7.	Assignment of Operating Agreement dated June 1, 2001	Monongahela Power Company MP Generating Company, LLC	Bath County Pumped Storage Project

8.	Assignment of Operating Agreement dated June 1, 2001	MP Generating Company, LLC Allegheny Energy Supply Company, LLC	Bath County Pumped Storage Project

9.	Albright Power Station Operating Agreement dated June 2, 1952	Monongahela Power Company The Potomac Edison Company	Albright Power Station

10.	Supplemental Agreement dated September 2, 1952	Monongahela Power Company The Potomac Edison Company	Albright Power Station

11.	Supplemental Agreement dated July 12, 1954 for Albright Power Station	Monongahela Power Company The Potomac Edison Company	Albright Power Station

12.	Assignment and Assumption Agreement dated August 1, 2000	The Potomac Edison Company PE Transferring Agent, LLC	Albright Power Station

13.	Assignment and Assumption Agreement dated August 1, 2000	PE Transferring Agent, LLC PE Generating Company, LLC	Albright Power Station

14.	Assignment and Assumption Agreement dated August 1, 2000	PE Generating Company, LLC Allegheny Energy Supply Company, LLC	Albright Power Station

15.	Assignment and Assumption Agreement dated as of June 1, 2001	Monongahela Power Company MP Generating Company, LLC	Albright Power Station

16.	Assignment and Assumption Agreement dated as of June 1, 2001	MP Generating Company, LLC Allegheny Energy Supply Company, LLC	Albright Power Station

17.	Harrison Power Station Construction and Operating Agreement dated as of March 31, 1971	Monongahela Power Company The Potomac Edison Company West Penn Power Company	Harrison Power Station

18.	Assignment and Assumption Agreement dated August 1, 2000	The Potomac Edison Company PE Transferring Agent, LLC	Harrison Power Station

19.	Assignment and Assumption Agreement dated August 1, 2000	PE Transferring Agent, LLC PE Generating Company, LLC	Harrison Power Station

20.	Assignment and Assumption Agreement dated August 1, 2000	PE Generating Company, LLC Allegheny Energy Supply Company, LLC	Harrison Power Station

21.	Assignment and Assumption Agreement dated November 17, 1999	West Penn Power Company West Penn Transferring Agent LLC	Harrison Power Station

22.	Assignment and Assumption Agreement dated November 17, 1999	West Penn Transferring Agent LLC Allegheny Energy Supply Company, LLC	Harrison Power Station

23.	Assignment and Assumption Agreement dated as of June 1, 2001	Monongahela Power Company MP Generating Company, LLC	Harrison Power Station

24.	Assignment and Assumption Agreement dated as of June 1, 2001	MP Generating Company, LLC Allegheny Energy Supply Company, LLC	Harrison Power Station

25.	Hatfield’s Ferry Power Station Construction and Operating Agreement dated April 20, 1968	Monongahela Power Company The Potomac Edison Company West Penn Power Company	Hatfield’s Ferry Power Station

26.	Assignment and Assumption Agreement dated August 1, 2000	The Potomac Edison Company PE Transferring Agent, LLC	Hatfield’s Ferry Power Station

27.	Assignment and Assumption Agreement dated August 1, 2000	PE Transferring Agent, LLC PE Generating Company, LLC	Hatfield’s Ferry Power Station

28.	Assignment and Assumption Agreement dated August 1, 2000	PE Generating Company, LLC Allegheny Energy Supply Company, LLC	Hatfield’s Ferry Power Station

29.	Assignment and Assumption Agreement dated November 17, 1999	West Penn Power Company West Penn Transferring Agent LLC	Hatfield’s Ferry Power Station

30.	Assignment and Assumption Agreement dated November 17, 1999	West Penn Transferring Agent LLC Allegheny Energy Supply Company, LLC	Hatfield’s Ferry Power Station

31.	Assignment and Assumption Agreement dated as of June 1, 2001	Monongahela Power Company MP Generating Company, LLC	Hatfield’s Ferry Power Station

32.	Assignment and Assumption Agreement dated as of June 1, 2001	MP Generating Company, LLC Allegheny Energy Supply Company, LLC	Hatfield’s Ferry Power Station

33.	Pleasants Power Station Construction and Operating Agreement dated as of September 15, 1977	Monongahela Power Company The Potomac Edison Company West Penn Power Company	Pleasants Power Station

34.	Assignment and Assumption Agreement dated August 1, 2000	The Potomac Edison Company PE Transferring Agent, LLC	Pleasants Power Station

35.	Assignment and Assumption Agreement dated August 1, 2000	PE Transferring Agent, LLC PE Generating Company, LLC	Pleasants Power Station

36.	Assignment and Assumption Agreement dated August 1, 2000	PE Generating Company, LLC Allegheny Energy Supply Company, LLC	Pleasants Power Station

37.	Assignment and Assumption Agreement dated November 17, 1999	West Penn Power Company West Penn Transferring Agent LLC	Pleasants Power Station

38.	Assignment and Assumption Agreement dated November 17, 1999	West Penn Transferring Agent LLC Allegheny Energy Supply Company, LLC	Pleasants Power Station

39.	Assignment and Assumption Agreement dated as of June 1, 2001	Monongahela Power Company MP Generating Company, LLC	Pleasants Power Station

40.	Assignment and Assumption Agreement dated as of June 1, 2001	MP Generating Company, LLC Allegheny Energy Supply Company, LLC	Pleasants Power Station

41.	Operating Agreement for Rivesville Power Station dated as of June 1, 2001	Monongahela Power Company Allegheny Energy Supply Company, LLC	Rivesville Power Station

42.	Operating Agreement for Willow Island Power Station dated as of June 1, 2001	Monongahela Power Company Allegheny Energy Supply Company, LLC	Willow Island Power Station

43.	Fort Martin Construction and Operating Agreement dated April 30, 1965	Duquesne Light Company Monongahela Power Company The Potomac Edison Company	Fort Martin Power Station Unit No. 1

44.	Assignment and Assumption Agreement dated August 1, 2000	The Potomac Edison Company PE Transferring Agent, LLC	Fort Martin Power Station Unit No. 1

45.	Assignment and Assumption Agreement dated August 1, 2000	PE Transferring Agent, LLC PE Generating Company, LLC	Fort Martin Power Station Unit No. 1

46.	Assignment and Assumption Agreement dated August 1, 2000	PE Generating Company, LLC Allegheny Energy Supply Company, LLC	Fort Martin Power Station Unit No. 1

47.	Assignment and Assumption Agreement dated as of June 1, 2001	Monongahela Power Company MP Generating Company, LLC	Fort Martin Power Station Unit No. 1

48.	Assignment and Assumption Agreement dated as of June 1, 2001	MP Generating Company, LLC Allegheny Energy Supply Company, LLC	Fort Martin Power Station Unit No. 1

49.	Fort Martin Unit No. 2 Construction and Operating Agreement dated December 30, 1965	Monongahela Power Company The Potomac Edison Company West Penn Power Company	Fort Martin Power Station Unit No. 2

50.	Assignment and Assumption Agreement dated August 1, 2000	The Potomac Edison Company PE Transferring Agent, LLC	Fort Martin Power Station Unit No. 2

51.	Assignment and Assumption Agreement dated August 1, 2000	PE Transferring Agent, LLC PE Generating Company, LLC	Fort Martin Power Station Unit No. 2

52.	Assignment and Assumption Agreement dated August 1, 2000	PE Generating Company, LLC Allegheny Energy Supply Company, LLC	Fort Martin Power Station Unit No. 2

53.	Assignment and Assumption Agreement dated November 17, 1999	West Penn Power Company West Penn Transferring Agent LLC	Fort Martin Power Station Unit No. 2

54.	Assignment and Assumption Agreement dated November 17, 1999	West Penn Transferring Agent LLC Allegheny Energy Supply Company, LLC	Fort Martin Power Station Unit No. 2

55.	Assignment and Assumption Agreement dated as of June 1, 2001	Monongahela Power Company MP Generating Company, LLC	Fort Martin Power Station Unit No. 2

56.	Assignment and Assumption Agreement dated as of June 1, 2001	MP Generating Company, LLC Allegheny Energy Supply Company, LLC	Fort Martin Power Station Unit No. 2

57.	Operation and Maintenance Agreement dated as of June 5, 2002	Allegheny Energy Supply Company, LLC Buchanan Generation, LLC	Buchanan Generating Station

ARTICLE XIVSCHEDULE 5.01(A)

CREDIT AGREEMENT

LIENS

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
1.	200302250416815*	2/25/2003	NY	Allegheny Energy Supply Capital, LLC	Citibank, N.A., as Collateral Agent	Company Assets (New Money Credit Facility)

2.	200403090244632* (UCC-3 Amendment)	3/09/2004	NY	Allegheny Energy Supply Capital, LLC	Citibank, N.A., as Collateral Agent	Amends Collateral Description

3.	200302250419520*	2/25/2003	NY	Allegheny Energy Supply Capital, LLC	Citibank, N.A., as Collateral Agent	Company Assets (Refinancing Credit Facility)

4.	200403090244670* (UCC-3 Amendment)	3/09/2004	NY	Allegheny Energy Supply Capital, LLC	Citibank, N.A., as Collateral Agent	Amends Collateral Description

5.	200302250417134*	2/25/2003	NY	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Company Assets (New Money Credit Facility), as amended 9/15/03

6.	200402170169891* (UCC-3 Amendment)	2/17/2004	NY	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Release of Hedges & Constellations Agreement

7.	200403150269625* (UCC-3 Amendment)	3/15/2004	NY	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amends Collateral Description

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
8.	200302250419582*	2/25/2003	NY	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Company Assets (Refinancing Credit Facility), as amended 9/15/03

9.	200402170169904* (UCC-3 Amendment)	2/17/2004	NY	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Release of Hedges & Constellations Agreement

10.	200403090244694* (UCC-3 Amendment)	3/9/2004	NY	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amends Collateral Description

11.	57748	11/27/00	PA, Allegheny County Recorder	Allegheny Energy Supply Company, LLC	The Bank of Nova Scotia, as Collateral Agent	Fixture filing in the real estate record (Springdale)

12.	2004-61637 (UCC-3 Amendment)	3/15/2004	PA, Allegheny County Recorder	Allegheny Energy Supply Company, LLC	The Bank of Nova Scotia, as Collateral Agent	Amends Collateral Description

13.	2004-61638 (UCC-3 Amendment)	3/15/2004	PA, Allegheny County Recorder	Allegheny Energy Supply Company, LLC	The Bank of Nova Scotia, as Collateral Agent	Assignment

14.	MBV 27335 PG 320	3/15/2004	PA, Allegheny County Recorder	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Assignment of Fixture Filing in real estate records of original 57748-F

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
15.	MBV 27335 PG 248	3/15/04	PA, Allegheny County Recorder	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amendment to Fixture Filing 57748-F

16.	59860	2/25/03	PA, Allegheny County Recorder	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Agent	Amended and Restated Mortgage (Springdale)

17.	2003-60349	8/13/03	PA, Allegheny County Recorder	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Agent	New Mortgage (Springdale)

18.	UCC-00-8329	11/27/00	PA, Allegheny County Prothonotary	Allegheny Energy Supply Company, LLC	The Bank of Nova Scotia	Mortgage assets, tangibles and rights of AESC (Springdale)

19.	10300672	12/22/80	PA	Allegheny Energy Supply Company, LLC	Chase Manhattan Trust Co. NA	Mitchell PS (WP PCB), as amended 11/18/99

20.	31001621	12/6/99	PA	Allegheny Energy Supply Company, LLC	Norwest Financial Leasing Inc.	Printer and automailer

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
21.	37150515	3/06/03	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Agent	Lease (Springdale – Allegheny Energy Supply Company LLC Units No. 3, 4, & 5)

22.	37150537	3/06/03	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Agent	Mortgage (Springdale)

23.	10774070	8/3/01	DE	Allegheny Energy Supply Company, LLC	Bank of Nova Scotia	Mortgage Assets, tangibles and rights of AESC (Springdale)

24.	21090343	04/11/2002	DE	Allegheny Energy Supply Company, LLC	PSEG Energy Resources & Trade LLC	Accounts (as defined in the filing statement)

25.	22588808	10/15/02	DE	Allegheny Energy Supply Company, LLC	American Electric Power Service Corporation, as Agent, AEP Energy Services Limited, Houston Pipe Line Company LP, AEP Gas Marketing LP, AEP Energy Services, Inc.	Collateral in connection with a Hedge Agreement

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
26.	30015225	12/16/2002	DE	Allegheny Energy Supply Company, LLC	Chase Manhattan Trust Company, N.A.	Pollution Control Equipment at Pleasants PS

27.	30015258	12/16/2002	DE	Allegheny Energy Supply Company, LLC	Chase Manhattan Trust Company, N.A.	Pollution Control Equipment at Ft Martin PS

28.	30015282	12/16/2002	DE	Allegheny Energy Supply Company, LLC	County Commission of Pleasants County, West Virginia	Pollution Control Equipment at Willow Island PS

29.	30015316	12/16/2002	DE	Allegheny Energy Supply Company, LLC	County Commission of Preston County, West Virginia	Pollution Control Equipment at Albright PS

30.	30015340	12/16/2002	DE	Allegheny Energy Supply Company, LLC	County Commission of Marion County, West Virginia	Pollution Control Equipment at Rivesville PS

31.	30017361	12/16/2002	DE	Allegheny Energy Supply Company, LLC	Chase Manhattan Trust Company, N.A.	Pollution Control Equipment at Harrison PS

32.	30017379	12/16/2002	DE	Allegheny Energy Supply Company, LLC	Chase Manhattan Trust Company, N.A.	Pollution Control Equipment at Pleasants PS

33.	30017411	12/16/2002	DE	Allegheny Energy Supply Company, LLC	Chase Manhattan Trust Company, N.A.	Pollution Control Equipment at Pleasants PS

34.	MBV 24276 PG 344	2/25/03	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Mortgage (Springdale PS Units 3, 4 & 5)

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
35.	MBV 27280 PG 413	3/08/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Mortgage amends Mortgage recorded at 24276/344

36.	MBV 24276 PG 309	2/25/03	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Mortgage – (Springdale PS Units 3, 4 & 5)

37.	MBV 27280 PG 484	3/08/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Mortgage amends Mortgage recorded at 24276/309

38.	MBV 28994 PG 282	11/05/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Confirmation of Mortgage recorded at MBV 27280 PG 484

39.	MBV 24279 PG 80	2/25/03	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Mortgage – (Springdale PS Units 3, 4 & 5)

40.	MBV 27281 PG 1	3/08/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Mortgage amends Mortgage recorded at 24279/80

41.	MBV 28994 PG 291	11/05/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Confirmation of Mortgage recorded at MBV 27281 PG 1

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
42.	MBV 24276 PG 380	2/25/03	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Mortgage – (Springdale PS Units 3, 4 & 5)

43.	MBV 27280 PG 448	3/08/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Mortgage amends Mortgage recorded at 24276/380

44.	59860-F UCC	2/25/03	Allegheny County, PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Springdale PS Units 3,4 & 5

45.	MBV 24263 PG 476	2/21/03	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Mortgage – (Springdale PS Units 3, 4 & 5)

46.	MBV 27280 PG 526	3/08/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Amended Mortgage amends Mortgage recorded at 24263/476

47.	MBV 28994 PG 300	11/05/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Confirmation of Mortgage recorded at MBV 27280 at PG 526

48.	MBV 24279 PG 117	2/25/03	PA	Citibank, N.A. as Collateral Agent	Citibank, N.A. as Collateral Agent	Mortgage – (Springdale PS Units 3, 4 & 5)

49.	MBV 27281 PG 44	3/08/04	PA	Citibank, N.A. as Collateral Agent	Citibank, N.A. as Collateral Agent	Amended Mortgage amends Mortgage recorded at 24279/117

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
50.	MBV 28994 PG 309	11/05/04	PA	Citibank, N.A. as Collateral Agent	Citibank, N.A. as Collateral Agent	Confirmation of Mortgage recorded at MBV 27281 at PG 44

51.	MBV 25638 PG 396 (UCC BK 3 PG 87) (UCC 2003- 60349)	8/13/03	Allegheny County, PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Springdale PS Units 3, 4 & 5

52.	MBV 24263 PG 476	2/21/03	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Mortgage – Springdale PS Units 1 & 2, – Allegheny County, PA

53.	MBV 24279 PG 117	2/25/03	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Mortgage – Springdale PS Units 1 & 2, – Allegheny County, PA

54.	UCC 2003- 147255 BK-M VL-25638 PG-396	8/13/03	Allegheny County, PA	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Lease (Springdale – Allegheny Energy Supply Company, LLC Units No. 3, 4 & 5)

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
55.	UCC 2003-60349 BK-UCC VL-3 PG-87	8/13/03	Allegheny County, PA	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Lease (Springdale – Allegheny Energy Supply Company, LLC Units No. 3, 4 & 5)

56.	57749		PA	Power Trust 2000-A (not a Subsidiary of AESC)	Bank of Nova Scotia, as Collateral Agent	Trust Assets (Springdale) (Allegheny County, PA)

57.	TD BK 1170 PG 517 & Assignment BK 73 PG 475	2/21/03	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Lake Lynn PS, Union District, Monongalia County, WV – Real Estate

58.	TD BK 1281 PG 585 & Assignment BK 81 PG 359		WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at TDB 1170/517

59.	TD BK 1345 PG 396 & Assignment BK 85 PG 527	11/15/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Confirmation of Deed of Trust recorded in TDB 1281 PG 585

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
60.	TD BK 1171 PG 448 & Assignment BK 73 PG 648	2/25/03	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Lake Lynn PS, Union District, Monongalia County, WV – Real Estate

61.	TD BK 1281 PG 628 & Assignment BK 81 PG 402		WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at TDB 1171/448

62.	TD BK 1345 PG 403 & Assignment BK 85 PG 534	11/15/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Confirmation of Deed of Trust recorded in TDB 1281 PG 628

63.	TD BK 478 PG 26		WV	Allegheny Energy Supply Company, LLC (originally filed as Monongahela Power Company)	Mellon Bank, N.A.	Ft Martin PS (Monongalia County, WV)

64.	TD BK 672 PG 129		WV	Allegheny Energy Supply Company, LLC (originally filed as Duquesne Light Company)	Mellon Bank, N.A.	Ft Martin PS (Monongalia County, WV)

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
65.	1154-273	12/16/02	WV	Allegheny Energy Supply Company, LLC (originally filed as Duquesne Light Company)	Chase Manhattan Trust Company	Ft. Martin, PS (Monongalia County, WV)

66.	TD BK 1170 PG 555 & Assignment BK 73 PG 513	2/21/03	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Ft. Martin PS (Monongalia County, WV)

67.	TD BK 1281 PG 488 & Assignment BK 81 PG 262		WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at TDB 1170-555

68.	TD BK 1345 PG 382 & Assignment BK 85 PG 513	11/15/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Confirmation of Trust Deed recorded in TDB 1281 PG 488

69.	TD BK 1171 PG 402 & Assignment BK 73 PG 602	2/25/03	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Ft. Martin PS (Monongalia County, WV)

70.	TD BK 1281 PG 536 & Assignment BK 81 PG 310	3/08/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at TDB 1171/402

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
71.	TD BK 1345 PG 389 & Assignment BK 85 PG 520	11/15/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Confirmation of Trust Deed recorded in TDB 1281 PG 536

72.	UCC VOL 1154 PG 273	12/16/02	Monongalia County, WV	Allegheny Energy Supply Company, LLC	Chase Manhattan Trust Company	Ft Martin PS, Cass District, Monongalia County, WV – Real Estate 7 PC Equipment

73.	TD 975 PG 942 TD 298 PG 505 TD 380 PG 676	2/21/03	Harrison Co WV Lewis Co WV Upshur Co WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Harrison PS (Harrison, Lewis & Upshur Counties, WV)

74.	TD 1015 PG 688 TD 312 PG 538 TD 401 PG 319	3/08/04	Harrison Co WV Lewis Co WV Upshur Co WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Deed of Trust amends Deed of Trust recorded TD 975/942 TD 298/505 TD 380/676

75.	TD 1039 PG 482 TD 322 PG 14 TD 415 PG 465	11/09/04 11/12/04 11/09/04	Harrison Co WV Lewis Co WV Upshur Co WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Confirmation of Trust Deeds recorded in TD 1015 PG 688 TD 312 PG 538 TD 401 PG 319

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
76.	TD 976 PG 9 TD 298 PG 624 TD 381 PG 9	2/25/03	Harrison Co WV Lewis Co WV Upshur Co WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Harrison PS (Harrison, Lewis & Upshur Counties, WV)

77.	TD 1015 PG 766 TD 312 PG 613 TD 401 PG 397	3/08/04	Harrison Co WV Lewis Co WV Upshur Co WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at TD 976/9 TD 298/624 TD 381/9

78.	TD 1039 PG 489 TD 322 PG 21 TD 415 PG 472	11/09/04 11/12/04 11/09/04	Harrison Co WV Lewis Co WV Upshur Co WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Confirmation of Trust Deeds recorded in TD 1015 PG 766 TD 312 PG 613 TD 401 PG 397

79.	TD BK 31 PG 400		WV	Allegheny Energy Supply Company, LLC	Mellon Bank, N.A.	Pleasants PS (MP PCB)

80.	TD BK 31 PG 436		WV	Allegheny Energy Supply Company, LLC	Mellon Bank, N.A.	Pleasants PS (PE PCB)

81.	TD BK 31 PG 472		WV	Allegheny Energy Supply Company, LLC	Mellon Bank, N.A.	Pleasants PS (WP PCB)

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
82.	TD BK 101 PG 82	2/21/03	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Pleasants PS (Pleasants County, WV)

83.	TD BK 109 PG 234		WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at TD 101/82

84.	TD BK 114 PG 233	11/ /04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Confirmation of Trust Deed recorded in TDB 109 PG 234

85.	TD BK 101 PG 173	2/25/03	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Pleasants PS (Pleasants County, WV)

86.	TD BK 109 PG 291		WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at TD 101/173

87.	TD BK 114 PG 240	11/ /04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Confirmation of Trust Deed recorded in TDB 109 PG 291

88.	DT BK 1194 PG 518*	2/21/03	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	WV Hydros 4 & 5, R. Paul Smith PS (WV portion)

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
89.	DTB 1400 PG 41*	3/08/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at TD 1194/518

90.	DT BK 1543 PG 223*	11/10/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Confirmation of Trust Deed recorded in DT BK 1400 PG 41

91.	DT BK 1194 PG 552*	2/21/03	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	WV Hydros 4 & 5, R. Paul Smith PS (WV portion)

92.	DTB 1400 PG 120*	3/08/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at TD 1194/552

93.	DT BK 1543 PG 188*	11/10/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Confirmation of Trust Deed recorded in DT BK 1400 PG 120

94.	DT BK 1194 PG 607*	2/21/03	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	WV Hydros 4 & 5, R. Paul Smith PS (WV portion)

95.	DT BK 1196 PG 173*	2/25/03	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	WV Hydros 4 & 5, R. Paul Smith PS (WV portion)

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
96.	DT BK 1403 PG 625*	3/15/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at TD 1196/173

97.	DT BK 1543 PG 230*	11/10/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Confirmation of Trust Deed recorded in DT BK 1403 PG 625

98.	DT BK 1196 PG 209*	2/25/03	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	WV Hydros 4 & 5, R. Paul Smith PS (WV portion)

99.	DT BK 1404 PG 1*	3/15/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at TD 1196/209

100.	DT BK 1543 PG 216*	11/10/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Confirmation of Trust Deed recorded in DT BK 1404 PG 1

101.	DT BK 1196 PG 250*	2/25/03	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	WV Hydros 4 & 5, R. Paul Smith PS (WV portion)

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
102.	DT BK 1400 PG 1*		WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at 1196/209.

103.	DT BK 1400 PG 80*		WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at _____

104.	TD BK 1158 PG 1	2/21/03	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Millville Hydro (Jefferson County, WV)

105.	TD BK 1286 PG 182	3/08/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at TD 1158/1

106.	TD BK 1368 PG 1	11/09/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Confirmation of Trust Deed recorded in TD BK 1286 PG 182

107.	TD BK 1158 PG 215	2/25/03	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Millville Hydro (Jefferson County, WV)

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
108.	TD BK 1288 PG 282	3/16/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at TD 1158/215

109.	TD BK 1368 PG 8	11/09/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Confirmation of Trust Deed recorded in TD BK 1288 PG 282

110.	TD BK 1286 PG 139		WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Millville Hydro (Jefferson County, WV)

111.	TD BK 758 PG 1	2/21/03	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Rivesville PS (Marion County, WV)

112.	TD BK 797 PG 1, TD BK 797 PG 141, Assignment BK 26 PG 28	3/08/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at TD BK 758/1

113.	TD BK 820 PG 232	11/09/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Confirmation of Trust Deed recorded in TD BK 797 PG 1

114.	TD BK 758 PG 275	2/25/03	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Rivesville PS (Marion County, WV)

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
115.	TD BK 797 PG 49, TD BK 797 PG 189, Assignment BK 26 PG 76	3/08/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at TD BK 758/275

116.	TD BK 820 PG 239	11/09/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Confirmation of Trust Deed recorded in TD BK 797 PG 49

117.	UCC Fix 11937-B TD BK 243 PG 236		Preston County, WV	Allegheny Energy Supply Company, LLC	County Commission of Preston County, WV	Albright PS (Preston County, WV)

118.	TD BK 179 PG 981		Preston County, WV	County Commission Preston County, WV	Chase Manhattan Trust Company, N.A. (MP PCB)	Albright PS (Preston County, WV) PC Equipment

119.	TD BK 180 PG 303		Preston County, WV	County Commission of Preston County, WV	Mercantile-Safe Deposit & Trust Co. (PE PCB)	Albright PS (Preston County, WV) PC Equipment

120.	TD BK 363 PG 4	2/21/03	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Albright PS (Preston County, WV)

121.	TD BK 382 PG 838	3/8/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at TDB 363/4

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
122.	TD BK 396 PG 16	11/10/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Confirmation of Trust Deed recorded in DT BK 382 PG 838

123.	Deed BK 646 PG 182	3/08/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent

124.	TD BK 363 PG 169	2/25/03	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Albright PS (Preston County, WV)

125.	TD BK 382 PG 889		WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at TDB 363/169

126.	TD BK 396 PG 23	11/10/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Confirmation of Trust Deed recorded in DT BK 382 PG 889

127.	TD BK 646 PG 233	3/8/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at _________

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
128.	TD BK 360 PG 156	12/16/02	Preston County, WV	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Albright PS (Preston County, WV) PC Equipment

129.	Inst. No. 03-1603*	2/21/03	IN	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Wheatland PS (Knox County, IN)

130.	Inst. No. 04-1654*	3/08/04	IN	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at 03-1603

131.	Inst. No. 03-1604*	2/21/03	IN	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Wheatland PS (Knox County, IN)

132.	Inst. No. 04-1653*	3/08/04	IN	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at 03-1604

133.	Inst. No. 03-1697*	2/25/03	IN	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Wheatland PS (Knox County, IN)

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
134.	Inst. No. 04-1652*	3/08/04	IN	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at 03-1697

135.	Inst. No. 03-1698*	2/25/03	IN	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Wheatland PS (Knox County, IN)

136.	Inst. No. 04-1655*	3/08/04	IN	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	Amended Deed of Trust amends Deed of Trust recorded at 03-1698

137.	Liber 1935 Folio 454*	2/21/03	MD	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	R. Paul Smith PS (Washington County, MD)

138.	Liber 1939 Folio 627*	2/25/03	MD	Allegheny Energy Supply Company, LLC	Citibank, N.A., as Collateral Agent	R. Paul Smith PS (Washington County, MD)

139.	RBV 2545 PG 242	2/21/03	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Armstrong PS (Allegheny County, PA)

140.	RBV 2766 PG 255	3/08/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Amended Mortgage amends Mortgage recorded at RBV 2545/242

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
141.	RBV 2919 PG 241	11/09/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Confirmation of Mortgage recorded at RBV 2766 PG 255

142.	RBV 2547 PG 306	2/25/03	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Armstrong PS (Allegheny County, PA)

143.	RBV 2766 PG 314	3/08/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Amended Mortgage amends Mortgage recorded at RBV 2547/306

144.	RBV 2919 PG 250	11/09/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Confirmation of Mortgage recorded at RBV 2766 PG 314

145.	003-60182 Mechanics’ Lien	12/23/03	Armstrong County, PA	Allegheny Energy Supply Company, LLC	Mobotech USA, Inc.	Armstrong PS (Allegheny County, PA), contesting

146.	RBV 273 PG 900	2/21/03	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Ft Martin PS (Greene County, PA)

147.	RBV 298 PG 102	3/08/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Amended Mortgage amends Mortgage recorded at 273/900

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets

148.	RBV 313 PG 1124	11/10/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Confirmation of Mortgage recorded at RBV 298 PG 314

149.	RBV 273 PG 1074	2/25/03	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Ft Martin PS (Greene County, PA)

150.	RBV 298 PG 194	3/08/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Amended Mortgage amends Mortgage recorded at 273/1074

151.	RBV 313 PG 1132	11/10/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Confirmation of Mortgage recorded at RBV 298 PG 194

152.	RBV 273 PG 857	2/21/03	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Hatfield’s Ferry PS (Greene County, PA)

153.	RBV 298 PG 56	3/08/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Amended Mortgage amends Mortgage recorded at RBV 273/857

154.	RBV 313 PG 1108	11/10/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Confirmation of Mortgage recorded at RBV 298 PG 56

155.	RBV 273 PG 1115	2/25/03	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Hatfield’s Ferry PS (Greene County, PA)

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
156.	RBV 298 PG 147	3/08/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Amended Mortgage amends Mortgage recorded at RBV 273/1115

157.	RBV 313 PG 1116	11/10/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Confirmation of Mortgage recorded at RBV 298 PG 147

158.	AD 1090 Term, 2003 Mechanics’ Lien	12/23/03	PA	Allegheny Energy Supply Company, LLC	Mobotech USA, Inc.	Hatfield’s Ferry PS (Greene County, PA), contesting

159.	RBV 2850 PG 1951	2/21/03	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Lake Lynn PS (Fayette County, PA)

160.	RBV 2896 PG 2398	3/08/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Amended Mortgage amends Mortgage recorded at 2850/1951

161.	RBV 2925 PG 2388	11/10/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Confirmation of Mortgage recorded at RBV 2896 PG 2398

162.	RBV 2851 PG 224	2/21/03	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Lake Lynn PS (Fayette County, PA)

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
163.	RBV 2896 PG 2479	3/08/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Amended Mortgage amends Mortgage recorded at 2851/224

164.	RBV 2925 PG 2396	11/10/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Confirmation of Mortgage recorded at RBV 2896 PG 2479

165.	200307131	2/21/03	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Mitchell PS (Washington County, PA)

166.	2004-06747	3/08/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Amended Mortgage amends Mortgage recorded at 200307131

167.	200437146	11/10/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Confirmation of Mortgage recorded at 2004-06747

168.	200307559	2/25/03	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Mitchell PS (Washington County, PA)

169.	2004-06748	3/08/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Amended Mortgage amends Mortgage recorded at 200307559

170.	200437147	11/10/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Confirmation of Mortgage recorded at 2004-06748

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
171.	TDB 397 PG 567	1/22/03	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Windsor PS (Brooke County, WV)

172.	TDB 419 PG 730	3/08/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Amended Deed of Trust amending Deed of Trust recorded at TDB 397/567

173.	TDB 430 PG 745	11/09/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Confirmation of Trust Deed recorded in TDB 419 PG 730

174.	TDB 397 PG 725	1/22/03	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Windsor PS (Brooke County, WV)

175.	TDB 419 PG 770	3/08/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Amended Deed of Trust amending Deed of Trust recorded at TDB 397/725

176.	TDB 430 PG 751	11/09/04	WV	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Confirmation of Trust Deed recorded in TDB 419 PG 770

177.	RBV 2850 PG 1916	2/21/03	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Gans PS (Washington County, PA)

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
178.	RBV 2896 PG 2359	3/08/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Amended Mortgage amends Mortgage recorded at 2850/1916

179.	RBV 2925 PG 2372	11/10/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Confirmation of Mortgage recorded at RBV 2896 PG 2359

180.	RBV 2851 PG 186	2/25/03	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Gans PS (Washington County, PA)

181.	RBV 2896 PG 2439	3/08/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Amended Mortgage amends Mortgage recorded at RBV 2851/186

182.	RBV 2925 PG 2380	11/10/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Confirmation of Mortgage recorded at RBV 2896 PG 2439

183.	RBV 2066 PG 349	2/21/03	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Chambersburg PS (Franklin County, PA)

184.	RBV 2393 PG 78	3/08/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Amended Mortgage amends Mortgage recorded at 2066/349

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
185.	RBV 2618 PG 145	11/10/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Confirmation of Mortgage recorded in RBV 2393 PG 78

186.	RBV 2069 PG 177	2/25/03	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Chambersburg PS (Franklin County, PA)

187.	RBV 2393 PG 118	3/08/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Amended Mortgage amends Mortgage recorded at 2069/177

188.	RBV 2618 PG 153	11/10/04	PA	Allegheny Energy Supply Company, LLC	Citibank, N.A. as Collateral Agent	Confirmation of Mortgage recorded in RBV 2393 PG 118

189.	N/A		PA	Allegheny Energy Supply Company, LLC	Allegheny County, PA	Real estate lien on a property located in Springdale (Allegheny County, PA)

190.	0002106455	11/28/01	CT	Allegheny Energy Supply Statutory Trust 2001 (not a sub of AESC)	Salomon Smith Barney, Inc., J.P. Morgan Securities Inc., Nat city Investments	Payments by AESC under Purchase Agreements (St. Joseph)

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
191.	0000000181106023	1/7/02	MD	Allegheny Energy Supply Company, LLC	Bank of Nova Scotia, as Collateral Agent	Mortgage assets, tangibles and right of AESC (Springdale)

192.	0000000181113250	3/22/02	MD	Allegheny Energy Supply Company, LLC	Power Trust 2000-A, c/o Wilmington Trust Company Assignee: Bank of Nova Scotia, as Collateral Agent	Mortgage assets, tangibles and right of AESC (Springdale)

193.	N/A		PA	Allegheny Energy Supply Company, LLC	Tax Lien–State of Pennsylvania	Foreign Franchise Tax (for tax year 1999)

194.	33341018	11/30/00	PA	Power Trust 2000-A (not a Subsidiary of AESC)	Bank of Nova Scotia, as Collateral Agent	Trust Assets (Springdale)

195.	00-8335	11/27/00	PA	Power Trust 2000-A (not a Subsidiary of AESC)	Bank of Nova Scotia, as Collateral Agent	Trust Assets (Springdale) (Allegheny County, PA)

AESC Credit Agreement

	File/Recording Number	File/ Recording Date	Location (State)	Debtor	Secured Party/Mortgagee/ Beneficiary	Description of Assets
196.	13-788	5/11/01	WV	Allegheny Energy Supply Company, LLC	SFC Leasing Inc. Steel Valley Bank	Pursuant to Equipment Schedule No. 01, dated April 26, 2001 to the Master Lease Agreement dated April 26, 2001, between Lessor and Lessee as incorporated into APSC Purchase Order No. S 01 55400. (Pleasants County, WV)

197.	0560315	5/14/01	WV	Allegheny Energy Supply Company, LLC	SFC Leasing Inc. Steel Valley Bank	Pursuant to Equipment Schedule No. 01, dated April 26, 2001 to the Master Lease Agreement dated April 26, 2001, between Lessor and Lessee as incorporated into APSC Purchase Order No. S 01 55400.

AESC Credit Agreement

AESC Credit Agreement

EXHIBIT A-1

AESC CREDIT AGREEMENT

FORM OF REVOLVING NOTE

$	Dated: ,

FOR VALUE RECEIVED, the undersigned, ALLEGHENY ENERGY SUPPLY COMPANY, LLC, a Delaware limited liability company (the “Borrower”), HEREBY PROMISES TO PAY                              (the “Revolving Lender”) for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Revolving Advances, L/C Advances and Swing Line Advances (in each case as defined in the Credit Agreement referred to below) owing to the Revolving Lender by the Borrower pursuant to the Credit Agreement dated as of May 2, 2006, (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the financial institutions referred to therein as Lenders, the Swing Line Bank, the Issuing Bank, and Citicorp USA, Inc., as Administrative Agent, on the Final Maturity Date and at such other times specified therein.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Advance, L/C Advance or Swing Line Advance from the date of such Revolving Advance, L/C Advance or Swing Line Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to Citicorp USA, Inc., as Administrative Agent, at Two Penns Way, New Castle, DE 19720 in immediately available funds. Each Revolving Advance, L/C Advance or Swing Line Advance owing to the Revolving Lender by the Borrower, and all payments made on account of principal thereof, shall be recorded by the Revolving Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Revolving Note; provided, however, that the failure of the Revolving Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Revolving Note.

This Revolving Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Advances, L/C Advances and Swing Line Advances by the Revolving Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Advance, L/C Advance or Swing Line Advance being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for repayments and prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Revolving Note and the other Financing Documents with respect to the Revolving Advances, L/C Advances and Swing Line Advances are secured by the Collateral as provided in the Financing Documents.

AESC Credit Agreement	A-1-1

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ALLEGHENY ENERGY SUPPLY COMPANY, LLC

By
Name:
Title:

AESC Credit Agreement	A-1-2

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Revolving Advance, L/C Advance or Swing Line Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

AESC Credit Agreement	A-1-3

EXHIBIT A-2

AESC CREDIT AGREEMENT

FORM OF TERM NOTE

$	Dated: ,

FOR VALUE RECEIVED, the undersigned, ALLEGHENY ENERGY SUPPLY COMPANY, LLC, a Delaware limited liability company (the “Borrower”), HEREBY PROMISES TO PAY                      (the “Term Lender”) for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Term Advances (as defined in the Credit Agreement referred to below) owing to the Term Lender by the Borrower pursuant to the Credit Agreement dated as of May 2, 2006, (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the financial institutions referred to therein as Lenders, the Swing Line Bank, the Issuing Bank, and Citicorp USA, Inc., as Administrative Agent, on the Final Maturity Date and at such other times specified therein.

The Borrower promises to pay interest on the unpaid principal amount of each Term Advance from the date of such Term Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to Citicorp USA, Inc., as Administrative Agent, at Two Penns Way, New Castle, DE 19720 in immediately available funds. Each Term Advance owing to the Term Lender by the Borrower, and all payments made on account of principal thereof, shall be recorded by the Term Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Term Note; provided, however, that the failure of the Term Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Term Note.

This Term Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Term Advances by the Term Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Term Advance being evidenced by this Term Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for repayments and prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Term Note and the other Financing Documents with respect to the Term Advances are secured by the Collateral as provided in the Financing Documents.

AESC Credit Agreement	A-2-1

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ALLEGHENY ENERGY SUPPLY COMPANY, LLC

By
Name:
Title:

AESC Credit Agreement	A-2-2

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Term Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

AESC Credit Agreement	A-2-3

EXHIBIT B-1

AESC CREDIT AGREEMENT

FORM OF NOTICE OF BORROWING

Citicorp USA, Inc.,

as Administrative Agent

under the Credit Agreement

referred to below

[Date]

Attention:

Ladies and Gentlemen:

The undersigned, ALLEGHENY ENERGY SUPPLY COMPANY, LLC, refers to the Credit Agreement dated as of May 2, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the undersigned, the financial institutions referred to therein as Lenders, the Swing Line Bank, the Issuing Bank, and Citicorp USA, Inc., as Administrative Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing (the “Proposed Borrowing”), under the Credit Agreement, and in that connection sets forth below the information relating thereto as required by Section 2.02(a) of the Credit Agreement:

(a)	The Business Day of the Proposed Borrowing is [ ].

(b)	The Facility under which the Proposed Borrowing is requested is the Facility.

(c)	The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

(d)	[The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is [ ] month[s]].

(e)	The aggregate amount of the Proposed Borrowing is $[ ].

AESC Credit Agreement	B-1-1

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A) The representations and warranties contained in Article IV of the Credit Agreement (except, in the case of a Proposed Borrowing other than the Initial Borrowing, clause (f), clause (g)(ii) and the final sentence in clause (g)(i) of Section 4.01 of the Credit Agreement) and prior to the Collateral Release Date, Article III of the Security Agreement are correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Borrowing, in which case, as of such specific date.

(B) No Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

Delivery of an executed counterpart of this Notice of Borrowing by telecopier or electronic mail shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.

Very truly yours,

ALLEGHENY ENERGY SUPPLY COMPANY, LLC

By:
Name:
Title:

AESC Credit Agreement	B-1-2

EXHIBIT B-2

AESC CREDIT AGREEMENT

FORM OF NOTICE OF SWING LINE BORROWING

Citicorp USA, Inc.,

as Administrative Agent

under the Credit Agreement

referred to below

[Date]

Attention:

Ladies and Gentlemen:

The undersigned, ALLEGHENY ENERGY SUPPLY COMPANY, LLC, refers to the Credit Agreement dated as of May 2, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the undersigned, the financial institutions referred to therein as Lenders, the Swing Line Bank, the Issuing Bank, and Citicorp USA, Inc., as Administrative Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing (the “Proposed Borrowing”), under the Credit Agreement, and in that connection sets forth below the information relating thereto as required by Section 2.02(c) of the Credit Agreement:

(a)	The Business Day of the Proposed Borrowing is [ ].

(b)	The Facility under which the Proposed Borrowing is requested is the Swing Line Facility.

(c)	The maturity date for the Proposed Borrowing is [ ] (which date shall be no later than the seventh day after the date hereof).

(d)	The aggregate amount of the Proposed Borrowing is $[ ].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

AESC Credit Agreement	B-2-1

(A) The representations and warranties contained in Article IV of the Credit Agreement (except, in the case of a Proposed Borrowing other than the Initial Borrowing, clause (f), clause (g)(ii) and the final sentence in clause (g)(i) of Section 4.01 of the Credit Agreement) and prior to the Collateral Release Date, Article III of the Security Agreement are correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Borrowing, in which case, as of such specific date.

(B) No Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

Delivery of an executed counterpart of this Notice of Swing Line Borrowing by telecopier or electronic mail shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.

Very truly yours,

ALLEGHENY ENERGY SUPPLY COMPANY, LLC

By:
Name:
Title:

AESC Credit Agreement	B-2-2

EXHIBIT C

AESC CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ACCEPTANCE1

Reference is made to the Credit Agreement, dated as of May 2, 2006, (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among ALLEGHENY ENERGY SUPPLY COMPANY, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions referred to therein as Initial Lenders, Swing Line Bank and Initial Issuing Bank, and Citicorp USA, Inc., as Administrative Agent.

[            ] (the “Assignor”) and [            ] (the “Assignee”) each agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

The Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement [and, if the Assignor is an Issuing Bank, all of the Assignor’s rights and obligations under the Credit Agreement as an Issuing Bank]. After giving effect to such sale and assignment, the Assignee’s [Revolving] [Term] Commitment and the amount of the [Revolving] [Term] Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Financing Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Financing Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Financing Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note (if any) held by the Assignor and requests that the Administrative Agent exchange such Note (if any) for a new Note payable to the order of the Assignee in an amount equal to the [Revolving] [Term] Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the [Revolving] [Term] Commitment

[1]

This form is to be used for the assignment of either Revolving Commitments/Revolving Advances or Term Commitments/Term Advances. If the assigning Lender holds both Revolving Commitments/Revolving Advances and Term Commitments/Term Advances, a separate Assignment and Acceptance will be executed for each assignment.

AESC Credit Agreement	C-1

assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the [Revolving] [Term] Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

The Assignee (i) confirms that it has received a copy of the Credit Agreement and each of the other Financing Documents, together with copies of the financial statements referred to in Sections 3.01 and 5.04 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, Agent or Arranger Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Financing Document; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Financing Documents as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Financing Documents are required to be performed by it as a Lender; and (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.13 of the Credit Agreement.

Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Financing Documents (other than its rights and obligations under the Financing Documents that are specified under the terms of such Financing Documents to survive the payment in full of the Obligations of the Borrower under the Financing Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of the Assignor under the Credit Agreement, the Assignor shall cease to be a party thereto.

Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes (if any) in respect of the interest assigned hereby (including all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes (if any) for periods prior to the Effective Date directly between themselves.

AESC Credit Agreement	C-2

This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

AESC Credit Agreement	C-3

SCHEDULE 1

TO

ASSIGNMENT AND ACCEPTANCE

ASSIGNOR:
Revolving Facility
Percentage interest assigned		%		%		%		%		%
Revolving Commitment assigned	$		$		$		$		$
Aggregate outstanding principal amount of Revolving Advances assigned	$		$		$		$		$
Principal amount of Revolving Note (if any) payable to Assignor	$		$		$		$		$
Letters of Credit
Percentage interest assigned		%		%		%		%		%
L/C Credit Extensions assigned	$		$		$		$		$
Aggregate outstanding principal amount of L/C Advances assigned	$		$		$		$		$
Term Facility
Percentage interest assigned		%		%		%		%		%
Term Commitment assigned	$		$		$		$		$
Outstanding principal amount of Term Advance assigned	$		$		$		$		$
Principal amount of Term Note (if any) payable to Assignor	$		$		$		$		$

ASSIGNEE:
Revolving Facility
Percentage interest assumed		%		%		%		%		%
Revolving Commitment assumed	$		$		$		$		$
Aggregate outstanding principal amount of Revolving Advances assumed	$		$		$		$		$
Principal amount of Revolving Note (if any) payable to Assignee	$		$		$		$		$
Letters of Credit
Percentage interest assumed		%		%		%		%		%
L/C Credit Extensions assumed	$		$		$		$		$
Aggregate outstanding principal amount of L/C Advances assumed	$		$		$		$		$
Term Facility
Percentage interest assumed		%		%		%		%		%

AESC Credit Agreement	C-4

Term Commitment assumed	$	$	$	$	$
Outstanding principal amount of Term Advance assumed	$	$	$	$	$
Principal amount of Term Note (if any) payable to Assignee	$	$	$	$	$

AESC Credit Agreement	C-5

Effective Date (if other than date of acceptance by Administrative Agent):

*                     ,

Assignor

, as Assignor
[Type or print legal name of Assignor]
By
Name:
Title:

Dated: ,

Assignee

, as Assignee
[Type or print legal name of Assignee]
By
Name:
Title:

Dated: ,
Domestic Lending Office:

Eurodollar Lending Office:

[Accepted and Approved this
day of ,

CITICORP USA, INC., as Administrative Agent

By
Name:
Title:][2]

[ALLEGHENY ENERGY SUPPLY COMPANY, LLC, as Borrower

By
Name:
Title:][3]

*	This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

[2]	To the extent required.

[3]	To the extent required.

AESC Credit Agreement	C-6

EXHIBIT D

AESC CREDIT AGREEMENT

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

AMONG

ALLEGHENY ENERGY SUPPLY COMPANY, LLC,

CITICORP USA, INC.,

as Administrative Agent,

AND

CITIBANK, N.A.,

as Collateral Agent,

dated as of May 2, 2006

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of May 2, 2006, made by and among (capitalized terms used herein shall have the meanings assigned thereto in Section 1.01 of this Agreement):

ALLEGHENY ENERGY SUPPLY COMPANY, LLC, a Delaware limited liability company (the “Grantor”);

CITICORP USA, INC. (“CUSA”), not in its individual capacity except as expressly set forth herein but solely as administrative agent for the Lenders (solely in such capacity, the “Administrative Agent”); and

CITIBANK, N.A. (“Citibank”), not in its individual capacity except as expressly set forth herein but solely as collateral agent on behalf and for the benefit of the Secured Parties (solely in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENTS

1. The Grantor is a party to that certain Credit Agreement, dated as of May 2, 2006 (said agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”), with the Lenders and the Administrative Agent.

2. The Grantor has agreed to grant the security interest contemplated by this Agreement to secure the performance of its Obligations under the Credit Agreement and the other Financing Documents.

NOW, THEREFORE, to secure the Secured Obligations and the performance of the Grantor’s Obligations under the Financing Documents, and in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions. (a) Defined terms used in this Agreement and the Schedules and Exhibits to this Agreement have the meanings assigned to them in Appendix A-1. Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement.

(b) Unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC and/or in the Federal Book Entry Regulations are used in this Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations.

Security Agreement	2

Section 1.02 Principles of Interpretation. (a) Except to the extent expressly provided to the contrary in this Agreement or to the extent that the context otherwise requires, in this Agreement:

(ii) the table of contents and Article and Section headings contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement or any other Financing Document;

(iii) references to any document, instrument or agreement, including any Financing Document, shall include (A) all exhibits, annexes, schedules, appendices or other attachments thereto and (B) all documents, instruments or agreements issued or executed in replacement thereof; provided that notwithstanding the foregoing, no reference to the Credit Agreement shall be deemed to include any credit agreement, the proceeds of which were used to repay the Obligations under the Credit Agreement;

(iv) references to a document or agreement, including any Financing Document, shall be deemed to include any amendment, restatement, modification, supplement or replacement thereto entered into in accordance with the terms thereof and the terms of the Financing Documents; provided that notwithstanding the foregoing, no reference to the Credit Agreement shall be deemed to include any credit agreement, the proceeds of which were used to repay the Obligations under the Credit Agreement;

(v) the words “include”, “includes” and “including” are not limiting;

(vi) references to any Person shall include such Person’s successors and permitted assigns (and in the case of any Governmental Authority, any Person succeeding to such Governmental Authority’s functions and capacities);

(vii) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(viii) references to “days” shall mean calendar days;

(ix) the singular includes the plural and the plural includes the singular;

(x) references to Applicable Law, generally, shall mean Applicable Law as in effect from time to time, and references to any specific Applicable Law shall mean such Applicable Law, as amended, modified or supplemented from time to time, and any Applicable Law successor thereto;

(xi) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; and

(xii) any reference in this Agreement to an Article, Section, Schedule, Appendix or Exhibit is to the article or section of, or a schedule, appendix or exhibit to

Security Agreement	3

this Agreement unless otherwise indicated, and Schedules, Appendices and Exhibits to this Agreement shall be deemed incorporated by reference in this Agreement.

(b) This Agreement is the result of negotiations among the parties thereto and their respective counsel. Accordingly, this Agreement shall be deemed the product of all parties thereto, and no ambiguity in this Agreement shall be construed in favor of or against the Grantor or any Creditor Party.

ARTICLE II

SECURED OBLIGATIONS

[INTENTIONALLY OMITTED].

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Grantor. The Grantor represents and warrants to each Secured Party, as of the date hereof, that:

(a) The Grantor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule 3.01(a). The Grantor has only the trade names and domain names listed on Schedule 3.01(a). The Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office and the office in which it maintains its books and records and agreements generally in the state or jurisdiction set forth in Schedule 3.01(a). The Grantor has not previously changed its name, location, chief executive office, place where it maintains its agreements, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule 3.01(a) except as disclosed in Schedule 3.01(a).

(b) All Security Collateral consisting of certificated securities and instruments have been delivered to the Collateral Agent. None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument in excess of $500,000 that has not been delivered to the Collateral Agent.

(c) The Grantor is the legal and beneficial owner of the Collateral free and clear of any Lien, claim, option or right of others, except for the security interest created under the Collateral Documents or permitted under the Financing Documents (including the PCB Liens). No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing the Grantor or any trade name of the Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Financing Documents or financing statements or other instruments relating to Liens permitted under the Financing Documents.

(d) The Grantor has exclusive possession and control of the Material Equipment and Inventory other than Inventory and Equipment stored at any leased premises or warehouse for which a landlord’s or warehouseman’s agreement, in form and substance reasonably satisfactory to the Administrative Agent, is in effect and which leased

Security Agreement	4

premises or warehouse is so indicated by an asterisk on Schedule 3.01(d), except to the extent otherwise permitted by the Financing Documents. In the case of any Equipment or Inventory of the Grantor, in each case, with a value in excess of $50,000,000 located on leased premises or in warehouses, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment or Inventory is located has (i) issued any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any such Equipment or Inventory, (ii) issued any document for any such Equipment or Inventory or (iii) received notification of any secured party’s interest (other than the security interest granted hereunder or any other Permitted Lien) in such Equipment or Inventory.

(e) The Initial Pledged Equity pledged by the Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable. With respect to the Pledged Equity that is an uncertificated security, the Grantor has caused the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with the Grantor and the Collateral Agent that, if an Event of Default has occurred and is continuing, such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of the Grantor. The Pledged Debt pledged as of the date hereof by the Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, except to the extent limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors’ rights generally and by general principles of equity, is evidenced by one or more promissory notes (which notes have been delivered to the Collateral Agent) and is not in default.

(f) The Initial Pledged Equity pledged by the Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuer thereof indicated on Schedule 3.01(f).

(g) The Grantor does not have any deposit or securities accounts other than the Controlled Accounts. Set forth on Schedule 3.01(g) is a complete and accurate list of all Initial Controlled Accounts, showing as of the date hereof, the name and address of the bank or other financial institution with whom each such Initial Controlled Account is maintained, the name of the accountholder and the account number thereof.

(h) The Material Contracts to which the Grantor is a party have been duly authorized, executed and delivered by it and are in full force and effect and are binding upon and enforceable against the Grantor, and to the best knowledge of the Grantor, all other parties thereto in accordance with their terms, except to the extent limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors’ rights generally and by general principles of equity.

Security Agreement	5

ARTICLE IV

Controlled accounts

Section 4.01 Reports, Certifications and Instructions. At the request of the Administrative Agent, the Grantor shall deliver to the Administrative Agent and the Collateral Agent, within five Business Days after receipt thereof by the Grantor, copies of the account statements for all Controlled Accounts for such month. Such account statements shall indicate, with respect to each such account, deposits, credits and closing balances. The Grantor shall also provide any additional information or reports relating to each Controlled Account and the transactions therein reasonably requested from time to time by any Secured Party.

Section 4.02 Controlled Accounts. (a) The Grantor hereby agrees that it shall maintain all Account Collateral with a bank or financial institution (each, a “Pledged Account Bank”) that has agreed, pursuant to an Account Control Agreement among the Grantor, the Collateral Agent and such Pledged Account Bank, to (1) comply with instructions originated by the Collateral Agent directing the disposition of funds in the Account Collateral without the further consent of the Grantor and (2) waive or subordinate in favor of the Collateral Agent all claims of such Pledged Account Bank (other than customary rights of set-off, as may be agreed by the Collateral Agent in its reasonable discretion) to the Account Collateral.

(b) Other than the Initial Controlled Accounts, the Grantor agrees it will not add any bank or financial institution that maintains any deposit or securities account for the Grantor or open any new deposit or securities accounts with any then existing Pledged Account Bank unless the Collateral Agent shall have received, on or prior to the date on which such bank or financial institution is added or such new account is opened, (i) written notice of such additional bank or financial institution or such new account, (ii) in the case of a bank or financial institution or Pledged Account Bank that is not the Collateral Agent, an Account Control Agreement duly executed by such new Person and the Grantor, or a supplement to an existing Account Control Agreement with such then existing Pledged Account Bank, covering such new account and (iii) if requested by the Collateral Agent, an opinion of counsel reasonably acceptable to the Collateral Agent, with respect to the authorization, execution, delivery, validity and enforceability of, and perfection under, such Account Control Agreement.

ARTICLE V

SECURITY INTERESTS

Section 5.01 Grant of Security. The Grantor hereby assigns, pledges and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a Lien on and security interest in, the Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by the Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) all equipment in all of its forms, including all machinery, tools, motor vehicles, vessels, aircraft, furniture and fixtures, and all parts thereof and all accessions

Security Agreement	6

thereto and all software related thereto, including software that is embedded in and is part of the equipment (any and all such property being the “Equipment”);

(b) all inventory in all of its forms, including (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which the Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by the Grantor, and all accessions thereto and products thereof and documents therefor, and all software related thereto, including software that is embedded in and is part of the inventory (any and all such property being the “Inventory”);

(c) all accounts (including health-care-insurance receivables), chattel paper (including tangible chattel paper and electronic chattel paper), instruments (including promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, all payment intangibles and Emissions Credits) (other than trust accounts maintained in the name of a Person other than the Grantor) and other obligations owed to the Grantor of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (d), (e) or (f) below, being the “Receivables”, and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(d) the following (the “Security Collateral”):

(i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

(ii)(A) all additional shares of stock and other Equity Interests of or in the issuer of the Initial Pledged Equity or any successor entity and (B) any shares of stock and other Equity Interests of or in any Material Subsidiary (other than AE Capital) or any successor entity, in each case, acquired from time to time by the Grantor in any manner (such shares and other Equity Interests referred to in clauses (A) and (B), together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or

Security Agreement	7

other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto;

(iii) all indebtedness from time to time owed to the Grantor by any Person (the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

(iv) all other investment property (including all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which the Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all subscription warrants, rights or options issued thereon or with respect thereto;

(e) each contract and agreement, including each Material Contract (other than the Financing Documents), to which the Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including (i) all rights of the Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of the Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of the Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of the Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);

(f) the following (collectively, the “Account Collateral”):

(i) the Controlled Accounts and all funds and financial assets from time to time credited thereto (including all Cash Equivalents), all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and all certificates and instruments, if any, from time to time representing or evidencing the Controlled Accounts;

(ii) all promissory notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent, including those delivered or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and

Security Agreement	8

(iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

(g) all of the following (collectively, the “Intellectual Property Collateral”):

(i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);

(ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);

(iii) all copyrights, including copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);

(iv) all computer software, programs and databases (including source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);

(v) all confidential and proprietary information, including know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including industrial designs and mask works;

(vi) all registrations and applications for registration for any of the foregoing, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(vii) all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto;

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(viii) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which the Grantor, now or hereafter, is a party or a beneficiary; and

(ix) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(h) all commercial tort claims described in Schedule 5.01(h) (collectively, the “Commercial Tort Claims Collateral”);

(i) all books and records (including customer lists, credit files, printouts and other computer output materials and records) of the Grantor pertaining to any of the Collateral; and

(j) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (i) of this Section 5.01 and this clause (j)) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) tort claims, including all commercial tort claims and (C) cash;

provided, however, that notwithstanding any of the other provisions set forth in this Section 5.01, this Agreement shall not, at any time, constitute a grant of a security interest (1) in any Asset that is, at such time, an Excluded Asset and (2) in any Asset consisting of leases, licenses, contracts or agreements to which the Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall (A) constitute or result in (I) the abandonment, invalidation or unenforceability of any right, title or interest of the Grantor therein or (II) a breach or termination pursuant to the terms of, or a default under, or (B) require any consent not obtained after commercially reasonable efforts by the Grantor under any such lease, license, contract or agreement in excess of $10,000,000 (other than, with respect to clauses (A) and (B), to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided, however, in the case of either (A) or (B) above, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation, unenforceability or lack of consent shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement that does not result in any of the consequences specified in (A) or (B) above.

Section 5.02 Security for Obligations. This Agreement secures the payment of all Secured Obligations. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be

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owed by the Grantor to any Secured Party under any Financing Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Grantor.

Section 5.03 Delivery and Control of Security Collateral and Account Collateral. (a) All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent but excluding checks, certificates of title and other similar instruments; provided that instruments evidencing Pledged Debt need not be delivered until and unless an Event of Default has occurred and is continuing. If an Event of Default has occurred and is continuing, the Collateral Agent shall have the right, upon notice to the Grantor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 5.14. In addition, the Collateral Agent shall have the right, if an Event of Default has occurred and is continuing, to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

(b) With respect to any Security Collateral in which the Grantor has any right, title or interest and that constitutes an uncertificated security, the Grantor will cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with the Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of the Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Collateral Agent. With respect to any Security Collateral in which the Grantor has any right, title or interest and that is not an uncertificated security, upon the request of the Collateral Agent, the Grantor will notify the issuer of such Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

(c) Upon the request of the Collateral Agent, the Grantor will notify each such issuer of Pledged Debt that such Pledged Debt is subject to the security interest granted hereunder.

Section 5.04 Further Assurances; Etc. (a) The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent or any other Secured Party through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Financing Documents, (ii) to the fullest extent permitted by Applicable Law, subject its properties, assets, rights or interests (other than Excluded Assets) to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights

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granted or now or hereafter intended to be granted to the Secured Parties under any Financing Document or under any other instrument executed in connection with any Financing Document to which it is a party. Without limiting the generality of the foregoing, the Grantor will promptly with respect to the Collateral: (A) if an Event of Default has occurred and is continuing, mark conspicuously each document included in Inventory, each chattel paper in excess of $500,000 included in Receivables, each Related Contract, each Assigned Agreement and each of its records pertaining to such Collateral with a legend, in form and substance satisfactory to the Administrative Agent, indicating that such document, chattel paper, Related Contract, Assigned Agreement or Collateral is subject to the security interest granted hereby; (B) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent; provided that instruments evidencing Pledged Debt need not be delivered until and unless an Event of Default has occurred and is continuing; (C) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Administrative Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by the Grantor hereunder; (D) deliver and pledge to the Collateral Agent for benefit of the Secured Parties certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; (E) take all action necessary to ensure that the Collateral Agent has control of Collateral consisting of deposit accounts, investment property and letter-of-credit rights as provided in Sections 9-104, 9-106 and 9-107 of the UCC and, at the request of the Administrative Agent, electronic chattel paper and transferable records as provided in Section 9-105 of the UCC and in Section 16 of UETA; (F) if an Event of Default has occurred and is continuing, take all action to ensure that the Collateral Agent’s security interest is noted on any certificate of ownership related to any Collateral evidenced by a certificate of ownership; (G) if an Event of Default has occurred and is continuing, cause the Collateral Agent to be the beneficiary under all letters of credit that constitute Collateral, with the exclusive right to make all draws under such letters of credit, and with all rights of a transferee under Section 5-114(e) of the UCC; and (H) deliver to the Collateral Agent evidence that all other action that the Administrative Agent may deem reasonably necessary or desirable to perfect and protect the security interest created by the Grantor under this Agreement has been taken.

(b) The Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of the Grantor, in each case without the signature of the Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

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Section 5.05 As to the Assigned Agreements. The Grantor will at its expense furnish to the Collateral Agent promptly upon receipt thereof copies of all notices, requests and other documents received by the Grantor under or pursuant to the Material Contracts to which it is a party regarding or related to any breach or default by any party thereto that could reasonably be expected to have a Material Adverse Effect or the occurrence of any other event that could reasonably be expected to have a Material Adverse Effect.

Section 5.06 Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Financing Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 5.07 Additional Equity Interests. The Grantor agrees that it will (a) cause the issuer of the Pledged Equity pledged by the Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to the Grantor or any other Person holding Equity Interests in the Grantor on a ratable basis in accordance with the Equity Interest so held, and (b) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities of such issuer of the Pledged Equity.

Section 5.08 Maintaining Electronic Chattel Paper, Transferable Records and Letter-of-Credit Rights and Giving Notice of Commercial Tort Claims. The Grantor covenants and agrees that until all Secured Obligations are paid in full and all Commitments shall have terminated:

(a) the Grantor will, at the request of the Administrative Agent, use commercially reasonable efforts to maintain all (i) electronic chattel paper so that the Collateral Agent has control of the electronic chattel paper in the manner specified in Section 9-105 of the UCC and (ii) all transferable records so that the Collateral Agent has control of the transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record (“UETA”);

(b) the Grantor will use commercially reasonable efforts to maintain all letter-of-credit rights assigned to the Collateral Agent so that the Collateral Agent has control of the letter-of-credit rights in the manner specified in Section 9-107 of the UCC; and

(c) the Grantor will immediately give notice to the Collateral Agent of any commercial tort claim where the Grantor is claiming damages in an aggregate amount in excess of $50,000,000 that may arise in the future and will immediately execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary

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action reasonably requested by the Administrative Agent, to subject such commercial tort claim to the first priority security interest created under this Agreement.

Section 5.09 Equipment and Inventory. The Grantor will cause all Equipment (other than any Equipment that is immaterial or non-essential to the conduct of business of the Grantor and its Subsidiaries, taken as a whole) of the Grantor to be maintained and preserved in accordance with prudent practices then being utilized in the merchant, non-regulated power generation industry and in accordance with Applicable Laws (including Environmental Laws), except where the failure to comply with such Applicable Laws could not reasonably be expected to have a Material Adverse Effect.

Section 5.10 Insurance. (a) The Grantor will, or will cause its Subsidiaries to, maintain property damage and liability insurance in accordance with the terms of the Financing Documents. Each policy of the Grantor for liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and the Grantor as their interests may appear. Each endorsement or certificate of insurance for such policy (other than with respect to any policy of liability insurance) shall in addition (i) name the Collateral Agent, and name or cover the Grantor, in each case, as insured parties thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (ii) provide that at least ten days’ prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer and (iii) not provide for any recourse against any Creditor Party for the payment premiums or other amounts with respect thereto. The Grantor will, at the request of the Collateral Agent, which shall be no more than once annually, deliver to the Collateral Agent duplicate policies of such insurance and a report of a reputable insurance broker with respect to such insurance.

(b) Reimbursement under any liability insurance maintained by the Grantor pursuant to the Financing Documents may be paid directly to the Person who shall have incurred liability covered by such insurance.

(c) Proceeds of any property damage insurance shall be paid directly to a Controlled Account.

Section 5.11 Post-Closing Changes; Bailees; Collections on Assigned Agreements, Receivables and Related Contracts. (a) The Grantor will not change its name, type of organization, jurisdiction of organization, organizational identification number from those set forth in Section 3.01(a) without first giving at least 10 Business Days’ prior written notice to the Collateral Agent and taking all action required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. The Grantor will hold and preserve its records relating to the Collateral, including the Assigned Agreements and Related Contracts in accordance with its ordinary business practices. If the Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

(b) If any Collateral with a value in excess of $50,000,000 is at any time in the possession or control of a warehouseman, bailee or agent, and the Collateral Agent so requests, the Grantor will (i) notify such warehouseman, bailee or agent of the security interest created

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hereunder, (ii) instruct such warehouseman, bailee or agent to hold all such Collateral solely for the Collateral Agent’s account subject only to the Collateral Agent’s instructions (which shall permit such Collateral to be removed by the Grantor in the ordinary course of business until the Collateral Agent notifies such warehouseman, bailee or agent that an Event of Default has occurred and is continuing), (iii) use commercially reasonable efforts, to cause such warehouseman, bailee or agent to authenticate a record acknowledging that it holds possession of such Collateral for the Collateral Agent’s benefit and shall act on the instructions of the Collateral Agent without the further consent of the Grantor or any other Person, and (iv) make such authenticated record available to the Collateral Agent.

(c) Except as otherwise provided in this subsection (c), the Grantor will continue to collect, at its own expense, all amounts due or to become due the Grantor under the Assigned Agreements, Receivables and Related Contracts. In connection with such collections, the Grantor may take such action as the Grantor may deem necessary or advisable to enforce collection of the Assigned Agreements, Receivables and Related Contracts; provided that the Collateral Agent shall have the right at any time upon the occurrence and during the continuance of an Event of Default and upon written notice to the Grantor of its intention to do so, to notify the obligors under any Assigned Agreements, Receivables and Related Contracts of the assignment of such Assigned Agreements, Receivables and Related Contracts to the Collateral Agent and to direct such obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of the Grantor, to enforce collection of any such Assigned Agreements, Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements, Receivables and Related Contracts, including those set forth set forth in Section 9-607 of the UCC. After receipt by the Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Grantor in respect of the Assigned Agreements, Receivables and Related Contracts of the Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be deposited in the Enforcement Proceeds Account and applied as provided in Section 6.06 and (ii) the Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement or Related Contract, release wholly or partly any obligor thereof, or allow any credit or discount thereon. The Grantor will not permit or consent to the subordination of its right to payment under any of the Assigned Agreements, Receivables and Related Contracts to any other indebtedness or obligations of the obligor thereof.

Section 5.12 Intellectual Property Collateral. (a) With respect to each item of its material Intellectual Property Collateral, the Grantor agrees to take, at its expense, all commercially reasonable steps, including in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other Governmental Authority, to (i) maintain the validity and enforceability of such material Intellectual Property Collateral and maintain such material Intellectual Property Collateral in full force and effect, except expirations or terminations in the ordinary course, and (ii) pursue the registration and maintenance of each unexpired patent,

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trademark, or unexpired copyright registration or application, now or hereafter included in such Intellectual Property Collateral, including the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing, where appropriate, of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing, where appropriate, of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. The Grantor shall not, without the written consent of the Administrative Agent, discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any right to file an application for patent, trademark, or copyright, unless the Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of the Grantor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect.

(b) Where required by Applicable Law, the Grantor shall use proper statutory notice in connection with its use of each item of its Intellectual Property Collateral, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) The Grantor shall take all steps which it or the Collateral Agent (as directed by the Administrative Agent) deems reasonable and appropriate to preserve and protect each item of its Intellectual Property Collateral, including taking all reasonable steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.13 Letter-of-Credit Rights. (a) The Grantor, by granting a security interest in its Receivables consisting of letter-of-credit rights to the Collateral Agent, intends to (and hereby does) assign to the Collateral Agent its rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee.

(b) Upon the occurrence and during the continuance of an Event of Default, the Grantor will, promptly upon request by the Collateral Agent, (i) notify (and the Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (ii) arrange for the Collateral Agent to become the transferee beneficiary of letter of credit.

Section 5.14 Voting Rights, Dividends, Etc. (a) So long as no Event of Default shall have occurred and be continuing:

(ii) the Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of the Grantor or any part thereof for any purpose; provided that the Grantor will not exercise or refrain from exercising any such right if such action would violate this Agreement;

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(iii) the Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of the Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Financing Documents; and

(iv) the Collateral Agent will execute and deliver (or cause to be executed and delivered) to the Grantor all such proxies and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above. In the absence of instructions to vote or exercise other rights, the Collateral Agent shall not be obligated and shall incur no liability for its failure to take any action in respect of such rights.

(b) Upon the occurrence and during the continuance of an Event of Default:

(ii) all rights of the Grantor (A) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 5.14(a)(i) shall, upon notice to the Grantor by the Collateral Agent (as instructed by the Administrative Agent), cease and (B) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 5.14(a)(ii) shall, upon notice to the Grantor by the Collateral Agent (as instructed by the Administrative Agent), automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights (in each case, as instructed by the Administrative Agent) and to receive and hold as Security Collateral such dividends, interest and other distributions; and

(iii) all dividends, interest and other distributions that are received by the Grantor contrary to the provisions of paragraph (i) of this Section 5.14(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

Section 5.15 The Collateral Agent Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Collateral Agent the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)(i) to obtain and adjust insurance proceeds required to be paid to the Collateral Agent pursuant to the terms of the Financing Documents; and (ii) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

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(b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

(c) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral;

provided that the Collateral Agent shall not exercise the power and authority granted to it pursuant to this Section 5.15 above except during such period as an Event of Default has occurred and is continuing.

ARTICLE VI

REMEDIES AND ENFORCEMENT

Section 6.01 Remedies and Enforcement Action. At such time as any Event of Default has occurred and is continuing, the Collateral Agent, upon the instruction and direction of the Administrative Agent, may take any Enforcement Action.

Section 6.02 Sale; Incidents of Sale. In connection with any sale of any Collateral by the Collateral Agent after an Event of Default has occurred and is continuing, the Grantor agrees that, to the extent notice of sale shall be required by Applicable Law, at least ten days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. With respect to any sale of any of the Collateral made or caused to be made by the Collateral Agent, whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by Applicable Law:

(a) Any Creditor Party (including any Secured Party), the Grantor, the Parent and any Affiliate thereof may bid for, and purchase, the Collateral offered for sale, and, upon compliance with the terms of sale, may hold and dispose of such property;

(b) The Collateral Agent may, but shall not be obligated to, make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer covering the Collateral sold;

(c) The Collateral Agent, pursuant to the power of attorney granted pursuant to Section 5.15, may make all necessary deeds, bills of sale and instruments of assignment and transfer of the Collateral thus sold, and for that purpose the Collateral Agent may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more Persons with like power; and

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(d) Upon a sale of any Equity Interests in any Material Subsidiary pledged or assigned pursuant to Article V or substantially all of the Assets of the Grantor, whether made under the power of sale hereby given or pursuant to judicial proceedings, the Grantor shall permit, to the extent permitted by Applicable Law, the purchaser thereof and its successors and its or their permitted assigns to take and use the name of the Grantor and to carry on business under such name or any variant or variants thereof and to use and employ any and all other trade names and trademarks of the Grantor.

Section 6.03 Collateral Agent May File Proofs of Claim. In case of the pendency of any Insolvency Proceeding relative to the Grantor or the Collateral, the Collateral Agent (irrespective of whether any of the outstanding Senior Debt Obligations shall then be due and payable) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise, (a) to file and prove a claim for the whole amount of the Senior Debt Obligations owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent (including any claim for the reasonable compensation, disbursements and advances of the Collateral Agent in its individual or trust capacity and its agents and counsel) and of any other Creditor Parties allowed in such judicial proceeding and (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Creditor Party to make such payments to the Collateral Agent.

Section 6.04 Collateral Agent May Enforce Claims. All rights of action and claims under this Agreement and the other Financing Documents may be prosecuted and enforced by the Collateral Agent; provided that the Collateral Agent is also hereby appointed as agent for the other Creditor Parties for this and the other purposes of this Agreement and the other Financing Documents, and the Collateral Agent shall take such action solely as agent for the Creditor Parties. Enforcement Proceeds received by the Collateral Agent in connection with any Event of Default shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of (a) the Collateral Agent, in its capacity as Collateral Agent (including previously outstanding amounts in respect thereof) and (b) its agents and counsel, be for the benefit of the other relevant Creditor Parties and deposited into the Enforcement Proceeds Account for application as provided in Section 6.06.

Section 6.05 Enforcement Proceeds Account. Upon the occurrence and during the continuance of an Event of Default and the taking of any Enforcement Action, the Collateral Agent shall establish and thereafter maintain an account (the “Enforcement Proceeds Account”) for the purposes of depositing therein any Enforcement Proceeds received in respect of the Collateral. The Collateral Agent is hereby directed to deposit in, or credit to, the Enforcement Proceeds Account, all Enforcement Proceeds. All Enforcement Proceeds held in the Enforcement Proceeds Account shall be trust funds held by the Collateral Agent for the benefit of the Secured Parties for the purpose of making payments therefrom in accordance with Section 6.06.

Section 6.06 Application of Enforcement Proceeds. (a) Proceeds on deposit in, or credited to, the Enforcement Proceeds Account shall be applied as promptly as practicable by the Collateral Agent at the direction of the Required Lenders, in the following order of priority:

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first, pro rata to the payment of all reasonable fees, costs and expenses hereunder and under any of the Mortgages (including legal fees and expenses) and other similar amounts owed to the Collateral Agent and the Mortgage Trustees in connection with the execution and administration of their respective duties hereunder or under any Mortgages and the taking of any Enforcement Action;

second, pro rata to the payment of all reasonable fees, costs, expenses (including legal fees and expenses) and any other amounts payable to the Administrative Agent in connection with the Administrative Agent’s execution and administration of its duties hereunder or under any other Financing Document to which it is a party and the taking of any Enforcement Action;

third, pro rata to the payment of all Secured Obligations to the Administrative Agent for further application in accordance with the terms of the Credit Agreement; and

fourth, after payment in full of the Secured Obligations, to the payment of the remainder, if any, to the Grantor, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

(a) The terms of this Section 6.06 shall apply solely to the application of proceeds in the Enforcement Proceeds Account and shall in no way affect, impair or limit the rights of the Creditor Parties otherwise provided hereunder or in any other Financing Document.

ARTICLE VII

COLLATERAL AGENT

Section 7.01 Authorization and Action of the Collateral Agent. Each Creditor Party (other than the Collateral Agent) hereby appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to (a) execute and deliver all of the Financing Documents (other than this Agreement) to which it is or is to be a party (including the Mortgages) delivered or to be delivered on or after the date hereof as expressly contemplated by the Financing Documents; provided that any Financing Document (including any Mortgages) to be delivered at any point after the date hereof shall be in substantially the form of the relevant Financing Document (including any Mortgage) delivered pursuant to the terms of the Credit Agreement on or prior to the date hereof or the Collateral Agent shall be directed by the Administrative Agent to execute and deliver any such Financing Document (including any Mortgage) and (b) exercise such powers and discretion under this Agreement and the other Financing Documents to which the Collateral Agent is a party as are delegated to the Collateral Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Financing Documents (including, without limitation, enforcement or collection of the Secured Obligations), the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Creditor Parties; provided that the Collateral Agent shall not be required to take any action that exposes it to personal liability or that is contrary to this Agreement or Applicable Law. The Collateral Agent agrees to give as promptly as practicable to the Administrative Agent

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notice of each notice given to it by the Grantor or any other Person pursuant to the terms of this Agreement or any other Financing Document.

Section 7.02 Reliance. None of the Collateral Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Financing Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Collateral Agent: (a) may consult with legal counsel (including counsel for the Grantor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any other Creditor and shall not be responsible to any other Creditor Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Financing Documents; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Financing Document on the part of the Grantor or to inspect the property (including the books and records) of the Grantor; (d) shall not be responsible to any other Creditor Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Financing Document or any other instrument or document furnished pursuant thereto; and (e) shall incur no liability under or in respect of any Financing Document by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

Section 7.03 Citibank, CUSA and Affiliates. With respect to its Commitment (if any), the Advances made by it (if any), any Senior Debt Obligations owed to it (if any) and any Notes issued to it, Citibank and CUSA shall have the same rights and powers under the Financing Documents as any other Creditor Party and may exercise the same as though it were not an Agent; and the terms “Creditor Party”, “Creditor Parties”, “Lender”, “Lenders”, “Secured Party”, and “Secured Parties” shall, unless otherwise expressly indicated, include Citibank in its individual, and, agency capacities. Citibank and CUSA and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Grantor, the Parent, any Affiliate thereof, any of their respective Subsidiaries and any Person that may do business with or own securities of the Grantor, the Parent, any Affiliate thereof or any such Subsidiary, all as if Citibank, were not an Agent, and without any duty to account therefor to the other Creditor Parties.

Section 7.04 Acceptance of Collateral. The Collateral Agent has no duty to solicit the deposit of any Collateral with it by the Grantor or other Person and agrees to accept all Collateral to be delivered to or held by the Collateral Agent pursuant to the terms of this Agreement or any other Collateral Document. The Collateral Agent shall, on behalf and for the benefit of the Secured Parties, be the beneficiary and hold and safeguard any Collateral delivered to it during the term of this Agreement or any other Collateral Document as specified herein or therein and shall hold such Collateral in accordance with the provisions of this Agreement or such other Collateral Document, as the case may be; provided that the Collateral Agent shall not

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be required to hold or safeguard the Collateral with a higher degree of care than it holds and safeguards its own property.

Section 7.05 The Collateral Agent May Perform. If the Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantor under Section 9.01.

Section 7.06 Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each, a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by the Grantor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of the Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Collateral Agent”, when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

(c) The Collateral Agent shall not be deemed to have knowledge of (i) the occurrence of any Default or Event of Default (or if any such event would occur after giving effect to any application of funds contemplated by any provision of this Agreement) unless and until it has received written notice thereof from the Grantor or any other Creditor Party or (ii) the existence, the content, or the terms and conditions of, any other agreement, instrument or document, in each case, to which it is not a party, whether or not referenced herein. Without prejudice to the foregoing, the Collateral Agent shall not be attributed with any knowledge or information that any other department or division of Citibank or any of its Affiliates may have from time to time.

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(d) The parties hereto agree that any of the acknowledgements, consents, agreements and statements made by the Collateral Agent in respect of the Collateral in the Financing Documents are being made in its capacity as directed agent for, and on behalf and at the request of, the Secured Parties and that such acknowledgements, consents, and agreements are being made without independent investigation and without liability as a principal. The parties hereto understand and agree that, notwithstanding any other term of the Financing Documents, in making any determinations, taking actions, granting consents, refraining from taking actions, withholding consents contemplated in the Financing Documents, the Collateral Agent is authorized, and should be expected, to consult with legal and other advisors and with the other Creditor Parties and their respective advisors. The Collateral Agent shall not incur any liability for any determination made or instruction given by the Required Lenders and their respective advisors. The Collateral Agent assumes no responsibility and shall not be deemed to have assumed any responsibility, either express or implied, to monitor the validity or sufficiency of the Collateral. The Creditor Parties further acknowledge and agree that the provisions of the Financing Documents which empower and/or entitle the Collateral Agent to take action, to refrain to take action, or to request the taking or refraining from taking action, with respect to the Collateral or otherwise shall not impose, and shall not be deemed to impose, on the Collateral Agent an obligation to act independently from the instructions of the Creditor Parties or to monitor the contingencies that may give rise to the exercise of such power or entitlement.

Section 7.07 Liability. The Collateral Agent shall not be liable for any error of judgment or for any act done or omitted to be done by it in good faith or for any mistake of fact or law, or for anything it may do or refrain from doing, except to the extent that any such liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from its gross negligence or willful misconduct.

Section 7.08 Successor Collateral Agent. (a) The Required Lenders may remove the Collateral Agent at any time by giving to the Collateral Agent 30 days’ prior written notice of removal. The Collateral Agent may resign at any time by giving to the Administrative Agent and the Grantor 15 days’ prior written notice of resignation.

(b) Within 30 days after giving the foregoing notice of removal to the Collateral Agent or within 15 days after receiving the foregoing notice of resignation from the Collateral Agent, the Required Lenders shall appoint a successor collateral agent and give notice of such successor collateral agent to the Collateral Agent. If no successor collateral agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 15 days after the retiring Collateral Agent’s giving of notice of resignation or 30 days after the Required Lenders’ removal of the retiring Collateral Agent, then the retiring Collateral Agent may on behalf of the other Secured Parties apply to a court of competent jurisdiction for appropriate relief or appoint a successor collateral agent, which shall be a Creditor Party; provided that if no Creditor Party is willing to become the successor collateral agent, then such successor Collateral Agent shall be a commercial bank (or any Affiliate thereof) organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and

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duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Financing Documents. After any retiring Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement or any other Financing Document.

(c) Upon receipt of notice of the identity of the successor collateral agent, the Collateral Agent shall deliver all Collateral then held hereunder to the successor collateral agent, less the Collateral Agent’s fees, costs, expenses and the value of other obligations owed to the Collateral Agent hereunder, or hold such funds (or any portion thereof) and such other Collateral (if any) pending distribution, until all such fees, costs and expenses or the value of other obligations are paid to it.

Section 7.09 Suits, Etc., Brought by the Collateral Agent. In any suit, proceeding or action brought by the Collateral Agent in its individual capacity (and in its capacity as agent hereunder) under or with respect to the Collateral for any sum owing under this Agreement or any other Financing Document, or to enforce any provisions hereof or thereof, the Grantor will save, indemnify and keep the Collateral Agent in its individual capacity (and in its capacity as trustee or agent hereunder) harmless from and against all expense, loss or damage (including reasonable attorney’s fees and documented expenses) suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligee thereunder, arising out of a breach by the Grantor of any of its obligations hereunder or thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligee or its successors from the Grantor, and all such obligations of the Grantor shall be and remain enforceable against and only against the Grantor, and shall not be enforceable against the Collateral Agent (in its individual capacity) or any other Creditor Party.

Section 7.10 Compensation of the Collateral Agent. The Collateral Agent shall be entitled to reasonable compensation as may be agreed from time to time between the Grantor and the Collateral Agent for all services rendered under this Agreement and the other Financing Documents to which it is a party and such compensation, together with reimbursement of the Collateral Agent in its individual capacity (and its agency capacity) for its advances, disbursements and reasonable expenses in connection with the performance of the trust and activities provided for herein (including the reasonable fees and expenses of its agents and of counsel, accountants and other experts), shall be paid in full by the Grantor promptly following demand from the Collateral Agent from time to time as services are rendered and expenses are incurred. All such payments made by the Grantor to the Collateral Agent shall be made free and clear of all present and future income, stamp or other taxes, levies and withholdings imposed, assessed, levied or collected by the government of the United States of America or any political subdivision or taxing authority thereof. Except as otherwise expressly provided herein, no Creditor Party shall have any liability for any fees, expenses or disbursements of the Collateral Agent. Any reasonable and documented fees, compensation, indemnity amounts (unless such indemnity amounts are subject to dispute among the parties hereto) or expenses of the Collateral Agent (in its individual or agency capacity), or its counsel not paid as provided for herein may be taken from any Collateral held by the Collateral Agent hereunder, subject to the provisions of

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Article IX. Upon its resignation or removal, the Collateral Agent shall be entitled to the prompt payment by the Grantor of its compensation and indemnification for the services rendered under this Agreement and the other Financing Documents to which it is a party, and to reimbursement of all reasonable out-of-pocket expenses up to the date of resignation or removal (including the reasonable fees and expenses of counsel, if any) incurred in connection with the performance of such services. The agreements in this Section 7.10 shall survive any resignation or removal of the Collateral Agent and the termination of the other provisions of this Agreement.

Section 7.11 Taxes, Stamp and Other Similar Taxes. (a) The Grantor shall pay or reimburse the Collateral Agent upon request for any transfer taxes or other taxes relating to or incurred in connection with the Collateral and shall indemnify and hold harmless the Collateral Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from the Collateral shall be subject to withholding regulations then in force with respect to United States federal taxation. Upon the Collateral Agent’s request, the Grantor and each Lender will promptly provide the Collateral Agent with the appropriate Form W-9 for tax identification number certifications, or Form W-8BEN, for non-resident alien certifications. The Collateral Agent shall be responsible only for income reporting to the Internal Revenue Service with respect to income earned on the Collateral. This Section 7.11 shall survive the termination of this Agreement and the resignation or removal of the Collateral Agent.

(b) The Grantor agrees to indemnify and hold harmless the Collateral Agent (in its individual and agency capacity), and each other Creditor Party from, and shall reimburse the Collateral Agent (in its individual or agency capacity) and each other Creditor Party for any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with the Financing Documents, and the Collateral created hereunder or under any other Collateral Document or the attachment or perfection of the security interest granted to the Collateral Agent in any Collateral. The obligations of the Grantor under this Section 7.11 shall survive the resignation or removal of the Collateral Agent or the termination of the other provisions of this Agreement.

Section 7.12 Limitation on Duties in Respect of Collateral. Beyond its express duties set forth in this Agreement or in the other Financing Documents to which it is a party and the duty to exercise reasonable care as to the custody thereof, and the accounting to the Grantor and the Secured Parties for moneys received hereunder, the Collateral Agent shall not have any duty (implied or otherwise) to the Grantor or the Secured Parties with respect to any Collateral in its possession or control or in the possession or control of its agent or nominee, any income thereon, or the priority or preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care with respect to any collateral in its possession or control or in the possession or control of its agents or nominee if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. To the extent, however, that the Collateral Agent or an agent or nominee of the Collateral Agent maintains possession or control of any of the Collateral or the Collateral Documents at any office of the Collateral Agent, the Collateral Agent shall, or shall instruct such agent or nominee to, grant the Grantor and the other Secured Parties reasonable access to such Collateral (other than, except to the extent permitted pursuant to Article IV, the

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Account Collateral and all funds and financial assets (including security entitlements and Cash Equivalents) from time to time on deposit in, or credited to, any thereof) or Collateral Documents as they previously notified the Collateral Agent to be required for the conduct of their businesses, except, in the case of the Grantor, if an Event of Default has occurred and is continuing and to the extent that the Collateral Agent shall have taken Enforcement Action.

Section 7.13 Right to Initiate Judicial Proceedings, Etc. Upon the occurrence and during the continuance of an Event of Default (a) the Collateral Agent shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in the Collateral Agent by this Agreement and the other Financing Documents; and (b) the Collateral Agent may, either after entry or without entry proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to realize upon all or, from time to time, any of the property pledged hereunder for the benefit of the Secured Parties under the judgment or decree of a court of competent jurisdiction.

Section 7.14 Exculpatory Provisions. (a) The Collateral Agent does not make any representation as to the value or condition of the security interests created hereunder or any part thereof, or as to the title of the Grantor or as to the rights and interests granted or the security afforded by this Agreement or any other Financing Document, or as to the validity, execution (except by itself), enforceability, legality or sufficiency of this Agreement, any other Financing Document, the Secured Obligations and the Collateral Agent (in its individual and agency capacities) shall not incur any liability or responsibility in respect of any such matters.

(b) Except as expressly provided for or referenced in any Financing Document to which it is a party, the Collateral Agent shall not be responsible for or under, nor chargeable with knowledge of the existence, the content, or the terms and conditions of, any other agreement, instrument or document. The Collateral Agent shall not be attributed with any knowledge or information that any other department or division of Citibank or any of Citibank’s Affiliates may have from time to time.

(c) All notices, certifications, approvals, directions, instructions or other communication given to the Collateral Agent with respect to, or otherwise relating to, this Agreement or the other Financing Documents, in each case, by any Creditor Party or the Administrative Agent (whether on its own behalf or on behalf of the Secured Parties (or any class thereof)) shall be given in writing, signed by an Authorized Signatory of such Person and, except as otherwise expressly required under the Financing Documents, the Collateral Agent shall not be required to take any action under any Financing Document unless it has received such written instructions.

Section 7.15 Treatment of Creditor Parties. (a) The Collateral Agent may treat the holders of Senior Debt Obligations as the absolute owners thereof for all purposes under this Agreement and the other Financing Documents unless it shall receive notice to the contrary from any Creditor Party or the Administrative Agent.

(b) Any Person that shall be designated as the duly authorized representative of one or more of the Grantor or Creditor Parties to act as such in connection with any matters

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pertaining to this Agreement, any other Financing Document or the Collateral shall present to the Collateral Agent such documents, including opinions of counsel, as the Collateral Agent may reasonably request, in order to demonstrate to the Collateral Agent the authority of such Person to act as the representative of the Grantor or such Creditor Parties.

Section 7.16 Miscellaneous. (a) The Collateral Agent shall have the right at any time to seek instructions concerning the administration of its duties and obligations hereunder or any other Financing Documents from the Required Lenders or any court of competent jurisdiction. In the event there is any disagreement between the other parties to this Agreement and the terms of this Agreement or any other applicable Financing Document do not unambiguously mandate the action the Collateral Agent is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Agent is in doubt as to what action it is required to take or not to take, the Collateral Agent shall be entitled to refrain from taking any action until directed otherwise in writing by a request signed jointly by the Required Lenders or by order of a court of competent jurisdiction.

(b) None of the provisions of this Agreement or the other Financing Documents shall be construed to require the Collateral Agent to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or thereunder. The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or the other Financing Documents, at the request or direction of the Grantor or any Creditor Party, (i) if any action it has been requested or directed to take would be contrary to Applicable Law, or (ii) unless such Agent shall have been offered security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction (including interest thereon from the time incurred until reimbursed).

Section 7.17 Indemnification. Each of the Lenders agrees to indemnify the Collateral Agent (to the extent not promptly reimbursed by the Grantor), ratably according to the respective amounts of the Senior Debt Obligations owed to such Creditor Party from time to time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind of nature whatsoever that may be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or any other Financing Document to which it is a party or any action taken or omitted by the Collateral Agent under this Agreement or any other Financing Document to which it is a party (collectively, the “Indemnified Costs”); provided that no such Creditor Party shall be liable for any portion of the Indemnified Costs found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from the Collateral Agent’s gross negligence or willful misconduct. Without limiting the foregoing, each of the Lenders agrees to reimburse the Collateral Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees and disbursements) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Financing Document, to the extent that the Collateral Agent is not reimbursed for such

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expenses by the Grantor. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.17 shall apply.

Section 7.18 Publicity. No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Citibank, N.A.” by name or the rights, powers, or duties of the Collateral Agent under this Agreement or any other Financing Document shall be issued by any of the parties hereto, or on such a party’s behalf, without the prior written consent of the Collateral Agent.

Section 7.19 Merger; Consolidation. Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

ARTICLE VIII

OTHER AGREEMENTS

[INTENTIONALLY OMITTED]

ARTICLE IX

MISCELLANEOUS

Section 9.01 Indemnity and Expenses. (a) The Grantor agrees to indemnify, defend and save and hold harmless each Creditor Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from the Financing Documents (including enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense if found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from such Indemnified Party’s gross negligence or willful misconduct.

(b) The Grantor will upon written demand pay to the Collateral Agent the amount of any and all reasonable, documented expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of any Financing Document to which it is a party, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or any other Creditor Party hereunder or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

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(c) The indemnities provided by the Grantor pursuant to this Agreement shall survive the expiration, cancellation, termination or modification of this Agreement or the other Financing Documents, the resignation or removal of the Collateral Agent, and the provision of any subsequent or additional indemnity by any Person.

Section 9.02 Amendments; Waivers, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that the Collateral Agent shall not sign any amendment or waiver and will not consent to any departure by the Grantor herefrom unless so instructed in writing by the Administrative Agent. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the expense of any other right.

Section 9.03 Reserved.

Section 9.04 Reserved.

Section 9.05 Security Interest Absolute and Waivers. (a) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of the Grantor or otherwise, all as though such payment had not been made.

(b) The Grantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Secured Obligations and this Agreement or any other Collateral Document to which the Grantor is a party and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Grantor or any other Person or any Collateral.

(c) The Grantor hereby unconditionally and irrevocably waives any right to revoke this Agreement or any other Collateral Document to which the Grantor is a party and acknowledges that this Agreement or any other Collateral Document to which the Grantor is a party is continuing in nature and applies to all Secured Obligations, whether existing now or in the future.

(d) The Grantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or counterclaim against or in respect of the Obligations of the Grantor hereunder.

Section 9.06 Notices; Etc. (a) All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied or otherwise delivered, in the case of the Grantor or any Agent, addressed to it at its address specified on the signature pages hereto; or, as to any party, at such other address as shall be

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designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telecopied or otherwise delivered, be effective when deposited in the mails, telecopied or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Collateral Agent shall not be effective until received by it. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or any Exhibit, Schedule or Appendix hereto shall be effective as delivery of an original executed counterpart thereof.

(b) The Collateral Agent shall promptly forward to the Administrative Agent copies of any notice, certificate, report, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document that it receives from any other party hereto or to any other Financing Document to which it is a party.

Section 9.07 Continuing Security Interest; Assignments Under the Financing Documents. This Agreement and each other Collateral Document shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until (i) the earlier of (A) the Collateral Release Date and (B) the latest of (1) the payment in full in cash of the Senior Debt Obligations and (2) the Final Maturity Date, (b) be binding upon the Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Creditor Party may assign, sell or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitment, the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Creditor Party herein or otherwise, in each case as provided in the Credit Agreement.

Section 9.08 Release and Termination. (a) All Collateral sold, transferred or otherwise disposed of in accordance with the terms of the Financing Documents (including pursuant to a waiver or amendment of the terms thereof) shall be sold, transferred or otherwise disposed of free and clear of the assignment and security interest granted hereby; provided that at the time of such sale, transfer or other disposition, no Default shall have occurred and be continuing. Upon any such sale, lease, transfer or other disposition of any item of Collateral in accordance with the terms of the Financing Documents (other than sales of Inventory in the ordinary course of business), the Collateral Agent will, at the Grantor’s expense, execute and deliver to the Grantor, or to such Persons as the Grantor shall reasonably designate, such UCC termination statements and other similar documents as the Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby or under any other Collateral Document; provided that (A) at the time of such request and such release no Default shall have occurred and be continuing, (B) such Grantor shall have delivered to the Collateral Agent, at least five Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent and a certificate of the Grantor to the effect that the transaction is in compliance with the

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Financing Documents and as to such other matters as the Collateral Agent may request and (C) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.06 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under Section 2.06 of the Credit Agreement. Upon the release of any item of Collateral from the security interest granted hereby pursuant to this Section 9.08(a), any representation, warranty or covenant contained herein relating to such Collateral shall no longer be deemed to be made with respect to such Collateral (except to the extent that any such representation, warranty or covenant made prior to such release would be deemed to survive the termination of this Agreement pursuant to Section 9.19).

(b) Upon the (i) the earlier of (A) the Collateral Release Date and (B) the latest of (1) the payment in full in cash of the Senior Debt Obligations and (2) the Final Maturity Date, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Collateral Agent will, at the Grantor’s expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

Section 9.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 9.10 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, then to the extent permitted by law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.11 Integration. This Agreement represents the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any party relative to subject matter hereof not expressly set forth or referred to herein or in the other Financing Documents.

Section 9.12 No Partnership. Nothing contained in this Agreement and no action by any Creditor Party is intended to constitute or shall be deemed to constitute the Creditor Parties (or any of them) a partnership, association, joint venture or other entity.

Section 9.13 No Reliance. No Creditor Party has relied on any representation or warranty of any other Creditor Party with respect to this Agreement and the transactions contemplated hereunder unless such representation or warranty has been set forth expressly in this Agreement.

Section 9.14 Third Party Beneficiaries. All undertakings, agreements, representations and warranties contained in this Agreement and the other Collateral Documents are solely for the benefit of the Creditor Parties and their respective successors and permitted assigns, and (a) there are no other parties (including any Affiliates of the Grantor) who are intended to be benefited in any way by this Agreement and the other Collateral Documents and

Security Agreement	31

(b) nothing herein shall give the Grantor or any of its Affiliates or any other Person (other than a Creditor Party) any benefit or any legal or equitable right or remedy under this Agreement or any other Collateral Document. The existence of this Agreement and the other Collateral Documents shall not commit or obligate the Creditor Parties to make any Advances or consummate any of the other transactions contemplated by the Financing Documents.

Section 9.15 No Impairment. Nothing in this Agreement is intended or shall be construed to impair, diminish or otherwise adversely affect any other rights the Creditor Parties may have or may obtain against the Grantor or any other Person.

Section 9.16 Equitable Remedies. Each party to this Agreement acknowledges that the breach by it of any of the provisions of this Agreement is likely to cause irreparable damage to the other party. Therefore, the relief to which any party shall be entitled in the event of any such breach or threatened breach shall include, but not be limited to, a mandatory injunction for specific performance, injunctive or other judicial relief to prevent a violation of any of the provisions of this Agreement, damages and any other relief to which it may be entitled at law or in equity.

Section 9.17 Remedies. Other than as stated expressly herein, no remedy herein conferred upon the Collateral Agent or any other Creditor Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or the other Financing Documents, or now or hereafter existing at law or in equity or by statute or otherwise.

Section 9.18 Limitations. (a) The obligations, liabilities or responsibilities of any party hereunder shall be limited to those obligations, liabilities or responsibilities expressly set forth and attributed to such party pursuant to this Agreement or otherwise applicable under Applicable Law.

(b) In no event shall any Indemnified Party be liable for, and the Grantor hereby agrees not to assert any claim against any Indemnified Party, on any theory of liability, for consequential, incidental, indirect, punitive or special damages arising out of or otherwise relating to the Notes, this Agreement, the other Financing Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances.

Section 9.19 Survival. Notwithstanding anything in this Agreement to the contrary, Sections 7.10, 7.11, 7.17, 9.01, 9.19, 9.20, 9.21, 9.22 and 9.23 shall survive any termination of this Agreement. In addition, each representation and warranty made or deemed to be made hereunder shall survive the making of such representation and warranty, and no Creditor Party shall be deemed to have waived, by reason of making any Advance or acceptance of any Note or making any payment pursuant thereto, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Creditor Party may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Advance was made or such Note was issued.

Security Agreement	32

Section 9.20 Confidentiality. (a) No Creditor Party may, without the prior written consent of the Borrower, disclose to any Person (i) any confidential, proprietary or non-public information of the Borrower furnished to such Creditor Party by the Borrower (such information being referred to collectively herein as the “Confidential Information”) or (ii) the fact that the Confidential Information has been made available or any of the terms, conditions or other facts with respect to the Confidential Information, in each case except as permitted by Section 8.07 of the Credit Agreement or this Section 9.20 and except that each of the Creditor Parties may disclose Confidential Information (i) to its and its Affiliates’ employees, officers, directors, agents and advisors (collectively, “Representatives”) who need to know the Confidential Information for the purpose of administering or enforcing its rights under this Agreement and the other Financing Documents and the transactions contemplated hereby and thereby or for the discharge of their duties (it being understood that the Representatives to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority having jurisdiction over it or to the extent necessary for purposes of enforcing this Agreement or any other Financing Document, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Financing Document or any suit, action or proceeding relating to this Agreement or any other Financing Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 9.20, to any assignee or pledgee of or participant in, or any prospective assignee or pledgee of or participant in, any of its rights or obligations under this Agreement, including in the case of any securitization or collateralization of, or other similar transaction relating to the rights and obligations of any Lender or Lenders hereunder, disclosure to any necessary Person in connection with such securitization, collateralization or other transaction (including any funding vehicle organized to undertake or effectuate such securitization, collateralization or other transaction, its lenders, sureties, reinsurers, swap counterparties, guarantors or credit liquidity enhancers, their respective directors, officers, and advisors, and any rating agency), so long as the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and such Persons have agreed in writing (or with respect to any rating agency, in writing or otherwise) to keep such Confidential Information confidential on substantially the same terms as provided herein, (vii) to the extent such Confidential Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 9.20 by such Creditor Party, or (B) is or becomes available to such Creditor Party on a nonconfidential basis from a source other than a Borrower and (viii) with the consent of the Borrower.

(b) No Creditor Party shall, without the prior written consent of the Borrower, use, either directly or indirectly, any of the Confidential Information except in connection with this Agreement and the other Financing Documents and the transactions contemplated hereby and thereby.

(c) Notwithstanding the foregoing, any of the parties hereto may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure

Security Agreement	33

of the transactions contemplated by this Agreement and the other Financing Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such parties relating to such U.S. tax treatment and U.S. tax structure.

(d) In the event that any Creditor Party becomes legally compelled to disclose any of the Confidential Information otherwise than as contemplated by Section 9.20(a), such Creditor Party shall provide the Borrower with notice of such event promptly upon its obtaining knowledge thereof (provided that it is not otherwise prohibited by Applicable Law from giving such notice) so that the Borrower may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, such Creditor Party shall furnish only that portion of the Confidential Information that it is legally required to furnish and shall cooperate with the Borrower’s counsel to enable the Borrower to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

(e) In the event of any breach of this Section 9.20, the Borrower shall be entitled to equitable relief (including injunction and specific performance) in addition to all other remedies available to it at law or in equity.

(f) No Creditor Party shall make any public announcement, advertisement, statement or communication regarding the Borrower, its Affiliates (insofar as such announcement, advertisement, statement or communication relates to the Borrower or the transactions contemplated hereby) or this Agreement or the transactions contemplated hereby without the prior consent of the Borrower (such consent not to be unreasonably withheld or delayed).

(g) The obligations of each Creditor Party under this Section 9.20 shall survive for a period of one year following the termination or expiration of this Agreement.

Section 9.21 Force Majeure. The Collateral Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including any provision of any present or future law or regulation or any act of any Governmental Authority, any act of God, war or terrorism, or the unavailability of any electronic communication facility).

Section 9.22 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 9.23 The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

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Section 9.24 Jurisdiction, Etc. (a) Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Financing Documents in the courts of any jurisdiction.

(b) Each of the parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, this Agreement. Each of the parties hereto waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten days after the same is so mailed.

Section 9.25 WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS OR THE ACTIONS OF THE GRANTOR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

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IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ALLEGHENY ENERGY SUPPLY COMPANY, LLC

By:
Title:

Security Agreement

CITICORP USA, INC., as Administrative Agent

By:
Title:

Security Agreement

CITIBANK, N.A., as Collateral Agent

By:
Title:

Security Agreement

TABLE OF CONTENTS

		Page
ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.01	Definitions	2

Section 1.02	Principles of Interpretation	3

ARTICLE II
SECURED OBLIGATIONS

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01	Representations and Warranties of the Grantor	4

ARTICLE IV
Controlled accounts

Section 4.01	Reports, Certifications and Instructions	6

Section 4.02	Controlled Accounts	6

ARTICLE V
SECURITY INTERESTS

Section 5.01	Grant of Security	6

Section 5.02	Security for Obligations	10

Section 5.03	Delivery and Control of Security Collateral and Account Collateral	11

Section 5.04	Further Assurances; Etc.	11

Section 5.05	As to the Assigned Agreements	13

Section 5.06	Grantor Remains Liable	13

Section 5.07	Additional Equity Interests	13

Section 5.08	Maintaining Electronic Chattel Paper, Transferable Records and Letter-of-Credit Rights and Giving Notice of Commercial Tort Claims	13

Section 5.09	Equipment and Inventory	14

Section 5.10	Insurance	14

AESC Credit Agreement	D-1

AESC Credit Agreement	D-2

AESC Credit Agreement	D-3

AESC Credit Agreement	D-4

Schedules:

Schedule 3.01(a)	-	Name, Location, Chief Executive Office, Place Where Agreements Are Maintained, Type of Organization, Jurisdiction of Organization and Organizational Identification Number; Trade Names and Domain Names; Changes in Name, Location, Etc.

Schedule 3.01(d)	-	Material Equipment

Schedule 3.01(f)	-	Pledged Equity

Schedule 3.01(g)	-	Initial Controlled Accounts

Schedule 5.01(h)	-	Commercial Tort Claims

Exhibit:

Exhibit A	-	Form of Account Control Agreement

Appendix:

Appendix A-1	-	Definitions

AESC Credit Agreement	D-5

EXHIBIT E

AESC CREDIT AGREEMENT

INTERCREDITOR TERMS

Terms defined in the Senior Credit Agreement referred to below are used in these Intercreditor Terms with their defined meanings except as otherwise defined herein.

Section 1. Senior Secured Obligations. Citicorp USA, Inc., as administrative agent (the “Senior Agent”), and the Lenders Parties (the Lender Parties, Citibank, N.A., in its capacity as Collateral Agent, and the Senior Agent are herein referred to collectively as the “Senior Secured Creditors”) have entered into that certain Credit Agreement dated as of May [    ], 2006 (the “Senior Credit Agreement”) with Allegheny Energy Supply Company, LLC, as Borrower (the “Borrower”). Pursuant to the Collateral Documents, the Borrower has granted to the Senior Secured Creditors a security interest in certain real and personal property of the Borrower (the “Collateral”). The Senior Credit Agreement, the Collateral Documents and all documents and agreements executed in connection with the Senior Credit Agreement are referred to herein as the “Senior Loan Documents.”

Section 2. Junior Secured Obligations. [            ] (the “Hedging Counterparty”) has entered into [ describe Commodity Hedge Agreement ] dated as of             ,             (the “Junior Hedge Agreement”) with the Borrower. The Borrower may, from time to time (whether before or after the date hereof), enter into one or more Commodity Hedge Agreements with the Hedging Counterparty or any other Person (each such other Person, an “Other Junior Hedging Counterparty”). So long as the Hedging Counterparty and any such Other Junior Hedging Counterparty shall have entered into an accession agreement substantially in the form of Annex A hereto (the “Accession Agreement”), the Borrower may, from time to time prior to the Collateral Release Date (whether before or after the date hereof), grant to the Hedging Counterparty and such Other Junior Hedging Counterparty (collectively, the “Junior Secured Creditors”), respectively, a security interest in the Collateral pursuant to the Junior Collateral Documents; provided that, notwithstanding the foregoing, the Borrower shall be permitted to grant the security interests permitted under Section 5.02(a)(vi) and (viii) of the Senior Credit Agreement to the Hedging Counterparty and Other Junior Hedging Counterparties without any such Person being a party to, or otherwise executing an Accession Agreement in respect of, an agreement with the Senior Agent containing these Intercreditor Terms. “Junior Collateral Documents” means all security agreements, pledge agreements, mortgages and other agreements creating any Lien in favor of the Junior Secured Creditors; the Junior Hedge Agreement, Commodity Hedge Agreements with Other Junior Hedging Counterparties, the Junior Collateral Documents and all other documents and agreements executed in connection with the Junior Hedge Agreement and Commodity Hedge Agreements with Other Junior Hedging Counterparties are collectively referred to herein as the “Junior Hedge Documents.”

SECTION 3. No Third Party Beneficiaries; No Fiduciary Duties. All undertakings, agreements, representations and warranties contained in these Intercreditor Terms are solely for the benefit of the Senior Secured Creditors and the Junior Secured Creditors, and there are no other parties (including, without limitation, the Borrower or any of its Affiliates)

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who are intended to be benefited in any way by these Intercreditor Terms. The existence of these Intercreditor Terms shall not commit or obligate the Senior Secured Creditors or the Junior Secured Creditors to make loans or extend credit to the Borrower. The parties hereto agree that these Intercreditor Terms, the Senior Loan Documents and the Junior Hedge Documents do not create an agency or fiduciary relationship between the Senior Secured Creditors, the Senior Agent or any Junior Secured Creditor.

SECTION 4. Reservation of Security Interests as Against Other Parties. Nothing contained in these Intercreditor Terms is intended to affect or limit in any way the security interests and/or liens of the Senior Secured Creditors and the Junior Secured Creditors in, or on, any or all of the property and assets of the Borrower or other Persons, whether tangible or intangible, insofar as the Borrower and other Persons are concerned. The Senior Secured Creditors and the Junior Secured Creditors specifically reserve all respective security interests and/or liens and rights to assert such security interests and/or liens as against the Borrower and other Persons.

SECTION 5. Priority of Security Interests. Irrespective of (a) the time, order, manner or method of creation, attachment or perfection of the respective security interests and/or liens granted to the Senior Secured Creditors and the Junior Secured Creditors in or on any or all of the Collateral, (b) the time or manner of the filing of their respective financing statements or other public filing documents, (c) whether the Senior Secured Creditors or the Junior Secured Creditors, or any bailee or agent thereof, holds possession of, or has exercised control over, any or all of the Collateral, (d) the dating, execution, authentication or delivery of any agreement, document or instrument granting the Senior Secured Creditors or the Junior Secured Creditors security interests and/or liens in or on any or all of the Collateral, (e) the giving or failure to give notice of the security interests or of the acquisition or expected acquisition of any purchase money or other security interest in Collateral, (f) the status of the Junior Secured Creditors as “purchasers” of the Collateral entitled to protection or priority with respect to the Collateral under the UCC, and (g) any provision of the UCC or any other applicable law to the contrary:

(i) any Lien on the Collateral securing the First Lien Obligations (as hereinafter defined) now or hereafter held by or for the benefit of the Senior Secured Creditors, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing the Second Lien Obligations (as hereinafter defined). Without prejudice to the foregoing, all Liens on the Collateral securing the First Lien Obligations shall be and remain senior to all Liens on the Collateral securing the Second Lien Obligations for all purposes, whether or not such Liens securing the First Lien Obligations are subordinated to any Lien securing any other obligation of the Borrower;

(ii) any Lien on the Collateral securing the Second Lien Obligations now or hereafter held by or for the benefit of the Junior Secured Creditors, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing the First Lien Obligations; and

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(iii) for purposes of the foregoing allocation of priorities, any claim of a right of set-off shall be treated in all respects as a security interest and no claimed right of set-off shall be asserted to defeat or diminish the rights or priorities provided for herein.

In these Intercreditor Terms, (a) “First Lien Obligations” means any payment, performance or other obligation of the Borrower of any kind under the Senior Loan Documents, including, without limitation, any liability of the Borrower on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency Proceeding. Without limiting the generality of the foregoing, the First Lien Obligations under the Senior Loan Documents include (i) the obligation to pay principal, interest, Letter of Credit reimbursement obligations, Letter of Credit commissions, charges, expenses, fees, reasonable attorneys’ fees and disbursements, indemnities and other amounts payable by the Borrower under any Senior Loan Document, (ii) the payment of interest accrued or accruing (or which would, absent the commencement of any Insolvency Proceeding, accrue), after commencement of an Insolvency Proceeding in accordance with the rate specified in the applicable Senior Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding and (iii) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that any Senior Secured Creditor, in its sole discretion (after demand has been made upon the Borrower), may elect to pay or advance on behalf of the Borrower; and (b) “Second Lien Obligations” means any payment, performance or other obligation of the Borrower of any kind under the Junior Hedge Documents, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency Proceeding. Without limiting the generality of the foregoing, the Junior Lien Obligations of the Borrower under the Junior Hedge Documents include (i) the obligation to pay principal, interest, charges, expenses, fees, reasonable attorneys’ fees and disbursements, indemnities and other amounts payable by the Borrower under any Junior Hedge Document, (ii) the payment of interest accrued or accruing (or which would, absent the commencement of any Insolvency Proceeding, accrue), after commencement of an Insolvency Proceeding in accordance with the rate specified in the applicable Junior Hedge Document whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding and (iii) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that any Junior Secured Creditor, in its sole discretion (after demand has been made upon the Borrower), may elect to pay or advance on behalf of the Borrower.

SECTION 6. Exercise of Remedies. (a) So long as the First Lien Obligations have not been paid in full (as hereinafter defined), whether or not any Insolvency Proceeding has been commenced by or against the Borrower or any of its Subsidiaries, (i) no Junior Secured Creditor shall (A) exercise or seek to exercise any rights or remedies with respect to any Collateral securing the Second Lien Obligations, (B) institute any action or proceeding with

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respect to such rights or remedies (including, without limitation, any action of foreclosure, contest or protest) or (C) object to any foreclosure proceeding or action brought by any Senior Secured Creditor or the exercise of any right under any Senior Loan Document or similar agreement or arrangement to which any Senior Secured Creditor is a party, or any other exercise by any such party of any rights and remedies relating to the Collateral under the Senior Loan Documents or otherwise, or, except as provided herein, any release of any or all of the Collateral for any purpose, or object to the forbearance by Senior Secured Creditors from bringing or pursuing any foreclosure proceeding, or object, oppose or otherwise contest any claim for allowance in any Insolvency Proceeding of First Lien Obligations consisting of post-petition interest, fees and expenses or action or any other exercise of any rights or remedies relating to the Collateral; provided that any Junior Secured Creditor may exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the date on which the Senior Agent has been notified in writing by one or more Junior Secured Creditors that the aggregate amount due and payable by the Borrower in respect of Commodity Hedge Agreements constituting Second Lien Obligations that have been terminated is in excess of $100,000,000 (the “Standstill Period”); provided further that notwithstanding anything to the contrary herein, in no event shall any Junior Secured Creditor exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, the Senior Agent or the Senior Secured Creditors shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to the Junior Secured Creditors); and (ii) subject to the rights of the Junior Secured Creditors under clause (i) above, the Senior Secured Creditors shall have the exclusive right to enforce rights, exercise remedies and make determinations regarding release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Junior Secured Creditors, and the Junior Secured Creditors shall take any action reasonably requested by the Senior Agent in order to effectuate any such enforcement, exercise, release or disposition; provided however that (w) the Junior Secured Creditors may exercise any rights or remedies after the termination of the Standstill Period to the extent permitted by Section 6(a)(i), (x) in any Insolvency Proceeding commenced by or against the Borrower, any Junior Secured Creditor may file a claim or statement of interest, (y) any Junior Secured Creditor may take any action not adverse to the Senior Secured Creditors in order to preserve or protect its rights in the Collateral and any Junior Secured Creditor may act in coordination with and not adverse to the Senior Secured Creditors in exercising any remedies initiated by the Senior Secured Creditors with respect to the Collateral.

(b) Each Junior Secured Creditor agrees that it shall not, with respect to the Second Lien Obligations, take or receive from or on behalf of the Borrower or any Subsidiary of the Borrower, directly or indirectly, in cash or other property or by setoff, counterclaim or in any other manner (whether pursuant to any enforcement, collection, execution, levy, foreclosure action or other proceeding or otherwise) any Collateral or any proceeds of Collateral, unless and until all First Lien Obligations have been paid in full. Without limiting the generality of the foregoing, unless and until the First Lien Obligations have been paid in full, except as expressly provided herein, the sole right of the Junior Secured Creditors with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Junior Hedge Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after payment in full of the First Lien Obligations; provided however that subject to Section 5 and this Section 6, nothing in this paragraph shall be construed to impair the right of the Junior Secured Creditors to

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receive payments of principal, interest, fees and other amounts in respect of the Second Lien Obligations as provided for in the Junior Hedge Documents, and to enforce the making of such payments by bringing suit at law (but not, except as provided in Section 6(a)(i) above, to exercise any rights in respect of their Liens on the Collateral) with respect to any unpaid amounts of such payments. Each Junior Secured Creditor (i) further agrees that it will not take any action that would hinder, delay, limit, impede or prohibit any exercise of remedies by the Senior Agent or any of the Senior Secured Creditors to the extent related to satisfying the First Lien Obligations, including any collection, sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or Senior Loan Document securing or purporting to secure the First Lien Obligations or subordinate the priority of the First Lien Obligations to the Second Lien Obligations or grant the Liens securing the Second Lien Obligations equal ranking to the Liens securing the First Lien Obligations and (ii) hereby waives any and all rights it may have (other than as specified herein) as a junior lien creditor or otherwise (whether arising under the UCC or under any other applicable law) to object to the manner in which the Senior Secured Creditors seek to enforce or collect the First Lien Obligations or the Liens now or hereafter granted in any Collateral to secure the First Lien Obligations, regardless of whether any action or failure to act by or on behalf of the Senior Secured Creditors is adverse to the interest of the Junior Secured Creditors.

(c) In these Intercreditor Terms, “paid in full” and “payment in full” means, with respect to any and all First Lien Obligations, (i) payment in full thereof in cash (or otherwise to the written satisfaction of the Senior Secured Creditors with respect to such First Lien Obligations), (ii) in the case of any outstanding Letter of Credit issued by an Issuing Bank, receipt of cash collateral (or a backstop letter of credit in respect thereof on terms acceptable to such Issuing Bank and the Senior Agent) in an amount equal to 101% of the aggregate amount available for drawing under such Letter of Credit or the return and cancellation of such Letter of Credit, and (iii) termination of the Commitments under the Senior Credit Agreement and any other commitment to lend and all other Obligations of the Senior Secured Creditor under the Senior Loan Documents.

SECTION 7. Release of Collateral. (a) The Junior Secured Creditors agree that any collection, sale or other disposition of any or all of the Collateral by the Senior Secured Creditors (whether pursuant to the UCC or otherwise) shall be free and clear of any and all security interests, liens, claims and/or rights of the Junior Secured Creditors in such Collateral. At the request of the Senior Agent, the Junior Secured Creditors shall promptly provide the Senior Agent with any necessary or appropriate releases to permit the collection, sale or other disposition of any or all of the Collateral by the Senior Secured Creditors free and clear of the security interests and liens of the Junior Secured Creditors. In addition, at the request of the Senior Agent, the Junior Secured Creditors shall, to the extent necessary or appropriate, promptly release any and all security interests, liens, claims and/or rights which it may have on or in the Collateral to facilitate the collection, sale or other disposition of such Collateral by the Borrower or the Senior Secured Creditors.

(b) Without prejudice to the foregoing, each Junior Secured Creditor also hereby agrees and acknowledges that, upon the Collateral Release Date, all Liens securing its Second Lien Obligations shall be released.

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(c) Each Junior Secured Creditor shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Agent shall request to evidence any release of the second-priority Lien described in this Section 7. Each Junior Secured Creditor hereby appoints the Senior Agent and any officer or duly authorized person of the Senior Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of such Junior Secured Creditor and in the name of the Junior Secured Creditor or in the Senior Agent’s own name, from time to time, in the Senior Agent’s sole discretion, for the purposes of carrying out the terms of this clause, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

SECTION 8. Turnover of Collateral. Unless and until all First Lien Obligations shall have been paid in full, any Collateral or proceeds thereof or any payment received by any Junior Secured Creditor from proceeds of the Collateral (including assets or proceeds received in connection with the exercising rights or remedies after the expiration of the Standstill Period in accordance with Section 6(a)(i)) shall be segregated and held in trust and forthwith paid over to the Senior Agent for application to the First Lien Obligations, whether due or not due, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, and, until so delivered, the same shall be held in trust by such Junior Secured Creditor as the property of the Senior Secured Creditors. The Senior Agent is hereby authorized to make any and all such endorsements as agent for any such Junior Secured Creditor. This authorization is coupled with an interest and is irrevocable.

SECTION 9. Nonavoidability and Perfection. (a) Each Junior Secured Creditor agrees that it will not directly or indirectly take any action to contest or challenge in any proceeding (including, without limitation, any Insolvency Proceeding), (i) the validity, legality, enforceability, perfection, priority or avoidability of any Senior Loan Document or the security interest of the Senior Secured Creditors in the Collateral or (ii) the reasonableness of any action or failure to act by the Senior Agent or the Senior Secured Creditors in respect of the Collateral, including, without limitation, the Collateral Release Date or the timing, method or manner of (A) any consent to disposition by the Borrower of any Collateral or (B) disposing of or liquidating any Collateral, the terms, including the price and percentage of consideration received in cash, of any such disposition or liquidation, or any failure to dispose of or liquidate any Collateral, including acceptance of Collateral by the Senior Secured Creditors in full or partial satisfaction of the indebtedness secured by the Collateral Documents; and

(b) Each of the Senior Agent and each Senior Secured Creditor (by its acceptance of the benefits of the Senior Loan Documents) agrees that it shall not, and hereby waives any right to, contest, or support any other Person in contesting, in any proceeding (including, without limitation, any Insolvency Proceeding), the priority, validity or enforceability of any Lien held by the Junior Secured Creditors in the Collateral; provided that this Section 10 shall not be construed to prevent or impair the rights of the Senior Secured Creditors to enforce this Agreement.

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SECTION 10. Refinancing. (a) Notwithstanding anything in the Junior Hedge Documents to the contrary, the Obligations under the Senior Credit Agreement may be Refinanced (as hereinafter defined) at any time, without notice to, or consent of, any of the Junior Secured Creditors, without affecting the Lien priority and subordination or other provisions of this Agreement; provided that (i) the holders (or an agent or trustee thereof) of such Refinancing debt shall have entered into an Accession Agreement at the time of such Refinancing unless such holders (or an agent or trustee thereof) are already bound by the terms of this Agreement in respect of such Obligations and (ii) the aggregate principal amount of such replacement first lien Obligations shall not be in excess of the sum of (A) $2,000,000,000 plus (B) any amounts due in connection with any Refinancing thereof (including interest (including post-petition and default rate interest), commitment fees, letter of credit fees, premiums, fees, costs and expenses and any amounts necessary to cash collateralize any Letters of Credit outstanding thereunder) plus (C) the aggregate amount of reasonable transaction fees and expenses (including reasonable accounting, legal, investment banking, consultant, title company and rating agency fees and expenses) incurred by the Borrower in connection with such Refinancing. In these Intercreditor Terms, “Refinance” means, in respect of any Obligation, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Obligation in whole or in part; and “Refinanced” and “Refinancing” shall have correlative meanings.

(b) If, at any time concurrently with or after the First Lien Obligations are deemed for purposes of this Agreement “paid in full”, the Borrower or any of its Subsidiaries enters into a Refinancing of the First Lien Obligation in accordance with the foregoing provisions, then the obligations under such Refinancing shall automatically and immediately be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the first lien collateral agent under the documents and other instruments evidencing such Refinancing (the “New First Lien Agent”) shall be deemed to be the Senior Agent, and such agreements and other instruments shall be “Senior Loan Documents” for all purposes of this Agreement. Upon receipt of a notice stating that the Borrower has entered into a new Senior Loan Document (which notice shall include the identity of the New First Lien Agent), each Junior Secured Creditor shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower (or such other Person) or such New First Lien Agent may reasonably request in order to provide to the Senior Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement.

SECTION 11. Insurance Proceeds. In the event of the occurrence of any casualty with respect to any of the Collateral, the Junior Secured Creditors agrees that the Senior Agent, on behalf of the Senior Secured Creditors, shall have the sole and exclusive right to adjust, compromise or settle any such loss with the insurer thereof, and to collect and receive the proceeds from such insurer. Any insurer shall be fully protected if it acts in reliance on the provisions of this paragraph.

SECTION 12. Waiver of Certain Rights. The Junior Secured Creditors hereby waive any and all rights to (a) require the Senior Secured Creditors to marshal any property or assets of the Borrower or to resort to any of the property or assets of the Borrower or any other Person in any particular order or manner, or (b) require the Senior Secured Creditors to enforce

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any guaranty or any security interest or lien given by the Borrower or any other any Person to secure the payment of any or all of the indebtedness secured by the Collateral Documents as a condition precedent or concurrent to taking any action against or with respect to the Collateral.

SECTION 13. Bankruptcy Financing Issues. (a) These Intercreditor Terms shall continue in full force and effect after the filing of any petition for relief by or against the Borrower under the United States Bankruptcy Code (the “Code”) and all converted or succeeding cases in respect thereof (all references herein to the Borrower being deemed to apply to such Person as a debtor-in-possession and to a trustee for such Person) with respect to all Collateral and to all indebtedness evidenced by the Senior Loan Documents and the Junior Hedge Documents, including indebtedness incurred by the Borrower, subsequent to such filing.

(b) If the Borrower shall become subject to a proceeding under the Code, and if the Senior Secured Creditors shall desire to permit the use of cash collateral by the Borrower or to provide post-petition financing from the Senior Secured Creditors to the Borrower, the Junior Secured Creditors agrees as follows: (i) adequate notice to the Junior Secured Creditors shall be deemed to have been provided for such use of cash collateral or such post-petition financing if the Junior Secured Creditors receive notice thereof to the extent required by Rule 4001(b) or any successor thereto under the Code; and (ii) no objection will be raised by the Junior Secured Creditors to any such use of cash collateral or such post-petition financing from the Senior Secured Creditors so long as the Junior Secured Creditors’ lien is not adversely affected thereby.

(c) No objection will be raised by (i) the Junior Secured Creditors to any Senior Secured Creditor’s motion for relief from automatic stay in any such proceeding to foreclose on, sell or otherwise realize upon the Collateral and (ii) any Senior Secured Creditor to the Junior Secured Creditors’ motion for relief from automatic stay in any such proceeding to foreclose on, sell or otherwise realize upon the Collateral, provided such foreclosure and sale is consistent with the terms of these Intercreditor Terms.

SECTION 14. Assignment of Indebtedness. Each of the Senior Agent, on behalf of the Senior Secured Creditors, and the Hedging Counterparty, represents and warrants that, as of the date hereof, it has not previously assigned any interest in any of the indebtedness or other obligations evidenced by the Senior Loan Documents or the Junior Hedge Documents, as the case may be, other than assignments permitted by the Senior Credit Agreement and the Junior Hedge Agreement. The Senior Agent, on behalf of the Senior Secured Creditors, and Hedging Counterparty, each covenant and agree that the assignment of any indebtedness or other obligations evidenced by the Senior Loan Documents and the Junior Hedge Documents owing to such Hedging Counterparty shall be subject to the terms, provisions and conditions of these Intercreditor Terms and that the assignee thereof shall be bound by the terms, provisions and conditions of these Intercreditor Terms.

SECTION 15. Term. As between the Senior Secured Creditors on the one hand and the Hedging Counterparty on the other hand, these Intercreditor Terms shall remain in full force and effect until the earliest of (a) all First Lien Obligations have been paid in full, (b) all Second Lien Obligations have been paid in full and the Senior Agent has received agreement(s), duly executed by the Hedging Counterparty, releasing all security interests in respect of the Collateral granted to the Hedging Counterparty by the Borrower to secure the Second Lien

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Obligations (other than any security interest permitted under Section 5.02(a)(vi) and (viii) of the Senior Credit Agreement), together with evidence of duly filed UCC termination statements for all financing statements previously filed in respect of such security interests or (c) the Collateral Release Date has occurred and the Senior Agent has received agreement(s), duly executed by the Hedging Counterparty, releasing all security interests in respect of the Collateral granted to the Hedging Counterparty by the Borrower to secure the Second Lien Obligations (other than any security interest permitted under Section 5.02(a)(vi) and (viii) of the Senior Credit Agreement), together with evidence of duly filed UCC termination statements for all financing statements previously filed in respect of such security interests. These Intercreditor Terms shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the indebtedness evidenced by the Senior Loan Documents is rescinded or must otherwise be returned by any Senior Secured Creditor upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made. This is a mutual and continuing agreement of subordination and the Senior Secured Creditors may continue to extend credit or other financial accommodations and loan monies to or for the benefit of the Borrower, on the faith hereof, under the Senior Loan Documents or otherwise without notice to the other party hereto.

SECTION 16. Waiver of Defenses. The rights of the Senior Secured Creditors under these Intercreditor Terms shall not be adversely affected by (a) any lack of validity or enforceability of any Senior Loan Document or any agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations evidenced by the Senior Loan Documents or the obligations of the Borrower under or in respect of the Senior Loan Documents; (c) any amendment or waiver of or any consent to departure from any Senior Loan Document, including, without limitation, any increase in the obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise; (d) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the obligations evidenced by the Senior Loan Documents; (e) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the obligations evidenced by the Senior Loan Documents, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the obligations evidenced by the Senior Loan Documents or any other obligations of the Borrower under the Senior Loan Documents or any other assets of the Borrower or any of its Subsidiaries; (f) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries; (g) any failure of any Senior Secured Creditor to disclose to the Junior Secured Creditors any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower now or hereafter known to such Senior Secured Creditor (the Junior Secured Creditors waiving any duty on the part of the Senior Secured Creditors to disclose such information); or (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Senior Secured Creditor that might otherwise constitute a defense available to the Junior Secured Creditors.

SECTION 17. Reliance, Waiver of Notices: No Representations and Management of Credit Facilities. All of the indebtedness evidenced by the Senior Loan Documents shall be deemed to have been made or incurred in reliance upon these Intercreditor Terms. The Senior

9

Secured Creditors and the Junior Secured Creditors (a) expressly waive all notices not specifically required pursuant to the terms of these Intercreditor Terms and (b) agree that no Person has made any representation or warranty with respect to the due execution, legality, validity, completeness or enforceability of any of the respective documents to which the Senior Secured Creditor and the Junior Secured Creditors are a party, the perfection or priority of any security interest or lien securing any or all of the indebtedness evidenced by the Senior Loan Documents or the Junior Hedge Documents or the collectibility of the indebtedness evidenced by the Senior Loan Documents or the Junior Hedge Documents. No party shall have any liability to the other for any loss, claim or damage allegedly suffered by such other party in any proceeding to foreclose or otherwise enforce any of its security interests in and/or liens on any of the assets or properties of the Borrower or any other Person.

SECTION 18. Financial Condition of the Borrower. Each of the Senior Secured Creditors and the Junior Secured Creditors hereby assumes responsibility for keeping themselves informed of the financial condition of the Borrower and its Subsidiaries and of all other circumstances bearing upon the risk of nonpayment of the indebtedness evidenced by the Senior Loan Documents and the Junior Hedge Documents that diligent inquiry would reveal and each such party also hereby agrees that no other party shall have any duty to advise any other of any information regarding such condition or any such circumstances.

SECTION 19. Notices. (a) Any notice, request, demand, consent or other communication hereunder shall be in writing and delivered in person or sent by telecopy or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its address or telecopy number set forth, as to the Senior Secured Creditors, in the Senior Credit Agreement and as to the Junior Secured Creditors, in the Junior Hedge Agreement, or at such other address or telecopy number as any party hereto may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telecopy, or on the third Business Day after the day on which mailed, if sent by registered or certified mail.

(b) Upon the written request of the Senior Agent Bank, the Hedging Counterparty shall provide written notice of the aggregate amount of the Second Lien Obligations then outstanding owed by the Borrower to the Hedging Counterparty under the applicable Junior Hedge Documents and any other information that the Senior Agent may reasonably request.

(c) Upon the written request of the Hedging Counterparty, the Senior Agent shall provide written notice of the aggregate amount of the First Lien Obligations then outstanding under the Senior Loan Documents and any other information that the Hedging Counterparty may reasonably request.

SECTION 20. UCC Notices. If the Senior Secured Creditors or the Junior Secured Creditors shall be required by the UCC or any other applicable law to give notice of any action taken or to be taken with respect to any or all of the Collateral, such notice shall be given in accordance with Section 17 above and ten (10) days’ notice shall be conclusively deemed to be commercially reasonable.

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SECTION 21. Further Assurances. The Senior Secured Creditors and the Junior Secured Creditors each hereby covenants and agrees to take any and all additional actions and execute, deliver, file and/or record any and all additional agreements, documents and instruments as may be necessary or as such party may from time to time reasonably request to effect the subordination and other provisions of these Intercreditor Terms.

SECTION 22. Modifications in Writing. No amendment, modification, supplement, termination, consent or waiver of or to any provision of these Intercreditor Terms nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by or on behalf of each of the Senior Secured Creditors and the Junior Secured Creditors. Any waiver of any provision of these Intercreditor Terms, and any consent to any departure from the terms of any provision of these Intercreditor Terms, shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 23. Waiver; Failure or Delay. No failure or delay on the part of the Senior Secured Creditors and the Junior Secured Creditors in the exercise of any power, right, remedy or privilege under these Intercreditor Terms shall impair such power, right, remedy or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right, remedy or privilege preclude any other or further exercise of any other power, right, remedy or privilege. The waiver of any such right, power, remedy or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

SECTION 24. Severability. Whenever possible, each provision of these Intercreditor Terms shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of these Intercreditor Terms shall be prohibited by or invalid under applicable law, such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of these Intercreditor Terms.

SECTION 25. Successors and Assigns. These Intercreditor Terms shall be binding upon and inure to the benefit of the Senior Secured Creditors and the Junior Secured Creditors and their respective successors and assigns. These Intercreditor Terms shall specifically inure to the benefit of the Senior Secured Creditors under any extension, renewal, replacement, restatement or refinancing of the indebtedness evidenced by the Senior Loan Documents, and the term “Senior Loan Document” as used in these Intercreditor Terms shall include any documents evidencing such extension, renewal, replacement, restatement, or refinancing

SECTION 26. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. These Intercreditor Terms shall be governed by and construed in accordance with the laws of the State of New York. EACH OF THE SENIOR AGENT, ON BEHALF OF THE SENIOR SECURED CREDITORS, AND THE HEDGING COUNTERPARTY, HEREBY IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THESE INTERCREDITOR TERMS.

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SECTION 27. Equitable Remedies. Each party to these Intercreditor Terms acknowledges that the breach by it of any of the provisions of these Intercreditor Terms is likely to cause irreparable damage to the other party. Therefore, the relief to which any party shall be entitled in the event of any such breach or threatened breach shall include, but not be limited to, a mandatory injunction for specific performance, injunctive or other judicial relief to prevent a violation of any of the provisions of these Intercreditor Terms, damages and any other relief to which it may be entitled at law or in equity.

SECTION 28. Attorneys’ Fees and Expenses. In the event of any dispute concerning the meaning or interpretation of these Intercreditor Terms which results in litigation, or in the event of any litigation by a party hereto to enforce the provisions hereof, the prevailing party shall be entitled to recover from the non-prevailing party, in addition to its other damages, its reasonable attorneys’ fees and expenses and any actual court costs incurred.

SECTION 29. Headings. Section headings used in these Intercreditor Terms are for convenience of reference only and shall not constitute a part of these Intercreditor Terms for any purpose or affect the construction of these Intercreditor Terms.

SECTION 30. Warranty of Authority. The Senior Agent warrants and represents to the Hedging Counterparty that (i) it has authority to execute these Intercreditor Terms upon behalf of the Senior Secured Creditors and (ii) upon execution and delivery of these Intercreditor Terms by the Senior Agent, these Intercreditor Terms shall be binding upon the Senior Secured Creditors. The Hedging Counterparty warrants and represents to the Senior Agent, on behalf of the Senior Secured Creditors, that (i) it has authority to execute these Intercreditor Terms and (ii) upon its execution and delivery of these Intercreditor Terms, these Intercreditor Terms shall be binding upon the Hedging Counterparty.

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Exhibit E

The undersigned hereby acknowledge receipt of a copy of the foregoing Intercreditor Agreement (the “Intercreditor Agreement”; all capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Intercreditor Agreement) and consents to the terms thereof. The undersigned acknowledges and agrees that any payments or other amounts received by the Junior Secured Creditors which are required to be turned over or otherwise remitted by the Junior Secured Creditors to the Senior Secured Creditors pursuant to the terms of the Intercreditor Agreement shall not be deemed to be payments on the Junior Hedge Documents.

Executed this	day of ,	200 .

ALLEGHENY ENERGY SUPPLY COMPANY, LLC

Annex A

to Intercreditor Agreement

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT (this “Agreement”), dated as of                     , 200_, is entered into by                 , a                  (the “Joining Party”), and acknowledged by ALLEGHENY ENERGY SUPPLY COMPANY, LLC (the “Borrower”) and CITICORP USA, INC., in its capacity as senior agent (the “Senior Agent”) under the Agreement (as defined below).

Reference is made to that certain Intercreditor Agreement (as amended, modified, restated or supplemented from time to time, the “Agreement”), dated as of                 , 20    by and among the Borrower, the Senior Agent and each of the other parties thereto from time to time. Capitalized terms used herein without definition shall have the meaning assigned thereto in the Agreement.

The Joining Party hereby becomes a [Senior Secured Creditor and a New First Lien Agent on behalf of certain other Senior Secured Creditors] / [Junior Secured Creditor].

Accordingly, the Joining Party agrees as follows with the Borrower, the Senior Agent and each of the other parties to the Agreement as follows:

3.	The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Joining Party will be deemed to be a party to the Agreement, and, from and after the date hereof, shall have all of the obligations of a [New First Lien Agent and Senior Secured Creditor] / [Junior Secured Creditor] thereunder as if it had executed the Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the [New First Lien Agent and Senior Secured Creditor] / [Junior Secured Creditor] contained in the Agreement.

4.	To the extent the Joining Party is an agent or trustee for one or more Senior Secured Creditors, the Joining Party acknowledges that it has the authority to bind such Senior Secured Creditors to the Agreement and such Senior Secured Creditors are hereby bound to the Agreement. The Joining Party hereby agrees (on behalf of itself and any Senior Secured Creditor claiming through it) to comply with the terms of the Agreement.

5.	The address of the Joining Party for purposes of all notices and other communications is , , Attention of (Facsimile No. ).

6.	This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

7.	This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Joining Party has caused this Accession Agreement to be duly executed by its authorized representative, and each of the Borrower and the Senior Agent have caused the same to be accepted by its authorized representative, as of the day and year first above written.

[JOINING PARTY]
By:
Name:
Title:

Acknowledged and accepted: ALLEGHENY ENERGY SUPPLY COMPANY, LLC
By:
Name:
Title:

Acknowledged and accepted:

CITICORP USA, INC., as Senior Agent
By:
Name:
Title:

AESC Credit Agreement	E-1

EXHIBIT F

AESC CREDIT AGREEMENT

AFFILIATE SUBORDINATION TERMS

SUBORDINATION AGREEMENT, dated                     , 20    , made by                                         , a                      corporation (the “Subordinated Creditor”) and ALLEGHENY ENERGY SUPPLY COMPANY, LLC, a Delaware limited liability company (the “Borrower”), in favor of Citicorp USA, Inc., as Administrative Agent (the “Administrative Agent”) under the Credit Agreement dated as of May 2, 2006, (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the financial institutions referred to therein as Lenders, the Swing Line Bank, the Issuing Bank, and the Administrative Agent.

PRELIMINARY STATEMENTS:

(1) The Borrower intends to become indebted to the Subordinated Creditor in the principal amount of $                 to be evidenced by                         , and may hereafter from time to time become indebted or otherwise obligated to the Subordinated Creditor in further amounts. All indebtedness and other obligations of the Borrower to the Subordinated Creditor now or hereafter existing (whether created directly or acquired by assignment or otherwise), and interest and premiums, if any, thereon and other amounts payable in respect thereof or in connection therewith, are hereinafter referred to as the “Subordinated Debt”.

(2) Under the Credit Agreement it is a condition to the incurrence of the Subordinated Debt that the Subordinated Creditor[, as owner of              percent of the outstanding shares of stock of the Borrower,] shall have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the premises, the Subordinated Creditor and the Borrower each hereby agrees as follows:

SECTION 1. Subordination. (a) The Subordinated Creditor hereby subordinates the Subordinated Debt to the Senior Debt Obligations to the extent and in the manner hereinafter set forth in this Agreement.

(b) Except during the continuance of a Default (including the commencement and continuation of any Insolvency Proceeding relating to any Material Subsidiary), the Subordinated Creditor may receive regularly scheduled payments from the Borrower on account of the Subordinated Debt. After the occurrence and during the continuance of any Default (including the commencement and continuation of any Insolvency Proceeding relating to any Material Subsidiary), however, unless the Required Lenders otherwise agree, the Subordinated Creditor shall not demand, accept or take any action to collect any payment on account of the Subordinated Debt.

AESC Credit Agreement	F-1

(c) In any Insolvency Proceeding relating to the Borrower or any Material Subsidiary, the Subordinated Creditor agrees that each Creditor Party (as defined in the Security Agreement) shall be entitled to receive payment in full in cash of all Senior Debt Obligations owed to such Creditor Party (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Subordinated Creditor receives payment of any Subordinated Debt.

(d) After the occurrence and during the continuance of any Default (including the commencement and continuation of any Insolvency Proceeding relating to the Borrower or any Material Subsidiary), the Subordinated Creditor shall, if the Collateral Agent (acting at the direction of the Administrative Agent) so requests, collect, enforce and receive payments on account of the Subordinated Debt as trustee for the Creditor Parties and deliver such payments to the Collateral Agent on account of the Senior Debt Obligations owed to the Creditor Parties (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Borrower under the provisions of any other Financing Document.

(e) After the occurrence and during the continuance of any Default (including the commencement and continuation of any Insolvency Proceeding against the Borrower or any Material Subsidiary), the Collateral Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Subordinated Creditor, to collect and enforce, and to submit claims in respect of, Subordinated Debt and to apply any amounts received thereon to the Senior Debt Obligations (including any and all Post Petition Interest), and (ii) to require the Subordinated Creditor (A) to collect and enforce, and to submit claims in respect of, Subordinated Debt and (B) to pay any amounts received on such obligations to the Collateral Agent for application to the Senior Debt Obligations (including any and all Post Petition Interest).

SECTION 2. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Subordinated Creditor or the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 3. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to the Subordinated Creditor, at                                         , Attention:                                         ; and if to the Borrower, the Administrative Agent or any Lender, at its address specified in the Credit Agreement, or as to each party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

AESC Credit Agreement	F-2

SECTION 4. No Waiver; Remedies. No failure on the part of the Administrative Agent or any Creditor Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 5. Continuing Agreement; Assignments Under the Credit Agreement. This Agreement is a continuing agreement and shall (i) remain in full force and effect until the payment in full of the Senior Debt Obligations, (ii) be binding upon the Subordinated Creditor, the Borrower and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Administrative Agent, the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may in accordance with Section 8.07 of the Credit Agreement assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances and any Note to be held by it) to any Eligible Assignee, and such Eligible Assignee shall thereupon become vested with all the rights in respect thereof granted to such Lender herein or otherwise, subject, however, to the provisions of Article VII (concerning the Administrative Agent) of the Credit Agreement.

SECTION 6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of Page Intentionally Left Blank.]

AESC Credit Agreement	F-3

IN WITNESS WHEREOF, the Subordinated Creditor and the Borrower each has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[NAME OF SUBORDINATED CREDITOR]

By
Title:

ALLEGHENY ENERGY SUPPLY COMPANY, LLC

By
Name:
Title:

CITICORP USA, INC., AS ADMINISTRATIVE AGENT

By
Name:
Title:

AESC Credit Agreement	F-4

EXHIBIT G

AESC CREDIT AGREEMENT

REAL PROPERTY REQUIREMENTS

In order to secure further any increase in the outstanding principal amount of the Advances hereunder as a result of the Incremental Commitments (the “Additional Debt”), the Borrower shall grant to the Collateral Agent a Lien on and security interest in any of the real property assets (other than Excluded Assets) of the Borrower that do not, in the opinion of the Administrative Agent, secure the Additional Debt. In connection therewith, on or prior to the creation of the Additional Debt (and as a condition to the creation thereof), the Borrower shall deliver to the Administrative Agent:

(a) a schedule (the “Real Property Schedule”) clearly identifying the real properties with Fair Market Values of at least $10,000,000 that at the time of the creation of the Additional Debt are either owned by Borrower or a Subsidiary or are reasonably likely to be acquired by the Borrower or a Subsidiary using the Additional Debt. The Real Property Schedule shall include a list and description (including the street address, county or other relevant jurisdiction, state, record owner and book value thereof) of the aforementioned properties, and such other information as may be necessary for the Real Property Schedule to be accurate and complete so as to reflect all real properties with Fair Market Values of at least $10,000,000 then owned or reasonably likely to be owned by the Borrower or any of its Subsidiaries;

(b) evidence in form and substance reasonably satisfactory to the Administrative Agent that the properties listed on the Real Property Schedule are subject only to Permitted Liens, Liens permitted by this Credit Agreement, and such other pre-existing Liens that are commercially reasonable, do not secure Debt, and do not materially and adversely affect the use of such properties for their intended purposes;

(c) duly executed amendments (in recordable form) to any of the then existing Mortgages, in form and substance satisfactory to the Administrative Agent, reflecting the fact that the maximum principal indebtedness secured by such Mortgages has increased by the amount of the Additional Debt. All recording and related costs for such amendments shall be paid by the Borrower;

(d) confirmation from the title insurance company recording the amendments referred to in the preceding clause that duly executed counterparts of such amendments that are sufficient for recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable, have been delivered to such title insurance company, and evidence reasonably satisfactory to the Administrative Agent that all filing and recording taxes and fees have been paid;

(e) at the Borrower’s cost, updates or endorsements to any then existing mortgage title insurance policies, in form and substance satisfactory to the Administrative

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Agent, without increase to the aggregate insured amount provided in the Mortgage Policies; and

(f) if the Real Property Schedule reflects additions or dispositions of any real property contiguous or related to any property which is already subject to a Mortgage and for which surveys have been delivered or are required to be delivered pursuant to the terms of the Financing Documents, updated ALTA Surveys, if required by the Administrative Agent or title insurance company, for which all necessary fees (where applicable) have been paid, of such property or properties, showing only such exceptions as are acceptable to the Administrative Agent, and each certified to the Collateral Agent and the issuer of any relevant the mortgage title insurance policies in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located, together with any updates required to be made to such mortgage title insurance policies in order to read the aforementioned surveys into such mortgage title insurance policies with no further defects or encumbrances which are not Permitted Liens (unless otherwise consented to by the Administrative Agent).

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EXHIBIT H

AESC CREDIT AGREEMENT

FORM OF PNC CONTROL AGREEMENT

Deposit Account

Control Agreement

THIS DEPOSIT ACCOUNT CONTROL AGREEMENT (the “Agreement”) is made and entered into as of [                    ], by and among PNC BANK, NATIONAL ASSOCIATION (“Bank”), [                    ], [                    ] and [                    ] (each a “Debtor” and collectively, the “Debtors”), and CITIBANK, N.A. (“Creditor”).

PREAMBLE

A. Bank has established one or more deposit accounts, numbered as set forth in Schedule I hereto, each in the name of a Debtor (each an “Account” and collectively, the “Accounts”).

B. DEBTORS AND CREDITOR HAVE ENTERED INTO CERTAIN AGREEMENTS WHEREBY DEBTORS HAVE GRANTED CREDITOR A FIRST PRIORITY SECURITY INTEREST IN EACH OF THE ACCOUNTS. BANK IS NOT A PARTY TO SUCH AGREEMENTS AND, AS TO BANK, ONLY TERMS SET FORTH AND/OR DEFINED IN THIS AGREEMENT APPLY.

C. Creditor, Debtors and Bank are entering into this Agreement to perfect the security interest of Creditor in the Accounts.

TERMS

1. Accounts. All parties agree that each Account is a “deposit account” within the meaning of Article 9 of the Uniform Commercial Code of the Commonwealth of Pennsylvania (“UCC”). Except as set forth in paragraph 13 hereof, Bank has not and will not agree with any third party to comply with instructions or other directions concerning any Account or the disposition of funds in the Accounts originated by such third party without the prior written consent of Creditor and the applicable Debtor in whose name such account is established.

2. Subordination of Security Interest; Fees. Bank hereby subordinates to Creditor all security interests, encumbrances, claims and rights of setoff it may have, now or in the future, against the Accounts or any funds in the Accounts other than (i) in connection with the payment of Bank’s customary fees and charges pursuant to its agreement with Debtor, as currently in effect and as modified by Bank from time to time, (ii) for the reversal of provisional credits, and (iii) as provided in paragraph 7.

3. Control of Accounts. Bank will comply with all instructions it receives from Creditor directing disposition of funds in the Accounts without further consent of Debtors. Until Bank receives a Notice of Control from Creditor, as defined in paragraph 10 of this Agreement, Debtors also may

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withdraw funds and otherwise deal with the Accounts in the ordinary course of business, and Bank may honor all of Debtors’ instructions with respect to the Accounts without further consent of Creditor. After Bank receives a Notice of Control from Creditor and has had a reasonable opportunity to comply therewith, neither any Debtor nor any other person or entity through or under any Debtor shall have any control over the use of, or any right to withdraw any amount from, the Accounts, and Bank will thereafter comply only with instructions originated by Creditor directing disposition of funds in the Accounts without any consent of any Debtor. After receipt of a Notice of Control, Bank shall have a reasonable time to institute instructions to all affected areas of the Bank to place a hold on further debits by any Debtor from the Accounts. If Notice of Control is received before 1:00 p.m. on a Business Day (as defined below), Bank will freeze the Accounts effective with the close of banking business that day, but the Bank may honor all branch, ATM, point of sale, online and wire transfer activity that has been authorized or initiated prior to the time the freeze has been placed. If Notice of Control is received by Bank after 1:00 p.m. on a Business Day, the freeze will be completed at the close of banking business on the next Business Day, and Bank will honor all branch, ATM, point of sale, online and wire transfer activity that has been authorized or initiated prior to the time the freeze has been placed. Nothing in this paragraph 3 shall require Bank to comply with instructions from Creditor which are unduly burdensome on Bank, in Bank’s reasonable determination. As used in this Agreement, the term “Business Day” means any day other than a Saturday, Sunday or public holiday under the laws of the state(s) indicated in paragraph 10(b) hereof as Bank’s addresses.

4. Limitation of Liability of Bank. Bank shall have no responsibility or liability to Creditor for complying with instructions concerning the Accounts from any Debtors or any Debtor’s authorized representatives which are received by Bank before Bank receives a Notice of Control and has had reasonable opportunity to comply with it as set forth in paragraph 3 above. Bank shall have no responsibility or liability to Debtors for complying with a Notice of Control or complying with instructions concerning the Accounts originated by Creditor, and shall have no responsibility to investigate the appropriateness of any such instruction or Notice of Control, even if any Debtor notifies Bank that Creditor is not legally entitled to originate any such instruction or Notice of Control.

5. Customer Agreement. In the event of a conflict between this Agreement and any other agreement between Bank and any Debtor, the terms of this Agreement will prevail.

6. Statements. Bank shall provide Creditor with duplicate copies of the regular monthly bank statements provided to Debtors with respect to the Accounts. Any applicable fees therefor shall be charged to the Accounts.

7. Uncollected Funds. If any receipts deposited in any Account are returned unpaid or otherwise dishonored, Bank shall have the right to charge any and all such returned or dishonored items against any Account or to demand reimbursement therefor directly from any Debtor. If there are insufficient collected funds in the Accounts or Debtors fail to so repay Bank, Creditor shall repay Bank for such debit or items immediately upon demand to the extent that Creditor is then in possession of the proceeds of the check or other deposit or credit to which the debit relates.

8. Exculpation of Bank; Indemnification by Debtors. Debtors and Creditor agree that Bank shall have no liability to any of them for any loss or damage that any of them may claim to have suffered or incurred, either directly or indirectly, by reason of this Agreement or any transaction or service contemplated by the provisions hereof, except to the extent primarily attributable to the gross negligence or willful misconduct of Bank, as determined by a final non-appealable judgment by a court of competent jurisdiction. In no event shall Bank be liable for losses or delays resulting from computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond Bank’s reasonable control. Debtors jointly and severally agree to indemnify and hold harmless Bank, its affiliates, and its

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and their directors, officers, agents and employees from and against any and all claims, damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorney’s fees and disbursements) arising out of, resulting from, or in any way related to this Agreement or any action taken or not taken pursuant to this Agreement except to the extent such claims, damages, penalties, judgments, liabilities, losses or expenses are primarily caused by Bank’s gross negligence or willful misconduct, as determined by a final non-appealable judgment by a court of competent jurisdiction. Bank’s duties and obligations shall be determined solely by the provisions of this Agreement and Bank shall not be liable except for the performance of its duties and obligations as are set forth herein. Bank shall have no obligation to review or confirm that any actions taken pursuant to this Agreement comply with any other agreement or document. Substantial compliance by Bank with its standard procedures for the services Bank is providing hereunder shall be deemed to be exercise by it of ordinary care. In no event shall Bank be liable for any lost profits or for any indirect, special, consequential or punitive damages even if advised of the possibility or likelihood of such damages. This paragraph shall survive termination of this Agreement.

9. Termination. This Agreement may be terminated by Debtors only upon delivery to Bank of a written notification thereof jointly executed by Debtors and Creditor. This Agreement may be terminated by Creditor or by Bank at any time, with or without cause, upon delivery of written notice thereof to each other party. Creditor shall give timely written notice to Bank that this Agreement, or its security interest in any Account, is terminated. Upon receipt of such written notice by Bank, the obligations of Bank hereunder with respect to the operation and maintenance of such Account shall terminate, Creditor shall have no further right to originate instructions concerning such Account and any previous Notice of Control delivered by Creditor shall be deemed to be of no further force and effect. Notwithstanding anything else to the contrary herein, Bank may terminate this Agreement immediately upon written notice to the other parties in the event of suspected fraud, or other illegal activity, or for any reason, as determined in the Bank’s sole discretion, that requires immediate closing of the Accounts.

10. Notices.

(a) Notice of Control to Bank. A “Notice of Control” to Bank from Creditor shall be given only upon the occurrence of a default or under other circumstances set forth in any agreement between Creditor and Debtor and shall consist of the following three steps. Notice of Control shall not be, or be deemed to have been, given until all three of the following steps are completed:

(i) Creditor shall place a telephone call to Bank at 1-866-295-9060 to notify Bank that Creditor will be faxing a Notice of Control.

(ii) Creditor shall fax a Notice of Control to 1-215-749-8598, addressed to the attention of DDA/Savings-Processing. Such written notice shall refer to this Agreement and shall state that it is a Notice of Control.

(iii) Bank will place a return telephone confirmation of receipt of Notice of Control to Creditor at 1-212-657-0955.

(b) Notices Other Than Notice of Control. All notices, requests or communications other than a Notice of Control given to Debtors, Creditor or Bank shall be given in writing (including by facsimile) at the address specified below:

If to any Debtor: To the address specified on Schedule I hereto for such Debtor

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If to Creditor:	Citibank, N.A.
Agency & Trust
388 Greenwich Street, 14th Floor
New York, NY 10013

Attention: Fernando Moreyra
Phone: (212) 816-5740
Fax: (212) 816-5530

If to Bank:	PNC Bank, National Association
Depository Recovery Unit
330 Guthrie Street
Louisville, KY 40202

Attn: Cathie Gillespie
Mail Stop: K7-K4AV-03-2
Phone: (502) 581-4926 Fax: (502) 581-4966

with a copy to:	PNC Bank, National Association
249 Fifth Avenue
One PNC Plaza, 18th Floor
Pittsburgh, PA 15222

Attention: Thomas McCool
Phone: (412) 762-2319
Fax: (412)762-4157

Any party may change its address and /or telephone and fax numbers for notices hereunder by giving notice to each other party hereunder given in accordance with this paragraph 10(b). Each notice, request or other communication given under this paragraph 10(b) shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number, if any, specified in this paragraph 10(b) and confirmation of receipt by the sending party is obtained, (ii) if given by overnight courier, the next Business Day after such communication is deposited with the overnight courier for delivery, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this paragraph 10(b).

11. Disclosure of Debtor Information or Activity. Until such time as Bank receives a Notice of Control from Creditor, Bank shall have no obligation to Creditor to disclose to Creditor any information concerning any Debtor’s activities in connection with any Account that is subject to this Agreement, including but not limited to the closing of any such Account, other than as specifically set forth herein regarding the provision of duplicate statements to Creditor, provided that (i) when Bank has actual knowledge of any claim or interest in an Account other than the claims and interests of the parties referred to in this Agreement, Bank will promptly notify the Creditor and the Debtors of such claim or interest and (ii) Bank shall provide any other information in respect of any Account reasonably requested by Creditor from time to time. At no time, either before or after Creditor gives a Notice of Control to Bank pursuant to this Agreement, is Bank under any obligation to provide information to Creditor regarding any other accounts or activity of Debtors that are not the subject of this Agreement unless such other accounts or activity are subject to a separate agreement among Bank, the relevant Debtors and Creditor.

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12. Reliance. Bank may rely, and Bank shall be protected in acting, or refraining from acting, upon any notice (including but not limited to electronic facsimiles of such notice) believed by Bank to be genuine and to have been given by the proper party or parties.

13. Right to Place Hold; Bankruptcy; Interpleader. If at any time: (a) Bank, in good faith, is in doubt as to the action it should take under this Agreement, (b) a Debtor becomes subject to a voluntary or involuntary bankruptcy, reorganization, receivership or similar proceeding, or (c) Bank is served with legal process which it in good faith believes prohibits the disbursement of the funds deposited in an Account, then Bank shall have the right to (i) place a hold on the funds in such Account until such time as it receives an appropriate court order or other assurance satisfactory to it as to the disposition of the funds in such Account, or (ii) commence, at Debtors’ expense, an interpleader action in any competent federal or state court located in the Commonwealth of Pennsylvania, and otherwise to take no further action except in accordance with joint written instructions from Debtors and Creditor or in accordance with the final order of a competent court, served on Bank.

14. Miscellaneous.

(a) This Agreement may be amended only by a written instrument executed by Creditor, Bank and Debtors acting by their respective duly authorized representatives.

(b) This Agreement is the entire agreement among all of the parties hereto and supersedes all other prior agreements and understandings, both written and oral, with respect to the subject matter hereof.

(c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, but Debtors shall not be entitled to assign or delegate any of their rights or duties hereunder without first obtaining the express prior written consent of Creditor and Bank, and Creditor may not assign or delegate any of its rights hereunder without giving written notice thereof to Bank.

(d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(e) This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania (without giving effect to its conflicts of law rules).

(f) Each of the parties hereto irrevocably waives any and all right it may have to a trial by jury in any action, proceeding or claim of any nature relating to this Agreement, any documents executed in connection with this Agreement or any transaction contemplated in any of such documents. Each of the parties hereto acknowledges that the foregoing waiver is knowing and voluntary.

(g) Debtors shall at all times, both prior to and following a receipt by Bank of a Notice of Control, maintain an aggregate balance in the Accounts of at least $5,000,000.

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IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement as of the day and year first above set forth.

BANK:

PNC BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

CREDITOR:

CITIBANK, N.A.

By:

Name:

Title:

DEBTORS:

[ ]

By:

Name:

Title:

[ ]

By:

Name:

Title:

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[ ]

By:

Name:

Title:

AESC Credit Agreement	H-7

Schedule I

CONTROLLED ACCOUNTS

Debtor	Account Number(s)

[NAME] [ADDRESS] Attn: [ ] Tel: [ ] Fax: [ ] e-mail: [ ]	[ ] [ ] [ ]

[NAME] [ADDRESS] Attn: [ ] Tel: [ ] Fax: [ ] e-mail: [ ]	[ ] [ ] [ ]

[NAME] [ADDRESS] Attn: [ ] Tel: [ ] Fax: [ ] e-mail: [ ]	[ ] [ ] [ ]

AESC Credit Agreement	H-8